Prospectus Supplement dated May 10, 2007 to Prospectus Dated November 17, 2006
$1,576,665,000
(Approximate)
Mortgage Pass-Through Certificates, Series 2007-1
Nomura Asset Acceptance Corporation,
Alternative Loan Trust, Series 2007-1
Issuing Entity

Nomura Credit & Capital, Inc. Sponsor	Nomura Asset Acceptance Corporation Depositor
Wells Fargo Bank, N.A. Master Servicer and Securities Administrator	GMAC Mortgage, LLC Wells Fargo Bank, N.A. Servicers
The issuing entity is offering the following classes of certificates pursuant to this prospectus supplement and the accompanying prospectus:

Class	Approximate Initial Principal Balance(1)	Initial Pass-Through Rate	Price to Public (%)	Underwriting Discount (%)
Group I Offered Certificates
I-A-1A	$115,000,000	5.9950%(2)(3)	99.99654%	0.20%
I-A-1B	$182,765,000	Floating(2)(4)	100.00000%	0.20%
I-A-2	$44,485,000	5.6690%(2)(5)	99.99556%	0.20%
I-A-3	$161,506,000	5.9570%(2)(6)	99.99662%	0.20%
I-A-4	$74,936,000	6.1380%(2)(7)	99.99299%	0.20%
I-A-5	$99,429,000	6.3470%(2)(8)	99.99523%	0.20%
I-A-6	$68,000,000	5.8200%(2)(9)	99.99805%	0.20%
I-M-1	$30,662,000	6.5510%(2)(10)	99.99962%	0.20%
I-M-2	$6,541,000	6.6500%(2)(11)	97.01247%	0.20%
I-M-3	$11,856,000	6.6500%(2)(12)	N/A	N/A
I-M-4	$4,906,000	6.6500%(2)(13)	N/A	N/A
I-M-5	$5,315,000	6.6500%(2)(14)	N/A	N/A
I-M-6	$4,906,000	6.6500%(2)(15)	N/A	N/A
Group II Offered Certificates
II-A-1	$232,347,000	Floating(2(16)	100.00000%	0.20%
II-A-2	$63,472,000	Floating(2)(17)	100.00000%	0.20%
II-A-3	$84,812,000	Floating(2)(18)	100.00000%	0.20%
II-A-4	$190,612,000	Floating(2)(19)	100.00000%	0.20%
II-A-M	$142,811,000	Floating(2)(20)	100.00000%	0.20%
II-M-1	$11,236,000	Floating(2)(21)	N/A	N/A
II-M-2	$10,073,000	Floating(2)(22)	N/A	N/A
II-M-3	$6,199,000	Floating(2)(23)	N/A	N/A
II-M-4	$5,424,000	Floating(2)(24)	98.68336%	0.20%
II-M-5	$5,037,000	Floating(2)(25)	98.12615%	0.20%
II-M-6	$4,262,000	Floating(2)(26)	97.40370%	0.20%
II-M-7	$3,874,000	Floating(2)(27)	82.00548%	0.20%
II-M-8	$6,199,000	Floating(2)(28)	69.83329%	0.20%
See next page for footnotes.

Consider carefully the Risk Factors beginning on page S-22 in this prospectus supplement.

The certificates will represent interests in the Issuing Entity created for Series 2007-1 only and will not represent interests in or obligations of Nomura Asset Acceptance Corporation, Nomura Credit & Capital, Inc., Greenwich Capital Markets, Inc., Bear, Stearns & Co. Inc., the Master Servicer, the Servicers, the Trustee, the Securities Administrator or any of their respective affiliates.

The issuing entity will issue 34 classes of certificates, 26 of which are offered hereby. Each class of certificates will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the approximate initial certificate principal balance and initial pass-through rate of each class.

Credit enhancement for the Group I Offered Certificates will be provided by subordination, excess spread, overcollateralization and a primary mortgage insurance policy. In addition, the Class I-A-1B Certificates may benefit from a series of interest rate cap payments pursuant to a separate cap agreement which is intended partially to mitigate interest rate risk. Financial Security Assurance Inc. will issue a certificate guaranty insurance policy for the benefit of the Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates only.

Credit enhancement for the Group II Offered Certificates will be provided by subordination, excess spread and overcollateralization. The Group II Offered Certificates may benefit from net swap payments pursuant to an interest rate swap agreement. Ambac Assurance Corporation will issue a certificate guaranty insurance policy for the benefit of the Class II-A-M Certificates only.

The trust will consist of conventional, one-to-four family fixed-rate and adjustable rate mortgage loans secured by first liens on residential real properties.

Greenwich Capital Markets, Inc. and Bear, Stearns & Co. Inc. (the “Underwriters”) will buy the offered certificates (other than Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates) from the Depositor at a price equal to approximately 99.59885% of the aggregate certificate principal balance of such offered certificates, plus accrued interest on such offered certificates, before deducting expenses estimated to be $1,317,000. There is no underwriting arrangement for the Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(1) Approximate.

(2) Subject to an interest rate cap as described in this prospectus supplement.

(3) The per annum pass-through rate on the Class I-A-1A Certificates will equal (A) on or prior to the first possible related optional termination date, 5.9950% or (B) after the first possible related optional termination date, 6.4950%.

(4) The per annum pass-through rate on the Class I-A-1B Certificates will equal the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible related optional termination date, a certificate margin equal to 0.13% or (B) after the first possible related optional termination date, a certificate margin equal to 0.26%.

(5) The per annum pass-through rate on the Class I-A-2 Certificates will equal (A) on or prior to the first possible related optional termination date, 5.6690% or (B) after the first possible related optional termination date, 6.1960%.

(6) The per annum pass-through rate on the Class I-A-3 Certificates will equal (A) on or prior to the first possible related optional termination date, 5.9570% or (B) after the first possible related optional termination date, 6.4570%.

(7) The per annum pass-through rate on the Class I-A-4 Certificates will equal (A) on or prior to the first possible related optional termination date, 6.1380% or (B) after the first possible optional termination date, 6.6380%.

(8) The per annum pass-through rate on the Class I-A-5 Certificates will equal (A) on or prior to the first possible related optional termination date, 6.3470% or (B) after the first possible optional termination date, 7.3470%.

(9) The per annum pass-through rate on the Class I-A-6 Certificates will equal (A) on or prior to the first possible related optional termination date, 5.8200% or (B) after the first possible optional termination date, 6.3200%.

(10) The per annum pass-through rate on the Class I-M-1 Certificates will equal (A) on or prior to the first possible related optional termination date, 6.5510% or (B) after the first possible related optional termination date, 7.0510%.

(11) The per annum pass-through rate on the Class I-M-2 Certificates will equal (A) on or prior to the first possible related optional termination date, 6.6500% or (B) after the first possible related optional termination date, 7.1500%.

(12) The per annum pass-through rate on the Class I-M-3 Certificates will equal (A) on or prior to the first possible related optional termination date, 6.6500% or (B) after the first possible related optional termination date, 7.1500%.

(13) The per annum pass-through rate on the Class I-M-4 Certificates will equal (A) on or prior to the first possible related optional termination date, 6.6500% or (B) after the first possible related optional termination date, 7.1500%.

(14) The per annum pass-through rate on the Class I-M-5 Certificates will equal (A) on or prior to the first possible related optional termination date, 6.6500% or (B) after the first possible related optional termination date, 7.1500%.

(15) The per annum pass-through rate on the Class I-M-6 Certificates will equal (A) on or prior to the first possible related optional termination date, 6.6500% or (B) after the first possible related optional termination date, 7.1500%.

(16) The per annum pass-through rate on the Class II-A-1 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible related optional termination date, a certificate margin equal to 0.130% or (B) after the first possible related optional termination date, a certificate margin equal to 0.260%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

(17) The per annum pass-through rate on the Class II-A-2 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible related optional termination date, a certificate margin equal to 0.250% or (B) after the first possible related optional termination date, a certificate margin equal to 0.500%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

(18) The per annum pass-through rate on the Class II-A-3 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible related optional termination date, a certificate margin equal to 0.350% or (B) after the first possible related optional termination date, a certificate margin equal to 0.700%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

(19) The per annum pass-through rate on the Class II-A-4 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible related optional termination date, a certificate margin equal to 0.280% or (B) after the first possible related optional termination date, a certificate margin equal to 0.560%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

(20) The per annum pass-through rate on the Class II-A-M Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible related optional termination date, a certificate margin equal to 0.220% or (B) after the first possible related optional termination date, a certificate margin equal to 0.440%, (ii) the Class II-A-M Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

(21) The per annum pass-through rate on the Class II-M-1 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible related optional termination date, a certificate margin equal to 0.400% or (B) after the first possible related optional termination date, a certificate margin equal to 0.600%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

(22) The per annum pass-through rate on the Class II-M-2 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible related optional termination date, a certificate margin equal to 0.500% or (B) after the first possible related optional termination date, a certificate margin equal to 0.750%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

(23) The per annum pass-through rate on the Class II-M-3 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible related optional termination date, a certificate margin equal to 0.650% or (B) after the first possible related optional termination date, a certificate margin equal to 0.975%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

(24) The per annum pass-through rate on the Class II-M-4 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible related optional termination date, a certificate margin equal to 1.500% or (B) after the first possible related optional termination date, a certificate margin equal to 2.250%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

(25) The per annum pass-through rate on the Class II-M-5 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible related optional termination date, a certificate margin equal to 1.500% or (B) after the first possible related optional termination date, a certificate margin equal to 2.250%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

(26) The per annum pass-through rate on the Class II-M-6 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible related optional termination date, a certificate margin equal to 1.500% or (B) after the first possible related optional termination date, a certificate margin equal to 2.250%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

(27) The per annum pass-through rate on the Class II-M-7 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible related optional termination date, a certificate margin equal to 1.500% or (B) after the first possible related optional termination date, a certificate margin equal to 2.250%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

(28) The per annum pass-through rate on the Class II-M-8 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible related optional termination date, a certificate margin equal to 1.500% or (B) after the first possible related optional termination date, a certificate margin equal to 2.250%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

SUMMARY
TRANSACTION STRUCTURE
RISK FACTORS
THE MORTGAGE POOL
DESCRIPTION OF THE CERTIFICATES
THE CLASS I-A-1B CAP AGREEMENT
THE CAP PROVIDER
THE GROUP I CERTIFICATE INSURER AND THE GROUP I POLICY
THE FINAL MATURITY RESERVE ACCOUNT
THE INTEREST RATE SWAP AGREEMENT
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
THE SPONSOR
STATIC POOL INFORMATION
ISSUING ENTITY
THE DEPOSITOR
SERVICING
THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND CUSTODIAN
POOLING AND SERVICING AGREEMENT
THE CREDIT RISK MANAGER
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
METHOD OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
RATINGS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
AVAILABLE INFORMATION
REPORTS TO CERTIFICATEHOLDERS
INCORPORATION OF INFORMATION BY REFERENCE
INDEX OF DEFINED TERMS
ANNEX I
ANNEX II

PROSPECTUS

DESCRIPTION OF THE TRUST FUNDS
USE OF PROCEEDS
YIELD CONSIDERATIONS
STATIC POOL INFORMATION
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF THE AGREEMENTS
DESCRIPTION OF CREDIT SUPPORT
DERIVATIVES RELATED TO THE SECURITIES
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
MATERIAL FEDERAL INCOME TAX
CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
METHODS OF DISTRIBUTION
ADDITIONAL INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
LEGAL MATTERS
FINANCIAL INFORMATION
RATING
REPORTS TO SECURITYHOLDERS
INDEX OF DEFINED TERMS

Important notice about information in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

Nomura Asset Acceptance Corporation’s principal offices are located at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, and its telephone number is (212) 667-2197.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

SUMMARY

• The following summary is a brief discussion of the important features of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider when making your investment decision. To understand the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

• Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.
Title of Series

Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-1, Mortgage Pass-Through Certificates.

Issuing Entity

Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-1, a New York common law trust. The Issuing Entity is also sometimes referred to as the “trust” or the “trust fund”.

Cut-off Date

April 1, 2007.

Closing Date

On or about May 10, 2007.

Depositor

Nomura Asset Acceptance Corporation, a Delaware corporation. See “The Depositor” in this prospectus supplement.

Servicers

Wells Fargo Bank, N.A., a national banking association (“Wells Fargo Bank”), with respect to approximately 38.01% of the Group I Mortgage Loans and GMAC Mortgage, LLC, a Delaware limited liability company, with respect to approximately 61.99% of the Group I Mortgage Loans and all of the Group II Mortgage Loans, in each case, by aggregate principal balance of the related mortgage loans as of the Cut-off Date. The sponsor will retain the right to appoint a successor servicer to GMAC Mortgage, LLC meeting parameters more fully described in this prospectus supplement.

Master Servicer

Wells Fargo Bank, N.A., a national banking association. See “The Master Servicer, Securities Administrator and Custodian” in this prospectus supplement.

Sponsor

Nomura Credit & Capital, Inc. See “The Sponsor” in this prospectus supplement.

Trustee and Supplemental Interest Trust Trustee

HSBC Bank USA, National Association, a national banking association. See “Pooling and Servicing Agreement—The Trustee” in this prospectus supplement.

Securities Administrator

Wells Fargo Bank, N.A., a national banking association. As securities administrator, Wells Fargo Bank, N.A. will act as certificate registrar and paying agent. See “The Master Servicer, Securities Administrator and Custodian” in this prospectus supplement.

Custodian

Wells Fargo Bank, N.A. See “The Master Servicer, Securities Administrator and Custodian” in this prospectus supplement.

Credit Risk Manager

Wells Fargo Bank, N.A. See “The Credit Risk Manager” in this prospectus supplement.

PMI Insurer

Mortgage Guaranty Insurance Corporation, a Wisconsin corporation, with respect to certain of the Group I Mortgage Loans. See “Description of the Certificates—The PMI Insurer and the PMI Policy” in this prospectus supplement.

Group I Certificate Insurer

Financial Security Assurance Inc., a New York financial guaranty insurance company. See “The Group I Certificate Insurer” in this prospectus supplement.

Class II-A-M Certificate Insurer

Ambac Assurance Corporation, a Wisconsin domiciled stock insurance company. See “The Class II-A-M Certificate Insurer” in this prospectus supplement.

Cap Provider

Nomura Global Financial Products, Inc. See “The Cap Provider” in this prospectus supplement.

Swap Provider

Wachovia Bank, N.A. See “The Swap Provider” in this prospectus supplement.

Originators

The principal originators of the Group I Mortgage Loans are Wells Fargo Bank, N.A., which originated approximately 38.01% of the Group I Mortgage Loans, and First National Bank of Nevada, which originated approximately 15.60% of the Group I Mortgage Loans, in each case by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date. The remainder of the Group I Mortgage Loans were originated by various originators, none of which originated 10% or more of the Group I Mortgage Loans.

The principal originator of the Group II Mortgage Loans is Silver State Financial Services, Inc., which originated approximately 17.40% of the Group II Mortgage Loans by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which originated 10% or more of the Mortgage Loans.

See “Description of the Mortgage Pool —The Originators” and “—Underwriting Standards of the Sponsor” in this prospectus supplement for information concerning the originators.

Pooling and Servicing Agreement

The pooling and servicing agreement among GMAC Mortgage, LLC, as a servicer, the sponsor, the depositor, the master servicer, the securities administrator, and the trustee, under which the trust will be formed and will issue the certificates.

The Mortgage Loans

References to percentages of the Mortgage Loans under this section are calculated based on the aggregate scheduled principal balance of the Group I Mortgage Loans or the Group II Mortgage Loans, as applicable, as of the Cut-off Date.

The trust will contain 5,780 conventional, one-to-four family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties (the “Mortgage Loans”). The Mortgage Loans have been divided into two loan groups which we sometimes refer to in this prospectus supplement as the “Group I Mortgage Loans” and “Group II Mortgage Loans”. The Group I Mortgage Loans are comprised of fixed-rate Mortgage Loans which may or may not have conformed to Fannie Mae or Freddie Mac loan limits. The Group II Mortgage Loans are comprised of adjustable-rate Mortgage Loans which may or may not have conformed to Fannie Mae or Freddie Mac loan limits.

As of the Cut-off Date, the Group I Mortgage and Group II Mortgage Loans will have the characteristics as set forth in the tables on pages S-19 and S-20 of this prospectus supplement. See also “The Mortgage Pool” in this prospectus supplement for additional characteristics of the Mortgage Loans.

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans. If the trustee has actual knowledge that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that Mortgage Loan made in the transaction agreements or receives notice from any transaction party of a breach of the representations and warranties with respect to a Mortgage Loan, the trustee will promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the related certificateholders or the Group I Certificate Insurer, with respect to a Group I Mortgage Loan, or the Class II-A-M Certificate Insurer, with respect to a Group II Mortgage Loan, as applicable, in such Mortgage Loan, the sponsor will be required to, in accordance with the terms of the pooling and servicing agreement and within 90 days of the date of notice of such defect, repurchase such Mortgage Loan or provide the trustee with a substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such Mortgage Loan is discovered to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

As further described in this prospectus supplement, no collections or recoveries from the Group I Mortgage Loans will be used to support the Group II Certificates, and no collections or recoveries from the Group II Mortgage Loans will be used to support the Group I Certificates.

Offered Certificates

Group I Offered Certificates

With respect to the Group I Mortgage Loans, the trust will issue senior and subordinate certificates which represent interests in the Group I Mortgage Loans and which are offered by this prospectus supplement. The Class I-A-1A, Class I-A-1B, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates will represent senior interests in the Group I Mortgage Loans and we sometimes refer to these certificates in this prospectus supplement as the “Group I Senior Certificates”. The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates will each represent subordinate interests in the Group I Mortgage Loans and we sometimes refer to these certificates in this prospectus supplement as the “Group I Mezzanine Certificates”. The Group I Senior Certificates and the Group I Mezzanine Certificates shall be collectively referred to in this prospectus supplement as the “Group I Offered Certificates”.

Group II Offered Certificates

With respect to the Group II Mortgage Loans, the trust will issue senior and subordinate certificates which represent interests in the Group II Mortgage Loans and which are offered by this prospectus supplement. The Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-M (collectively the “Group II Senior Certificates”) will represent senior interests in the Group II Mortgage Loans. The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will each represent subordinate interests in the Group II Mortgage Loans and we sometimes refer to these certificates in this prospectus supplement as the “Group II Mezzanine Certificates”. The Group II Senior Certificates and the Group II Mezzanine Certificates shall be collectively referred to in this prospectus supplement as the “Group II Offered Certificates”, together with the Group I Offered Certificates, the “Offered Certificates”.

Non-Offered Certificates

Group I Non-Offered Certificates

The trust will also issue the Class I-X, Class I-P, Class I-R and Class I-R-X Certificates, which represent interests in the Group I Mortgage Loans, and we sometimes refer to these certificates in this prospectus supplement as the “Group I Non-Offered Certificates” (together with the Group I Offered Certificates, the “Group I Certificates”). None of the Group I Non-Offered Certificates is being publicly or otherwise offered by this prospectus supplement.

Class I-X Certificates. The certificate principal balance of the Class I-X Certificates on any date of determination will be equal to the group I overcollateralization amount for that date which is the excess of the aggregate principal balance of the Group I Mortgage Loans over the aggregate certificate principal balance of the Group I Offered Certificates. As of the Closing Date, the aggregate principal balance of the Group I Mortgage Loans will exceed the aggregate certificate principal balance of the Group I Offered Certificates by approximately $7,359,238.

Class I-P Certificates. The Class I-P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class I-P Certificates will be entitled to all prepayment charges received in respect of the Group I Mortgage Loans.

Group I Residual Certificates. The Class I-R Certificates and Class I-R-X Certificates (together, the “Group I Residual Certificates”) represent the right to receive distributions in respect of the Group I Mortgage Loans on any distribution date after all required payments of principal and interest have been made on such date in respect of the Group I Offered Certificates, the Class I-P Certificates and the Class I-X Certificates, although it is not anticipated that funds will be available for any such distribution.

Group II Non-Offered Certificates

The trust will also issue the Class II-X, Class II-P, Class II-R and Class II-R-X Certificates, which represent interests in the Group II Mortgage Loans, and we sometimes refer to these certificates in this prospectus supplement as the “Group II Non-Offered Certificates” (together with the Group II Offered Certificates, the “Group II Certificates”). None of the Group II Non-Offered Certificates is being publicly or otherwise offered by this prospectus supplement.

Class II-X Certificates. The certificate principal balance of the Class II-X Certificates on any date of determination will be equal to the group II overcollateralization amount for that date which is the excess of the aggregate principal balance of the Group II Mortgage Loans over the aggregate certificate principal balance of the Group II Offered Certificates. As of the Closing Date, the aggregate principal balance of the Group II Mortgage Loans will exceed the aggregate certificate principal balance of the Group II Offered Certificates by approximately $8,524,569.

Class II-P Certificates. The Class II-P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class II-P Certificates will be entitled to all prepayment charges received in respect of the Group II Mortgage Loans.

Group II Residual Certificates. The Class II-R Certificates and Class II-R-X Certificates (together, the “Group II Residual Certificates”) represent the right to receive distributions in respect of the Group II Mortgage Loans on any distribution date after all required payments of principal and interest have been made on such date in respect of the Group II Offered Certificates, the Class II-P Certificates and the Class II-X Certificates, although it is not anticipated that funds will be available for any such distribution.

Although not offered by this prospectus supplement, the Group I Non-Offered Certificates and the Group II Non-Offered Certificates are described in this prospectus supplement because the certificate principal balance, structure, collateral, rights, risks and other characteristics affect the certificate principal balance, structure, collateral, rights, risks and other characteristics of the related Offered Certificates.

Last Scheduled Distribution Date

The distribution date in March 2037 will be the last scheduled distribution date for the Group I Offered Certificates. The distribution date in April 2037 will be the last scheduled distribution date for the Group II Offered Certificates. It is possible that the certificate principal balances of the Offered Certificates may not be fully paid or reduced to zero by these dates.

It is intended that the amounts deposited in the final maturity reserve account (described in this prospectus supplement) with respect to the Group I Offered Certificates will be sufficient to retire the Group I Offered Certificates on the last scheduled distribution date, even though the outstanding principal balance of the Group I Mortgage Loans having 40-year original terms to maturity have not been reduced to zero on the last scheduled distribution date.

The actual last distribution date for each class of the Offered Certificates may be earlier or later, and could be substantially earlier or later than the related last scheduled distribution date.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Final Maturity Reserve Account

On the Closing Date the depositor will deposit $1,000 into the final maturity reserve account in respect of the Group I Offered Certificates. On each distribution date on and after the distribution date in March 2027 through the distribution date in March 2037, if the aggregate principal balance of the Group I Mortgage Loans having 40-year original terms to maturity is greater than the aggregate principal balance specified in Annex II attached to this prospectus supplement for that distribution date, the majority holder of the Class I-X Certificates will deposit the difference, minus any amounts on deposit in the final maturity reserve account, into the final maturity reserve account maintained by the securities administrator. If on any such distribution date the aggregate principal balance specified on Annex II attached to this prospectus supplement for such distribution date exceeds the aggregate principal balance of the Group I Mortgage Loans having 40-year original terms to maturity as of the end of the related due period, an amount equal to such excess will be withdrawn by the securities administrator from the final maturity reserve account and remitted to the majority holder of the Class I-X Certificates. On the earlier of the last scheduled distribution date and the termination of the trust, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest with respect to the Group I Offered Certificates as described in this prospectus supplement. The majority holder of the Class I-X Certificates will be entitled to any funds remaining in the final maturity reserve account following payment in full of the Group I Offered Certificates.

See “The Final Maturity Reserve Account” in this prospectus supplement.

Record Date

For each class of Group I Offered Certificates (other than the Class I-A-1B Certificates) and for any distribution date, the record date will be the last business day of the month preceding the month in which such distribution date occurs. For the Class I-A-1B Certificates, the record date will be the business day preceding the applicable distribution date so long as the Class I-A-1B Certificates remain in book-entry form; otherwise the record date shall be the same as for the other classes of Group I Offered Certificates.

For each class of Group II Offered Certificates and for any distribution date, the record date will be the business day preceding the applicable distribution date so long as the Group II Offered Certificates remain in book-entry form; otherwise the record date shall be the last business day of the month preceding the month in which such distribution date occurs.

For each of the Class I-P, Class II-P, Class I-X and Class II-X, Class I-R, Class II-R, Class I-R-X and Class II-R-X Certificates and for any distribution date, the record date will be the last business day of the month preceding such distribution date.

Denominations

For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof, except that one certificate of each class will be issued in the remainder of the class.

Registration of Offered Certificates

The trust will issue the Offered Certificates initially in book-entry form. Persons acquiring interests in the Offered Certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Certificates—Book-Entry Registration” in this prospectus supplement.

Distribution Dates

The securities administrator will make distributions on the certificates on the 25th day of each calendar month beginning in May 2007 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make distributions on the following business day.

Pass-Through Rates

Group I Offered Certificates

The pass-through rate for each class of Group I Offered Certificates is described in the table on the cover and related footnotes of this prospectus supplement. Each such rate is subject to a step-up as described in the footnotes in the table and is subject to an interest rate cap as described under “—Glossary of Terms—The Group I Certificates—“Net WAC Pass-Through Rate” in this prospectus supplement.

If on any distribution date, the pass-through rate for a class of Group I Offered Certificates is limited by the interest rate cap, the resulting interest shortfalls may be recovered by the holders of such class of Group I Offered Certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the Group I Offered Certificates and the payment of certain fees and expenses of the trust, including, without limitation the premium payable to the Group I Certificate Insurer and the fee payable to the PMI Insurer are made. Such interest shortfalls will not be covered by the Group I Policy. In addition, as further described in this prospectus supplement, these amounts may be recovered by the Class I-A-1B Certificates to the extent that the Cap Provider is required to make a payment under the Class I-A-1B Cap Agreement and such amount is available for this purpose.

We refer you to “Description of the Certificates—Allocation of Payments—The Group I Certificates” and “—Excess Spread and Overcollateralization Provisions of the Group I Certificates” and “The Class I-A-1B Cap Agreement” in this prospectus supplement.

Group II Offered Certificates

The pass-through rate on each class of Group II Offered Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus the related certificate margin (as described in the related footnotes to the table on the cover of this prospectus supplement), (ii) the Net Funds Cap or the Class II-A-M Net Funds Cap, as applicable, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

If on any distribution date, the pass-through rate for a class of Group II Offered Certificates is limited by the Net Funds Cap or the Class II-A-M Net Funds Cap, as applicable, the resulting interest shortfalls may be recovered by the holders of such class of Group II Offered Certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the Group II Offered Certificates and the payment of certain fees and expenses of the trust and the supplemental interest trust are made. Such interest shortfalls will not be covered by the Class II-A-M Policy. In addition, as further described in this prospectus supplement, these amounts may be recovered by the Group II Offered Certificates to the extent that the Swap Provider is required to make a payment under the Interest Rate Swap Agreement and such amounts are available for this purpose.

Interest Payments

Group I Offered Certificates

On each distribution date holders of the Group I Offered Certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

•	any interest due on a prior distribution date that was not paid, less

•	interest shortfalls allocated to such certificates.

The accrual period for the Group I Offered Certificates (other than the Class I-A-1B Certificates) for any distribution date will be the calendar month immediately preceding the calendar month in which such distribution date occurs. The accrual period for the Class I-A-1B Certificates for any distribution date will be the period from and including the 25th day of the calendar month preceding the month in which such distribution date occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which such distribution date occurs. Calculations of interest on the Group I Offered Certificates (other than the Class I-A-1B Certificates) will be based on a 360-day year that consists of twelve 30-day months. Calculations of interest on the Class I-A-1B Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Group II Offered Certificates

On each distribution date holders of the Group II Offered Certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

•	any interest due on a prior distribution date that was not paid, less

•	interest shortfalls allocated to such certificates.

The accrual period for the Group II Offered Certificates for any distribution date will be the period commencing on the immediately preceding distribution date (or, with respect to the first accrual period, the Closing Date) and ending on the day immediately preceding the related distribution date. Calculations of interest on the Group II Offered Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Principal Payments

Group I Offered Certificates

On each distribution date, holders of the Group I Offered Certificates then entitled to distributions of principal will receive a distribution of principal on their certificates if there is cash available on that distribution date for the payment of principal. Monthly principal distributions will generally include

•	principal payments on the Group I Mortgage Loans, and

•
until a specified overcollateralization level has been reached or to maintain a specified overcollateralization level, interest payments on the Group I Mortgage Loans not needed to pay interest on the Group I Offered Certificates and monthly fees and expenses of the trust, including without limitation, the premium payable to the Group I Certificate Insurer and the fee payable to the PMI Insurer.

You should review the priority of payments described under “Description of the Certificates—Allocation of Payments - The Group I Certificates” in this prospectus supplement.

Group II Offered Certificates

On each distribution date, holders of the Group II Offered Certificates then entitled to distributions of principal will receive a distribution of principal on their certificates if there is cash available on that distribution date for the payment of principal. Monthly principal distributions will generally include:

•	principal payments on the Group II Mortgage Loans,

•
interest payments on the Group II Mortgage Loans not needed to pay interest on the Group II Offered Certificates and related monthly fees and expenses of the trust and the supplemental interest trust used to maintain a specified overcollateralization level, and

•	Net Swap Payments made by the Swap Provider as described in this prospectus supplement.

You should review the priority of payments described under “Description of the Certificates—Distributions of Principal—The Group II Certificates” in this prospectus supplement.

Credit Enhancement

Credit enhancements provide limited protection to holders of specified certificates against shortfalls in payments received on the Mortgage Loans in the related loan group. This transaction employs the following forms of credit enhancement:

Group I Offered Certificates

Subordination. By issuing Group I Senior Certificates and Group I Mezzanine Certificates which are subordinated, to the extent described in this prospectus supplement, to the Group I Senior Certificates, the trust has increased the likelihood that holders of the Group I Senior Certificates will receive regular payments of interest and principal from amounts received or advanced on the Group I Mortgage Loans.

In addition, to the extent described under “Description of the Certificates—Subordination and Allocation of Realized Losses” —“Group I Certificates” in this prospectus supplement,

•	the rights of the holders of the Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates will be subordinated to the rights of the holders of the Class I-M-1 Certificates;

•	the rights of the holders of the Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates will be subordinated to the rights of the holders of the Class I-M-2 Certificates;

•	the rights of the holders of the Class I-M-4, Class I-M-5 and Class I-M-6 Certificates will be subordinated to the rights of the holders of the Class I-M-3 Certificates;

•	the rights of the holders of the Class I-M-5 Certificates and Class I-M-6 Certificates will be subordinated to the rights of the holders of the Class I-M-4 Certificates; and

•	the rights of the holders of the Class I-M-6 Certificates will be subordinated to the rights of the holders of the Class I-M-5 Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior classes of Group I Offered Certificates in respect of interest and principal and to protect the holders of those certificates against losses realized when the remaining unpaid principal balance on a Group I Mortgage Loan exceeds the amount of proceeds recovered upon the liquidation of that Group I Mortgage Loan net of amounts payable or reimbursable to the related servicer, the master servicer, the custodian, the securities administrator and the trustee.

We refer you to “Description of the Certificates—Subordination and Allocation of Realized Losses on the Group I Certificates” in this prospectus supplement.

Allocation of Realized Losses. If, on any distribution date, there is not sufficient excess interest or overcollateralization (represented by the Class I-X Certificates) to absorb realized losses on the Group I Mortgage Loans, then realized losses on the Group I Mortgage Loans will be allocated to the Class I-M-6, Class I-M-5, Class I-M-4, Class I-M-3, Class I-M-2 and Class I-M-1 Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. Any remaining realized losses on the Group I Mortgage Loans will be allocated to the Group I Senior Certificates on a pro rata basis based on outstanding certificate principal balance, until the certificate principal balance of each such class has been reduced to zero. Once realized losses are allocated to the Group I Offered Certificates, their certificate principal balances will be reduced by the amount so allocated. See “Description of the Certificates—Subordination and Allocation of Realized Losses—The Group I Certificates” in this prospectus supplement.

Excess Spread and Overcollateralization. We expect the Group I Mortgage Loans to generate more interest than is needed to pay interest on the Group I Offered Certificates because we expect the weighted average net mortgage rate of the Group I Mortgage Loans to be higher than the weighted average pass-through rate on the Group I Offered Certificates. As the amount of overcollateralization increases, such higher mortgage rate is paid on the Group I Mortgage Loans with an aggregate principal balance that is larger than the aggregate certificate principal balance of the Group I Offered Certificates. On the Closing Date, it is expected that the aggregate principal balance of the Group I Mortgage Loans will exceed the aggregate certificate principal balance of the Group I Offered Certificates by approximately $7,359,238. The amount of overcollateralization required by the pooling and servicing agreement with respect to the Group I Mortgage Loans will not be met at issuance, but over time is targeted to increase as set forth in this prospectus supplement. Interest payments received in respect of the Group I Mortgage Loans in excess of the amount that is needed to pay interest on the Group I Offered Certificates and related fees and expenses of the trust, including without limitation, the premium payable to the Group I Certificate Insurer and the fee payable to the PMI Insurer, will be available to absorb realized losses on the Group I Mortgage Loans and to achieve, maintain or restore the required level of overcollateralization.

We refer you to “Description of the Certificates—Excess Spread and Overcollateralization Provisions—The Group I Certificates” in this prospectus supplement.

The Group I Policy. The Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates (collectively, the “Group I Insured Certificates”) will have the benefit of a financial guaranty insurance policy, pursuant to which the Group I Certificate Insurer will unconditionally and irrevocably guarantee the ultimate payment of principal and certain current interest shortfalls on the Group I Insured Certificates on each distribution date as further described in this prospectus supplement. The Group I Policy will not cover Net WAC Rate Carryover Amounts or Interest Shortfalls (as defined in this prospectus supplement under “Description of Certificates—Glossary of Terms—The Group I Certificates”). See “Description of the Certificates” and “The Group I Certificate Insurer and The Group I Policy—The Group I Policy” in this prospectus supplement.

Primary Mortgage Insurance. Approximately 19.51% of the Group I Mortgage Loans (by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date) will be insured by an insurance policy (the “PMI Policy”) issued by the PMI Insurer. In addition, approximately 5.19% of the Group I Mortgage Loans (by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date) will be covered by mortgage insurance policies maintained by the related borrower or the originator, as applicable. The Group I Mortgage Loans covered by the PMI Policy may also be covered by mortgage insurance policies maintained by the related borrower or the originator. The PMI Policy will provide only limited protection against losses on defaulted Group I Mortgage Loans which are covered by the PMI Policy.

We refer you to “Description of the Certificates—The PMI Insurer and the PMI Policy” in this prospectus supplement.

Group II Offered Certificates

Subordination. By issuing Group II Senior Certificates and Group II Mezzanine Certificates which are subordinated, to the extent described in this prospectus supplement, to the Group II Senior Certificates, the trust has increased the likelihood that holders of the Group II Senior Certificates will receive regular payments of interest and principal from amounts received or advanced on the Group II Mortgage Loans.

In addition, to the extent described under “Description of the Certificates—Credit Enhancement—The Group II Certificates—Subordination” in this prospectus supplement,

•
the rights of the holders of the Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will be subordinated to the rights of the holders of the Class II-M-1 Certificates;

•
the rights of the holders of the Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will be subordinated to the rights of the holders of the Class II-M-2 Certificates;

•
the rights of the holders of the Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will be subordinated to the rights of the holders of the Class II-M-3 Certificates;

•	the rights of the holders of the Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will be subordinated to the rights of the holders of the Class II-M-4 Certificates;

•	the rights of the holders of the Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will be subordinated to the rights of the holders of the Class II-M-5 Certificates;

•	the rights of the holders of the Class II-M-7 Certificates and Class II-M-8 Certificates will be subordinated to the rights of the holders of the Class II-M-6 Certificates; and

•	the rights of the holders of the Class II-M-8 Certificates will be subordinated to the rights of the holders of the Class II-M-7 Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior classes of Group II Offered Certificates in respect of interest and principal and to protect the holders of those certificates having a higher payment priority against losses realized when the remaining unpaid principal balance on a Group II Mortgage Loan exceeds the amount of proceeds recovered upon the liquidation of that Group II Mortgage Loan net of amounts payable or reimbursable to the related servicer, the master servicer, the credit risk manager, the custodian, the securities administrator and the trustee.

We refer you to “Description of the Certificates—Credit Enhancement—The Group II Certificates—Subordination” in this prospectus supplement.

Allocation of Realized Losses. If, on any distribution date, there is not sufficient excess interest or overcollateralization (represented by the Class II-X Certificates) to absorb realized losses on the Group II Mortgage Loans, then realized losses on the Group II Mortgage Loans will be allocated to the Class II-M-8, Class II-M-7, Class II-M-6, Class II-M-5, Class II-M-4, Class II-M-3, Class II-M-2 and Class II-M-1 Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. Any remaining Realized Losses on the Group II Mortgage Loans will be allocated to the Group II Senior Certificates, on a pro rata basis, until the certificate principal balance of each such class has been reduced to zero; provided, however, that so long as the Class II-A-M Certificates remain outstanding, the pro rata allocation to the Class II-A-M Certificates shall be based on the aggregate certificate principal balance of the Group II Senior Certificates. See “Description of the Certificates—Credit Enhancement—The Group II Certificates—Application of Realized Losses” in this prospectus supplement. As described in this prospectus supplement, realized losses allocated to the Class II-A-M Certificates will be covered by the Class II-A-M Policy.

Once realized losses on the Group II Mortgage Loans are allocated to a class of Group II Offered Certificates, its certificate principal balance will be reduced by the amount so allocated. However, the amount of any realized losses allocated to the Group II Offered Certificates may be distributed to the holders of such Group II Offered Certificates on subsequent distribution dates to the extent of funds available as described under “Description of the Certificates—Credit Enhancement—The Group II Certificates” and “—The Interest Rate Swap Agreement” in this prospectus supplement.

Excess Spread and Overcollateralization. We expect the Group II Mortgage Loans to generate more interest than is needed to pay interest on the Group II Offered Certificates because we expect the weighted average net mortgage rate of the Group II Mortgage Loans to be higher than the weighted average pass-through rate on the Group II Offered Certificates. On the Closing Date, it is expected that the aggregate principal balance of the Group II Mortgage Loans will exceed the aggregate certificate principal balance of the Group II Offered Certificates by approximately $8,524,569, which is the amount of overcollateralization required by the pooling and servicing agreement. Interest payments received in respect of the Group II Mortgage Loans in excess of the amount that is needed to pay interest on the Group II Offered Certificates and related trust expenses and supplemental interest trust expenses will be available to absorb realized losses on the Group II Mortgage Loans and to maintain or restore the required level of overcollateralization.

We refer you to “Description of the Certificates—Credit Enhancement—The Group II Certificates—Overcollateralization” in this prospectus supplement.

The Class II-A-M Policy. The Class II-A-M Certificates will have the benefit of a certificate guaranty insurance policy (the “Class II-A-M Policy”) pursuant to which the Class II-A-M Certificate Insurer will unconditionally and irrevocably guarantee the ultimate payment of principal and certain current interest shortfalls on the Class II-A-M Certificates on each distribution date as further described in this prospectus supplement. The Class II-A-M Policy will not cover shortfalls resulting from the application of the Class II-A-M Net Funds Cap or Interest Shortfalls (each, as defined in this prospectus supplement under “Description of the Certificates—Glossary of Terms—The Group II Certificates”). See “Description of the Certificates” and “The Class II-A-M Policy” in this prospectus supplement.

Class I-A-1B Cap Agreement

For each distribution date commencing in June 2007 and ending immediately following the distribution date in February 2009, the Class I-A-1B Certificates will be entitled to the benefits of a cap agreement (the “Class I-A-1B Cap Agreement”) and any proceeds thereof provided by the Cap Provider). In general, on each distribution date, the Cap Provider will be obligated to make payments to the securities administrator when One-Month LIBOR (subject to a ceiling set forth in this prospectus supplement), as determined pursuant to the Class I-A-1B Cap Agreement, exceeds a certain level. Such payments will be distributed by the securities administrator as described in this prospectus supplement. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the Class I-A-1B Certificates as a result of the Class I-A-1B Cap Agreement.

We refer you to “The Class I-A-1B Cap Agreement” in this prospectus supplement.

Interest Rate Swap Agreement

The Group II Offered Certificates will have the benefit of an interest rate swap agreement (the “Interest Rate Swap Agreement”) provided by the Swap Provider commencing on the distribution date in May 2007 and terminating immediately following the distribution date in April 2012.

HSBC Bank USA, National Association, as Supplemental Interest Trust Trustee, will enter into the Interest Rate Swap Agreement with the Swap Provider. The Supplemental Interest Trust Trustee will appoint Wells Fargo Bank, N.A. as securities administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the supplemental interest trust, whether payable by or to the Swap Provider pursuant to the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each distribution date (i) the securities administrator (on behalf of the supplemental interest trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to the product of (a) (I) from the distribution date beginning in May 2007 and ending with the distribution date in April 2009, 5.50% per annum, (II) from the distribution date beginning in May 2009 and ending with the distribution date in April 2010, 5.25% per annum and (III) from the distribution date beginning in May 2010 and ending with the distribution date in April 2012, 5.00% per annum (b) the swap notional amount (the “Swap Notional Amount”) for such distribution date and (c) a fraction, the numerator of which is 30 (or for the first distribution date, the actual number of days elapsed in the related accrual period on a 30/360 basis) and the denominator of which is 360 and (ii) the Swap Provider will be obligated to make a payment to the supplemental interest trust for the benefit of the holders of the Group II Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such distribution date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the accrual period and the denominator of which is 360. The Swap Notional Amount for each distribution date shall be equal to the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such distribution date (the “Scheduled Swap Notional Amount”) and set forth in this prospectus supplement under “The Interest Rate Swap Agreement”.

On each distribution date, to the extent that the Fixed Swap Payment exceeds the Floating Swap Payment, the securities administrator, on behalf of the supplemental interest trust, will make a net payment to the Swap Provider, and to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment, the Swap Provider will make a net payment to the securities administrator on behalf of the supplemental interest trust, each such payment referred to in this prospectus supplement as a “Net Swap Payment.” The securities administrator will deposit any Net Swap Payment received from the Swap Provider into a reserve fund, and such amount will be available for distribution to the holders of the Group II Offered Certificates to the extent described in this prospectus supplement. See “The Interest Rate Swap Agreement” in this prospectus supplement. If, on any distribution date, the Net Swap Payment made by the Swap Provider exceeds the amounts payable to the Group II Offered Certificates as described in this prospectus supplement, such excess will be distributed to the Class II-X Certificates. For each distribution date in respect of which the securities administrator is required to make a Net Swap Payment to the Swap Provider, the supplemental interest trust will be required to make a payment to the securities administrator in the same amount prior to distributions to holders of the Group II Offered Certificates.

Upon early termination of the Interest Rate Swap Agreement, the securities administrator or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the securities administrator is required to make a swap termination payment to the Swap Provider, the supplemental interest trust will be required to make a payment to the securities administrator in the same amount (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which amount will be paid by the securities administrator on behalf of the supplemental interest trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the holders of the Group II Offered Certificates, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider as described in this prospectus supplement for which payments by the supplemental interest trust to the securities administrator will be subordinated to all distributions to the Group II Offered Certificates (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee).

Except as described in the preceding sentence, amounts payable by the supplemental interest trust will be deducted from available funds before distributions to holders of the Group II Offered Certificates.

We refer you to “The Interest Rate Swap Agreement” in this prospectus supplement.

Retention of Certain Servicing Rights

The sponsor, as owner of the Mortgage Loans to be sold to the trust fund, will retain certain rights relating to the servicing of the Mortgage Loans by GMAC Mortgage, LLC, including the right to terminate and replace GMAC Mortgage, LLC at any time, without cause, or hire a special servicer as further specified in the pooling and servicing agreement and, with respect to the Group I Mortgage Loans, subject to the approval by the Group I Certificate Insurer and the PMI Insurer, and with respect to the Group II Mortgage Loans, subject to the approval of the Class II-A-M Certificate Insurer.

We refer you to “Servicing—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Advances

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the Mortgage Loans serviced by such servicer to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related Mortgage Loans. If a servicer fails to make a required cash advance, the master servicer, as successor servicer, or in the case of Wells Fargo Bank, N.A. as servicer, the trustee, as successor servicer, must make such advance, subject to its determination of recoverability. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Servicing Fee

With respect to each Mortgage Loan, the amount of the annual servicing fee that shall be paid to the related servicer is set forth in the table of fees and expenses which can be found under “Description of the Certificates—Table of Fees and Expenses” in this prospectus supplement. The servicing fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any related interest payment on the related Mortgage Loan is computed. The obligation to pay the servicing fee will be limited to, and the servicing fee will be payable from, the interest portion of such monthly payments collected.

Credit Risk Manager’s Fee

With respect to each Mortgage Loan, the amount of the annual credit risk manager’s fee that shall be paid to the credit risk manager is a fee, for a period of one full month, equal to one-twelfth of the product of (a) 0.01% and (b) the outstanding principal balance of such Mortgage Loan. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any related interest payment on such Mortgage Loan is computed. The obligation to pay the credit risk manager’s fee will be limited to, and the credit risk manager’s fee will be payable from, the interest portion of such monthly payments collected.

PMI Insurer Fee

The PMI Insurer will be paid a monthly fee equal to one-twelfth of the applicable PMI Insurer Fee Rate (as defined under “Description of the Certificates─Glossary of Terms─The Group I Certificates”) on the unpaid principal balance of each Group I Mortgage Loan covered by the PMI Policy as of the first day of the related due period. The obligation to pay the PMI Insurer fee will be limited to, and the PMI Insurer fee will be payable from, the interest portion of monthly payments on the Group I Mortgage Loans covered by the PMI Policy and will be paid prior to distributions to the holders of the Group I Certificates.

Optional Termination

Group I Certificates

At its option and subject to certain conditions, the master servicer may purchase all but not less than all of the Group I Mortgage Loans remaining in the trust fund (and all property acquired by the trust fund in respect of the Group I Mortgage Loans) and thereby effect early retirement of the Group I Certificates if on such distribution date the aggregate stated principal balance (as defined under “Description of the Certificates—Glossary of Terms—The Group I Certificates” in this prospectus supplement) of the Group I Mortgage Loans (and the fair market value of any property acquired by the trust fund in respect of the Group I Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date; provided that the Group I Certificate Insurer’s consent will be required in connection with such purchase if the exercise of such purchase option would cause a draw on the Group I Policy or result in any amounts owed to the Group I Certificate Insurer remaining unreimbursed.

Notwithstanding the foregoing, the master servicer shall not be entitled to exercise its optional termination right to the extent that the depositor enters into a net interest margin transaction which includes the Class I-X Certificates or Class I-P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the master servicer intends to exercise its optional termination right.

If the master servicer does not exercise its option to purchase the Group I Mortgage Loans (and properties acquired by the trust fund in respect of the Group I Mortgage Loans) on the first possible related optional termination date related to the Group I Mortgage Loans, the pass-through rate on the Group I Offered Certificates will increase as provided in this prospectus supplement.

Group II Certificates

At its option and subject to certain conditions, the master servicer may purchase all but not less than all of the Group II Mortgage Loans remaining in the trust fund (and all property acquired by the trust fund in respect of the Group II Mortgage Loans) and thereby effect early retirement of the Group II Certificates if on such distribution date the aggregate stated principal balance (as defined under “Description of the Certificates—Glossary of Terms—The Group II Certificates” in this prospectus supplement) of the Group II Mortgage Loans (and the fair market value of any property acquired by the trust fund in respect of the Group II Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date; provided that the Class II-A-M Certificate Insurer’s consent will be required in connection with such purchase if the exercise of such purchase option would cause a draw on the Class II-A-M Policy or result in any amounts owed to the Class II-A-M Certificate Insurer remaining unreimbursed.

Notwithstanding the foregoing, the master servicer shall not be entitled to exercise its optional termination right to the extent that the depositor enters into a net interest margin transaction which includes the Class II-X Certificates or Class II-P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the master servicer intends to exercise its optional termination right.

If the optional termination right is not exercised on the first distribution date on which the aggregate stated principal balance of the Group II Mortgage Loans (and the fair market value of any property acquired by the trust fund in respect of the Group II Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date, the pass-through rates on the Group II Offered Certificates will increase as provided in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The Group I Offered Certificates (exclusive of any payments received from a reserve fund or, in the case of the Class I-A-1B Certificates, a supplemental interest trust), the Group II Offered Certificates (exclusive of any payments received from a reserve fund or the supplemental interest trust, or the obligation to make payments to a supplemental interest trust) and the Class I-X and Class II-X Certificates (exclusive of the obligation to make payments to a supplemental interest trust or the final maturity reserve account), Class I-P and Class II-P Certificates will represent beneficial ownership of “regular interests” in the related REMIC identified in the pooling and servicing agreement.

The Class I-R, Class II-R, Class I-R-X and Class II-R-X Certificates are also referred to in this prospectus supplement as the Residual Certificates and will represent the beneficial ownership of the sole class of “residual interests” in each related REMIC. Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.

We refer you to “Federal Income Tax Consequences” in this prospectus supplement for additional information concerning the application of federal income tax laws.

Legal Investment

The Group I Senior Certificates and the Class I-M-1 Certificates and Class I-M-2 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”), for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations, and therefore will be legal investments for those entities to the extent provided in SMMEA and applicable state laws. The other classes of Group I Mezzanine Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The Group II Offered Certificates, other than the Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”), for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and therefore will be legal investments for those entities to the extent provided in SMMEA and applicable state laws. The Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

We refer you to “Legal Investment” in this prospectus supplement.

ERISA Considerations

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Code (each, a “Plan”). Prior to the termination of the supplemental interest trust with respect to the Group II Offered Certificates, and the final maturity reserve account with respect to the Group I Offered Certificates, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.

We refer you to “ERISA Considerations” in this prospectus supplement and in the prospectus.

Ratings

The classes of certificates listed below will not be offered unless they receive ratings at least as high as those set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “S&P” and Moody’s Investors Service, Inc., which we refer to as “Moody’s”. The ratings on the Group I Insured Certificates are without regard to the Group I Policy. The ratings on the Class II-A-M Certificates are without regard to the Class II-A-M Policy.

Class	S&P	Moody’s
I-A-1A	AAA	Aaa
I-A-1B	AAA	Aaa
I-A-2	AAA	Aaa
I-A-3	AAA	Aaa
I-A-4	AAA	Aaa
I-A-5	AAA	Aaa
I-A-6	AAA	Aaa
I-M-1	AA	Aa2
I-M-2	AA-	Aa3
I-M-3	A	A2
I-M-4	A-	A3
I-M-5	BBB+	Baa1
I-M-6	BBB	Baa2
II-A-1	AAA	Aaa
II-A-2	AAA	Aaa
II-A-3	AAA	Aaa
II-A-4	AAA	Aaa
II-A-M	AAA	Aaa
II-M-1	AA+	Aa1
II-M-2	AA+	Aa2
II-M-3	AA	Aa3
II-M-4	AA	A1
II-M-5	A+	A2
II-M-6	A+	A3
II-M-7	A	Baa1
II-M-8	BBB+	Baa3

A rating is not a recommendation to buy, sell or hold securities and each rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments. The ratings of S&P and Moody’s on the Offered Certificates do not address the payment of any Net WAC Rate Carryover Amounts from amounts collected or received in respect of the Group I Mortgage Loans as described in this prospectus supplement.

SUMMARY OF THE GROUP I MORTGAGE LOANS

Number of Mortgage Loans:	3,532	Weighted Average FICO Score:(1)	675
Aggregate Principal Balance:	$817,666,238	Fixed First Liens:	100.00%
		Fixed Non-Balloon Loans:	80.12%
Average Principal Balance:	$231,502	Purpose:
Low Principal Balance:	$15,803	Purchase:	36.93%
High Principal Balance:	$1,457,891	Refinance - Rate/Term:	12.94%
		Refinance - Cashout:	50.13%
Weighted Average Coupon:	7.603%
Low Coupon:	5.750%	Property Type:
High Coupon:	11.000%	Single Family Residence:	66.20%
		2-4 Family:	14.60%
Weighted Average Stated Remaining Term:	355 months	PUD:	11.23%
Low Stated Remaining Term:	115 months	Condominium	6.74%
High Stated Remaining Term:	478 months	Cooperative:	0.11%
Weighted Average Seasoning:	4 months	Condotel	1.04%
Latest Maturity Date:	February 1, 2047	Townhouse:	0.07%
Top 5 State Concentration:		Occupancy Status:
Florida	15.75%	Owner-Occupied:	77.13%
California	14.85%	Investor:	17.66%
New York	11.91%	Second Home:	5.21%
New Jersey	6.23%
Arizona	3.89%	Documentation:
		Reduced Documentation:	27.54%
Interest Only Loans:	26.52%	No Documentation:	18.75%
		No Ratio:	19.88%
Weighted Average Original LTV:	78.80%	Full/Alternative:	16.07%
Low LTV:	7.02%	Stated Documentation:	17.76%
High LTV:	100.00%

Weighted Average Effective LTV:	72.18%
Low Effective LTV:	7.02%	Weighted Average Prepayment Penalty Term:(2)	31 months
High Effective LTV:	95.00%	Mortgage Loans with Prepayment Penalties:	63.27%
(1) For Group I Mortgage Loans for which a credit score was available.
(2) For Group I Mortgage Loans with prepayment penalties only.

SUMMARY OF THE GROUP II MORTGAGE LOANS

Current Mortgage Rate*	7.250%
Current Net Mortgage Rate*	6.964%
Cut-off Date Mortgage Loan Principal Balance	$774,882,569.35
Cut-off Date Average Mortgage Loan Principal Balance	$344,698.65
Mortgage Loan Count	2,248
Original Term (months)*	360
Months Since Origination*	4
Stated Remaining Term (months)*	356
Mortgage Loans with Interest Only Terms	85.34%
Mortgage Loans with Prepay Penalty Terms	66.12%
Original Prepay Penalty Term (months)**	27
Remaining Prepay Penalty Term (months)**	24
Credit Score**	700
Original Loan to Value Ratio*	77.67%
Original Loan to Value Ratio Over 80% Without MI (as a percentage of the Group II Mortgage Loans with Original Loan-to-Value Ratios over 80%)	9.38%
Documentation Type - Full / Alternative	7.16%
Loan Purpose - Purchase / Rate-Term	75.47%
Occupancy Type - Primary / Second Home	78.50%
Property Type - Single Family Residence / PUD	76.46%
California Concentration	37.59%
Months to Next Rate Adjustment*	56
First Periodic Rate Cap*	5.174%
Subsequent Periodic Rate Cap*	1.352%
Lifetime Rate Cap*	5.331%
Gross Margin*	2.772%
Net Margin*	2.486%
Minimum Mortgage Rate*	2.813%
Maximum Mortgage Rate*	12.580%

* Weighted Average
** Non-zero Weighted Average

Credit Scores are not available for eleven Group II Mortgage Loans with an aggregate principal balance of $3,220,560 (approximately 0.42% of the Group II Mortgage Loans).

TRANSACTION STRUCTURE

RISK FACTORS

You should carefully consider the following risk factors before deciding to purchase a certificate.

The Group I Mezzanine Certificates
have a greater risk of loss than
the Group I Senior Certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination.” With respect to the Group I Offered Certificates, the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates are subordinate to the Group I Senior Certificates. In addition, the Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates are subordinate to the Class I-M-1 Certificates; the Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates are subordinate to the Class I-M-2 Certificates; the Class I-M-4, Class I-M-5 and Class I-M-6 Certificates are subordinate to the Class I-M-3 Certificates; the Class I-M-5 Certificates and Class I-M-6 Certificates are subordinate to the Class I-M-4 Certificates; and the Class I-M-6 Certificates are subordinate to the Class I-M-5 Certificates.

Credit enhancement for the Group I Offered Certificates will be provided by the right of the holders of certain certificates to receive payments of interest and principal prior to the classes of Group I Offered Certificates which are subordinated to such classes of certificates and by the allocation of realized losses on the Group I Mortgage Loans to the most subordinate classes of Group I Offered Certificates prior to the allocation of realized losses on the Group I Mortgage Loans to the other classes of Group I Offered Certificates. This form of credit enhancement uses collections on the Group I Mortgage Loans otherwise payable to the holders of the related subordinated classes to pay amounts due on the more senior classes. Collections on the Group I Mortgage Loans are the sole source of funds from which such credit enhancement is provided. Realized losses on the Group I Mortgage Loans will first, reduce the amount of excess spread and second, reduce the overcollateralization amount. The more senior classes of Group I Offered Certificates have a preferential right to receive distributions from amounts received on the Group I Mortgage Loans as described in this prospectus supplement.

Realized losses on the Group I Mortgage Loans in excess of such amounts will then be allocated to reduce the certificate principal balance of the Group I Mezzanine Certificates, beginning with the Group I Mezzanine Certificates with the lowest payment priority, until the certificate principal balance of each such class has been reduced to zero. This means that realized losses on the Group I Mortgage Loans which are allocated to the Group I Mezzanine Certificates would first be allocated to the Class I-M-6 Certificates, second to the Class I-M-5 Certificates, third to the Class I-M-4 Certificates, fourth to the Class I-M-3 Certificates, fifth to the Class I-M-2 Certificates and sixth to the Class I-M-1 Certificates, in each case until the certificate principal balance of each such class is reduced to zero. Once the aggregate certificate principal balance of the Group I Mezzanine Certificates has been reduced to zero, any additional realized losses on the Group I Mortgage Loans will be allocated concurrently, to the Group I Senior Certificates, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero; provided, however, that realized losses allocated to the Group I Insured Certificates will be covered by the Group I Policy. Accordingly, if the certificate principal balance of a class of Group I Mezzanine Certificates were to be reduced to zero, delinquencies and defaults on the Group I Mortgage Loans would reduce the amount of funds available for distributions to holders of the remaining class or classes of Group I Mezzanine Certificates and, if the aggregate certificate principal balance of all the Group I Mezzanine Certificates were to be reduced to zero, delinquencies and defaults on the Group I Mortgage Loans would reduce the amount of funds available for monthly distributions to holders of the Group I Senior Certificates remaining outstanding and would reduce the certificate principal balances of the Group I Senior Certificates as described above.

You should fully consider the risks of investing in a Group I Mezzanine Certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the Group I Mortgage Loans.

See “Description of the Certificates—Subordination and Allocation of Realized Losses—The Group I Certificates” in this prospectus supplement.

The Group II Mezzanine Certificates
have a greater risk of loss than the
Group II Senior Certificates, and the
Class II-A-M Certificates have a
greater risk of loss than the other
classes of Group II Senior
Certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination”. With respect to the Group II Offered Certificates, the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates are subordinate to the Group II Senior Certificates. In addition, the Class II-M-8, Class II-M-7, Class II-M-6, Class II-M-5, Class II-M-4, Class II-M-3 and Class II-M-2 Certificates are subordinate to the Class II-M-1 Certificates; the Class II-M-8, Class II-M-7, Class II-M-6, Class II-M-5, Class II-M-4 and Class II-M-3 Certificates are subordinate to the Class II-M-2 Certificates; the Class II-M-8, Class II-M-7, Class II-M-6, Class II-M-5 and Class II-M-4 Certificates are subordinate to the Class II-M-3 Certificates; the Class II-M-8, Class II-M-7, Class II-M-6 and Class II-M-5 Certificates are subordinate to the Class II-M-4 Certificates; the Class II-M-8, Class II-M-7 and Class II-M-6 Certificates are subordinate to the Class II-M-5 Certificates; the Class II-M-8 Certificates and Class II-M-7 Certificates are subordinate to the Class II-M-6 Certificates; and the Class II-M-8 Certificates are subordinate to the Class II-M-7 Certificates. For purposes of the allocation of realized losses, the Class II-A-M Certificates are subordinate to the other classes of Group II Senior Certificates.

Credit enhancement for the Group II Offered Certificates will be provided by the right of the holders of certain classes of Group II Offered Certificates to receive payments of interest and principal prior to the classes of Group II Offered Certificates which are subordinated to such classes of Group II Offered Certificates and, by the allocation of realized losses on the Group II Mortgage Loans to the most subordinate classes of Group II Offered Certificates prior to the allocation of realized losses on the Group II Mortgage Loans to the other classes of Group II Offered Certificates. This form of credit enhancement uses collections on the Group II Mortgage Loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes of Group II Offered Certificates. Collections on the Group II Mortgage Loans are the sole source of funds from which such credit enhancement is provided to the Group II Offered Certificates. The more senior classes of Group II Offered Certificates have a preferential right to receive distributions from amounts received on the Group II Mortgage Loans and from amounts paid under the Interest Rate Swap Agreement as described in this prospectus supplement.

Realized losses on the Group II Mortgage Loans will first, reduce the amount of excess interest and second, reduce the overcollateralization amount. Realized losses on the Group II Mortgage Loans in excess of such amounts will then be allocated to reduce the certificate principal balance of the Group II Mezzanine Certificates, beginning with the Group II Mezzanine Certificate with the lowest payment priority, until the certificate principal balance of each such class has been reduced to zero. This means that realized losses on the Group II Mortgage Loans which are allocated to the Group II Mezzanine Certificates would first be allocated to the Class II-M-8 Certificates, second to the Class II-M-7 Certificates, third to the Class II-M-6 Certificates, fourth to the Class II-M-5 Certificates, fifth to the Class II-M-4 Certificates, sixth to the Class II-M-3 Certificates, seventh to the Class II-M-2 Certificates and eighth to the Class II-M-1 Certificates in each case, until the certificate principal balance of each such class is reduced to zero. Once the aggregate certificate principal balance of the Group II Mezzanine Certificates has been reduced to zero, any additional realized losses on the Group II Mortgage Loans will be allocated to the Group II Senior Certificates, on a pro rata basis, until the certificate principal balance of each such class has been reduced to zero; provided, however, that so long as the Class II-A-M Certificates remain outstanding, the pro rata allocation to the Class II-A-M Certificates will be based on the aggregate certificate principal balance of the Group II Senior Certificates; provided further that realized losses allocated to the Class II-A-M Certificates will be covered by the Class II-A-M Policy. Accordingly, if the certificate principal balance of a class of Group II Mezzanine Certificates were to be reduced to zero, delinquencies and defaults on the Group II Mortgage Loans would reduce the amount of funds available for distributions to holders of the remaining class or classes of Group II Mezzanine Certificates and, if the aggregate certificate principal balance of all the Group II Mezzanine Certificates were to be reduced to zero, delinquencies and defaults on the Group II Mortgage Loans would reduce the amount of funds available for monthly distributions to holders of the Group II Senior Certificates and would reduce the certificate principal balance of the Group II Senior Certificates as described above.

You should fully consider the risks of investing in a Group II Mezzanine Certificate including the risk that you may not fully recover your initial investment as a result of realized losses on the Group II Mortgage Loans.

See “Description of the Certificates—Distributions of Interest—The Group II Certificates” “—Distributions of Principal—The Group II Certificates” and “—The Interest Rate Swap Agreement” in this prospectus supplement.

Additional risks associated
with the Group I Mezzanine
Certificates
The weighted average lives of, and the yields to maturity on, the classes of Group I Mezzanine Certificates will be progressively more sensitive based on the payment priority of each such class, to the rate and timing of borrower defaults and the severity of ensuing losses on the Group I Mortgage Loans. If the actual rate and severity of losses on the Group I Mortgage Loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the Group I Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Group I Mortgage Loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the Group I Mortgage Loans will first reduce the amount of excess spread, second, reduce the amount of overcollateralization, third, reduce the certificate principal balance of the Class I-M-6 Certificates, fourth, reduce the certificate principal balance of the Class I-M-5 Certificates, fifth, reduce the certificate principal balance of the Class I-M-4 Certificates, sixth, reduce the certificate principal balance of the Class I-M-3 Certificates, seventh, reduce the certificate principal balance of the Class I-M-2 Certificates and eighth, reduce the certificate principal balance of the Class I-M-1 Certificates. As a result of the allocation of realized losses on the Group I Mortgage Loans to the Group I Mezzanine Certificates, less interest will accrue on such class of Group I Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Group I Mezzanine Certificate, no interest will be distributable with respect to such written down amount.

Prior to any purchase of a Group I Mezzanine Certificate, consider the following factors that may adversely impact your yield:

•
Because the Group I Mezzanine Certificates receive interest and principal distributions after the Group I Senior Certificates receive such distributions, there is a greater likelihood that the Group I Mezzanine Certificates will not receive the distributions to which they are entitled on any distribution date.

•
If the related servicer or the master servicer determines not to advance a delinquent payment on a Group I Mortgage Loan because such amount is not recoverable from the related mortgagor, there may be a shortfall in distributions on the Group I Offered Certificates which will impact the Group I Mezzanine Certificates.

•
The Group I Mezzanine Certificates are not expected to receive principal distributions until the later to occur of the distribution date on which the aggregate certificate principal balance of the Group I Senior Certificates has been reduced to zero or the distribution date occurring in May 2010.

•
After extinguishing all other credit enhancement available to the Group I Offered Certificates realized losses on the Group I Mortgage Loans will be allocated to the Group I Mezzanine Certificates in reverse order of their priority of payment. A loss allocation will result in a reduction of a certificate principal balance without a corresponding distribution of cash to the holder. A lower certificate principal balance will result in less interest accruing on that certificate.

•	The earlier in the transaction that a loss on a Group I Mortgage Loan occurs, the greater the impact on the yield.

Additional risks associated
with the Group II Mezzanine
Certificates
The weighted average lives of, and the yields to maturity on, the classes of Group II Mezzanine Certificates will be progressively more sensitive based on the payment priority of each such class, to the rate and timing of borrower defaults and the severity of ensuing losses on the Group II Mortgage Loans. If the actual rate and severity of losses on the Group II Mortgage Loans is higher than those assumed by an investor in the Group II Offered Certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the Group II Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Group II Mortgage Loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.

Realized losses on the Group II Mortgage Loans will first reduce the amount of excess interest, second, reduce the amount of overcollateralization, third, reduce the certificate principal balance of the Class II-M-8 Certificates, fourth, reduce the certificate principal balance of the Class II-M-7 Certificates, fifth, reduce the certificate principal balance of the Class II-M-6 Certificates, sixth, reduce the certificate principal balance of the Class II-M-5 Certificates, seventh, reduce the certificate principal balance of the Class II-M-4 Certificates, eighth, reduce the certificate principal balance of the Class II-M-3 Certificates, ninth, reduce the certificate principal balance of the Class II-M-2 Certificates and tenth, reduce the certificate principal balance of the Class II-M-1 Certificates, in each case until the certificate principal balance of such class has been reduced to zero. As a result of the allocation of realized losses on the Group II Mortgage Loans to the Group II Mezzanine Certificates, less interest will accrue on such class of Group II Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Group II Mezzanine Certificate, no interest will be distributable with respect to such written down amount.

Prior to any purchase of a Group II Mezzanine Certificate, consider the following factors that may adversely impact your yield:

•
Because the Group II Mezzanine Certificates receive interest and principal distributions after the Group II Senior Certificates receive such distributions, there is a greater likelihood that the Group II Mezzanine Certificates will not receive the distributions to which they are entitled on any distribution date.

•
If the related servicer or the master servicer determines not to advance a delinquent payment on a Group II Mortgage Loan because such amount is not recoverable from the related mortgagor, there may be a shortfall in distributions on the Group II Offered Certificates which will impact the Group II Mezzanine Certificates.

•
The Group II Mezzanine Certificates are not expected to receive principal distributions until, at the earliest, the later to occur of the distribution date on which the aggregate certificate principal balance of the Group II Senior Certificates has been reduced to zero or the distribution date occurring in May 2010.

•
After extinguishing all other credit enhancement available to the Group II Offered Certificates, realized losses on the Group II Mortgage Loans will be allocated to the Group II Mezzanine Certificates in reverse order of their priority of payment, in each case until the certificate principal balance of such class has been reduced to zero. A loss allocation will result in a reduction of a certificate principal balance without a corresponding distribution of cash to the holder. A lower certificate principal balance will result in less interest accruing on that certificate.

The earlier in the transaction that a loss on a Group II Mortgage Loan occurs, the greater the impact on the yield of the Group II Mezzanine Certificates.

The Class I-A-1B Certificates may
not always receive interest
based on the LIBOR Rate
The pass-through rate on the Class I-A-1B Certificates is equal to One-Month LIBOR plus the applicable certificate margin. Such rate shall be referred to in this section as the “LIBOR Rate”. The Class I-A-1B Certificates may not always receive interest at the LIBOR Rate because such rate is also subject to an interest rate cap. If the applicable interest rate cap is less than the LIBOR Rate, the interest rate on the Class I-A-1B Certificates will be reduced to the applicable interest rate cap. Thus, the yield to investors in the Class I-A-1B Certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the applicable interest rate cap. The prepayment or default of Group I Mortgage Loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the applicable interest rate cap being lower than the related LIBOR Rate. If on any distribution date the application of the applicable interest rate cap results in an interest payment lower than the interest payment that would have been due the Class I-A-1B Certificates if such amount had been calculated based on the LIBOR Rate for the related accrual period, the value of the Class I-A-1B Certificates may be temporarily or permanently reduced. Notwithstanding the generality of the foregoing, as described in this prospectus supplement, the Class I-A-1B Certificates will have the benefit of the Class I-A-1B Cap Agreement in the event the pass-through rate on the Class I-A-1B Certificates is limited by the applicable interest rate cap.

The Group II Offered Certificates may
not always receive interest based on
One-Month LIBOR plus the related
certificate margin
The pass-through rate on each class of Group II Offered Certificates is subject to a cap equal to the lesser of (i) the Net Funds Cap or, in the case of the Class II-A-M Certificates, the Class II-A-M Net Funds Cap, (ii) the Cap Rate and (iii) the Maximum Interest Rate, each as defined in this prospectus supplement. Therefore, the prepayment of the Group II Mortgage Loans with higher mortgage rates may result in lower pass-through rates on the Group II Offered Certificates.

To the extent that the amount of interest paid to a class of Group II Offered Certificates is calculated based on the Net Funds Cap or the Class II-A-M Net Funds Cap, as applicable, the difference between that amount of interest and interest which would have been payable to such class based on One-Month LIBOR plus the related certificate margin will create a shortfall that will carry forward with interest thereon. The shortfalls described above will be payable from any excess cash flow available for that purpose and Net Swap Payments paid by the Swap Provider and available for that purpose, as described in this prospectus supplement. The Class II-A-M Policy will not cover any such shortfalls allocated to the Class II-A-M Certificates. These shortfalls may remain unpaid on the related optional termination date, if the optional termination is exercised, or, if the optional termination is not exercised, on the final distribution date.

The interest rate cap may
reduce the yields on the
Group I Offered Certificates
The pass-through rates on the Group I Offered Certificates are each subject to an interest rate cap as described in this prospectus supplement. If the pass-through rate on any class of Group I Offered Certificates is limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that there are available funds remaining after certain other distributions on the Group I Offered Certificates and the payment of certain fees and expenses of the trust, including without limitation, the premium payable to the Group I Certificate Insurer and the fee payable to the PMI Insurer, and, with respect to the Class I-A-1B Certificates, to the extent that the Cap Provider is required to make a cap payment pursuant to the Class I-A-1B Cap Agreement on such distribution date. Any such interest shortfalls will not be covered by the Group I Policy. See “Description of the Certificates—Excess Spread and Overcollateralization Provisions—The Group I Certificates” in this prospectus supplement.

Credit enhancement may be
inadequate to cover losses and/or
achieve, maintain or restore the
required level of overcollateralization
The Group I Mortgage Loans are expected to generate more interest than is needed to pay interest on the Group I Offered Certificates because we expect the weighted average net mortgage rate on the Group I Mortgage Loans to be higher than the weighted average pass-through rate on the Group I Offered Certificates. If the Group I Mortgage Loans generate more interest than is needed to pay trust fund expenses, including, without limitation, the premium payable to the Group I Certificate Insurer under the Group I Policy and the fee payable to the PMI Insurer under the PMI Policy, current interest to the Group I Offered Certificates and carryforward interest to the Group I Senior Certificates, we will use such “excess interest” to make additional principal payments on the Group I Offered Certificates in order to achieve, maintain or restore the required level of overcollateralization. Overcollateralization is intended to provide limited protection to Group I certificateholders by absorbing losses from liquidated Group I Mortgage Loans.

The Group II Mortgage Loans are expected to generate more interest than is needed to pay interest on the Group II Offered Certificates because we expect the weighted average net mortgage rate on the Group II Mortgage Loans to be higher than the weighted average pass-through rate on the Group II Offered Certificates. If the Group II Mortgage Loans generate more interest than is needed to pay interest on the Group II Offered Certificates, the premium payable to the Class II-A-M Certificate Insurer under the Class II-A-M Policy, Net Swap Payments payable to the Swap Provider, and related trust fund and supplemental trust fund expenses, we will use such “excess interest” to make additional principal payments on the Group II Offered Certificates in order to maintain or restore the required level of overcollateralization.

In addition, as described in this prospectus supplement, amounts received under the Interest Rate Swap Agreement may be available to make additional payments of principal to the Group II Senior Certificates and Group II Mezzanine Certificates in order to maintain or restore overcollateralization to the required level.

Overcollateralization is intended to provide limited protection to certificateholders by absorbing losses from liquidated Mortgage Loans. However, we cannot assure you that (i) enough excess interest will be generated on the Group I Mortgage Loans to achieve, maintain or restore the required level of overcollateralization with respect to the Group I Offered Certificates or (ii) enough excess interest will be generated on the Group II Mortgage Loans and sufficient amounts will be paid under the Interest Rate Swap Agreement to maintain or restore the required level of overcollateralization with respect to the Group II Offered Certificates.

The aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Group I Offered Certificates on the Closing Date by approximately $7,359,238. The amount of overcollateralization required by the pooling and servicing agreement with respect to the Group I Mortgage Loans will not be met at issuance, but over time is targeted to increase as set forth in this prospectus supplement.

The aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Group II Offered Certificates on the Closing Date by approximately $8,524,569, which is the amount of overcollateralization required by the pooling and servicing agreement with respect to the Group II Mortgage Loans.

The excess interest available on any distribution date to the Group I Offered Certificates and Group II Offered Certificates will be affected by the actual amount of interest received, advanced or recovered in respect of the Mortgage Loans in the related loan group during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the related Mortgage Loans.

If the protection afforded by overcollateralization with respect to the Mortgage Loans in the loan group related to the class of Offered Certificates you purchase is insufficient, then you could experience a loss on your investment.

Potential inadequacy of credit
enhancement for the
Offered Certificates                                                           The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Group I Senior Certificates and Group II Senior Certificates will receive regular distributions of interest and principal from amounts received or advanced on the related Mortgage Loans and, with respect to the Group I Senior Certificates, amounts paid under the PMI Policy. In addition, the Group I Insured Certificates are entitled to certain distributions under the Group I Policy and the Class II-A-M Certificates are entitled to certain distributions under the Class II-A-M Policy, in each case as further described in this prospectus supplement. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to distribute to your certificates as a result of delinquencies or defaults on the related Mortgage Loans. If delinquencies or defaults occur on the related Mortgage Loans, neither the servicers nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the related Mortgage Loans, you may suffer losses.

Although loan-level primary mortgage insurance coverage has been acquired on behalf of the trust from the PMI Insurer with respect to approximately 19.51% of the Group I Mortgage Loans (by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date), such coverage will provide only limited protection against losses on defaulted covered Group I Mortgage Loans. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices and reports. In addition, payment under the mortgage insurance policy is dependent upon the compliance by the servicers with various requirements, including with respect to the timing of submissions of claims and commencement of foreclosure proceedings. As a result, coverage may be denied or limited on covered Group I Mortgage Loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the time of origination of the covered mortgage loan, a decline in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered Group I Mortgage Loan. The PMI Insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted Group I Mortgage Loans covered by the applicable policy.

Under the PMI Policy, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within 60 days thereafter. To the extent the related servicer or the master servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances will reduce the amount of liquidation proceeds available for distribution to Group I certificateholders.

Furthermore, although approximately 4.80% of the Group II Mortgage Loans, by aggregate principal balance as of the Cut-off Date, have mortgage insurance, such insurance will provide only limited protection against losses on defaulted Group II Mortgage Loans. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some Group II Mortgage Loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the inception of the policy, a decline in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered Group II Mortgage Loan.

Balloon Mortgage Loan Risk
Mortgage loans that are balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, the servicer will not be obligated to advance the principal portion of that lump sum payment and you may suffer a loss. Approximately 19.88% and 3.76% of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, in each case by related aggregate principal balance as of the Cut-off Date, are balloon loans.

Interest only loans increase
risk of loss                                                                          As of the Cut-off Date, approximately 26.52% of the Group I Mortgage Loans and approximately 85.34% of the Group II Mortgage Loans, in each case by aggregate principal balance of the related Mortgage Loans as of the Cut-off Date, have an initial interest only period. During this period, the payment made by the related borrower will be less than it would be if the related Mortgage Loan amortized. In addition, the principal balance of the related Mortgage Loan will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the related Offered Certificates with respect to these Mortgage Loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these Mortgage Loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these Mortgage Loans as a result of the Mortgage Loan not amortizing during the early years of these Mortgage Loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses with respect to these Mortgage Loans, to the extent not covered by credit enhancement, will be allocated to the related Offered Certificates.

The prevalence of mortgage loans with an initial interest only period is relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related borrower may affect the delinquency and prepayment of these mortgage loans.

Risks associated with
forty-year mortgage loans
Approximately 2.32% of the Group I Mortgage Loans, by aggregate principal balance as of the Cut-off Date, have an original term to maturity of 480 months. These mortgage loans are a relatively new product and there is little statistical information or history with respect to defaults and prepayment experience for mortgage loans of this type. These Group I Mortgage Loans may have a higher risk of default due to the fact that the borrowers of these Group I Mortgage Loans may have significantly higher debt-to-income ratios than borrowers who would qualify for a conventional 360 month mortgage loan. It may be difficult to judge prospective defaults on these Group I Mortgage Loans based on examination of the credit score used in determining the credit-worthiness of a prospective borrower because the borrower’s credit is subject to a greater possible fluctuation due the extended payment period. Furthermore, a term to maturity of 480 months permits the borrower to have a lower monthly payment than would be the case with the same down payment under a mortgage loan with a 360 month term to maturity.

On each distribution date on and after the distribution date in March 2027 through the distribution date in March 2037, if the aggregate principal balance of the Group I Mortgage Loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in Annex II to this prospectus supplement for that distribution date, the majority holder of the Class I-X Certificates will deposit the difference, minus any amounts on deposit in the final maturity reserve account, into the final maturity reserve account maintained by the securities administrator. If on any such distribution date the aggregate principal balance specified on Annex II attached to this prospectus supplement for such distribution date exceeds the aggregate principal balance of the Group I Mortgage Loans having 40-year original terms to maturity as of the end of the related due period, an amount equal to such excess will be withdrawn by the securities administrator from the final maturity reserve account and remitted to the majority holder of the Class I-X Certificates. On the earlier of the last scheduled distribution date and the optional purchase of the Group I Mortgage Loans and properties acquired by the trust in respect of the Group I Mortgage Loans remaining in the trust fund as described in this prospectus supplement, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest with respect to the Group I Offered Certificates as described in this prospectus supplement. The majority holder of the Class I-X Certificates will be entitled to any funds remaining in the final maturity reserve account following payment in full of the Group I Offered Certificates as described in this prospectus supplement under “The Final Maturity Reserve Account”.

We make no representation and cannot assure you that the majority holder of the Class I-X Certificates will deposit such amounts into the final maturity reserve account as described above and such failure may result in a loss on your investment.

The Offered Certificates will be
limited obligations solely of the issuing
entity and not of any other party                                     The Offered Certificates will not represent an interest in or obligation of the depositor, the originators, the servicers, the master servicer, securities administrator, the trustee or any of their respective affiliates. Neither the Offered Certificates nor the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the originators, the servicers, the master servicer, the securities administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust and the supplemental interest trust including, with respect to the Group I Offered Certificates, payments under the PMI Policy, with respect to the Class I-A-1B Certificates, amounts paid under the Class I-A-1B Cap Agreement, with respect to the Group I Insured Certificates only, amounts paid under the Group I Policy and, with respect to the Class II-A-M Certificates only, amounts paid under the Class II-A-M Policy, will be the sole source of payments on the related Offered Certificates, and there will be no recourse to the depositor, the originators, the servicers, the master servicer, the securities administrator, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

Nature of the Mortgage Loans
may increase risk of loss
The Mortgage Pool includes Mortgage Loans that are not prime credit quality; i.e., do not meet the customary standards of Fannie Mae and Freddie Mac. The originators make non-prime mortgage loans to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired or limited past credit history, lower credit scores, high loan-to-value ratios or high debt-to-income ratios.

As a result of these factors, delinquencies and liquidation proceedings are more likely with the non-prime Mortgage Loans in the Mortgage Pool than with mortgage loans that satisfy customary credit standards. In the event these Mortgage Loans do become delinquent or subject to liquidation, you may face delays in receiving payments, and may suffer losses if the credit enhancements are insufficient to cover the delays and losses.

Defaults could cause payment
delays and losses                                                                There could be substantial delays in the liquidation of defaulted Mortgage Loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the Mortgage Loans and, in turn, reduce the proceeds payable to the related certificateholders.

In the event that the mortgaged properties fail to provide adequate security for the Mortgage Loans in your related loan group, and the protection provided by the subordination of certain classes is insufficient to cover any shortfall, you could lose a portion of the money you paid for your certificates.

Your yield could be
adversely affected by
the unpredictability
of prepayments                                                                     No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:

•	general economic conditions,

•	the level of prevailing interest rates,

•	the availability of alternative financing, and

•	homeowner mobility.

Substantially all of the Mortgage Loans contain due-on-sale provisions, and each servicer is required to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related Mortgage Loan. In addition, approximately 63.27% of the Group I Mortgage Loans and approximately 66.12% of the Group II Mortgage Loans, in each case by the related aggregate principal balance as of the Cut-off Date, impose a prepayment charge in connection with voluntary prepayments made within the periods set forth in the related mortgage notes, which charges may discourage prepayments during the applicable period. The holders of the Class I-P Certificates are entitled to all prepayment charges received on the Group I Mortgage Loans and the holders of the Class II-P Certificates are entitled to all prepayment charges received on the Group II Mortgage Loans, and these amounts will not be available for distribution on other classes of certificates. Under the limited circumstances described in the pooling and servicing agreement, the related servicer may waive in whole or in part the payment of an otherwise applicable prepayment charge.

The weighted average lives of the Offered Certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the Mortgage Loans in the related loan group which may fluctuate significantly from time to time.

Each Group II Mortgage Loan in the mortgage pool is an adjustable-rate mortgage loan, adjusting semi-annually based on Six-Month LIBOR or annually based on One-Year LIBOR, after a six month or two, three, five, seven or ten year initial fixed-rate period. We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of adjustable-rate mortgage loans of the type included in the mortgage pool over an extended period of time, and the experience with respect to the Group II Mortgage Loans included in the mortgage pool is insufficient to draw any conclusions with respect to the expected prepayment rates on such Group II Mortgage Loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage interest rates fall significantly, adjustable-rate mortgage loans with an initial fixed-rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates. The features of adjustable-rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest-rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the Group II Mortgage Loans in stable or changing interest rate environments.

You should note that:

•	if you purchase your certificates at a discount and principal is repaid on the related Mortgage Loans slower than you anticipate, then your yield may be lower than you anticipate;

•	if you purchase your certificates at a premium and principal is repaid on the related Mortgage Loans faster than you anticipate, then your yield may be lower than you anticipate;

•
because repurchases of Mortgage Loans in a loan group as a result of breaches of representations and warranties and liquidations of Mortgage Loans following default have the same effect as prepayments, your yield may be lower than you expect if you purchase your certificates at a premium and the rate of repurchases and liquidations on the related Mortgage Loans is higher than you expect;

•
with respect to the Group I Offered Certificates, additional principal payments will be made to the holders of the Group I Certificates in order to attain the required level of overcollateralization. In addition, if the amount of overcollateralization is reduced to a level below the required level, additional principal payments will be made to the holders of the Group I Offered Certificates in order to restore the required level of overcollateralization. An earlier return of principal to such holders as a result of the overcollateralization provisions will influence the yield on the Group I Offered Certificates in a manner similar to the manner in which principal prepayments on the Group I Mortgage Loans will influence the yield on the Group I Offered Certificates;

•
with respect to the Group II Offered Certificates, if the amount of overcollateralization is reduced to a level below the required level, additional principal payments will be made to the holders of the Group II Offered Certificates in order to restore the required level of overcollateralization. An earlier return of principal to such holders as a result of the overcollateralization provisions will influence the yield on the Group II Offered Certificates in a manner similar to the manner in which principal prepayments on the Group II Mortgage Loans will influence the yield on the Group II Offered Certificates; and

•	you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

We refer you to “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in the prospectus for a description of certain provisions of the Mortgage Loans that may affect the prepayment experience on the Mortgage Loans.

A reduction in certificate
rating could have an
adverse effect on the
value of your certificates                                                  The ratings of each class of Offered Certificates will depend primarily on an assessment by the rating agencies of the related Mortgage Loans, the subordination afforded by certain classes of certificates and, with respect to the Group II Offered Certificates, an assessment by the rating agencies of the Interest Rate Swap Agreement. A reduction in the claims paying ability of the PMI Insurer would likely result in a reduction in the ratings of the Group I Offered Certificates. The ratings by each of the rating agencies of the Offered Certificates are not recommendations to purchase, hold or sell the Offered Certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the Offered Certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of Offered Certificates would likely reduce the market value of such class of Offered Certificates and may affect your ability to sell them.

Your distributions could be
adversely affected by the
bankruptcy or insolvency
of certain parties                                                                The sponsor will treat its transfer of the Mortgage Loans to the depositor as a sale of the Mortgage Loans. The depositor will treat its transfer of the Mortgage Loans to the trust as a sale of the Mortgage Loans. However, if the sponsor or the depositor becomes bankrupt, the bankruptcy trustee may argue that the Mortgage Loans were not sold but were only pledged to secure a loan to the sponsor or the depositor, as applicable. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the Mortgage Loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the Mortgage Loans.

Developments in specified
states could have a
disproportionate effect
on the Mortgage Loans due
to geographic concentration
of mortgaged properties                                                   Approximately 15.75%, 14.85%, 11.91% and 6.23% of the Group I Mortgage Loans, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date, are secured by mortgaged properties that are located in the State of Florida, State of California, State of New York and State of New Jersey, respectively. Approximately 37.59%, 13.10%, 10.74% and 5.20% of the Group II Mortgage Loans, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date, are secured by mortgaged properties that are located in the State of California, the State of Florida, the State of Nevada and the State of New York, respectively. Property in certain of those states may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, floods, mudslides, other natural disasters and acts of terrorism. In addition,

•	economic conditions in the specified states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•
declines in the residential real estate market in the specified states may reduce the values of properties located in those states, which would result in an increase in the related loan-to-value ratios; and

•
any increase in the market value of properties located in the specified states would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

You may have difficulty
selling your certificates                                                   Each underwriter intends to make a secondary market in the related classes of Offered Certificates, but no underwriter has an obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield or recover your investment. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for similar securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

High loan-to-value ratios
increase risk of loss                                                           Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below.

Approximately 28.25% of the Group I Mortgage Loans, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date, have a loan-to-value ratio in excess of 80% at origination, approximately 87.33% of such Group I Mortgage Loans are insured by mortgage insurance policies issued by various mortgage insurers and approximately 12.67% of such Group I Mortgage Loans are not insured by mortgage insurance policies. However, we cannot assure you that the mortgage insurance coverage provided by the PMI Policy or maintained by the related borrower or the originator will be adequate to cover any losses that might be experienced by those Group I Mortgage Loans.

Approximately 5.25% of the Group II Mortgage Loans, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date, have a loan-to-value ratio in excess of 80% at origination, approximately 90.62% of such Group II Mortgage Loans are insured by mortgage insurance policies issued by various mortgage insurers and approximately 9.38% of such Group II Mortgage Loans are not insured by mortgage insurance policies. However, we cannot assure you that the mortgage insurance coverage will be adequate to cover any losses that might be experienced by those Group II Mortgage Loans.

The determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such mortgaged properties for Mortgage Loans obtained for the purpose of acquiring the related mortgaged property because loan-to-value ratios for those Mortgage Loans are determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale.

Failure of a servicer to
perform its obligations
may adversely affect distributions
on the certificates                                                               The amount and timing of distributions on the certificates generally will be dependent on the performance by each servicer of its servicing obligations in an adequate and timely manner. See “Servicing—Payments on Mortgage Loans; Deposits to Custodial Accounts” in this prospectus supplement. If a servicer fails to perform its servicing obligations, this failure may result in the termination of such servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the Mortgage Loans serviced by the terminated servicer. As a result, shortfalls in the distributions due on your certificates could occur.

The recording of the mortgages
in the name of MERS may affect
the yield on the certificates                                             The mortgages or assignments of mortgage for some of the Mortgage Loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the sponsor and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the Mortgage Loans.

The transfer of servicing of
the Mortgage Loans serviced by
GMAC Mortgage, LLC may
result in higher delinquencies
and defaults which may
adversely affect the yield on
your certificates                                                                 The sponsor retained the right, subject to certain conditions specified in the pooling and servicing agreement, to terminate GMAC Mortgage, LLC as the servicer with respect to the Mortgage Loans serviced by GMAC Mortgage, LLC or to hire a special servicer with respect to such Mortgage Loans, which, in the case of the Group I Mortgage Loans, is subject to the approval of the Group I Certificate Insurer and the PMI Insurer and in the case of the Group II Mortgage Loans, is subject to the approval of the Class II-A-M Certificate Insurer. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rates of delinquencies, defaults and losses are likely to increase, at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with any transfer of servicing or as to the resulting effects on the yield on your certificates.

The return on your certificates could
be reduced by shortfalls due to the
application of the Servicemembers Civil
Relief Act of 2003, or similar state or
local laws                                                                             The Servicemembers Civil Relief Act of 2003, or the Relief Act, and similar state or local laws provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related borrower is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%, if applicable. This interest rate reduction and any reduction provided under similar state or local laws may result in an interest shortfall because the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable to such mortgage loan. This shortfall will not be paid by the borrower on future due dates or advanced by the related servicer or the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. Any such shortfall on the Mortgage Loans will reduce the amount available to pay interest on the related classes of Offered Certificates. The Group I Policy will not cover such shortfalls allocated to the Group I Insured Certificates and the Class II-A-M Policy will not cover such shortfalls allocated to the Class II-A-M Certificates. We do not know how many Mortgage Loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

The Class I-A-1B Cap Agreement
is Subject to Cap Provider
Risk
The assets of the trust include the Class I-A-1B Cap Agreement which will require the Cap Provider to make certain payments for the benefit of the Class I-A-1B Certificates. To the extent that distributions on the Class I-A-1B Certificates depend in part on payments to be received by the trust under the Class I-A-1B Cap Agreement, the ability of the securities administrator to make such distributions on the Class I-A-1B Certificates will be subject to the credit risk of the Cap Provider. Although there is a mechanism in place to facilitate replacement of the Class I-A-1B Cap Agreement upon the default or credit impairment of the Cap Provider, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement cap agreement.

The Interest Rate Swap Agreement
is subject to Swap Provider Risk                                    The Group II Offered Certificates will have the benefit of the Interest Rate Swap Agreement which will require the Swap Provider to make certain payments for the benefit of the Group II Offered Certificates. To the extent that distributions on the Group II Offered Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the securities administrator to make such distributions on the Group II Offered Certificates will be subject to the credit risk of the Swap Provider. Although there is a mechanism in place to facilitate replacement of the Interest Rate Swap Agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the supplemental interest trust trustee to obtain a suitable replacement interest rate swap agreement. As of the date of this prospectus supplement, the credit ratings of the Swap Providers are lower than the ratings assigned to the Group II Senior Certificates.

Any Net Swap Payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to the holders of the Group II Offered Certificates and may reduce payments of interest on such certificates. In the event that the Supplemental Interest Trust, after application of all interest and principal received on the Group II Mortgage Loans, cannot make the required Net Swap Payments to the Swap Provider, a swap termination payment as described in this prospectus supplement under “The Interest Rate Swap Agreement”, will be owed to the Swap Provider. In certain circumstances, as described in this prospectus supplement under “The Interest Rate Swap Agreement”, a swap termination payment payable to the Swap Provider in the event of early termination of the Interest Rate Swap Agreement may reduce amounts available for distribution to holders of the Group II Offered Certificates.

FICO Scores Mentioned in this
prospectus supplement are not an
Indicator of Future Performance
of Borrowers
Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “Description of the Trust Fund - Mortgage Loans — FICO Scores” in the prospectus.

Recent Developments in the Residential
Mortgage Market May Adversely Affect
the Performance and Market Value of
Your Securities                                                                  Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

Certain of the Originators have Ceased
Operations Which May Adversely Affect
the Performance and Market Value of
Your Securities                                                                  The depositor is aware that the originators of approximately 2.98% of the Group I Mortgage Loans and approximately 18.05% of the Group II Mortgage Loans, in each case by related aggregate principal balance as of the Cut-off Date, have ceased operations. These originators include Silver State Financial Services, Inc., which originated approximately 17.40% of the Group II Mortgage Loans, by aggregate principal balance as of the Cut-off Date. If any such originator ceased operations due to a weakened or deteriorating financial condition and such weakened or deteriorating financial condition existed at the time of origination, such originator may have experienced personnel changes that adversely affected its ability to originate mortgage loans in accordance with its customary standards. It may also have experienced reduced management oversight or controls with respect to its underwriting standards. Accordingly, the rate of delinquencies and defaults on these Mortgage Loans may be higher than would otherwise be the case.

THE MORTGAGE POOL

General

References in this prospectus supplement to the principal balance of any mortgage loan shall be deemed references to the scheduled principal balance thereof. The pool of mortgage loans (the “Mortgage Pool”) will consist of 5,780 conventional, one- to four-family, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”) secured by first liens on residential real properties (the “Mortgaged Properties”) and having an aggregate principal balance as of the Cut-off Date of approximately $1,592,548,807 after application of scheduled payments due on or before the Cut-off Date, whether or not received, and subject to a permitted variance of plus or minus 5%. The Mortgage Loans have original terms to maturity of not greater than 40 years. The Mortgage Loans have been divided into two loan groups, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans”.

The Group I Mortgage Loans consist of 3,532 fixed-rate Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $817,666,238 after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The principal balances of the Group I Mortgage Loans at origination may or may not have conformed to Freddie Mac or Fannie Mae loan limits. The Group II Mortgage Loans consist of 2,248 adjustable-rate Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $774,882,569 after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The principal balances of the Group II Mortgage Loans at origination may or may not have conformed to Freddie Mac or Fannie Mae loan limits.

Before the issuance of the Offered Certificates, the depositor may remove Mortgage Loans from the Mortgage Pool, or may substitute new mortgage loans for certain Mortgage Loans in the Mortgage Pool. However, the removal and inclusion of such Mortgage Loans will not materially alter the characteristics of the Mortgage Loans as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary and the weighted average lives and yields of the related Offered Certificates may be affected.

Approximately 53.60% of the Group I Mortgage Loans and approximately 10.90% of the Group II Mortgage Loans (in each case by the related aggregate principal balance as of the Cut-off Date), provide for level monthly payments in an amount sufficient to fully amortize such Mortgage Loans over their terms. Approximately 26.52% of the Group I Mortgage Loans and approximately 85.34% of the Group II Mortgage Loans (in each case by the related aggregate principal balance as of the Cut-off Date) are interest only loans (“Interest Only Loans”) requiring the related borrower to pay interest on the principal balance of each such Mortgage Loan during the first three, five, seven, ten or fifteen years after origination of such Mortgage Loan. After such interest-only period, each such borrower’s monthly payment will be recalculated to cover both interest and principal so that the related Mortgage Loan will amortize fully on or prior to its final payment date. Approximately 19.88% of the Group I Mortgage Loans and approximately 3.76% of the Group II Mortgage Loans (in each case by related aggregate principal balance as of the Cut-off Date) are balloon loans (the “Balloon Loans”), which require the related borrowers to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such borrowers on prior due dates in order to amortize such Balloon Loans fully over their terms.

The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on the related mortgaged properties. The mortgaged properties (the “Mortgaged Properties”) consist of one-to-four family dwelling units, individual condominium units, cooperatives, condotels, townhouses and individual units in planned unit developments.

References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The mortgage rate (the “Group I Mortgage Rate” or “Mortgage Rate”) on each Group I Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act and bankruptcy adjustments.

The mortgage rate (the “Group II Mortgage Rate” or “Mortgage Rate”) on each Group II Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. After an initial fixed rate period, all of the Group II Mortgage Loans provide for semi-annual or annual adjustment to the Mortgage Rate applicable thereto based on Six-Month LIBOR or One-Year LIBOR, as further described below (each, an “Index”). In connection with each Mortgage Rate adjustment, the Group II Mortgage Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). On each Adjustment Date, the Mortgage Rate on each Group II Mortgage Loan will be adjusted generally to equal the sum of related Index and a fixed percentage amount (the “Gross Margin”) for that Group II Mortgage Loan specified in the related mortgage note. The Mortgage Rate on each Group II Mortgage Loan, however, will not increase or decrease by more than the periodic rate cap (the “Periodic Rate Cap”) specified in the related mortgage note on any Adjustment Date and will not exceed a specified maximum mortgage rate (the “Maximum Mortgage Rate”) over the life of the related Group II Mortgage Loan or be less than a specified minimum mortgage rate (the “Minimum Mortgage Rate”) over the life of the related Group II Mortgage Loan. Effective with the first monthly payment due on each Group II Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of such Group II Mortgage Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each Group II Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index, calculated as described in this prospectus supplement, and the related Gross Margin. See “—The Indices of the Group II Mortgage Loans” in this prospectus supplement. None of the Group II Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

The Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the “Due Date”). Generally, each Mortgage Loan will contain a customary “due-on-sale” clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser (as determined by the related servicer) of the related Mortgaged Property.

Approximately 24.68% of the Group I Mortgage Loans by related aggregate principal balance as of the Cut-off Date) have a loan-to-value ratio in excess of 80% at origination and are insured by mortgage insurance policies issued by various mortgage insurers. Approximately 79.07% of such Group I Mortgage Loans will be insured by the PMI Policy.

Approximately 5.25% of the Group II Mortgage Loans, by aggregate principal balance as of the Cut-off Date, have a loan-to-value ratio in excess of 80% at origination and 90.62% of such Group II Mortgage Loans are insured by mortgage insurance policies issued by various mortgage insurers and 9.38% of such Group II Mortgage Loans are not insured by mortgage insurance policies.

Approximately 63.27% of the Group I Mortgage Loans and approximately 66.12% of the Group II Mortgage Loans (in each case by related aggregate principal balance as of the Cut-off Date), provide for payment by the borrower of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related mortgage note. Generally, as provided in the related mortgage note, each such Mortgage Loan provides for payment of a Prepayment Charge on certain voluntary partial prepayments and all prepayments in full made within a specified period not in excess of five years from the date of origination of the Mortgage Loan. The amount of the Prepayment Charge is as provided in the related mortgage note and is generally equal to six month’s interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any 12 month period, as permitted by law. The holders of the Class I-P Certificates are entitled to all Prepayment Charges received on the Group I Mortgage Loans and the holders of the Class II-P Certificates are entitled to all Prepayment Charges on the Group II Mortgage Loans and these amounts will not be available for distribution on other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement or the related servicing agreement as applicable, the related servicer may waive in whole or in part the payment of any otherwise applicable Prepayment Charge. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, and decisions by the servicers with respect to the waiver of the Prepayment Charges, may have on the prepayment performance of the Mortgage Loans. As of July 1, 2003, the regulations of the Office of Thrift Supervision pertaining to the Alternative Mortgage Parity Act of 1982 (the “Parity Act”) were amended. Prior to July 1, 2003, these regulations, among other things, permitted non-bank “housing creditors” originating “alternative mortgage transactions” (as each of those terms is defined in the Parity Act) to impose prepayment penalties. After July 1, 2003, “housing creditors” no longer can impose prepayment penalties in connection with “alternative mortgage transactions” unless permitted by applicable state law. The depositor makes no representation as to the effect that the Prepayment Charges, the decisions by the servicers with respect to the waiver of the Prepayment Charges and the changes to the regulations of the Office of Thrift Supervision pertaining to the Parity Act, may have on the prepayment performance of the Mortgage Loans. See “Certain Legal Aspects of Mortgage Loans—Prepayment Charges; Late Fees” in the prospectus.

In addition, the servicers may waive the collection of any otherwise applicable Prepayment Charge, but only if: (1) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of such servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

None of the Mortgage Loans are buydown mortgage loans.

None of the Mortgage Loans will be 30 or more days delinquent as of the Cut-off Date. A Mortgage Loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month.

The following tables set forth the historical delinquency experience of the Group I Mortgage Loans and Group II Mortgage Loans. The historical delinquency information is based on the delinquency of each Mortgage Loan since the origination of such Mortgage Loan. The Mortgage Loans are categorized in the table below based on the longest period of delinquency since origination. None of the Mortgage Loans have been delinquent more than 120 days since origination.

Historical Delinquency of the Group I Mortgage Loans Since Origination

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Never Delinquent	3,524	$815,132,221	99.69%	$231,309	7.602%	78.81%	675
30 Days Delinquent	8	2,534,017	0.31	316,752	8.030	78.13	710
Total	3,532	$817,666,238	100.00%	$231,502	7.603%	78.80%	675

Historical Delinquency of the Group II Mortgage Loans Since Origination

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to- Value Ratio	Non-Zero Weighted Average Credit Score
Never Delinquent	2,244	$773,671,569	99.84%	$344,773	7.250%	77.67%	700
30 Days Delinquent	4	1,211,000	0.16	302,750	7.218	78.95	697
Total	2,248	$774,882,569	100.00%	$344,699	7.250%	77.67%	700

Group I Mortgage Loan Characteristics

The average principal balance of the Group I Mortgage Loans at origination was approximately $232,043. No Group I Mortgage Loan had a principal balance at origination greater than approximately $1,462,500 or less than approximately $16,000. The average principal balance of Group I the Mortgage Loans as of the Cut-off Date was approximately $231,502. No Group I Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $1,457,891 or less than approximately $15,803.

The Group I Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 5.750% per annum to approximately 11.000% per annum, and the weighted-average Mortgage Rate was approximately 7.603% per annum.

The weighted-average original loan-to-value ratio of the Group I Mortgage Loans as of the Cut-off Date was approximately 78.80%. As of the Cut-off Date, no Group I Mortgage Loan had an original loan-to-value ratio greater than 100.00% or less than approximately 7.02%.

The weighted-average remaining term to stated maturity of the Group I Mortgage Loans was approximately 355 months as of the Cut-off Date. None of the Group I Mortgage Loans will have a first due date prior to May 1, 2006 or after March 1, 2007 or will have a remaining term to stated maturity of less than 115 months or greater than 478 months as of the Cut-off Date. The latest maturity date of any Group I Mortgage Loan is February 1, 2047.

As of the Cut-off Date, the non-zero weighted-average credit score of the Group I Mortgage Loans is approximately 675. No Group I Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 817 or less than 580.

The Group I Mortgage Loans have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Product Type of the Group I Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
Balloon 15/30	2	$1,019,641	0.12%	8.562%	713	75.78%	175
Balloon 30/40	597	148,754,306	18.19	7.726	666	82.63	356
Balloon 30/50	39	12,802,743	1.57	7.718	667	77.34	356
Fixed 10yr	1	258,659	0.03	6.875	644	87.38	115
Fixed 15yr	65	10,854,668	1.33	7.091	680	68.48	176
Fixed 20yr	19	2,702,114	0.33	7.568	661	70.20	235
Fixed 30yr	2,044	405,486,291	49.59	7.579	674	78.43	356
Fixed 30yr - IO	695	216,812,589	26.52	7.621	682	77.81	356
Fixed 40yr	70	18,975,227	2.32	7.137	690	76.24	477
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

Principal Balances at Origination of the Group I Mortgage Loans
Principal Balances at Origination ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
1 - 50,000	97	$3,864,686	0.47%	8.398%	681	77.16%	343
50,001 - 100,000	481	37,661,124	4.61	7.916	675	76.97	349
100,001 - 150,000	655	82,036,962	10.03	7.813	672	80.22	355
150,001 - 200,000	615	107,531,179	13.15	7.640	673	79.53	354
200,001 - 250,000	499	111,707,751	13.66	7.576	674	79.19	357
250,001 - 300,000	346	94,921,079	11.61	7.535	675	79.70	354
300,001 - 350,000	220	71,099,863	8.70	7.498	676	79.60	359
350,001 - 400,000	166	62,184,161	7.61	7.589	674	80.07	358
400,001 - 450,000	124	52,650,372	6.44	7.536	675	79.26	356
450,001 - 500,000	114	54,149,569	6.62	7.466	673	79.11	358
500,001 - 550,000	59	30,820,923	3.77	7.584	678	77.92	359
550,001 - 600,000	52	30,100,419	3.68	7.593	677	77.68	352
600,001 - 650,000	37	23,348,228	2.86	7.481	671	77.69	359
650,001 - 700,000	16	10,727,848	1.31	7.467	681	72.76	356
700,001 - 750,000	12	8,712,317	1.07	7.182	675	76.44	356
750,001 - 800,000	10	7,796,049	0.95	7.184	693	73.03	355
800,001 - 850,000	6	5,002,600	0.61	8.028	664	70.91	355
850,001 - 900,000	7	6,166,273	0.75	7.653	665	71.49	330
900,001 - 950,000	2	1,856,298	0.23	8.688	655	75.87	357
950,001 - 1,000,000	7	6,898,874	0.84	7.564	698	70.89	356
1,000,001 - 1,050,000	1	1,023,750	0.13	8.375	629	63.98	356
1,100,001 - 1,150,000	1	1,114,273	0.14	6.875	724	70.00	354
1,150,001 - 1,200,000	2	2,340,000	0.29	7.502	721	75.00	355
1,200,001 - 1,250,000	1	1,237,500	0.15	7.500	737	65.13	357
1,250,001 - 1,300,000	1	1,256,250	0.15	7.875	688	75.00	355
1,450,001 - 1,500,000	1	1,457,891	0.18	8.375	722	75.00	355
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

Remaining Principal Balance of the Group I Mortgage Loans
Remaining Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
1 - 50,000	101	$4,063,809	0.50%	8.421%	680	76.11%	340
50,001 - 100,000	480	37,760,791	4.62	7.908	675	77.08	349
100,001 - 150,000	658	82,635,470	10.11	7.813	672	80.30	354
150,001 - 200,000	618	108,427,160	13.26	7.634	673	79.32	354
200,001 - 250,000	491	110,163,432	13.47	7.579	675	79.32	357
250,001 - 300,000	347	95,269,778	11.65	7.533	675	79.78	355
300,001 - 350,000	221	71,548,814	8.75	7.499	677	79.64	358
350,001 - 400,000	166	62,336,229	7.62	7.590	673	79.94	357
400,001 - 450,000	124	52,798,368	6.46	7.536	676	79.45	357
450,001 - 500,000	111	52,802,896	6.46	7.465	673	78.87	358
500,001 - 550,000	59	30,820,923	3.77	7.584	678	77.92	359
550,001 - 600,000	52	30,100,419	3.68	7.593	677	77.68	352
600,001 - 650,000	37	23,348,228	2.86	7.481	671	77.69	359
650,001 - 700,000	16	10,727,848	1.31	7.467	681	72.76	356
700,001 - 750,000	12	8,712,317	1.07	7.182	675	76.44	356
750,001 - 800,000	10	7,796,049	0.95	7.184	693	73.03	355
800,001 - 850,000	6	5,002,600	0.61	8.028	664	70.91	355
850,001 - 900,000	7	6,166,273	0.75	7.653	665	71.49	330
900,001 - 950,000	2	1,856,298	0.23	8.688	655	75.87	357
950,001 - 1,000,000	7	6,898,874	0.84	7.564	698	70.89	356
1,000,001 - 1,050,000	1	1,023,750	0.13	8.375	629	63.98	356
1,100,001 - 1,150,000	1	1,114,273	0.14	6.875	724	70.00	354
1,150,001 - 1,200,000	2	2,340,000	0.29	7.502	721	75.00	355
1,200,001 - 1,250,000	1	1,237,500	0.15	7.500	737	65.13	357
1,250,001 - 1,300,000	1	1,256,250	0.15	7.875	688	75.00	355
1,450,001 - 1,500,000	1	1,457,891	0.18	8.375	722	75.00	355
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

Original Terms of the Group I Mortgage Loans
Original Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
120	1	$258,659	0.03%	6.875%	644	87.38%	115
180	67	11,874,309	1.45	7.217	682	69.11	176
240	19	2,702,114	0.33	7.568	661	70.20	235
360	3,375	783,855,929	95.87	7.621	675	79.04	356
480	70	18,975,227	2.32	7.137	690	76.24	477
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

Remaining Terms of the Group I Mortgage Loans
Remaining Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
61 - 120	1	$258,659	0.03%	6.875%	644	87.38%	115
121 - 180	67	11,874,309	1.45	7.217	682	69.11	176
181 - 240	19	2,702,114	0.33	7.568	661	70.20	235
301 - 360	3,375	783,855,929	95.87	7.621	675	79.04	356
361 - 480	70	18,975,227	2.32	7.137	690	76.24	477
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

Original Loan-to-Value Ratio of the Group I Mortgage Loans
Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
Less than or equal to 50.00	143	$27,313,068	3.34%	7.046%	665	40.71%	347
50.01 - 55.00	55	11,748,704	1.44	6.865	667	52.81	344
55.01 - 60.00	99	23,399,407	2.86	7.132	659	57.66	351
60.01 - 65.00	113	26,564,729	3.25	7.148	670	63.53	352
65.01 - 70.00	230	59,744,999	7.31	7.253	673	68.70	358
70.01 - 75.00	332	86,238,305	10.55	7.477	680	74.14	353
75.01 - 80.00	1,438	351,632,704	43.00	7.550	682	79.66	358
80.01 - 85.00	129	28,374,356	3.47	7.745	664	84.14	351
85.01 - 90.00	468	99,230,930	12.14	7.906	666	89.51	355
90.01 - 95.00	410	84,927,982	10.39	8.239	664	94.66	355
95.01 - 100.00	115	18,491,053	2.26	8.134	686	99.80	357
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

Original Combined Loan-to-Value Ratio of the Group I Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
Less than or equal to 50.00	141	$26,063,069	3.19%	7.033%	667	40.36%	346
50.01 - 55.00	50	9,423,084	1.15	6.901	662	52.69	338
55.01 - 60.00	96	22,856,843	2.80	7.143	658	57.58	350
60.01 - 65.00	102	25,045,336	3.06	7.168	666	62.82	350
65.01 - 70.00	177	46,691,720	5.71	7.101	669	68.11	359
70.01 - 75.00	230	56,357,745	6.89	7.372	675	73.23	356
75.01 - 80.00	653	153,103,224	18.72	7.461	676	78.99	355
80.01 - 85.00	175	42,484,239	5.20	7.629	664	81.68	353
85.01 - 90.00	648	154,137,246	18.85	7.799	675	85.17	357
90.01 - 95.00	591	133,505,089	16.33	8.025	670	88.83	355
95.01 - 100.00	669	147,998,643	18.10	7.696	689	82.02	358
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

Mortgage Rate of the Group I Mortgage Loans
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
5.501 - 6.000	40	$11,337,839	1.39%	5.958%	710	66.45%	364
6.001 - 6.500	167	45,499,098	5.56	6.387	701	70.75	356
6.501 - 7.000	579	150,863,173	18.45	6.847	683	73.15	355
7.001 - 7.500	787	190,312,068	23.28	7.333	676	77.22	356
7.501 - 8.000	992	228,238,799	27.91	7.799	670	81.04	355
8.001 - 8.500	483	102,201,582	12.50	8.294	668	83.83	354
8.501 - 9.000	330	65,107,032	7.96	8.802	664	84.36	355
9.001 - 9.500	101	15,817,911	1.93	9.322	660	88.95	357
9.501 - 10.000	38	6,086,963	0.74	9.749	664	92.21	357
10.001 - 10.500	11	1,174,221	0.14	10.246	652	94.13	356
10.501 - 11.000	4	1,027,552	0.13	10.731	635	92.16	355
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

FICO Score at Origination of the Group I Mortgage Loans
FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
Not Available	22	$5,435,477	0.66%	8.143%	N/A	74.56%	366
561 - 580	1	140,633	0.02	9.250	580	65.00	354
581 - 600	24	4,551,588	0.56	7.686	594	63.60	362
601 - 620	102	21,860,988	2.67	7.809	615	73.03	355
621 - 640	709	160,913,221	19.68	7.810	631	79.27	354
641 - 660	730	168,839,953	20.65	7.663	650	79.50	354
661 - 680	707	163,909,442	20.05	7.595	670	79.40	355
681 - 700	418	99,868,627	12.21	7.511	690	78.52	359
701 - 720	269	60,961,926	7.46	7.401	711	79.03	349
721 - 740	200	49,393,592	6.04	7.602	729	79.29	356
741 - 760	161	38,468,519	4.70	7.335	750	77.70	359
761 - 780	99	23,937,094	2.93	7.148	771	76.55	356
781 - 800	61	13,846,897	1.69	7.290	790	80.06	361
Greater than or equal to 801	29	5,538,283	0.68	7.101	807	78.69	363
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

Documentation Type of the Group I Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
Full/Alternative	664	$131,395,891	16.07%	7.341%	669	83.01%	356
No Ratio	658	162,557,394	19.88	7.618	681	79.13	359
No Documentation	704	153,292,837	18.75	7.690	676	76.76	353
Reduced/Limited	815	225,222,274	27.54	7.604	678	76.84	353
Stated	691	145,197,842	17.76	7.733	669	79.83	357
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

Occupancy Status of the Group I Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
Owner-Occupied	2,537	$630,636,545	77.13%	7.519%	670	79.25%	356
Investor	814	144,397,938	17.66	7.987	691	76.88	353
2nd Home	181	42,631,754	5.21	7.558	703	78.67	352
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

Loan Purpose of the Group I Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
Refinance - Cash Out	1,675	$409,874,705	50.13%	7.531%	664	76.18%	354
Purchase	1,389	301,946,465	36.93	7.786	690	82.07	357
Refinance - Rate/Term	468	105,845,069	12.94	7.362	675	79.64	356
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

Property Type of the Group I Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
Single Family	2,464	$541,332,688	66.20%	7.561%	671	79.27%	355
2-4 Family	402	119,365,383	14.60	7.762	677	75.99	354
PUD	355	91,858,757	11.23	7.547	683	79.34	358
Condominium	280	55,120,580	6.74	7.801	685	79.72	356
Condotel	23	8,542,839	1.04	7.471	749	78.82	352
Cooperative	4	897,945	0.11	7.475	684	66.44	353
Townhouse	4	548,047	0.07	6.967	678	64.36	398
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

Geographic Distribution of the Group I Mortgage Loans
Geographic Distribution	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
Florida	598	$128,762,742	15.75%	7.600%	679	79.16%	356
California	337	121,416,223	14.85	7.289	676	73.91	356
New York	274	97,410,839	11.91	7.500	676	75.55	359
New Jersey	174	50,944,726	6.23	7.724	676	77.64	353
Arizona	131	31,786,686	3.89	7.662	669	79.28	357
Virginia	111	28,451,245	3.48	7.436	682	78.62	352
Maryland	102	27,488,245	3.36	7.503	675	79.44	356
Nevada	91	24,902,334	3.05	7.476	690	76.49	359
Pennsylvania	145	24,522,879	3.00	7.831	667	83.25	354
Massachusetts	89	23,977,166	2.93	7.751	671	80.35	360
Illinois	116	23,176,310	2.83	7.819	679	80.91	355
Texas	138	20,524,430	2.51	7.796	671	80.31	351
Connecticut	70	17,466,640	2.14	7.917	667	76.07	355
North Carolina	108	16,933,661	2.07	7.863	672	81.22	354
Georgia	106	16,572,551	2.03	7.858	676	84.14	357
Minnesota	77	15,647,881	1.91	7.838	672	83.31	356
Washington	54	13,900,809	1.70	7.325	669	81.85	357
Colorado	56	12,842,151	1.57	7.805	670	83.87	356
Ohio	80	11,748,624	1.44	7.814	676	86.93	359
Michigan	59	8,053,520	0.98	7.782	678	83.29	345
Indiana	59	7,409,905	0.91	7.769	682	83.94	354
Missouri	45	7,369,219	0.90	7.972	667	84.73	356
Wisconsin	48	7,353,914	0.90	7.939	657	84.78	356
South Carolina	37	6,656,910	0.81	7.779	686	83.70	356
Tennessee	44	6,321,950	0.77	7.693	686	84.36	351
Oregon	28	6,202,238	0.76	7.613	668	79.20	349
Rhode Island	26	6,133,145	0.75	7.649	670	79.59	355
Alabama	40	4,974,228	0.61	7.721	663	84.68	343
Maine	26	4,886,792	0.60	7.909	670	78.94	356
District of Columbia	14	4,484,745	0.55	7.159	662	74.94	370
Delaware	18	3,738,254	0.46	7.515	660	79.46	346
New Mexico	25	3,594,909	0.44	7.900	667	85.86	356
Louisiana	22	3,451,917	0.42	7.858	664	85.58	345
Iowa	26	3,288,778	0.40	7.825	673	85.69	353
Oklahoma	26	3,020,728	0.37	8.022	658	86.04	353
Mississippi	11	2,741,229	0.34	7.386	702	79.23	341
Idaho	16	2,727,597	0.33	7.458	670	80.66	363
Utah	9	2,626,919	0.32	7.555	664	77.24	355
New Hampshire	12	2,057,269	0.25	7.242	688	75.68	356
Kansas	16	1,859,912	0.23	8.190	665	86.74	353
Hawaii	4	1,819,085	0.22	7.079	655	69.22	356
Montana	6	1,433,622	0.18	7.279	664	82.20	356
Kentucky	10	1,297,449	0.16	8.063	682	87.54	333
Nebraska	11	1,291,473	0.16	8.073	639	85.44	349
Arkansas	14	1,067,009	0.13	8.073	665	84.84	356
Wyoming	4	842,473	0.10	7.456	687	79.62	375
West Virginia	6	811,531	0.10	8.070	643	76.66	356
Vermont	5	771,935	0.09	8.213	686	77.34	289
North Dakota	4	340,168	0.04	7.557	644	79.83	356
South Dakota	3	310,140	0.04	8.201	658	84.81	355
Alaska	1	251,133	0.03	8.500	629	95.00	356
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

Original Prepayment Penalty Term of the Group I Mortgage Loans
Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate	Non-Zero Weighted Average Credit Score	Weighted Average Original Loan-to-Value	Weighted Average Months Remaining to Maturity
No Prepay Penalty	1,198	$300,315,701	36.73%	7.721%	677	78.47%	356
6	20	4,383,643	0.54	7.705	686	76.53	356
12	320	80,987,454	9.90	7.714	683	77.06	356
18	1	122,658	0.02	7.875	679	72.78	356
24	241	49,200,276	6.02	7.661	669	79.47	357
36	1,696	370,838,333	45.35	7.492	672	79.52	354
48	1	140,388	0.02	7.625	705	80.00	356
60	55	11,677,785	1.43	7.086	688	74.67	369
Total/Weighted Average:	3,532	$817,666,238	100.00%	7.603%	675	78.80%	355

Group II Mortgage Loan Characteristics

The average principal balance of the Group II Mortgage Loans at origination was approximately $344,956. No Group II Mortgage Loan had a principal balance at origination greater than approximately $3,500,000 or less than approximately $40,500. The average principal balance of the Group II Mortgage Loans as of the Cut-off Date was approximately $344,699. No Group II Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $3,500,000 or less than approximately $40,396.

The Group II Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.250% per annum to approximately 9.625% per annum, and the weighted average Mortgage Rate was approximately 7.250% per annum. As of the Cut-off Date, the Group II Mortgage Loans had Gross Margins ranging from approximately 2.250% per annum to approximately 7.750% per annum, Minimum Mortgage Rates ranging from approximately 2.250% per annum to approximately 8.750% per annum and Maximum Mortgage Rates ranging from 9.990% per annum to approximately 15.900% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 2.772% per annum, the weighted average Minimum Mortgage Rate was approximately 2.813% per annum and the weighted average Maximum Mortgage Rate was approximately 12.580% per annum. The latest next Adjustment Date following the Cut-off Date on any Group II Mortgage Loan occurs on March 1, 2017 and the weighted average next Adjustment Date for all of the Group II Mortgage Loans following the Cut-off Date is November 23, 2011.

The weighted average loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 77.67%. At origination, no Group II Mortgage Loan had a loan-to-value ratio greater than approximately 100.00% or less than approximately 17.57%.

The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 356 months as of the Cut-off Date. None of the Group II Mortgage Loans had a first due date prior to September 1, 2005 or will have a first due date after April 1, 2007 or will have a remaining term to stated maturity of less than 340 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is March 1, 2037.

As of the Cut-off Date, the non-zero weighted average credit score of the Group II Mortgage Loans is approximately 700. No Group II Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 850 or less than 613.

The Group II Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Product Type of the Group II Mortgage Loans
Product Type	Percentage of Pool by Principal Balance	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Weighted Average Months to Next Adjustment Date	Weighted Average Gross Margin	Weighted Average First Periodic Rate Cap	Weighted Average Subsequent Periodic Rate Cap	Weighted Average Lifetime Rate Cap
6 mos Libor - IO	0.17%	$1,301,614.12	7.217%	4	2.531%	3.000%	1.000%	5.779%
2/6 Libor	0.75	5,818,600.49	7.901	19	3.175	4.090	1.386	6.091
2/6 Libor - 30/40 Balloon	0.11	853,011.69	7.794	18	5.213	3.000	1.630	6.630
2/6 Libor - IO	2.52	19,501,080.63	7.376	20	3.308	3.630	1.200	5.838
3/1 Libor - IO	0.23	1,818,325.00	6.117	32	2.250	4.301	2.000	6.000
3/6 Libor	0.57	4,402,417.20	7.357	32	3.548	4.016	1.339	5.851
3/6 Libor - 30/40 Balloon	0.59	4,551,050.50	7.344	31	3.070	5.506	1.835	6.000
3/6 Libor - IO	4.61	35,731,162.56	6.979	31	2.952	4.542	1.515	5.662
5/1 Libor	1.60	12,388,414.46	7.204	55	2.250	5.024	2.000	5.024
5/1 Libor - IO	3.91	30,276,761.79	6.875	55	2.259	5.099	1.987	5.099
5/6 Libor	7.42	57,464,005.38	7.509	56	2.971	5.327	1.323	5.336
5/6 Libor - 30/40 Balloon	3.01	23,310,273.00	7.591	55	3.151	5.578	1.601	5.585
5/6 Libor - IO	68.23	528,712,498.49	7.273	56	2.753	5.278	1.286	5.289
7/1 Libor	0.14	1,092,591.46	6.968	74	2.348	5.000	2.000	5.000
7/1 Libor - IO	0.50	3,900,341.05	7.020	77	2.265	5.118	2.000	5.118
7/6 Libor	0.12	948,923.79	7.107	82	2.522	5.000	1.000	5.000
7/6 Libor - 30/40 Balloon	0.06	449,177.62	6.375	80	2.250	6.000	2.000	6.000
7/6 Libor - IO	3.30	25,572,547.12	6.865	81	2.554	5.106	1.088	5.106
10/1 Libor	0.10	774,464.86	8.537	117	2.750	5.838	2.000	5.838
10/1 Libor - IO	0.37	2,882,299.46	7.185	117	2.404	5.307	2.000	5.307
10/6 Libor	0.20	1,566,396.47	6.627	118	2.459	5.000	1.000	5.000
10/6 Libor - IO	1.49	11,566,612.21	6.604	118	2.472	5.296	1.296	5.296
Total/Weighted Average:	100.00%	$774,882,569.35	7.250%	56	2.772%	5.174%	1.352%	5.331%

Product and Prepayment Penalty of the Group II Mortgage Loans*
Product	1-12 Month Penalty	13-24 Month Penalty	25-36 Month Penalty	37-60 Month Penalty	With Penalty	No Penalty
6 mos Arm	0.00% / 0	0.08% / 18	0.00% / 0	0.00% / 0	48.82% / 18	51.18%
2 year Arm	1.01% / 5	1.62% / 19	0.09% / 30	0.00% / 0	80.46% / 15	0.1954
3 year Arm	1.28% / 7	0.31% / 19	3.28% / 32	0.00% / 0	81.04% / 27	0.1896
5 year Arm	16.22% / 6	4.79% / 21	32.76% / 32	0.41% / 55	64.38% / 24	0.3562
7 year Arm	0.51% / 7	0.16% / 21	2.00% / 34	0.08% / 58	66.70% / 29	0.333
10 year Arm	0.59% / 6	0.00% / 0	0.88% / 34	0.06% / 58	70.18% / 24	0.2982
Total/Weighted Average:	19.60% / 6	6.95% / 20	39.01% / 33	0.55% / 56	66.12% / 24	33.88%

*This table includes the percentage of Group II Mortgage Loans with prepayment penalties and the non-zero weighted average remaining prepayment penalty term in months.

Current Mortgage Rates of the Group II Mortgage Loans
Current Mortgage Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
4.001 - 4.250	0.03%	1	$257,699.99	4.250%	621	$257,699.99	74.99%	89.97%	100.00%	0.00%
4.751 - 5.000	0.04	1	288,387.97	4.875	718	288,387.97	68.69	68.69	100.00	0.00
5.251 - 5.500	0.14	3	1,110,900.00	5.444	746	370,300.00	67.12	71.18	0.00	0.00
5.501 - 5.750	0.82	16	6,350,113.71	5.704	725	396,882.11	69.77	74.25	17.80	0.00
5.751 - 6.000	2.50	55	19,401,377.06	5.948	713	352,752.31	74.71	84.84	30.92	16.55
6.001 - 6.250	4.29	80	33,249,006.18	6.197	716	415,612.58	74.31	83.80	27.12	4.55
6.251 - 6.500	9.41	181	72,884,724.96	6.450	702	402,678.04	74.44	84.98	25.81	14.64
6.501 - 6.750	12.14	250	94,092,010.17	6.694	702	376,368.04	77.19	88.78	34.76	8.10
6.751 - 7.000	16.38	332	126,908,800.72	6.925	693	382,255.42	76.76	89.69	48.25	10.04
7.001 - 7.250	9.07	218	70,243,628.97	7.190	700	322,218.48	78.23	92.11	48.44	17.92
7.251 - 7.500	12.22	291	94,663,193.41	7.445	696	325,303.07	78.20	92.67	48.46	23.69
7.501 - 7.750	10.23	240	79,260,242.84	7.696	693	330,251.01	78.04	92.08	46.46	26.28
7.751 - 8.000	9.51	243	73,702,910.37	7.925	706	303,304.16	79.69	94.28	53.97	35.35
8.001 - 8.250	4.43	128	34,314,163.63	8.170	694	268,079.40	80.03	94.91	67.87	49.29
8.251 - 8.500	4.47	97	34,654,574.47	8.425	708	357,263.65	80.24	94.75	69.37	48.96
8.501 - 8.750	2.09	50	16,185,797.20	8.679	693	323,715.94	81.93	95.75	63.95	39.67
8.751 - 9.000	1.83	47	14,201,301.06	8.915	710	302,155.34	82.36	97.43	66.01	52.76
9.001 - 9.250	0.08	4	654,695.29	9.194	698	163,673.82	93.29	93.29	100.00	62.71
9.251 - 9.500	0.20	7	1,566,128.00	9.359	693	223,732.57	96.34	98.66	100.00	7.74
9.501 - 9.750	0.12	4	892,913.35	9.573	664	223,228.34	95.88	95.88	73.41	67.73
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: 4.250%
Maximum: 9.625%
Weighted Average: 7.250%

Net Mortgage Rates of the Group II Mortgage Loans
Net Mortgage Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
3.751 - 4.000	0.03%	1	$257,699.99	4.250%	621	$257,699.99	74.99%	89.97%	100.00%	0.00%
4.251 - 4.500	0.02	1	169,930.61	6.750	710	169,930.61	94.44	94.44	0.00	0.00
4.501 - 4.750	0.04	1	288,387.97	4.875	718	288,387.97	68.69	68.69	100.00	0.00
5.001 - 5.250	0.21	4	1,610,900.00	5.578	729	402,725.00	72.15	74.95	31.04	0.00
5.251 - 5.500	0.82	16	6,350,113.71	5.704	725	396,882.11	69.77	74.25	17.80	0.00
5.501 - 5.750	2.44	54	18,901,377.06	5.950	714	350,025.50	74.48	84.88	29.09	16.99
5.751 - 6.000	4.38	83	33,966,792.45	6.208	716	409,238.46	74.53	83.83	28.66	4.45
6.001 - 6.250	9.47	183	73,357,638.69	6.454	703	400,861.41	74.54	85.02	26.02	14.82
6.251 - 6.500	12.20	251	94,502,927.47	6.703	702	376,505.69	77.36	88.90	34.67	8.06
6.501 - 6.750	16.73	342	129,663,724.24	6.950	694	379,133.70	77.27	89.93	48.37	10.24
6.751 - 7.000	9.54	231	73,915,171.75	7.244	700	319,979.10	78.97	92.15	50.09	18.11
7.001 - 7.250	12.45	300	96,443,123.03	7.459	697	321,477.08	78.41	92.61	49.21	23.85
7.251 - 7.500	10.39	246	80,473,711.83	7.746	692	327,128.91	78.29	92.12	48.02	28.50
7.501 - 7.750	9.36	239	72,493,181.05	7.952	705	303,318.75	79.42	94.26	54.07	36.11
7.751 - 8.000	4.35	128	33,678,472.71	8.189	694	263,113.07	79.82	94.98	69.13	51.02
8.001 - 8.250	4.20	89	32,531,324.77	8.465	707	365,520.50	79.31	94.77	67.98	48.74
8.251 - 8.500	1.70	40	13,206,194.68	8.691	691	330,154.87	78.95	95.88	60.08	40.10
8.501 - 8.750	1.63	37	12,602,183.88	8.917	712	340,599.56	81.02	97.99	61.69	49.67
9.001 - 9.250	0.02	1	181,578.89	9.375	651	181,578.89	80.00	100.00	100.00	0.00
9.251 - 9.500	0.04	1	288,134.57	9.525	639	288,134.57	100.00	100.00	100.00	0.00
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: 3.990%
Maximum: 9.265%
Weighted Average: 6.964%

Original Principal Balances of the Group II Mortgage Loans
Original Principal Balance of the Mortgage Loans ($)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
25,000.01 - 50,000.00	0.02%	3	$123,595.63	8.166%	714	$41,198.54	82.63%	96.09%	32.68%	66.34%
50,000.01 - 75,000.00	0.40	49	3,102,845.36	7.813	707	63,323.37	79.05	88.82	56.99	91.59
75,000.01 - 100,000.00	0.69	60	5,373,397.50	7.642	707	89,556.63	78.08	91.25	41.50	75.69
100,000.01 - 125,000.00	1.50	103	11,658,401.92	7.555	700	113,188.37	79.86	94.04	42.60	68.42
125,000.01 - 150,000.00	2.69	151	20,810,422.79	7.465	695	137,817.37	78.73	92.14	46.37	47.47
150,000.01 - 175,000.00	3.13	149	24,241,061.95	7.480	708	162,691.69	78.76	92.36	48.45	53.32
175,000.01 - 200,000.00	4.42	183	34,262,803.68	7.366	708	187,228.44	79.26	93.36	43.59	41.12
200,000.01 - 225,000.00	4.38	160	33,960,179.55	7.435	699	212,251.12	78.05	91.94	55.47	42.37
225,000.01 - 250,000.00	4.35	142	33,690,388.33	7.211	698	237,256.26	79.61	91.63	47.14	31.62
250,000.01 - 275,000.00	4.74	140	36,767,192.37	7.292	694	262,622.80	78.62	91.89	47.60	29.18
275,000.01 - 350,000.00	10.94	274	84,748,923.22	7.310	697	309,302.64	79.22	93.19	52.89	27.30
350,000.01 - 450,000.00	15.15	294	117,393,593.76	7.133	696	399,297.94	78.49	91.50	46.54	18.37
450,000.01 - 550,000.00	14.58	228	112,949,894.29	7.070	696	495,394.27	78.77	91.54	49.99	10.48
550,000.01 - 650,000.00	8.83	114	68,408,962.66	7.268	700	600,078.62	78.80	91.22	47.44	12.63
650,000.01 - 750,000.00	5.68	63	44,007,328.23	7.119	711	698,529.02	76.70	89.93	31.49	14.44
750,000.01 - 850,000.00	3.47	34	26,891,842.64	7.229	690	790,936.55	76.41	88.80	44.04	5.61
850,000.01 - 950,000.00	3.22	28	24,952,429.35	7.345	697	891,158.19	75.85	88.90	56.48	10.54
950,000.01 - 1,100,000.00	4.41	34	34,147,667.25	7.325	716	1,004,343.15	74.36	88.36	26.40	5.77
1,100,000.01 - 1,250,000.00	1.36	9	10,505,381.17	7.136	712	1,167,264.57	73.04	82.48	44.75	0.00
1,250,000.01 - 1,500,000.00	3.56	20	27,585,402.78	7.370	703	1,379,270.14	72.78	86.69	29.45	4.77
1,500,000.01 - 1,750,000.00	1.29	6	9,981,406.85	7.244	703	1,663,567.81	66.77	75.18	48.19	0.00
1,750,000.01 - 2,000,000.00	0.75	3	5,819,448.07	6.711	746	1,939,816.02	63.33	67.20	0.00	0.00
Greater than or equal to 2,000,000.01	0.45	1	3,500,000.00	7.750	693	3,500,000.00	58.33	58.33	100.00	0.00
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: $40,500.00
Maximum: $3,500,000.00
Average: $344,956.20

Cut-off Date Principal Balances of the Group II Mortgage Loans
Principal Balance of the Mortgage Loans as of the Cut-off Date ($)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
25,000.01 - 50,000.00	0.02%	3	$123,595.63	8.166%	714	$41,198.54	82.63%	96.09%	32.68%	66.34%
50,000.01 - 75,000.00	0.40	49	3,102,845.36	7.813	707	63,323.37	79.05	88.82	56.99	91.59
75,000.01 - 100,000.00	0.69	60	5,373,397.50	7.642	707	89,556.63	78.08	91.25	41.50	75.69
100,000.01 - 125,000.00	1.52	104	11,783,328.45	7.544	700	113,301.24	79.86	94.11	43.20	67.70
125,000.01 - 150,000.00	2.67	150	20,685,496.26	7.471	695	137,903.31	78.72	92.10	46.05	47.76
150,000.01 - 175,000.00	3.13	149	24,241,061.95	7.480	708	162,691.69	78.76	92.36	48.45	53.32
175,000.01 - 200,000.00	4.42	183	34,262,803.68	7.366	708	187,228.44	79.26	93.36	43.59	41.12
200,000.01 - 225,000.00	4.38	160	33,960,179.55	7.435	699	212,251.12	78.05	91.94	55.47	42.37
225,000.01 - 250,000.00	4.41	144	34,189,799.52	7.218	698	237,429.16	79.58	91.71	47.18	31.89
250,000.01 - 275,000.00	4.68	138	36,267,781.18	7.287	694	262,810.01	78.64	91.82	47.57	28.90
275,000.01 - 350,000.00	10.94	274	84,748,923.22	7.310	697	309,302.64	79.22	93.19	52.89	27.30
350,000.01 - 450,000.00	15.15	294	117,393,593.76	7.133	696	399,297.94	78.49	91.50	46.54	18.37
450,000.01 - 550,000.00	14.58	228	112,949,894.29	7.070	696	495,394.27	78.77	91.54	49.99	10.48
550,000.01 - 650,000.00	8.83	114	68,408,962.66	7.268	700	600,078.62	78.80	91.22	47.44	12.63
650,000.01 - 750,000.00	5.77	64	44,742,203.23	7.109	710	699,096.93	76.68	89.93	32.62	14.20
750,000.01 - 850,000.00	3.47	34	26,891,842.64	7.229	690	790,936.55	76.41	88.80	44.04	5.61
850,000.01 - 950,000.00	3.13	27	24,217,554.35	7.371	697	896,946.46	75.87	88.87	55.16	10.86
950,000.01 - 1,100,000.00	4.41	34	34,147,667.25	7.325	716	1,004,343.15	74.36	88.36	26.40	5.77
1,100,000.01 - 1,250,000.00	1.36	9	10,505,381.17	7.136	712	1,167,264.57	73.04	82.48	44.75	0.00
1,250,000.01 - 1,500,000.00	3.56	20	27,585,402.78	7.370	703	1,379,270.14	72.78	86.69	29.45	4.77
1,500,000.01 - 1,750,000.00	1.29	6	9,981,406.85	7.244	703	1,663,567.81	66.77	75.18	48.19	0.00
1,750,000.01 - 2,000,000.00	0.75	3	5,819,448.07	6.711	746	1,939,816.02	63.33	67.20	0.00	0.00
Greater than or equal to 2,000,000.01	0.45	1	3,500,000.00	7.750	693	3,500,000.00	58.33	58.33	100.00	0.00
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: $40,395.64
Maximum: $3,500,000.00
Average: $344,698.65

Original Terms of the Group II Mortgage Loans
Original Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
360	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: 360 months
Maximum: 360 months
Weighted Average: 360 months

Stated Remaining Terms of the Group II Mortgage Loans
Stated Remaining Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Greater than or equal to 340	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: 340 months
Maximum: 359 months
Weighted Average: 356 months

Months Since Origination of the Group II Mortgage Loans
Months Since Origination	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
1	6.07%	113	$47,071,848.81	7.429%	699	$416,565.03	77.22%	90.97%	34.39%	8.24%
2	15.23	311	118,046,936.66	7.173	694	379,572.14	77.23	91.52	35.54	13.62
3	24.25	502	187,942,684.77	7.204	700	374,387.82	76.90	91.01	38.26	21.99
4 - 6	50.40	1,238	390,579,012.33	7.265	702	315,491.93	78.53	90.67	52.68	24.83
7 - 9	3.14	73	24,328,794.00	7.496	704	333,271.15	77.55	90.20	66.93	33.03
10-12	0.47	2	3,626,000.00	7.750	695	1,813,000.00	58.74	59.78	100.00	3.47
Greater than or equal to 13	0.42	9	3,287,292.78	5.778	726	365,254.75	62.61	62.61	5.23	4.97
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: 1 month
Maximum: 20 months
Weighted Average: 4 months

Original Interest Only Terms of the Group II Mortgage Loans
Original Interest Only Terms (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	14.66%	438	$113,619,326.92	7.484%	694	$259,404.86	79.22%	89.04%	62.35%	32.34%
36	0.60	11	4,652,575.00	6.432	740	422,961.36	72.04	83.98	37.35	19.91
60	12.54	270	97,201,358.18	7.260	694	360,005.03	76.72	89.40	41.48	18.90
84	0.59	13	4,607,461.91	6.608	690	354,420.15	68.82	75.22	43.22	5.26
120	71.60	1,516	554,801,847.34	7.212	702	365,964.28	77.64	91.34	43.44	19.88
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Non-zero Minimum: 36 months
Maximum: 120 months
Non-zero Weighted Average: 110 months

Original Prepay Penalty Terms of the Group II Mortgage Loans
Original Prepay Penalty Terms (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	33.88%	706	$262,549,609.54	7.224%	704	$371,883.30	76.66%	89.03%	48.84%	18.63%
4	0.23	1	1,820,000.00	6.625	757	1,820,000.00	65.00	65.00	0.00	0.00
6	6.56	101	50,800,747.37	7.197	695	502,977.70	76.10	88.72	33.58	15.71
7	0.52	8	4,006,567.10	8.095	726	500,820.89	79.25	96.26	80.78	13.52
12	12.29	268	95,267,914.85	7.440	700	355,477.29	76.75	89.53	44.14	31.32
18	0.06	2	487,916.22	6.948	686	243,958.11	82.58	97.42	25.82	0.00
24	6.89	167	53,392,651.98	7.388	688	319,716.48	78.26	91.92	49.10	12.49
36	39.01	978	302,291,921.39	7.194	699	309,091.94	79.05	92.62	45.28	23.89
60	0.55	17	4,265,240.90	6.856	700	250,896.52	76.90	82.93	48.80	9.50
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Non-zero Minimum: 4 months
Maximum: 60 months
Non-zero Weighted Average (Original PP Term): 27 months

Credit Scores of the Group II Mortgage Loans
Credit Scores	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Not Available	0.42%	11	$3,220,560.16	7.892%	0	$292,778.20	77.23%	93.50%	55.61%	16.91%
601 - 620	0.47	12	3,639,217.78	7.226	619	303,268.15	73.93	83.86	47.25	0.00
621 - 640	6.99	180	54,187,940.80	7.446	630	301,044.12	77.27	88.96	43.66	4.70
641 - 660	13.66	305	105,859,633.72	7.173	651	347,080.77	77.60	90.18	37.37	8.19
661 - 680	16.60	357	128,652,593.45	7.227	670	360,371.41	77.72	91.13	44.86	13.48
681 - 700	17.90	365	138,741,899.53	7.291	690	380,114.79	77.54	91.39	54.69	21.01
701 - 720	13.25	319	102,663,111.92	7.281	710	321,827.94	78.05	91.84	43.41	30.03
721 - 740	9.81	228	76,017,139.36	7.270	729	333,408.51	77.54	91.07	48.83	33.31
741 - 760	7.92	179	61,392,204.10	7.143	750	342,973.21	78.34	90.16	45.02	33.45
761 - 780	6.19	158	47,976,558.27	7.269	770	303,649.10	77.58	88.60	45.35	36.40
781 - 800	5.44	111	42,130,615.77	7.155	789	379,555.10	77.39	89.47	46.43	26.90
Greater than or equal to 801	1.34	23	10,401,094.49	6.998	807	452,221.50	77.77	90.13	47.34	27.39
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Non-zero Minimum: 613 months
Maximum: 850 months
Non-zero Weighted Average: 700 months

Original Loan-to-Value Ratios of the Group II Mortgage Loans
Original Loan-to-Value Ratios (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Less than or equal to 50.00	1.10%	30	$8,524,009.10	6.437%	708	$284,133.64	41.84%	43.26%	51.31%	17.45%
50.01 - 55.00	0.53	13	4,109,840.26	6.413	687	316,141.56	52.28	52.80	22.98	31.84
55.01 - 60.00	1.13	17	8,735,230.40	7.045	686	513,837.08	58.49	60.60	69.48	5.28
60.01 - 65.00	4.16	59	32,205,207.25	6.742	702	545,850.97	63.36	69.46	47.62	18.00
65.01 - 70.00	6.43	108	49,850,570.91	7.023	700	461,579.36	69.15	78.31	44.16	20.77
70.01 - 75.00	13.06	241	101,228,157.42	7.280	706	420,033.85	74.35	87.52	49.60	23.97
75.01 - 80.00	68.34	1,605	529,571,960.53	7.274	698	329,951.38	79.86	95.00	42.76	20.63
80.01 - 85.00	0.42	11	3,231,912.11	6.897	712	293,810.19	84.35	84.35	84.96	6.00
85.01 - 90.00	2.18	75	16,930,042.91	7.655	701	225,733.91	89.69	89.69	71.17	47.40
90.01 - 95.00	1.15	46	8,892,382.94	8.204	720	193,312.67	94.89	94.89	71.99	56.11
95.01 - 100.00	1.50	43	11,603,255.52	8.084	715	269,843.15	100.00	100.00	80.24	3.77
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: 17.57%
Maximum: 100.00%
Weighted Average: 77.67%

Documentation Types of the Group II Mortgage Loans
Documentation Types (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Full	6.85%	179	$53,103,832.66	6.766%	705	$296,669.46	77.26%	87.36%	0.00%	19.45%
Alternate	0.31	8	2,397,960.47	7.019	678	299,745.06	82.25	96.01	0.00	29.75
Reduced	46.73	991	362,140,821.83	7.148	699	365,429.69	77.37	90.80	0.00	21.21
Lite	0.18	4	1,363,350.00	6.798	664	340,837.50	80.00	100.00	0.00	0.00
Stated/Stated	5.89	140	45,620,764.47	7.309	697	325,862.60	77.03	88.45	100.00	22.88
No Ratio	31.78	706	246,245,151.90	7.446	702	348,789.17	79.05	93.74	100.00	22.22
No Doc	8.26	220	64,010,688.02	7.447	700	290,957.67	74.63	81.46	100.00	21.18
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Loan Purpose of the Group II Mortgage Loans
Loan Purpose	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Purchase	65.80%	1,581	$509,839,181.89	7.351%	706	$322,478.93	79.60%	95.63%	46.77%	24.39%
Rate Term Refinance	9.68	182	74,999,259.84	6.895	692	412,083.85	75.35	85.08	30.39	13.83
Cashout Refinance	24.53	485	190,044,127.62	7.116	689	391,843.56	73.40	79.36	49.80	16.76
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Occupancy Status of the Group II Mortgage Loans
Occupancy Status	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Owner Occupied	69.68%	1,335	$539,932,291.03	7.107%	692	$404,443.66	77.26%	90.87%	46.19%	0.00%
Second Home	8.82	183	68,366,930.57	7.376	720	373,589.78	79.52	90.88	40.63	0.00
Investor	21.50	730	166,583,347.75	7.659	719	228,196.37	78.23	89.71	47.26	100.00
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Property Types of the Group II Mortgage Loans
Property Types	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
PUD	24.35%	510	$188,661,865.09	7.240%	702	$369,925.23	78.23%	92.66%	47.13%	16.29%
Single Family	52.11	1,160	403,806,302.66	7.227	695	348,108.88	77.01	89.74	46.12	18.52
Condominium (Low Rise)	7.15	245	55,378,383.48	7.428	699	226,034.22	79.95	93.36	48.29	30.58
Condominium (High Rise)	1.94	46	15,022,962.15	7.345	723	326,586.13	78.77	87.91	46.49	51.69
Condotel	4.06	71	31,450,782.21	7.141	737	442,968.76	79.41	85.09	8.33	35.15
2-Family	5.83	125	45,191,948.88	7.154	698	361,535.59	77.22	90.57	53.03	25.12
3-Family	2.46	48	19,031,271.54	7.336	710	396,484.82	77.93	93.47	54.68	34.92
4-Family	2.00	37	15,476,180.66	7.617	698	418,275.15	76.57	89.84	60.90	45.55
Cooperative	0.08	3	611,270.72	6.894	689	203,756.91	72.67	78.37	62.05	0.00
Townhouse	0.03	3	251,601.96	7.949	730	83,867.32	78.97	100.00	79.49	100.00
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Geographic Distribution of the Group II Mortgage Loans
Geographic Distribution	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
California	37.59%	613	$291,247,313.85	7.130%	695	$475,117.97	76.69%	90.52%	40.51%	11.33%
Florida	13.10	322	101,492,639.00	7.398	711	315,194.53	79.30	89.16	50.80	25.93
Nevada	10.74	290	83,205,112.31	7.227	709	286,914.18	78.45	93.22	43.02	28.13
New York	5.20	86	40,273,567.06	6.944	694	468,297.29	78.20	92.42	59.80	13.79
Arizona	4.31	112	33,396,174.76	7.411	712	298,180.13	77.85	91.06	41.62	32.76
New Jersey	3.72	78	28,834,157.65	7.286	684	369,668.69	75.75	87.20	48.35	22.95
Virginia	3.58	82	27,718,668.12	7.043	699	338,032.54	78.00	88.31	52.50	21.28
Maryland	3.25	76	25,157,360.12	7.298	683	331,017.90	79.71	91.26	56.69	13.60
Colorado	2.73	75	21,171,700.85	7.313	702	282,289.34	78.53	92.14	43.93	35.11
Illinois	2.04	64	15,775,746.83	7.570	699	246,496.04	79.62	91.17	57.36	32.39
Other	13.76	450	106,610,128.80	7.490	704	236,911.40	77.41	90.45	48.25	36.49
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Months to Next Rate Adjustment Date of the Group II Mortgage Loans
Months to Next Rate Adjustment Date	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
3	0.05%	2	$410,364.12	7.325%	746	$205,182.06	80.00%	100.00%	0.00%	0.00%
4 - 6	0.12	3	891,250.00	7.168	724	297,083.33	74.00	93.05	38.99	0.00
13 - 24	3.83	68	29,672,692.81	7.535	688	436,363.13	74.38	84.96	52.09	16.21
25 - 36	5.55	135	43,002,955.26	6.957	702	318,540.41	78.15	90.46	56.91	11.99
37 - 60	84.16	1,912	652,151,953.12	7.285	700	341,083.66	78.12	91.48	45.63	23.08
61 - 84	4.12	87	31,963,581.04	6.888	702	367,397.48	73.07	81.98	35.10	14.66
85 - 120	2.17	41	16,789,773.00	6.795	712	409,506.66	73.55	83.78	40.49	8.51
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: 3 months
Maximum: 119 months
Weighted Average: 56 months

First Periodic Rate Cap of the Group II Mortgage Loans
First Periodic Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000	0.10%	2	$764,000.00	6.955%	740	$382,000.00	76.07%	79.29%	100.00%	0.00%
1.751 - 2.000	0.23	8	1,768,853.21	7.040	725	221,106.65	80.02	96.12	46.68	13.14
2.751 - 3.000	5.31	116	41,138,012.63	7.177	697	354,638.04	77.65	90.16	46.84	15.11
4.751 - 5.000	65.20	1,430	505,220,058.84	7.282	702	353,300.74	77.15	90.26	42.04	24.39
5.251 - 5.500	0.06	1	450,000.00	6.625	669	450,000.00	59.60	59.60	0.00	0.00
5.501 - 5.750	0.04	1	335,415.83	8.750	713	335,415.83	80.00	100.00	100.00	0.00
5.751 - 6.000	29.03	689	224,948,528.85	7.194	696	326,485.53	78.85	91.56	54.24	16.41
6.751 - 7.000	0.03	1	257,699.99	4.250	621	257,699.99	74.99	89.97	100.00	0.00
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: 1.000%
Maximum: 7.000%
Weighted Average: 5.174%

Subsequent Periodic Rate Cap of the Group II Mortgage Loans
Subsequent Periodic Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000	64.78%	1,412	$501,953,795.95	7.303%	701	$355,491.36	77.44%	91.27%	43.34%	23.10%
1.751 - 2.000	35.22	836	272,928,773.40	7.151	699	326,469.82	78.09	89.43	50.69	18.54
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: 1.000%
Maximum: 2.000%
Weighted Average: 1.352%

Lifetime Rate Cap of the Group II Mortgage Loans
Lifetime Rate Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
2.751 - 3.000	0.01%	1	$97,299.62	6.990%	627	$97,299.62	70.00%	90.00%	100.00%	0.00%
4.751 - 5.000	67.26	1,472	521,211,213.24	7.268	702	354,083.70	77.22	90.35	41.58	23.88
5.251 - 5.500	0.08	2	599,799.69	6.844	682	299,899.85	64.43	64.43	24.97	24.97
5.501 - 5.750	0.04	1	335,415.83	8.750	713	335,415.83	80.00	100.00	100.00	0.00
5.751 - 6.000	32.15	762	249,115,961.44	7.207	697	326,923.83	78.64	91.24	55.10	16.70
6.751 - 7.000	0.45	10	3,522,879.53	7.409	684	352,287.95	77.42	90.10	37.50	10.19
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: 3.000%
Maximum: 7.000%
Weighted Average: 5.331%

Gross Margin of the Group II Mortgage Loans
Gross Margin (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
2.001 - 2.250	36.84%	826	$285,457,553.10	7.228%	709	$345,590.26	76.49%	89.79%	47.29%	26.37%
2.251 - 2.500	23.20	424	179,777,115.76	6.690	699	424,002.63	76.13	87.86	30.80	10.93
2.501 - 2.750	11.71	289	90,700,159.12	7.436	693	313,841.38	77.99	94.36	52.96	23.65
2.751 - 3.000	7.47	189	57,910,549.70	7.436	687	306,405.02	79.92	89.91	62.11	20.87
3.001 - 3.250	5.27	121	40,847,999.15	7.304	698	337,586.77	79.23	93.45	30.52	15.80
3.251 - 3.500	2.75	78	21,342,735.52	7.555	691	273,624.81	79.65	90.32	48.06	20.70
3.501 - 3.750	2.84	65	22,003,479.21	8.113	707	338,515.06	83.37	96.25	51.58	31.13
3.751 - 4.000	3.35	86	25,932,607.01	7.927	685	301,541.94	81.22	93.79	70.73	24.29
4.001 - 4.250	1.28	33	9,903,127.19	8.375	703	300,094.76	80.45	96.22	42.06	45.82
4.251 - 4.500	0.66	14	5,131,905.52	7.931	707	366,564.68	84.09	95.35	63.69	8.42
4.501 - 4.750	0.50	10	3,858,770.42	8.545	707	385,877.04	84.87	94.77	54.05	25.18
4.751 - 5.000	3.14	90	24,356,203.84	7.620	688	270,624.49	78.66	90.81	69.65	28.73
5.001 - 5.250	0.36	9	2,819,199.68	7.622	710	313,244.41	83.04	93.67	30.80	29.26
5.251 - 5.500	0.09	4	695,600.79	8.291	665	173,900.20	84.72	96.67	69.35	18.74
5.501 - 5.750	0.15	2	1,136,497.04	7.968	723	568,248.52	71.24	91.24	12.41	0.00
5.751 - 6.000	0.08	2	600,000.00	8.308	732	300,000.00	80.00	100.00	100.00	0.00
6.001 - 6.250	0.07	1	537,266.30	7.725	652	537,266.30	80.00	80.00	100.00	0.00
6.751 - 7.000	0.09	2	725,000.00	7.210	656	362,500.00	74.80	84.85	0.00	27.59
7.001 - 7.250	0.02	1	126,800.00	8.250	692	126,800.00	80.00	100.00	0.00	0.00
7.251 - 7.500	0.09	1	732,000.00	8.900	716	732,000.00	80.00	100.00	0.00	0.00
7.501 - 7.750	0.04	1	288,000.00	8.150	666	288,000.00	80.00	100.00	0.00	0.00
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: 2.250%
Maximum: 7.750%
Weighted Average: 2.772%

Minimum Mortgage Rates of the Group II Mortgage Loans
Minimum Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
2.001 - 2.250	33.75%	717	$261,534,108.90	7.180%	708	$364,761.66	76.25%	89.27%	46.86%	23.91%
2.251 - 2.500	24.04	452	186,268,535.02	6.719	699	412,098.53	76.23	88.06	30.77	12.31
2.501 - 2.750	12.12	304	93,899,123.39	7.440	695	308,878.70	78.01	94.37	53.51	25.02
2.751 - 3.000	8.21	223	63,594,698.48	7.486	689	285,178.02	79.90	90.63	62.08	24.92
3.001 - 3.250	5.55	132	42,968,353.17	7.350	699	325,517.83	79.16	93.72	31.41	19.03
3.251 - 3.500	3.00	83	23,267,385.50	7.636	698	280,329.95	79.68	91.12	50.22	23.74
3.501 - 3.750	2.84	65	22,003,479.21	8.113	707	338,515.06	83.37	96.25	51.58	31.13
3.751 - 4.000	3.37	87	26,112,094.94	7.933	685	300,139.02	81.17	93.84	70.94	24.81
4.001 - 4.250	1.25	32	9,654,327.19	8.386	704	301,697.72	80.46	96.12	43.14	47.00
4.251 - 4.500	0.65	15	5,040,301.48	7.994	699	336,020.10	84.16	94.42	72.65	8.57
4.501 - 4.750	0.56	11	4,374,376.96	8.361	697	397,670.63	85.06	97.94	49.23	22.21
4.751 - 5.000	3.14	90	24,356,203.84	7.620	688	270,624.49	78.66	90.81	69.65	28.73
5.001 - 5.250	0.36	9	2,819,199.68	7.622	710	313,244.41	83.04	93.67	30.80	29.26
5.251 - 5.500	0.09	4	695,600.79	8.291	665	173,900.20	84.72	96.67	69.35	18.74
5.501 - 5.750	0.21	3	1,621,297.04	7.866	727	540,432.35	73.86	93.86	8.70	0.00
5.751 - 6.000	0.08	2	600,000.00	8.308	732	300,000.00	80.00	100.00	100.00	0.00
6.001 - 6.250	0.13	2	1,015,752.31	7.030	666	507,876.16	80.00	80.00	100.00	0.00
6.501 - 6.750	0.05	2	374,399.00	6.706	635	187,199.50	80.00	100.00	0.00	0.00
6.751 - 7.000	0.13	3	1,013,387.97	6.546	674	337,795.99	73.06	80.25	28.46	19.74
7.001 - 7.250	0.08	3	587,200.00	7.368	709	195,733.33	80.00	88.27	39.58	38.83
7.251 - 7.500	0.12	2	899,200.00	8.640	715	449,600.00	80.00	100.00	0.00	0.00
7.501 - 7.750	0.11	2	836,000.00	7.806	735	418,000.00	80.00	100.00	0.00	0.00
7.751 - 8.000	0.12	4	954,044.48	7.895	713	238,511.12	82.83	95.83	28.30	45.62
8.501 - 8.750	0.05	1	393,500.00	8.750	668	393,500.00	71.55	71.55	100.00	0.00
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: 2.250%
Maximum: 8.750%
Weighted Average: 2.813%

Maximum Mortgage Rates of the Group II Mortgage Loans
Maximum Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
9.751 - 10.000	0.01%	1	$97,299.62	6.990%	627	$97,299.62	70.00%	90.00%	100.00%	0.00%
10.251 - 10.500	0.14	3	1,110,900.00	5.444	746	370,300.00	67.12	71.18	0.00	0.00
10.501 - 10.750	0.63	14	4,890,114.96	5.702	710	349,293.93	71.02	76.84	23.12	0.00
10.751 - 11.000	1.72	39	13,366,532.09	5.955	708	342,731.59	75.91	85.86	32.59	22.02
11.001 - 11.250	3.12	55	24,160,407.73	6.180	712	439,280.14	75.59	85.03	30.27	2.94
11.251 - 11.500	5.82	104	45,070,533.26	6.447	700	433,370.51	72.72	81.15	20.95	18.85
11.501 - 11.750	8.51	161	65,956,198.59	6.679	710	409,665.83	76.18	87.32	31.68	9.46
11.751 - 12.000	11.42	240	88,528,331.49	6.850	695	368,868.05	76.40	88.18	40.98	11.86
12.001 - 12.250	6.16	149	47,697,762.79	6.996	710	320,119.21	77.28	89.49	41.15	18.83
12.251 - 12.500	12.49	277	96,819,813.63	7.163	701	349,530.01	77.46	91.80	40.88	19.03
12.501 - 12.750	10.42	244	80,764,741.17	7.321	694	331,003.04	78.55	93.25	36.00	20.58
12.751 - 13.000	12.74	281	98,703,480.76	7.474	702	351,257.94	77.90	93.23	54.50	22.71
13.001 - 13.250	7.37	189	57,111,828.31	7.621	693	302,178.99	78.42	93.49	58.38	29.88
13.251 - 13.500	6.70	156	51,886,865.50	7.954	699	332,608.11	79.31	94.90	64.44	36.05
13.501 - 13.750	4.99	115	38,686,442.46	7.969	687	336,403.85	78.15	90.54	65.99	25.53
13.751 - 14.000	3.79	103	29,396,873.24	8.270	707	285,406.54	81.09	94.06	61.75	43.38
14.001 - 14.250	1.07	31	8,320,893.44	8.167	689	268,415.92	81.53	95.75	75.83	46.81
14.251 - 14.500	1.19	36	9,213,008.43	8.414	706	255,916.90	85.25	93.41	76.59	47.92
14.501 - 14.750	0.76	22	5,906,655.91	8.609	698	268,484.36	87.23	93.09	83.14	40.14
14.751 - 15.000	0.44	14	3,414,059.67	8.913	686	243,861.41	90.39	97.67	95.96	30.31
15.001 - 15.250	0.18	7	1,428,301.79	8.631	705	204,043.11	86.09	96.92	45.84	53.86
15.251 - 15.500	0.12	3	964,016.16	9.337	698	321,338.72	100.00	100.00	100.00	0.00
15.501 - 15.750	0.08	3	655,508.35	9.554	647	218,502.78	96.20	96.20	100.00	56.04
15.751 - 16.000	0.09	1	732,000.00	8.900	716	732,000.00	80.00	100.00	0.00	0.00
Total/Weighted Average:	100.00%	2,248	$774,882,569.35	7.250%	700	$344,698.65	77.67%	90.62%	45.93%	21.50%

Minimum: 9.990%
Maximum: 15.900%
Weighted Average: 12.580%

* Lo Doc includes Stated/Stated, No Ratio, and No Documentation mortgage loans.

The Indices on the Group II Mortgage Loans

Six-Month LIBOR. Approximately 93.14% of the Group II Mortgage Loans (by aggregate principal balance as of the Cut-off Date) will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Listed below are historical values of certain average yields, which are related to Six-Month LIBOR. The monthly averages shown are intended only to provide an historical summary of the movements in Six-Month LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to Six-Month LIBOR as published by a different source for the same period.

	Six-Month LIBOR
	2001	2002	2003	2004	2005	2006	2007
January	5.26250%	2.03375%	1.34875%	1.21375%	2.96000%	4.81000%	5.40000%
February	4.90750	2.03000	1.34000	1.17000	3.16000	4.99000	5.33000
March	4.71000	2.33000	1.23125	1.16000	3.40000	5.14000	5.32969
April	4.30250	2.12000	1.29000	1.38000	3.40875	5.22000	5.36000
May	3.98000	2.08000	1.21375	1.57750	3.53750	5.33000
June	3.90875	1.95625	1.11938	1.94000	3.71000	5.58938
July	3.68875	1.87000	1.14625	1.98000	3.92375	5.51000
August	3.45250	1.79500	1.19750	1.99000	4.05500	5.43125
September	2.52250	1.71000	1.18000	2.19625	4.23063	5.37000
October	2.14625	1.60000	1.23000	2.31250	4.46625	5.38750
November	2.03000	1.46875	1.25875	2.63500	4.60063	5.34688
December	1.98125	1.38000	1.22000	2.78063	4.70000	5.37000

One-Year LIBOR. Approximately 6.86% of the Group II Mortgage Loans (by aggregate principal balance as of the Cut-off Date) will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Listed below are historical values of certain average yields, which are related to One-Year LIBOR. The monthly averages shown are intended only to provide an historical summary of the movements in One-Year LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to One-Year LIBOR as published by a different source for the same period.

	One-Year LIBOR
	2001	2002	2003	2004	2005	2006	2007
January	5.26250%	2.03375%	1.34875%	1.21375%	2.96000%	4.81000%	5.40000%
February	4.90750	2.03000	1.34000	1.17000	3.16000	4.99000	5.33000
March	4.71000	2.33000	1.23125	1.16000	3.40000	5.14000	5.32969
April	4.30250	2.12000	1.29000	1.38000	3.40875	5.22000	5.29500
May	3.98000	2.08000	1.21375	1.57750	3.53750	5.33000
June	3.90875	1.95625	1.11938	1.94000	3.71000	5.58938
July	3.68875	1.87000	1.14625	1.98000	3.92375	5.51000
August	3.45250	1.79500	1.19750	1.99000	4.05500	5.43125
September	2.52250	1.71000	1.18000	2.19625	4.23063	5.37000
October	2.14625	1.60000	1.23000	2.31250	4.46625	5.38750
November	2.03000	1.46875	1.25875	2.63500	4.60063	5.34688
December	1.98125	1.38000	1.22000	2.78063	4.70000	5.37000

In the event that the Index specified in a mortgage note is no longer available, an index that is based on comparable information will be selected by the servicer, to the extent that it is permissible under the terms of the related Mortgage and mortgage note.

The Originators

The principal originators of the Mortgage Loans are (i) Wells Fargo Bank, N.A., which originated approximately 38.01% of the Group I Mortgage Loans, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date, (ii) First National Bank of Nevada, which originated approximately 15.60% of the Group I Mortgage Loans, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and (iii) Silver State Financial Services, Inc., which originated approximately 17.40% of the Group II Mortgage Loans, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which have originated more than 10% of the Group I Mortgage Loans or Group II Mortgage Loans, respectively, by aggregate outstanding principal balance as of the Cut-off Date.

None of the originators are affiliated with the depositor, the sponsor or the underwriters. The processes employed by, capabilities, personnel, resources and other applicable characteristics vary substantively among the originators, and except as otherwise set forth herein, the depositor makes no statements as to the originators with respect to the foregoing. The depositor and its affiliates may have other business relationships with some or all of the originators and from time to time the depositor and its affiliates may conduct additional business with or may cease conducting any or all business with some or all of the originators.

The information set forth below under “Silver State Financial Services, Inc.” has been included in this prospectus supplement because Silver State Financial Services, Inc. is the principal originator for the Group II Mortgage Loans and has ceased operations.

The information set forth below under “Wells Fargo Bank, N.A.” has been included in this prospectus supplement because over 20% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, were originated by Wells Fargo Bank, N.A.

Silver State Financial Services, Inc.

Silver State Financial Services, Inc. (“Silver State”) was incorporated in the state of Nevada on June 29, 1994 and operates as a mortgage banking corporation. Silver State originates, warehouses, and markets residential real estate mortgage loans in the 15 states in the country including California, Arizona, Texas, Florida and Washington and Mid-Atlantic States. The company operates both retail and wholesale loan operations in those states. Currently, wholesale production represents 58% of Silver State Mortgage’s Production in 2006.

Silver State funded $1.3 billion in loans for the 2004 fiscal year. This was an increase from $724 million in 2003. In 2005, Silver State originated over $3 billion and is expected to have originated $4.5 billion in 2006.

Underwriting Standards of Silver State

Silver State is primarily an Alt-A Lender with 85% of our Production representing this Product.

Silver State’s Product Guidelines are for the most part a derivative of the 3 major buyers of Alt-A paper, Lehman Brothers (Aurora), Credit Suisse, and Bear Stearns. We also offer Jumbo A Fixed Rate and Arms Programs in addition FNMA and FHLMC Conforming Fixed Rate and Arm Programs.

Silver State’s underwriting guidelines are primarily intended to evaluate the prospective borrower’s credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete an application, which elicits pertinent information about the prospective borrower including, depending upon the loan program, the prospective borrower’s financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. If required by the underwriting guidelines, employment verification is obtained either from the prospective borrower’s employer or through analysis of copies of borrower’s federal withholding (IRS W-2) forms and/or current payroll earnings statements. With respect to every prospective borrower, a credit report summarizing the prospective borrower’s credit history or non-traditional credit history is obtained. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources, if applicable. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.

Based on the data provided in the application and certain verifications (if required), a determination will have been made that the borrower’s monthly income (if required to be stated or verified) should be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective borrower’s gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria including, but not limited to, the loan-to-value ratio of the mortgage loan or the amount of liquid assets available to the borrower after origination.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to Silver State.

The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Quality Control

Silver State outsources the quality control function to The Stone Hill Group based out of Atlanta, Georgia.  While Silver State Mortgage maintains quality control policies that are in compliance with FNMA and FHLMC requirements, the actual loan selections and loan reviews are completed by The Stone Hill Group.

Wells Fargo Bank, N.A.

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

(1)           Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Minus” mortgage loans (“Alt-A Minus Fixed-Rate Loans”); and

(2)           Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Minus” mortgage loans (“Alt-A Minus Adjustable-Rate Loans” and together with the Alt-A Minus Fixed Rate Loans, the “Alt-A Minus Loans”).

From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

	2004		2005		2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Alt-A Minus Fixed-Rate Loans	10,506	$1,711,167,964	24,630	$4,499,161,624	23,218	$4,343,902,519
Alt-A Minus Adjustable-Rate Loans	12,876	$2,858,098,653	8,143	$1,772,154,001	1,413	$293,559,837

Wells Fargo Bank’s Mortgage Loan Programs

Mortgage Loan Production Sources

Wells Fargo Bank originates and acquires first lien mortgage loans through a network of retail, wholesale, correspondent and centralized production offices located throughout many states in the United States, the District of Columbia, and several of the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from Wells Fargo Bank’s Private Mortgage Banking division (including referrals from or originations by the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “—Acquisition of Mortgage Loans from Correspondents” below. The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although Subsidy Loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines and represent that each loan was underwritten in accordance with Wells Fargo Bank standards and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent.

With respect to Alt-A Minus Loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents’ representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents’ compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards or the standards of a pool insurer.

Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank’s underwriting standards.

Mortgage Loan Underwriting General

The underwriting functions of Wells Fargo Bank are performed in offices throughout many states in the United States, the District of Columbia, and several of the territories of the United States. Wells Fargo Bank may not elect to delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant’s credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant’s credit record. The underwriting guidelines used by Wells Fargo Bank are primarily intended to evaluate the prospective borrower’s credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Under certain circumstances, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant and is taken into account in the credit decision.

The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

Each Mortgage Loan is assigned a“FICO Score.” A FICO Score relates to borrower credit history and is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a FICO Score which indicates a level of default probability over a two-year period.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent may not be reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “—Acquisition of Mortgage Loans from Correspondents” above.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer sponsored web sites, or third party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including non-occupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s FICO Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for Subsidy Loans and Buy-Down Loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the Mortgage Interest Rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of interest only mortgage loans, no principal payment is considered in determining the mortgagor's total debt for purposes of such ratio, however, under certain circumstances the interest rate used may be higher than the actual interest rate on the mortgage loan. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing. The payment obligations under both primary and secondary financing are included in the computation of the Debt-to-Income Ratio, and the combined amount of primary and secondary loans will be used to calculate the Combined Loan-to-Value Ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 100%. The “Loan-to-Value Ratio” or “LTV” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 360 days prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation)(“RELS”), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party. “Combined Loan-to-Value Ratio” or “CLTV” is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan or (b) the total available amount of any home equity line of credit originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property.

Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association (“ALTA”) title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Role of Loan Underwriter Discretion

On a case-by-case basis, a Wells Fargo Bank loan underwriter may make the determination that the prospective borrower warrants loan parameters beyond the general underwriting criteria described above or the specific criteria applicable to Alt-A Minus Loans described below based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, Loan-to-Value Ratio, Debt-to-Income Ratio, long-term stability of employment and/or residence, credit scores, verified cash reserves or reduction in overall monthly expenses. For example, Wells Fargo Bank permits Debt-to-Income Ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

Alt-A Minus Mortgage Loans

The underwriting standards applicable to mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program permit different underwriting criteria as compared to Wells Fargo Bank’s general underwriting criteria, additional types of mortgaged properties or categories of borrowers such as “foreign nationals” without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, “Foreign National Loans”), and include certain other less restrictive parameters. Generally, relative to the “general” underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum Combined Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for “equity take out” refinancing, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower financing a primary residence and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance.

On July 10, 2006, Wells Fargo Bank implemented new expanded financing solutions for underwriting their “alternative” mortgage loans (the “EFA Program”). Under the EFA Program, mortgage loans are divided into two general categories, “Alt-A Prime” and “Alt-A Minus” and such mortgage loans, “Alt-A Prime Mortgage Loans” and “Alt-A Minus Mortgage Loans” or “Alt-A Minus Loans”. Borrower and mortgage loan characteristics will determine whether a mortgage loan falls within the Alt-A Prime or Alt-A Minus category. The differences between these categories are discussed herein. All “alternative” mortgage loans originated by Wells Fargo Bank on and after July 10, 2006 were originated under the EFA Program guidelines. Unless otherwise specified, the descriptions contained herein are applicable to loans originated before and after the implementation of the EFA Program.

For mortgage loans originated under the EFA Program, if the property is a second home or investment property, the borrower is not permitted to finance more than six one-to-four family residences (including the borrowers primary residence) with Wells Fargo Bank. If the property is a primary residence, there is no limitation on the number of one-to-four family residences that a borrower may finance with Wells Fargo Bank.

Wells Fargo Bank originates Alt-A Minus Loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. For Alt-A Minus Loans the primary mortgage insurance is paid by Wells Fargo Bank. In cases where primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loans as set forth in the following table (the “Alt-A Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

The Alt-A Coverage Percentages generally required by Wells Fargo Bank for Alt-A Minus Loans at various levels of Loan-to-Value Ratios and documentation types are as follows:

Alt-A Coverage Percentages
Loan-to-Value Ratios	Documentation Types	Category I Alt-A Mortgage Loans	Category II Alt-A Mortgage Loans
97.01% to 100.00%	Full documentation	35%	30%
95.01% to 97.00%	Full documentation	30%	25%
90.01% to 95.00%	All documentation levels	30%	25%
85.01% to 90.00%	All documentation levels	25%	12%
80.01% to 85.00%	All documentation levels	12%	6%

“Category I Alt-A Mortgage Loans” includes Mortgage Loans with terms to maturity in excess of 20 years.

“Category II Alt-A Mortgage Loans” includes Mortgage Loans with terms to maturity of less than or equal to 20 years.

With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, manufactured homes, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

In connection with its Alt-A Minus program in effect prior to July 10, 2006, Wells Fargo Bank established classifications with respect to the credit profile of the applicant, and each loan was placed into one of thirteen credit levels denoted as “F9 through F1,” with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum Loan-to-Value Ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally were restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower Loan-to-Value Ratios than applicants with more favorable credit profiles. Except for loans originated under the “No Ratio” program, the maximum total Debt-to-Income Ratio for each credit level is generally 50%. “Debt-to-Income Ratio” is the ratio, expressed as a percentage, of (i) the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as, but not limited to, property taxes and insurance) over (ii) the mortgagor’s gross monthly income, as of the origination of the Mortgage Loan. Subject to the consideration of certain compensating factors, the general criteria used by Wells Fargo Bank’s underwriting staff in classifying loan applicants were as follows:

Credit Level	Existing Mortgage History	Documentation Type	FICO Score*	Maximum Combined Loan to Value Ratio**
F9	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	700 or higher	95% CLTV @ LTV < 95%
F8	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	660-699	95% CLTV @ LTV <95%
F7	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No documentation	620-659	95% CLTV @ LTV <95%
F6	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	700 or higher	95% CLTV @ LTV <95%
F6 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	700 or higher	95% CLTV @ LTV <80%
F5	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	660-699	95% CLTV @ LTV <95%
F5 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	660-699	95% CLTV @ LTV <80%
F4	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	640-659	95% CLTV @ LTV <95%
F4 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	640-659	95% CLTV @ LTV <80%
F3	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	620-639	95% CLTV @ LTV <95%
F3 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	620-639	95% CLTV @ LTV <80%
F2	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No Ratio with option of verification of assets	600 or higher	95% CLTV @ LTV <95%
F1	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No Ratio with option of verification of assets	620-659	95% CLTV @ LTV <95%

* Lower of two, middle of three FICO Scores used. If only one FICO Score is obtained, then that score is used.

** The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

For the purpose of assigning (a) the credit levels designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) were counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank used the foregoing categories and characteristics as guidelines only.

The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program before July 10, 2006 had loan terms of 15, 20 or 30 years and fully amortize over such terms and the principal amounts generally ranged from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally did not originate or acquire any Mortgage Loans under the Alt-A Minus program before July 10, 2006 for which the Loan-to-Value Ratio at origination exceeded 100% or for which the Combined Loan-to-Value Ratio at origination exceeded 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program before July 10, 2006 are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It was Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-A Minus program before July 10, 2006. Wells Fargo Bank, may have, however, accepted mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

The Alt-A program before July 10, 2006 includes No Ratio documentation program, No Documentation program, Stated documentation program and Stated Reduced documentation program.

Under the EFA Program, Wells Fargo Bank revised its underwriting program to include expanded credit score requirements and Loan-to-Value Ratios and Combined Loan-to-Value Ratios, higher loan amounts and more documentation types and property types. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program include the following: Fixed Rate Loans with terms of 15, 20 or 30 years which fully amortize over such terms; 30 and 40-year Balloon Loans; and various types of Adjustable Rate Loans. There is no minimum loan amount for Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program (except for Correspondent Loans, which have a minimum loan amount of $50,000) and the maximum loan amounts are $6,000,000 for Alt-A Prime and $4,000,000 for Alt-A Minus.

Wells Fargo Bank implemented more conservative underwriting criteria with respect to Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007. As a result of the changes implemented, underwriting criteria applicable to a Mortgage Loan may differ depending on the channel through which the loan was originated. Wells Fargo Bank originates loans through (a) its wholesale channel, which is comprised of third-party mortgage brokers who originate mortgage loans pursuant to Wells Fargo Bank’s underwriting standards (such mortgage loans, “Wholesale Loans,”), (b) its retail channel, which is comprised of a network of branch offices (such mortgage loans, “Retail Loans”) and (c) its Correspondents (such mortgage loans, “Correspondent Loans”). Unless otherwise specified herein, the descriptions of the underwriting criteria apply to loans originated through all origination channels.

To be eligible for Alt-A Minus, a borrower must have (i) a minimum FICO Score of 620 provided that Wholesale and Correspondent Loans originated under any documentation program other than the Full documentation program have a minimum FICO Score of 640 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60-days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no more than six rolling late payments for delinquencies no longer than 30 days. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the EFA Program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the Combined Loan-to-Value Ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program are generally secured by single-family detached residences, planned unit developments, condotels, condominium units, unwarrantable condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner; provided however, that for Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, First Time Home Buyers are limited to one- or two-unit primary residences. It is Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the EFA Program. However, Wells Fargo Bank will accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

The EFA program includes No Ratio Loans with a borrower’s option to verify assets, Stated Loans with a borrower’s option to verify assets, Full Documentation Loans and No Documentation Loans.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Minus Loans relating to one to four family residences, condominiums and units within planned unit developments that are originated under the EFA Program:

Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan-to-Value Ratio(1)	Maximum Combined Loan-to-Value Ratio(1)
Full Documentation	Owner occupied(2)	$4,000,000	100%	100%
Full Documentation	Second home(2)	$4,000,000	95%	100%
Full Documentation	Non-owner occupied	$3,000,000	80/85%(4)	80/85%(4)
Stated with option of verification of assets	Owner occupied(2)	$4,000,000	95%	100%
Stated with option of verification of assets	Second home(2)	$2,000,000	90%	90%
Stated with option of verification of assets	Non-owner occupied	$2,000,000	80/85%(4)	80/85%(4)
No Ratio with option of verification of assets	Owner occupied(2)	$4,000,000	95%	100%
No Ratio with option of verification of assets	Second home(2)	$2,000,000(3)	90%	90%
No Ratio with option of verification of assets	Non-owner occupied	$1,000,000	80/85%(4)	90%80/85%(4)
No Documentation	Owner occupied(2)	$2,000,000	95%	95%
No Documentation	Second home(2)	$2,000,000(3)	75%	75%
No Documentation	Non-owner occupied	$750,000	75%	75%
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(1)  The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the purpose of the mortgage loan and the type of mortgaged property. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan. In addition, the maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007 that are considered higher risk transactions are subject to downward adjustment.

(2)   For Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, three- to four-unit owner occupied and three- to four-unit second homes must be originated under the Full documentation program. For Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, non-owner occupied three- to four-unit properties can be originated with all documentation types.

(3) The maximum loan amounts are subject to downward adjustment based upon certain factors including property type and purpose of the mortgage loan.

(4) For Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio is 80% for Wholesale and Correspondent Loans and 85% for Retail Loans.

The following loan purposes are permitted for one to four family residences, condominiums and units within planned unit developments: purchase, rate/term refinance and cash-out refinance.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Minus Loans relating to cooperative units that are originated under the EFA Program:

Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan-to-Value Ratio(1)	Maximum Combined Loan-to-Value Ratio(1)
Full Documentation	Owner occupied	$1,000,000	80%	80%
Full Documentation	Second home	$1,000,000	80%	80%
Full Documentation	Non-owner occupied	$1,000,000	80%	80%
Stated with option of verification of assets	Owner occupied	$1,000,000	75%	75%
Stated with option of verification of assets	Second home	$1,000,000	75%	75%
Stated with option of verification of assets	Non-owner occupied	$1,000,000	75%	75%
No Ratio with option of verification of assets	Owner occupied	$1,000,000	70%	N/A
No Ratio with option of verification of assets	Second home	$1,000,000	70%	N/A
No Ratio with option of verification of assets	Non-owner occupied	$1,000,000	70%	N/A
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(1)   The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan. Secondary financing is only available for full documentation and stated documentation with option of verification of assets.

The following loan purposes are permitted for cooperative units: purchase and rate/term refinance.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios for the Alt-A Minus Loans relating to condotels that are originated under the EFA Program:

Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan-to-Value Ratio(1)
Full Documentation	Owner occupied	$1,000,000	80%
Full Documentation	Second home	$1,000,000	80%
Full Documentation	Non-owner occupied	$1,000,000	80%
Stated with option of verification of assets	Owner occupied	$1,000,000	75%
Stated with option of verification of assets	Second home	$1,000,000	75%
Stated with option of verification of assets	Non-owner occupied	$1,000,000	75%
No Ratio with option of verification of assets	Owner occupied	$1,000,000	70%
No Ratio with option of verification of assets	Second home	$1,000,000	70%
No Ratio with option of verification of assets	Non-owner occupied	$1,000,000	70%
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(1)  The maximum Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. Secondary financing is not available for condotels.

The following loan purposes are permitted for condotels: purchase and rate/term refinance.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Minus Loans for which the borrower is a foreign national that are originated under the EFA Program:

Documentation Type	Occupancy Type(1)	Maximum Loan Amount	Maximum Loan-to-Value Ratio(2)	Maximum Combined Loan-to-Value Ratio(2)
Full	Owner occupied	$1,000,000	80%	80%
Full	Second home	$1,000,000	80%	80%
Stated with option of verification of assets	Owner occupied	$1,000,000	75%	75%
Stated with option of verification of assets	Second home	$1,000,000	75%	75%
No Ratio with option of verification of assets(3)	Owner occupied(3)	$1,000,000	75%	75%
No Ratio with option of verification of assets(3)	Second home(3)	$1,000,000(3)	75%	75%
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(1)   Property types permitted include one to four family residence, condominiums and units within planned unit developments; provided however, that three and four family residences are not permitted for second homes.

(2)   The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan. Secondary financing is only available for full documentation and stated documentation with option of verification of assets. The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are reduced by 5% for borrowers without a FICO Score.

(3)   Borrowers with no FICO Score are not eligible for no ratio with option of verification of assets.

The following loan purposes are permitted for mortgage loans for which the borrower is a foreign national: purchase and rate/term refinance.

Borrowers who satisfy certain guidelines regarding credit history may have been approved under the “No Ratio” documentation program (such Mortgage Loans, “No Ratio Loans”) or under the “No Documentation” program (such Mortgage Loans, “No Documentation Loans”). In the case of No Ratio Loans, the borrower would not have been required to provide any information in the loan application regarding their income nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower’s expected monthly housing debt or total monthly debt obligations to the borrower’s monthly income. In connection with such No Ratio program, the borrower has the option to verify assets and certain minimum “cash reserves” are required. Under the No Ratio program, for Alt-A Minus Mortgage Loans with loan application taken on or after February 16, 2007 (i) the borrower must be self employed, (ii) if the property is non-owner occupied, the assets of the borrower must be verified, (iii) housing payment history is required for First Time Home Buyers and (iv) (a) if the mortgage loan is a Wholesale or Correspondent Loan and the borrower has a FICO Score of 620-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 80%, (b) if the mortgage loan is a Retail Loan and the borrower has a FICO Score of 640-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% and (c) if the borrower has a FICO Score of 680 or higher, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% for Wholesale and Correspondent Loans and 90% for Retail Loans. In the case of the No Documentation program, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of the No Documentation program, borrowers would not have been required to provide any information in their loan application regarding their income or assets. For mortgage loans with loan applications taken on or after February 16, 2007, the No Documentation program is not available for Alt-A Minus Mortgage Loans.

In the case of the “Stated” documentation program (such Mortgage Loans, “Stated Loans”), the borrower’s income would not have been verified and the borrower has the option to verify assets and certain minimum “cash reserves” are required. Under the Stated program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined at the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s income as determined at the discretion of the loan underwriter. Under the Stated program, for Alt-A Minus Mortgage Loans with loan application taken on or after February 16, 2007 (i) the borrower must be self employed, (ii) if the property is non-owner occupied, the assets of the borrower must be verified and (iii) (a) if the mortgage loan is a Wholesale or Correspondent Loan and the borrower has a FICO Score of 620-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 80%, (b) if the mortgage loan is a Retail Loan and the borrower has a FICO Score of 640-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% and (c) if the borrower has a FICO Score of 680 or higher, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% for Wholesale and Correspondent Loans and 90% for Retail Loans.

In connection with its Alt-A Minus program in effect prior to July 10, 2006, in certain circumstances borrowers who did not qualify for other reduced documentation programs may have qualified for the “Stated Reduced” documentation program (such Mortgage Loans, “Stated Reduced Loans”). Maximum Loan-to-Value Ratios are lower under the Stated Reduced program than for other reduced documentation programs. In the case of the Stated Reduced documentation program, the borrower’s income would not have been verified, the borrower’s assets may have been verified and certain minimum “cash reserves” required. Under the Stated Reduced program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. The Stated Reduced program is not available for any mortgage loans originated under the guidelines of the EFA Program.

In the case of the “Full Documentation” program (such Mortgage Loans, “Full Documentation Loans”), all sections of the mortgage loan application must be complete with borrower’s employment, income and assets. A minimum of two years of continuous employment or source of income must be disclosed for each borrower. Generally, self-employed borrowers should have at least a two year history in the same business in the same market area and must provide previous year’s W-2 and current pay stub with year-to-date earnings or, if unavailable, must provide previous year’s tax return. For loans originated under the Full Documentation program, a verbal verification of employment is required and assets must be disclosed, documented and verified. In addition, Full Documentation Loans are subject to a maximum Debt-to-Income Ratio of 55%.

Wells Fargo Bank’s underwriting of every Alt-A Minus Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of a credit review. In addition, Wells Fargo Bank’s underwriting of every Alt-A Minus Mortgage Loan submitted consists of a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review irrespective of the Loan-to-Value Ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, each Mortgage Loan is subject to further review in the form of a desk review, field review or additional full appraisal.

Recent Developments

Wells Fargo Home Mortgage (“WFHM”), a division of Wells Fargo Bank, has implemented more conservative underwriting criteria with respect to nonprime loans with loan applications taken on and after February 16, 2007 (such changes, the “February Guideline Changes”) and April 2, 2007 and April 6, 2007 (such changes, the “April Guideline Changes”). The February Guideline Changes are described above. The April Guideline Changes are described below. None of the Mortgage Loans included in the mortgage pool were originated pursuant to the February Guideline Changes or April Guideline Changes. WFHM did not re-underwrite the Mortgage Loans in the mortgage pool pursuant to the February Guideline Changes or April Guideline Changes and therefore is unable to determine with certainty which Mortgage Loans would not have been originated if the February Guideline Changes or April Guideline Changes were in effect at the date of the loan application.  However, WFHM expects that a significant number of the Mortgage Loans in the mortgage pool may not have been originated by WFHM if the February Guideline Changes or April Guideline Changes were in effect at the date of the loan application.

The April Guideline Changes included changes to minimum FICO scores required, eligibility of borrowers with bankruptcy or foreclosure history, eligibility of first time home buyers, minimum Loan-to-Value Ratios and Combined Loan-to-Value Ratios, certain reserve requirements and minimum loan amounts. For Alt-A Minus Loans that are Correspondent Loans, the following changes were made: (i) maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for all types of Correspondent Loans were reduced to 95%, (ii) first time home buyers are required to show satisfactory payment history and (iii) certain reserve requirements must be met for loans originated under (a) the full documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 90%, (b) the stated income documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 80% and (c) all documentation levels if the loan amount is over $450,000. For Alt-A Minus Loans that are Retail Loans (i) for investment properties and second homes, minimum loan amounts apply, (ii) the minimum FICO score required for loans with Loan-to-Value Ratios and Combined Loan-to-Value Ratios of 100% was raised to 640 (an increase of 40 points), and (iii) for investment properties (a) if the purpose is equity take out refinance, the borrower must show a history of property ownership for twelve months and (b) a borrower is permitted a maximum of two purchases or re-financings in the prior twelve months. For Alt-A Minus Loans that are Correspondent Loans, Retail Loans, and Wholesale Loans, the following changes were made: (i) certain reserve requirements must be met for loans originated under (a) the full documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 90%, (b) the stated income documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 80% and (c) all documentation levels if the loan amount is over $450,000, and (ii) first time home buyers must show satisfactory payment history.

As with all underwriting criteria, the foregoing are guidelines for the loan underwriter and variations from the guidelines may occur at the discretion of the loan underwriter based on the existence of sufficient compensating factors to warrant the variance. WFHM regularly examines its underwriting criteria and may enact further changes from time to time.

Underwriting Standards of the Sponsor

All of the Mortgage Loans have been purchased by the sponsor from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this section.

All of the Mortgage Loans are “conventional mortgage loans” (i.e., loans which are not insured by the Federal Housing Authority (“FHA”) or partially guaranteed by the Department of Veteran Affairs (“VA”)).

The underwriting standards applicable to the Mortgage Loans typically differ from, and are, with respect to a substantial number of Mortgage Loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, credit score, required documentation, interest rates, borrower occupancy of the Mortgaged Property, and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Mortgage Loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described in this prospectus supplement are made in the event that compensating factors are demonstrated by a prospective borrower.

Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished certain information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the Mortgaged Property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable compensating factors, income and/or assets may not be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verifications (if required), a determination is made by the original lender that the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet their monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage not in excess of 60% of the prospective borrower's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria, including, without limitation, the loan-to-value ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the borrower after origination.

Approximately 28.25% of the Group I Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had loan-to-value ratios at origination in excess of 80% and 87.33% of such Group I Mortgage Loans have mortgage insurance and 12.67% of such Group I Mortgage Loans do not have mortgage insurance. Approximately 5.25% of the Group II Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had loan-to-value ratios at origination in excess of 80% and 90.62% of such Group II Mortgage Loans have mortgage insurance and 9.38% of such Group II Mortgage Loans do not have mortgage insurance. Generally, no such mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon a new appraised value. All of the insurers that have issued mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae or Freddie Mac standards or are otherwise acceptable to the Rating Agencies.

The adequacy of the Mortgaged Property as security for repayment of the related Mortgage Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure standards for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure standards established by the originator. The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the Mortgaged Property and to verify whether the Mortgaged Property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

Modified Standards

In comparison to the “general” underwriting standards described above, the underwriting standards applicable to mortgage loans under an “alternative” mortgage loan underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as “foreign nationals” without a credit score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, “Foreign National Loans”), and include certain other less restrictive parameters. Generally, relative to the “general” underwriting standards, these standards include higher loan amounts, higher maximum loan-to-value ratios, higher maximum “combined” loan-to-value ratios (in each case, relative to mortgage loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for “equity take out” refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with loan-to-value ratios in excess of 80% without the requirement to obtain mortgage insurance if such loans are secured by investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum down payment of only 3.00% is required, mortgage loans may be originated with loan-to-value ratios between 95.01% and 97.00% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for mortgage insurance coverage. In addition, under a program available to eligible borrowers who meet certain underwriting criteria, mortgage loans may be originated with loan-to-value ratios of up to 100% with no down payment or a nominal down payment.

Certain of the Mortgage Loans have been originated under reduced documentation, no-documentation or no-ratio programs, which require less documentation and verification than do traditional full documentation programs. Generally, under a reduced documentation program, verification of either a borrower's income or assets, but not both, is undertaken by the originator. Under a no-ratio program, certain borrowers with acceptable compensating factors will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a no-documentation program, no verification of a borrower's income or assets is undertaken by the originator. The underwriting for such Mortgage Loans may be based primarily or entirely on an appraisal of the Mortgaged Property, the loan-to-value ratio at origination and/or the borrower’s credit score.

Investors should note that changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans included in the Mortgage Pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

Credit Scores

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness (the “Credit Scores”). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 450 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Additional Information Concerning the Mortgage Loans

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Mortgage Loans may vary. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of (i) the Class I-A-1A, Class I-A-1B, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates (also referred to in this prospectus supplement collectively as the “Group I Senior Certificates”), (ii) the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates (also referred to in this prospectus supplement as the “Group I Mezzanine Certificates”, together with the Group I Senior Certificates, the “Group I Offered Certificates”), (iii) the Class I-X Certificates, (iv) the Class I-P Certificates, (v), the Class I-R Certificates, (vi) the Class I-R-X Certificates, (vii) Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-M Certificates (also referred to in this prospectus supplement collectively as the “Group II Senior Certificates”, (viii) the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates (also referred to in this prospectus supplement collectively as the “Group II Mezzanine Certificates”, together with the Group II Senior Certificates, the “Group II Offered Certificates”), (ix) the Class II-X Certificates, (x) the Class II-P Certificates, (xi) the Class II-R Certificates and (xii) the Class II-R-X Certificates. We refer to the certificates reflected on the cover of this prospectus supplement as the Offered Certificates. We are not offering the Class I-X, Class II-X, Class I-P, Class II-P, Class I-R, Class II-R, Class I-R-X or Class II-R-X Certificates by this prospectus supplement. The Group I Senior, Group I Mezzanine, Class I-X, Class I-P, Class I-R and Class I-R-X Certificates are sometimes collectively referred to in this prospectus supplement as the “Group I Certificates”. The Group II Senior, Group II Mezzanine, Class II-X, Class II-P, Class II-R and Class II-R-X Certificates are sometimes collectively referred to in this prospectus supplement as the “Group II Certificates”. The Class I-R, Class II-R, Class I-R-X and Class II-R-X Certificates are sometimes referred to in this prospectus supplement as the “Residual Certificates”.

As further described in this prospectus supplement, no collections or recoveries from the Group I Mortgage Loans or amounts received under the PMI Policy, the Group I Policy or the Class I-A-1B Cap Agreement will be used to support the Group II Certificates, and no collections or recoveries from the Group II Mortgage Loans or amounts received under the Interest Rate Swap Agreement or the Class II-A-M Policy will be used to support the Group I Certificates.

The Class I-P Certificates will have an initial certificate principal balance of $100 and will be entitled to all Prepayment Charges received in respect of the Group I Mortgage Loans. The Class II-P Certificates will have an initial certificate principal balance of $100 and will be entitled to all Prepayment Charges received in respect of the Group II Mortgage Loans.

The trust will issue the Offered Certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Book-Entry Registration

The Offered Certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to certain certificates not being offered by this prospectus supplement, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

•
we advise the securities administrator in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor,

•	at our option, we elect to terminate the book-entry system through DTC, or

•
after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate certificate principal balance, as applicable, of the applicable securities advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the securities administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

Glossary of Terms—The Group I Certificates

“Available Distribution Amount” for any distribution date will mean the sum of the Interest Remittance Amount for that distribution date and Principal Funds for that distribution date.

“Certificate Principal Balance” with respect to any class of Group I Offered Certificates and any distribution date, is the original Certificate Principal Balance of such class as set forth on the cover page of this prospectus supplement plus any Subsequent Recoveries added to the Certificate Principal Balance of such Group I Offered Certificate as described under “Subordination and Allocation of Realized Losses—The Group I Certificates” in this prospectus supplement less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) with respect to the Group I Offered Certificates, any reductions in the Certificate Principal Balance of such certificates deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement. The Certificate Principal Balance of the Class I-X Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate Stated Principal Balance of the Group I Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Group I Senior Certificates and the Group I Mezzanine Certificates. The initial Certificate Principal Balance of the Class I-P Certificates is equal to $100.

“Class I-A-6 Lockout Principal Distribution Amount” with respect to any distribution date will be an amount equal to the least of (i) the Certificate Principal Balance of the Class I-A-6 Certificates, (ii) the Senior Principal Distribution Amount for such distribution date and (iii) the Class A-6 Lockout Distribution Percentage for that distribution date multiplied by the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class I-A-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Senior Certificates, in each case immediately prior to such distribution date and (y) the Senior Principal Distribution Amount for such distribution date.

“Class I-A-6 Lockout Distribution Percentage” with respect to each distribution date will be the applicable percentage set forth below:

Distribution Dates	Class I-A-6 Lockout Distribution Percentage
May 2007 through and including April 2010	0%
May 2010 through and including April 2012	45%
May 2012 through and including April 2013	80%
May 2013 through and including April 2014	100%
May 2014 and thereafter	300%

“Class I-M-1 Principal Distribution Amount” will be, with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the amount, if any, by which (x) the sum of (i) the aggregate Certificate Principal Balances of the Group I Senior Certificates, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 87.80% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such distribution date and (B) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such distribution date exceeds (ii) 0.35% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

“Class I-M-2 Principal Distribution Amount” will be, with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the amount, if any, by which (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates and Class I-M-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 89.40% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such distribution date and (B) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such distribution date exceeds (ii) 0.35% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

“Class I-M-3 Principal Distribution Amount” will be, with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the amount, if any, by which (x) the sum of (i) the aggregate Certificate Principal Balances of the Group I Senior Certificates, Class I-M-1 Certificates and Class I-M-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 92.30% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such distribution date and (B) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such distribution date exceeds (ii) 0.35% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

“Class I-M-4 Principal Distribution Amount” will be, with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount and the Class I-M-3 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the amount, if any, by which (x) the sum of (i) the aggregate Certificate Principal Balances of the Group I Senior Certificates, Class I-M-1 Certificates, Class I-M-2 Certificates and Class I-M-3 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class I-M-4 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 93.50% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such distribution date and (B) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such distribution date exceeds (ii) 0.35% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

“Class I-M-5 Principal Distribution Amount” will be, with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount and the Class I-M-4 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the amount, if any, by which (x) the sum of (i) the aggregate Certificate Principal Balances of the Group I Senior Certificates, Class I-M-1 Certificates, Class I-M-2 Certificates, Class I-M-3 Certificates and Class I-M-4 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class I-M-5 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 94.80% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such distribution date and (B) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such distribution date exceeds (ii) 0.35% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

“Class I-M-6 Principal Distribution Amount” will be, with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal Distribution Amount and the Class I-M-5 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the amount, if any, by which (x) the sum of (i) the aggregate Certificate Principal Balances of the Group I Senior Certificates, Class I-M-1 Certificates, Class I-M-2 Certificates, Class I-M-3 Certificates, Class I-M-4 Certificates and Class I-M-5 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class I-M-6 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 96.00% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such distribution date and (B) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such distribution date exceeds (ii) 0.35% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

“Compensating Interest” with respect to any distribution date and (i) GMAC Mortgage, LLC, an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls resulting from prepayments in full on the Group I Mortgage Loans serviced by it and received during the portion of the Prepayment Period occurring from the 14th day of the month prior to the month in which the related distribution date occurs and ending on the last day of such month and (b) one half of the aggregate servicing fee due GMAC Mortgage, LLC on the Group I Mortgage Loans for such distribution date, (ii) Wells Fargo Bank an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls resulting from prepayments in full on the Group I Mortgage Loans serviced by it and received during the related Prepayment Period and (b) the aggregate servicing fee due Wells Fargo Bank on the Group I Mortgage Loans for such distribution date or (iii) the master servicer, any Prepayment Interest Shortfall required to be funded by the related servicer pursuant to clause (i) or (ii), as applicable, of this definition and not funded by such servicer, up to the aggregate master servicing compensation due to the master servicer with respect to the Group I Mortgage Loans for such distribution date.

“Credit Enhancement Percentage” with respect to any distribution date and any class of Group I Offered Certificates will be the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the class or classes of Group I Offered Certificates subordinate thereto and (ii) the Group I Overcollateralization Amount by (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans, calculated after taking into account distributions of principal on the Group I Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the Group I Certificates then entitled to distributions of principal on such distribution date.

“Deficient Valuation” with respect to any Group I Mortgage Loan, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding indebtedness under such Group I Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the United States Bankruptcy Code.

“Due Period” for any distribution date, the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Extra Principal Distribution Amount” with respect to any distribution date the lesser of (x) the Net Monthly Excess Cashflow for such distribution date and (y) the Overcollateralization Increase Amount for such distribution date.

“Group I Insured Certificates” means, collectively, the Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates.

“Group I Mezzanine Certificates” means, collectively, the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates.

“Group I Overcollateralization Amount” with respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Group I Offered Certificates on such distribution date (after taking into account the payment of 100% of the Principal Funds on such distribution date).

“Group I Policy” is the financial guaranty insurance policy provided by the Group I Certificate Insurer with respect to specified payments of principal and interest on the Group I Insured Certificates.

“Group I Senior Certificates” consist of the Class I-A-1A, Class I-A-1B, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates.

“Insurance Proceeds” are all proceeds of any insurance policies, including any mortgage insurance policy, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the related servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Interest Accrual Period” with respect to (i) the Group I Offered Certificates (other than the Class I-A-1B Certificates) and any distribution date, the calendar month immediately preceding the calendar month in which such distribution date occurs and (ii) the Class I-A-1B Certificates and any distribution date, the period from and including the 25th day of the calendar month preceding the month in which such distribution date occurs (or, with respect to the first Interest Accrual Period, the Closing Date) to and including the 24th day of the calendar month in which such distribution date occurs.

“Interest Carry Forward Amount” with respect to any class of Group I Offered Certificates and any distribution date, will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding distribution date exceeded the actual amount distributed on such class in respect of interest on the immediately preceding distribution date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from the previous distribution date, plus interest accrued thereon at the related Pass-Through Rate on such class for the most recently ended Interest Accrual Period.

“Interest Distribution Amount” with respect to any class of Group I Offered Certificates on any distribution date, will be interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance of that class immediately prior to the distribution date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Net Interest Shortfalls.

“Interest Remittance Amount” with respect to any distribution date and the Group I Mortgage Loans, will be generally equal to the sum, without duplication, of:

•	all scheduled interest (adjusted to the Net Mortgage Rate) received during the related Due Period,

•	all advances relating to interest made by the servicers or master servicer on the related Servicer Remittance Date,

•	all Compensating Interest for that distribution date paid by the servicers or master servicer,

•	the interest portion of any payments made by the PMI Insurer under the PMI Policy,

•
Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period,

•	the interest portion of proceeds of the repurchase of any Group I Mortgage Loans remitted to the securities administrator for that determination date, and

•
the interest portion of the purchase price of the Group I Mortgage Loans (and all assets acquired in respect of the Group I Mortgage Loans) upon exercise by the master servicer of its optional termination right; minus

•
amounts reimbursable to the servicers, the master servicer, the securities administrator, the trustee, the custodian and the credit risk manager with respect to the Group I Mortgage Loans as provided in the pooling and servicing agreement and the servicing agreement.

“Interest Shortfall” with respect to any distribution date and the Group I Mortgage Loans, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the Group I Mortgage Loans resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date and (c) interest payments on certain of the Group I Mortgage Loans being limited pursuant to the provisions of the Relief Act or any other state or local laws.

“Liquidated Loan” means a defaulted Group I Mortgage Loan as to which the related servicer has determined that all amounts which it expects to recover from or on account of such Group I Mortgage Loan have been recovered.

“Liquidation Proceeds” means all proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of Group I Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Properties acquired by the servicers by foreclosure or deed-in-lieu of foreclosure in connection with defaulted Group I Mortgage Loans, other than the amount of such net proceeds representing any profit realized by the servicers in connection with the disposition of any such Mortgaged Properties.

“Net Interest Shortfalls” means with respect to the Group I Mortgage Loans, Interest Shortfalls net of payments by the servicers or the master servicer, as applicable, in respect of Compensating Interest.

“Net Liquidation Proceeds” with respect to a Group I Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the related servicer and advances and expenses incurred by the related servicer in connection with the liquidation of such Group I Mortgage Loan and the related Mortgaged Property.

“Net Monthly Excess Cashflow” with respect to any distribution date, means the sum of (a) any Overcollateralization Reduction Amount and (b) the Available Distribution Amount remaining after distributions pursuant to clauses first and second under “Allocation of Payments—The Group I Certificates” for such distribution date.

“Net Mortgage Rate” with respect to each Group I Mortgage Loan, the rate set forth in the related Mortgage Note minus the sum of the servicing fee rate, the credit risk manager fee rate, the rate at which the fee payable to any provider of lender paid mortgage insurance is calculated, if applicable, and the PMI Insurer Fee Rate, if applicable.

“Net WAC Pass-Through Rate” With respect to each distribution date and the Group I Offered Certificates (other than the Group I Insured Certificates), a per annum rate (adjusted in the case of the Class I-A-1B Certificates for the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans as of the first day of the related Due Period. With respect to each distribution date and the Group I Insured Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans as of the first day of the related Due Period minus the rate at which the fee payable to the Group I Certificate Insurer under the Group I Policy is calculated.

“Net WAC Rate Carryover Amount” with respect to each class of Group I Offered Certificates and any distribution date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such distribution date if the Net WAC Pass-Through Rate had not been applicable to such class on such distribution date over (y) the amount of interest paid on such distribution date plus (ii) the related Net WAC Rate Carryover Amount for the previous distribution date not previously distributed, together with interest thereon at a rate equal to the Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

“Overcollateralization Increase Amount” with respect to any distribution date, the excess, if any, of (a) the Required Overcollateralization Amount over (b) the Group I Overcollateralization Amount on such distribution date.

“Overcollateralization Reduction Amount” with respect to any distribution date, the lesser of (x) the Principal Funds for such distribution date and (y) the excess, if any, of (i) the Group I Overcollateralization Amount for such distribution date over (ii) the Required Overcollateralization Amount for such distribution date.

“Pass-Through Rate” (A) with respect to the Class I-A-1A Certificates, the lesser of (i)(A) on or prior to the first possible related optional termination date, 5.9950% per annum or (B) after the first possible related optional termination date, 6.4950% per annum and (ii) the related Net WAC Pass-Through Rate;

(B) with respect to the Class I-A-1B Certificates, the lesser of (i) sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first related possible related optional termination date, a certificate margin equal to 0.13% per annum or (B) after the first possible related optional termination date, 0.26% per annum and (ii) the related Net WAC Pass-Through Rate;

(C) with respect to the Class I-A-2 Certificates, the lesser of (i)(A) on or prior to the first possible related optional termination date, 5.6690% per annum or (B) after the first possible related optional termination date, 6.1960% per annum and (ii) the related Net WAC Pass-Through Rate;

(D) with respect to the Class I-A-3 Certificates, the lesser of (i)(A) on or prior to the first possible related optional termination date, 5.9570% per annum or (B) after the first possible related optional termination date, 6.4570% per annum and (ii) the related Net WAC Pass-Through Rate;

(E) with respect to the Class I-A-4 Certificates, the lesser of (i)(A) on or prior to the first possible related optional termination date, 6.1380% per annum or (B) after the first possible related optional termination date, 6.6380% per annum and (ii) the related Net WAC Pass-Through Rate;

(F) with respect to the Class I-A-5 Certificates, the lesser of (i)(A) on or prior to the first possible related optional termination date, 6.3470% per annum or (B) after the first possible related optional termination date, 7.3470% per annum and (ii) the related Net WAC Pass-Through Rate;

(G) with respect to the Class I-A-6 Certificates, the lesser of (i)(A) on or prior to the first possible related optional termination date, 5.8200% per annum or (B) after the first possible related optional termination date, 6.3200% per annum and (ii) the related Net WAC Pass-Through Rate;

(H) with respect to the Class I-M-1 Certificates, the lesser of (i)(A) on or prior to the first possible related optional termination date, 6.5510% per annum or (B) after the first possible related optional termination date, 7.0510% per annum and (ii) the related Net WAC Pass-Through Rate;

(I) with respect to the Class I-M-2 Certificates, the lesser of (i)(A) on or prior to the first possible related optional termination date, 6.6500% per annum or (B) after the first possible related optional termination date, 7.1500% per annum and (ii) the related Net WAC Pass-Through Rate; and

(J) with respect to the Class I-M-3 Certificates, the lesser of (i)(A) on or prior to the first possible related optional termination date, 6.6500% per annum or (B) after the first possible related optional termination date, 7.1500% per annum and (ii) the related Net WAC Pass-Through Rate;

(K) with respect to the Class I-M-4 Certificates, the lesser of (i)(A) on or prior to the first possible related optional termination date, 6.6500% per annum or (B) after the first possible related optional termination date, 7.1500% per annum and (ii) the related Net WAC Pass-Through Rate;

(L) with respect to the Class I-M-5 Certificates, the lesser of (i)(A) on or prior to the first possible related optional termination date, 6.6500% per annum or (B) after the first possible related optional termination date, 7.1500% per annum and (ii) the related Net WAC Pass-Through Rate; and

(M) with respect to the Class I-M-6 Certificates, the lesser of (i)(A) on or prior to the first possible related optional termination date, 6.6500% per annum or (B) after the first possible related optional termination date, 7.1500% per annum and (ii) the related Net WAC Pass-Through Rate

“Prepayment Interest Shortfall” with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the Group I Mortgage Loans resulting from (a) prepayments in full received during the related Prepayment Period and (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date.

“Prepayment Period” with respect to any distribution date and (i) the Group I Mortgage Loans serviced by GMAC Mortgage, LLC, the 14th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Cut-off Date) through the 13th day of the month in which such distribution date occurs and (ii) the Group I Mortgage Loans serviced by Wells Fargo Bank, the calendar month preceding the month in which such distribution date occurs.

“Principal Distribution Amount” with respect to each distribution date and the Group I Offered Certificates, is equal to the sum of (i) Principal Funds for such distribution date and (ii) the Extra Principal Distribution Amount for such distribution date minus (iii) the amount of any Overcollateralization Reduction Amount for such distribution date. In no event will the Principal Distribution Amount with respect to any distribution date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Group I Offered Certificates.

“Principal Funds” for any distribution date and the Group I Mortgage Loans will generally be equal to the sum, without duplication, of

(i)	the scheduled principal collected during the related Due Period or advanced on or before the related Servicer Remittance Date,

(ii)	principal prepayments, exclusive of any Prepayment Charges, collected during the related Prepayment Period,

(iii)	the Stated Principal Balance of each Group I Mortgage Loan repurchased by the sponsor or the related servicer and remitted to the securities administrator for that distribution date,

(iv)
the amount, if any, by which the aggregate unpaid principal balance of any replacement Group I Mortgage Loans is less than the aggregate unpaid principal balance of any deleted Group I Mortgage Loans delivered by the sponsor or the related servicer in connection with a substitution of a Group I Mortgage Loan and remitted to the securities administrator for that distribution date,

(v)	the principal portion of any payments made by the PMI Insurer under the PMI Policy,

(vi)
all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Prepayment Period, and

(vii)
the principal portion of the purchase price of the Group I Mortgage Loans (and all assets acquired by the trust in respect of the Group I Mortgage Loans) upon the exercise by the master servicer of its optional termination right; minus

(viii)
amounts payable or reimbursable to the servicers, the master servicer, the securities administrator, the trustee, the custodian or the credit risk manager with respect to the Group I Mortgage Loans as provided in the pooling and servicing agreement and the servicing agreement and to the extent not paid or reimbursed from the Interest Remittance Amount.

“Realized Loss” means (a) the excess of the Stated Principal Balance of a defaulted Group I Mortgage Loan over the Net Liquidation Proceeds with respect to such Group I Mortgage Loan and (b) as to any Group I Mortgage Loan, a Deficient Valuation. To the extent the related servicer receives Subsequent Recoveries with respect to any Group I Mortgage Loan, the amount of the Realized Loss with respect to that Group I Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Group I Offered Certificates on any distribution date.

“Relief Act” means the Servicemembers Civil Relief Act of 2003 or any similar state or local laws.

“Required Overcollateralization Amount” with respect to any distribution date prior to the Stepdown Date, approximately 2.00% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date, and with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (i) approximately 4.00% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (ii) 0.35% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date; with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Required Overcollateralization Amount for such distribution date will be equal to the Required Overcollateralization Amount for the distribution date immediately preceding such distribution date.

“Senior Interest Distribution Amount” with respect to any distribution date and any class of Group I Senior Certificates, an amount equal to the Interest Distribution Amount for such distribution date and such class and the Interest Carry Forward Amount, if any, for such distribution date and such class.

“Senior Principal Distribution Amount” with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount for that distribution date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 80.30% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such distribution date and (B) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such distribution date exceeds (ii) 0.35% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

“Servicer Remittance Date” with respect to any distribution date and the Group I Mortgage Loans, (a) with respect to GMACM, the 18th day of the month in which such distribution date occurs or, if such 18th day is not a business day, the business day immediately preceding such 18th day, and (b) with respect to Wells Fargo Bank, the 18th day of the month in which such distribution date occurs or, if such 18th day is not a business day, the business day immediately following such 18th day.

“Stated Principal Balance” of any Group I Mortgage Loan means, with respect to any distribution date, the principal balance thereof as of the Cut-off Date minus the sum of

(i)
the principal portion of all scheduled monthly payments due from the borrower with respect to such Group I Mortgage Loan during the Due Periods ending prior to such distribution date (and irrespective of any delinquency in such payments);

(ii)
all prepayments of principal with respect to such Group I Mortgage Loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement or the servicing agreement, as applicable, that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

(iii)	any Realized Loss thereon incurred prior to or during the related Due Period.

The Stated Principal Balance of any liquidated Group I Mortgage Loan is zero.

“Stepdown Date” will be the later to occur of (x) the distribution date in May 2010 and (y) the first distribution date on which the Credit Enhancement Percentage of the Group I Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Group I Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the distribution date) is greater than or equal to approximately 19.70%.

“Subsequent Recoveries” means with respect to the Group I Mortgage Loans the amount recovered by a servicer (net of reimbursable expenses) with respect to a defaulted Group I Mortgage Loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Group I Mortgage Loan.

“Trigger Event” with respect to any distribution date and the Group I Mortgage Loans, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the aggregate Stated Principal Balance of Group I Mortgage Loans delinquent 60 days or more (including Group I Mortgage Loans in foreclosure or discharged in bankruptcy or real estate acquired by the trust in respect of any Group I Mortgage Loan by foreclosure, sale, disposition or otherwise (“REO Property”)) by (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 35.53% of the Credit Enhancement Percentage of the Group I Senior Certificates for the prior distribution date, or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Group I Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such distribution date:

Distribution Date	Percentage
May 2010 to April 2011	0.80%*
May 2011 to April 2012	1.45%*
May 2012 to April 2013	2.05%*
May 2013 to April 2014	2.40%*
May 2014 and thereafter	2.45%
* The cumulative loss percentages set forth above are applicable to the first distribution date in the corresponding range of distribution dates. The cumulative loss percentage for each succeeding distribution date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first distribution date in that range and the percentage applicable to the first distribution date in the succeeding range.

Distributions on the Group I Certificates

General. On each distribution date, the securities administrator will make distributions on the Group I Certificates to the persons in whose names such certificates are registered on the related record date. For definitions of capitalized terms used with respect to the Group I Certificates, see “—Glossary of Terms - The Group I Certificates” in this prospectus supplement.

The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the Closing Date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Nomura Asset Acceptance Corporation, Series 2007-1, for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Allocation of Payments—The Group I Certificates

On each distribution date, the Available Distribution Amount to the extent of funds in the Group I Distribution Account available therefor for such distribution date will be distributed as follows:

First, in the following order of priority:

1.	from the Interest Remittance Amount, to the Group I Certificate Insurer, the premium on the Group I Policy payable to the Group I Certificate Insurer on such distribution date;

2.
to the extent of the remaining Interest Remittance Amount, to the holders of the Group I Senior Certificates on a pro rata basis based on the entitlement of each such class, the related Senior Interest Distribution Amount for each such class and such distribution date;

3.
to the extent of the remaining Interest Remittance Amount, to the Group I Certificate Insurer, any amounts reimbursable to the Group I Certificate Insurer under the Group I Insurance Agreement for insured payments made under the Group I Policy in respect of interest;

4.	to the extent of the remaining Interest Remittance Amount, to the holders of the Class I-M-1 Certificates, the Interest Distribution Amount for such class for such distribution date;

5.	to the extent of the remaining Interest Remittance Amount, to the holders of the Class I-M-2 Certificates, the Interest Distribution Amount for such class for such distribution date;

6.	to the extent of the remaining Interest Remittance Amount, to the holders of the Class I-M-3 Certificates, the Interest Distribution Amount for such class for such distribution date;

7.	to the extent of the remaining Interest Remittance Amount, to the holders of the Class I-M-4 Certificates, the Interest Distribution Amount for such class for such distribution date;

8.	to the extent of the remaining Interest Remittance Amount, to the holders of the Class I-M-5 Certificates, the Interest Distribution Amount for such class for such distribution date;

9.	to the extent of the remaining Interest Remittance Amount, to the holders of the Class I-M-6 Certificates, the Interest Distribution Amount for such class for such distribution date; and

10.
for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Excess Spread and Overcollateralization Provisions—The Group I Certificates” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (9) above for such distribution date.

On each distribution date, any interest shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls with respect to the Group I Mortgage Loans to the extent not covered by Compensating Interest paid by the related servicer or the master servicer will be allocated, first, to the Class I-M-6 Certificates, in reduction of the Interest Distribution Amount payable to the Class I-M-6 Certificates on such distribution date; second, to the Class I-M-5 Certificates, in reduction of the Interest Distribution Amount payable to the Class I-M-5 Certificates on such distribution date, third, to the Class I-M-4 Certificates, in reduction of the Interest Distribution Amount payable to the Class I-M-4 Certificates, fourth, to the Class I-M-3 Certificates, in reduction of the Interest Distribution Amount payable to the Class I-M-3 Certificates, fifth, to the Class I-M-2 Certificates, in reduction of the Interest Distribution Amount payable to the Class I-M-2 Certificates, sixth, to the Class I-M-1 Certificates, in reduction of the Interest Distribution Amount payable to the Class I-M-1 Certificates on such distribution date on such distribution date on such distribution date and seventh, to the Group I Senior Certificates, in reduction of the Senior Interest Distribution Amount payable to each such class on such distribution date, on a pro rata basis, based on their respective Senior Interest Distribution Amounts before such reduction. Neither shortfalls resulting from the application of the Relief Act nor Prepayment Interest Shortfalls will be covered by the Group I Policy.

With respect to any distribution date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Group I Offered Certificates will result and those amounts will be carried forward and paid to the Group I Offered Certificates on future distribution dates. The Interest Carry Forward Amount with respect to the Group I Senior Certificates, if any, will be distributed as part of the Senior Interest Distribution Amount on each distribution date. The Interest Carry Forward Amount with respect to the Group I Mezzanine Certificates will be distributed, subject to available funds, in the manner set forth under “—Excess Spread and Overcollateralization Provisions—The Group I Certificates” in this prospectus supplement.

Except as otherwise described in this prospectus supplement, on any distribution date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the entitlement of each such certificate.

Second, to pay to the Group I Offered Certificates in respect of principal, to the extent of the Available Distribution Amount remaining on each distribution date, the Principal Distribution Amount for each distribution date, in the following amount and order of priority:

1.             the Senior Principal Distribution Amount will be distributed to the holders of the Group I Senior Certificates in the following order of priority:

first, to the Class I-A-6 Certificates, in an amount up to the Class I-A-6 Lockout Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero; and

second, in the following order of priority:

•
concurrently to the Class I-A-1A Certificates and Class I-A-1B Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero; and

•
sequentially, to the Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

2.            to the Group I Certificate Insurer, in an amount equal to (i) any unpaid amounts reimbursable to the Group I Certificate Insurer under the Group I Insurance Agreement for insured payments made pursuant to the Group I Policy after taking into account payments from the Interest Remittance Amount and (ii) any unpaid premium payable to the Group I Certificate Insurer under the Group I Policy.

3.            to the Class I-M-1 Certificates, in an amount equal to the Class I-M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero.

4.            to the Class I-M-2 Certificates, in an amount equal to the Class I-M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero.

5.            to the Class I-M-3 Certificates, in an amount equal to the Class I-M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero.

6.            to the Class I-M-4 Certificates, in an amount equal to the Class I-M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero.

7.            to the Class I-M-5 Certificates, in an amount equal to the Class I-M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero.

8.            to the Class I-M-6 Certificates, in an amount equal to the Class I-M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero.

9.            for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Excess Spread and Overcollateralization Provisions—The Group I Certificates” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (8) above for such distribution date.

Notwithstanding the foregoing, on any distribution date after the Certificate Principal Balances of the Group I Mezzanine Certificates have been reduced to zero, the Senior Principal Distribution Amount for that distribution date will be allocated among the Group I Senior Certificates concurrently and on a pro rata basis, based on the Certificate Principal Balance of each such class.

Excess Spread and Overcollateralization Provisions—The Group I Certificates

The weighted average of the Net Mortgage Rates for the Group I Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Group I Offered Certificates. As a result, interest collections on the Group I Mortgage Loans are generally expected to be in excess of the amount of interest payable to the holders of the Group I Offered Certificates and the fees and expenses payable by the trust, including, without limitation, the premium payable to the Group I Certificate Insurer and the fee payable to the PMI Insurer to the extent described in the prospectus supplement. We refer to this excess interest as “Excess Spread”. Excess Spread, together with any Overcollateralization Reduction Amount, will generally constitute the Net Monthly Excess Cashflow on any distribution date and will be distributed as follows:

(i)            to the holders of the Group I Offered Certificates in an amount equal to any Extra Principal Distribution Amount for such distribution date, payable to such holders as part of the Principal Distribution Amount in accordance with the provisions set forth under “—Distributions” above;

(ii)            to the Group I Certificate Insurer, in an amount equal to any amounts due to the Group I Certificate Insurer under the Group I Insurance Agreement;

(iii)           sequentially, to the holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates, in that order, the related Interest Carry Forward Amount allocable to each such class on such distribution date;

(iv)           to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the pooling and servicing agreement, an amount equal to the sum of the Net WAC Rate Carryover Amounts, if any, with respect to each Class of Group I Offered Certificates;

(v)            to the holders of the Class I-X Certificates as provided in the pooling and servicing agreement; and

(vi)           to the holders of the Class I-R Certificates, any remaining amounts.

On each distribution date, all amounts representing Prepayment Charges in respect of the Group I Mortgage Loans received during the related Prepayment Period will be withdrawn from the Group I Distribution Account and distributed to the holders of the Class I-P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class I-P Certificates.

On the distribution date in May 2012, the securities administrator shall make a payment of principal to the Class I-P Certificates in reduction of the Certificate Principal Balance thereof from amounts on deposit in a separate reserve account established and maintained by the securities administrator for the exclusive benefit of the holders of the Class I-P Certificates.

On each distribution date, after making the required distributions of interest and principal to the certificates as described under “- Allocation of Payments” —“Group I Mortgage Loans” and after the distribution of the Net Monthly Excess Cashflow as described above, the securities administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Group I Offered Certificates in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority: first, to the Group I Senior Certificates, the related Net WAC Rate Carryover Amount (with respect to the Class I-A-1B Certificates, prior to taking into account payments made pursuant to the Class I-A-1B Cap Agreement) for each such class for such distribution date, on a pro rata basis, based on the entitlement of each such class; second, to the Class I-M-1 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; third, to the Class I-M-2 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; fourth, to the Class I-M-3 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class, fifth, to the Class I-M-4 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class, sixth, to the Class I-M-5 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class and seventh, to the Class I-M-6 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class. Net WAC Rate Carryover Amounts will not be covered by the Group I Policy. Any amounts remaining in the Reserve Fund will be distributed to the holder of the Class I-X Certificates as described in the pooling and servicing agreement.

Subordination and Allocation of Realized Losses—The Group I Certificates

Any Realized Losses on the Group I Mortgage Loans will be applied on any distribution date as follows: first, in reduction of Net Monthly Excess Cashflow, if any; second, in reduction of the Group I Overcollateralization Amount, until reduced to zero; third, to the Class I-M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero; fourth, to the Class I-M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero; fifth, to the Class I-M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class I-M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class I-M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class I-M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and ninth, concurrently, to the Group I Senior Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Except as otherwise provided below, once Realized Losses on the Group I Mortgage Loans have been allocated to the Group I Offered Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts be reinstated thereafter.

Any allocation of a Realized Loss to a Group I Offered Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

In the event that the related servicer collects any Subsequent Recoveries with respect to a defaulted Group I Mortgage Loan after the liquidation or disposition of such Group I Mortgage Loan, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates—Distributions on the Group I Certificates—Allocation of Payments” —“Group I Mortgage Loans” in this prospectus supplement and the Certificate Principal Balance of each class of Group I Offered Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in the following order; first, concurrently to the Group I Senior Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, and second, to the Group I Mezzanine Certificates, in the order of seniority. Holders of the Group I Offered Certificates will not be entitled to any payment of current interest on the amount of such increase for any Interest Accrual Period preceding the distribution date on which such increase occurs.

The PMI Insurer and the PMI Policy

General

The information set forth in this section has been provided to the depositor by Mortgage Guaranty Insurance, Inc. (“MGIC”).

The PMI Policy does not cover any Group I Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the PMI Policy (referred to herein as a “PMI Mortgage Loan”) is covered for losses up to the Class II-A-M Policy limits; provided, however, that the PMI Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in the PMI Policy. Claims on an insured mortgage loan generally will reduce uninsured exposure to an amount equal to 65% of the lesser of the appraised value as of the origination date or the purchase price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policy covering the mortgage loan remains in effect and a full claim settlement is made thereunder.

The PMI Policy is required to remain in force with respect to each PMI Mortgage Loan until: (i) the principal balance of the PMI Mortgage Loan is paid in full; (ii) the principal balance of the PMI Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the mortgage loan of 60% or less (provided, however, that no coverage of any PMI Mortgage Loan under such PMI Policy is required where prohibited by applicable law); or (iii) any event specified in the PMI Policy occurs that allows for the termination of the PMI Policy by the PMI Insurer or cancellation of the PMI Policy by the insured.

The PMI Policy may not be assigned or transferred without the prior written consent of the PMI Insurer; provided, however, that the PMI Insurer has previously provided written consent to the assignment of coverage on all mortgage loans from the securities administrator to any successor securities administrator, provided that in each case, prompt notice of such assignment is provided to the PMI Insurer.

The PMI Policy generally requires that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within four months of default, that reports regarding the delinquency of the PMI Mortgage Loan must be submitted to the PMI Insurer on a monthly basis thereafter, and that appropriate proceedings to obtain title to the property securing such PMI Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the PMI Policy, the insured must have (i) acquired, and tendered to the PMI Insurer, good and merchantable title to the property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of such PMI Policy, and (ii) if the PMI Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the PMI Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to the PMI Insurer by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the PMI Mortgage Loan). When a claim is presented, the PMI Insurer will have the option of either (i) paying the claim amount and taking title to the property securing the PMI Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the PMI Mortgage Loan) and with the insured retaining title to the property securing such PMI Mortgage Loan, or (iii) if the property securing the PMI Mortgage Loan has been sold to a third party with the prior approval of the PMI Insurer, paying the claim amount reduced by the net sale proceeds as described in the PMI Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan or such property has been sold to a third party with the prior approval of the PMI Insurer. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when such PMI Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the PMI Policy is incomplete, the PMI Insurer is required to provide notification of all information and documentation required to perfect the claim within 20 days of the PMI Insurer's receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to the PMI Insurer, provided that the PMI Insurer is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by the PMI Insurer, no changes may be made to the terms of the PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the PMI Mortgage Loan; nor may the lender make any change in the property or other collateral securing the PMI Mortgage Loan, nor may any mortgagor be released under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured’s approval, the PMI Insurer’s liability for coverage of the PMI Mortgage Loan under the PMI Policy generally will terminate as of the date of such assumption unless the PMI Insurer approves the assumption in writing. In addition, with respect to any PMI Mortgage Loan covered by the PMI Policy, the applicable servicer must obtain the prior approval of the PMI Insurer in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the PMI Mortgage Loan.

The PMI Policy excludes coverage of: (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the PMI Mortgage Loan; (ii) any claim resulting from a default occurring after lapse or cancellation of coverage; (iii) certain claims resulting from a default existing at the inception of coverage; (iv) certain claims where there is an environmental condition which existed on the property securing the PMI Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the PMI Mortgage Loan) as of the effective date of coverage; (v) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the PMI Policy or of its obligations as imposed by operation of law; (vii) certain claims resulting from physical damage to a property securing a PMI Mortgage Loan; (viii) any claim arising from the failure of the borrower under a covered PMI Mortgage Loan to make any balloon payment, if applicable, under such PMI Mortgage Loan; and (ix) any claim submitted in connection with a PMI Mortgage Loan if the PMI Mortgage Loan did not meet the PMI Insurer’s requirements applicable to the origination of the PMI Mortgage Loan.

In issuing the PMI Policy, the PMI Insurer has relied upon certain information and data regarding the PMI Mortgage Loans furnished to it by the sponsor. The PMI Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including: (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the PMI Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the PMI Mortgage Loan; (ii) negligence or fraud by the applicable servicer of the PMI Mortgage Loan; and (iii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans. The PMI Policy permits the PMI Insurer to cancel coverage of a PMI Mortgage Loan under the PMI Policy or deny any claim submitted under the PMI Policy in connection with a PMI Mortgage Loan if the insured fails to furnish the PMI Insurer with copies of all documents in connection with the origination or servicing of a covered PMI Mortgage Loan.

The PMI Policy provides less than 10% of the cash flow used to support the certificates, and the PMI Insurer is not a significant enhancement provider as described under Regulation AB Item 1114.

The preceding description of the PMI Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the PMI Policy. For a more complete description of these provisions, terms and conditions, reference is made to the PMI Policy, a copy of which is available upon request from the securities administrator.

The PMI Insurer

Mortgage Guaranty Insurance Corporation (the “PMI Insurer”, “MGIC”), a wholly-owned subsidiary of MGIC Investment Corporation (“MGIC Investment”), is a Wisconsin corporation, founded in 1985, that is a private mortgage insurance company with its administrative offices located in Milwaukee, Wisconsin. On February 6, 2007, MGIC Investment announced that it had entered into an agreement to merge with Radian Group Inc. (“Radian”), with the new company to be called MGIC Radian Financial Group Inc. Radian is a global credit risk management company and offers mortgage guaranty insurance and other financial products and services through its subsidiaries. The merger will result in shares of MGIC Investment’s common stock being exchanged for shares of Radian’s common stock. The transaction has been approved by the boards of directors of MGIC Investment and Radian and is subject to regulatory and shareholder approvals.

As of the date of this prospectus supplement, the PMI Insurer had insurer financial strength ratings of “AA” from S&P, “AA+” from Fitch and “Aa2” from Moody’s. As a result of the merger announcement described above, S&P did not change its rating of MGIC, Fitch placed MGIC’s AA+ rating on “rating watch negative”, and Moody’s, in affirming its Aa2 rating of MGIC, changed the outlook for its rating from stable to negative. The rating agencies issuing the insurer financial strength rating with respect to MGIC can withdraw or change their ratings at any time.

Glossary of Terms—The Group II Certificates

“Aggregate Loan Balance” with respect to any distribution date, will be equal to the aggregate of the Stated Principal Balances of the Group II Mortgage Loans as of the last day of the related Due Period.

“Basis Risk Shortfall” with respect to any class of Group II Offered Certificates and any distribution date, the sum of:

(1) the excess, if any, of the related Current Interest (calculated without regard to the Net Funds Cap or the Class II-A-M Net Funds Cap, as applicable) over the related Current Interest (as it may have been limited by the Net Funds Cap or the Class II-A-M Net Funds Cap, as applicable) for the applicable distribution date;

(2) any amount described in clause (1) remaining unpaid from prior distribution dates; and

(3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) One-Month LIBOR plus the applicable Certificate Margin, (y) the related Maximum Interest Rate and (z) the Cap Rate.

“Cap Rate” with respect to the Group II Offered Certificates, 11.00% per annum.

“Carryforward Interest” with respect to any class of Group II Offered Certificates and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for that class of certificates for the immediately preceding distribution date and (B) any unpaid Carryforward Interest for such class from previous distribution dates exceeds (y) the actual amount distributed on such class in respect of interest on the immediately preceding distribution date and (2) interest on such amount for the related Interest Accrual Period at the applicable Pass-Through Rate.

“Certificate Margin” with respect to each distribution date on or prior to the first possible optional termination date, the Certificate Margins for the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-M, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates are 0.130%, 0.250%, 0.350%, 0.280%, 0.220%, 0.400%, 0.500%, 0.650%, 1.500%, 1.500%, 1.500%, 1.500% and 1.500%, respectively. With respect to each distribution date following the first possible optional termination date, the Certificate Margins for the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-M, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates are 0.260%, 0.500%, 0.700%, 0.560%, 0.440%, 0.600%, 0.750%, 0.975%, 2.250%, 2.250%, 2.250%, 2.250% and 2.250%, respectively.

“Certificate Principal Balance” with respect to any class of Group II Offered Certificates and any distribution date, is the original certificate principal balance of such class less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) Applied Loss Amounts (as defined under “—Credit Enhancement—The Group II Certificates” in this prospectus supplement) previously allocated to that class; provided, however, that the Certificate Principal Balance of each class of Group II Offered Certificates (including any such class of Group II Offered Certificates for which the Certificate Principal Balance has been reduced to zero) will be increased in an aggregate amount equal to the amount of Subsequent Recoveries received with respect to the Group II Mortgage Loans on any distribution date in the following order: first, to the Group II Senior Certificates, on a pro rata basis, based on the related amount of Applied Loss Amounts allocated thereto, and then to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, in each case up to the related amount of Applied Loss Amounts but only to the extent that the Certificate Principal Balance has not previously been increased due to other Subsequent Recoveries and that any such Applied Loss Amount has not been paid to such class of Group II Offered Certificates as a Deferred Amount with Monthly Excess Cashflow as described under “—Credit Enhancement—The Group II Certificates—Overcollateralization” in this prospectus supplement or a Net Swap Payment paid by the Swap Provider and available for this purpose as described under “—The Group II Interest Rate Swap Agreement” in this prospectus supplement. The Certificate Principal Balance of the Class II-X Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Group II Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Group II Offered Certificates.

“Class II-A-4 Allocation Percentage” with respect to any distribution date, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class II-A-4 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Group II Senior Certificates, in each case immediately prior to that Distribution Date.

“Class II-A-M Allocation Percentage” with respect to any distribution date, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class II-A-M Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Group II Senior Certificates, in each case immediately prior to that Distribution Date.

“Class II-A-M Net Funds Cap” with respect to any distribution date and the Class II-A-M Certificates, the excess of (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for the Group II Mortgage Loans and such distribution date, minus the sum of (x) any Net Swap Payment payable to the Swap Provider on such Distribution Date and (y) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such distribution date and (2) 12, and the denominator of which is the outstanding aggregate Stated Principal Balance of the Group II Mortgage Loans for the immediately preceding distribution date, over (b) a fraction, expressed as a percentage, the numerator of which is the product of (1) any policy premium related to the Class II-A-M Certificates payable to the Class II-A-M Certificate Insurer on such distribution date and (2) 12, and the denominator of which is the outstanding balance of the Class II-A-M Certificates immediately preceding the distribution date; multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

“Class II-A-M Policy” is the certificate guaranty insurance policy provided by the Class II-A-M Certificate Insurer with respect to specified distributions of principal and interest on the Class II-A-M Certificates.

“Class II-M-1 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group II Senior Certificates, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 87.20% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Class II-M-2 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group II Senior Certificates and Class II-M-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 89.80% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Class II-M-3 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group II Senior Certificates, Class II-M-1 Certificates and Class II-M-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 91.40% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Class II-M-4 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-4 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 92.80% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Class II-M-5 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-5 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 94.10% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Class II-M-6 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-6 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 95.20% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Class II-M-7 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-7 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 96.20% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Class II-M-8 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-8 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 97.80% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Compensating Interest” with respect to any distribution date and (i) the servicer, an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls resulting from prepayments in full on the Group II Mortgage Loans and received during the portion of the Prepayment Period occurring from the 14th day of the month prior to the month in which the related distribution date occurs and ending on the last day of such month, and (b) one-half of the aggregate Servicing Fee due the servicer on the Group II Mortgage Loans for such distribution date and (ii) the master servicer, any Prepayment Interest Shortfall required to be funded by the servicer pursuant to clause (i) of this definition and not funded by the servicer, up to the aggregate master servicing compensation due to the master servicer with respect to the Group II Mortgage Loans for such distribution date.

“Current Interest” with respect to any class of Group II Offered Certificates and any distribution date, the amount of interest accruing at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Group II Offered Certificates the Current Interest will be reduced by a pro rata portion of any related Net Interest Shortfalls to the extent not covered by excess interest.

“Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Group II Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to Deficient Valuation or any reduction that results in permanent forgiveness of principal.

“Deficient Valuation” with respect to any Group II Mortgage Loan, is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the outstanding indebtedness under the Group II Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

“Deferred Amount” with respect to any class of Group II Offered Certificates and any distribution date, will equal the amount, if any, by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Certificate Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the Certificate Principal Balance of any such class has been increased due to the collection of Subsequent Recoveries. No interest will be paid on Deferred Amounts.

“Delinquency Rate” with respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of all Group II Mortgage Loans 60 or more days delinquent (including all Group II Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of the Group II Mortgage Loans as of the close of business on the last day of such month.

“Due Period” with respect to any distribution date, is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Expense Fee Rate” with respect to each Group II Mortgage Loan, the sum of the annual rate at which the fee to the servicer, the credit risk manager and the rate at which the fee payable to any provider of lender paid mortgage insurance, if any, is calculated.

“Interest Accrual Period” with respect to the Group II Offered Certificates and any distribution date, the period commencing on the immediately preceding distribution date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related distribution date.

“Interest Remittance Amount” with respect to any distribution date and the Group II Mortgage Loans, an amount generally equal to the sum, without duplication, of

•	scheduled interest payments (other than Payaheads) and advances on the Group II Mortgage Loans due during the related Due Period,

•	the interest portion of Payaheads previously received and intended for application in the related Due Period,

•
the interest portion of all prepayments in full (net of payoff interest for such distribution date) and partial prepayments received on the Group II Mortgage Loans during the related Prepayment Period,

•	all Compensating Interest,

•
the portion of any substitution adjustment amount and purchase price paid in connection with a repurchase of any Group II Mortgage Loan allocable to interest or the exercise of the optional termination, up to the amount of the interest portion of the par value of the Group II Mortgage Loans, and

•
Liquidation Proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the Group II Mortgage Loans during the related Due Period, to the extent allocable to interest, minus

•
amounts reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian and the credit risk manager with respect to the Group II Mortgage Loans as provided in the pooling and servicing agreement.

“Interest Shortfall” with respect to any distribution date and the Group II Mortgage Loans, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the Group II Mortgage Loans resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date and (c) interest payments on certain of the Group II Mortgage Loans being limited pursuant to the provisions of the Relief Act.

“Insurance Proceeds” are all proceeds of any insurance policies, including any mortgage insurance policy, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“ISDA Master Agreement” is the ISDA Master Agreement dated as of the Closing Date, as amended and supplemented from time to time, between the Swap Provider and the trustee in its capacity as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”).

“Liquidated Mortgage Loan” means a defaulted Group II Mortgage Loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such Group II Mortgage Loan have been recovered.

“Liquidation Proceeds” means all proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Group II Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Property acquired by the servicer by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Group II Mortgage Loan, other than the amount of such net proceeds representing any profit realized by the servicer in connection with the disposition of any such Mortgaged Property.

“Maximum Interest Rate” with respect to any distribution date and the Group II Offered Certificates (other than the Class II-A-M Certificates), an annual rate equal to the weighted average of the Maximum Mortgage Rates of the Group II Mortgage Loans as stated in the related mortgage notes, minus the weighted average Expense Fee Rate of the Group II Mortgage Loans.

With respect to any distribution date and the Class II-A-M Certificates, an annual rate equal to the weighted average of the Maximum Mortgage Rates of the Group II Mortgage Loans as stated in the related mortgage notes, minus (a) the weighted average Expense Fee Rate of the Group II Mortgage Loans and (b) any premium related to the Class II-A-M Certificates payable to the Class II-A-M Certificate Insurer for such distribution date times 12 divided by the aggregate Certificate Principal Balance of the Class II-A-M Certificates.

The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

“Monthly Excess Cashflow” with respect to any distribution date, the Monthly Excess Interest for such distribution date, plus amounts applied pursuant to clauses I(K) and II(K) under “—Distributions of Principal—The Group II Certificates” in this prospectus supplement.

“Net Funds Cap” with respect to any distribution date and the Group II Offered Certificates (other than the Class II-A-M Certificates), (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for the Group II Mortgage Loans and such distribution date, minus the sum of (x) any Net Swap Payment payable to the Swap Provider on such distribution date and (y) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such distribution date and (2) 12, and the denominator of which is the outstanding aggregate Stated Principal Balance of the Group II Mortgage Loans for the immediately preceding distribution date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

“Net Interest Shortfalls” means with respect to the Group II Mortgage Loans Interest Shortfalls net of payments by the servicer or master servicer in respect of Compensating Interest.

“Net Liquidation Proceeds” with respect to a Group II Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the servicer and advances and expenses incurred by the servicer in connection with the liquidation of such Group II Mortgage Loan and the related Mortgaged Property.

“Net Mortgage Rate” with respect to any Group II Mortgage Loan, the interest rate set forth in the related mortgage note minus the Expense Fee Rate.

“One-Month LIBOR” means a per annum rate based on the London interbank offered rate for one month dollar deposits and calculated as described under “—Calculation of One-Month LIBOR” in this prospectus supplement.

“Optimal Interest Remittance Amount” with respect to any distribution date and the Group II Offered Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Group II Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Group II Mortgage Loans for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Group II Mortgage Loans or were not taken into account in computing the Expense Fee Rate.

“Overcollateralization Amount” with respect to any distribution date, the excess, if any, of (a) the Aggregate Loan Balance of the Group II Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) over (b) the aggregate Certificate Principal Balance of the Group II Offered Certificates on such distribution date (after taking into account the payment of 100% of the Principal Remittance Amount on such distribution date).

“Overcollateralization Deficiency Amount” with respect to any distribution date, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Certificate Principal Balance of the Group II Offered Certificates resulting from the payment of the Principal Remittance Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

“Overcollateralization Release Amount” with respect to any distribution date, will be equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, exceeds (2) the Targeted Overcollateralization Amount for such distribution date.

“Pass-Through Rate” with respect to each class of Group II Offered Certificates, the least of (i) the sum of One-Month LIBOR plus the related Certificate Margin, (ii) the related Net Funds Cap or the Class II-A-M Net Funds Cap, as applicable, (iii) the Cap Rate and (iv) the Maximum Interest Rate.

“Payahead” means any scheduled payment on a Group II Mortgage Loan intended by the related mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

“Prepayment Period” with respect to any distribution date and the Group II Mortgage Loans, the 14th day of the immediately preceding calendar month (or, with respect to the first Prepayment Period, the Cut-off Date) through the 13th day of the month in which such distribution date occurs.

“Principal Payment Amount” with respect to any distribution date and the Group II Offered Certificates will be equal to the Principal Remittance Amount for such distribution date minus the Overcollateralization Release Amount, if any, for such distribution date, pro rata based on the Principal Remittance Amount derived from the Group II Mortgage Loans.

“Principal Remittance Amount” with respect to each distribution date is equal to the sum of (i) the scheduled principal payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans; (iv) the principal portion of Payaheads previously received on the Group II Mortgage Loans and intended for application in the related Due Period; minus (v) amounts payable or reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian or the credit risk manager with respect to the Group II Mortgage Loans as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

“Realized Loss” is (a) for any defaulted Group II Mortgage Loan, the excess of the Stated Principal Balance of such defaulted Group II Mortgage Loan over the Net Liquidation Proceeds with respect thereto, (b) for any Group II Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of such Group II Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Group II Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Group II Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Group II Mortgage Loan, discounted monthly at the applicable Mortgage Rate. To the extent the servicer receives Subsequent Recoveries with respect to any Group II Mortgage Loan, the amount of the Realized Loss with respect to that Group II Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Group II Offered Certificates on any distribution date.

“Reimbursement Amount” as defined in this prospectus supplement under “The Class II-A-M Policy”.

“Relief Act” means the Servicemembers Civil Relief Act of 2003 as amended, and any similar state or local statute.

“Rolling Three Month Delinquency Rate” with respect to any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

“Senior Enhancement Percentage” with respect to any distribution date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Group II Mezzanine Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such distribution date, and the denominator of which is the Aggregate Loan Balance of the Group II Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period).

“Senior Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 84.30% and (ii) the Aggregate Loan Balance of the Group II Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group II Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date.

“Senior Sequential Allocation Percentage” with respect to any distribution date, a fraction, expressed as a percentage, the numerator of which is the sum of the Certificate Principal Balances of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Group II Senior Certificates, in each case immediately prior to such distribution date.

“Servicer Remittance Date” with respect to the Group II Mortgage Loans will be the 18th day of each month, and if the 18th day is not a business day, the business day immediately preceding such 18th day.

“Stated Principal Balance” of any Group II Mortgage Loan means, with respect to any distribution date, the cut-off date principal balance thereof minus the sum of

(i)
the principal portion of all scheduled monthly payments due from the borrower with respect to such Group II Mortgage Loan during the Due Periods ending prior to such distribution date (and irrespective of any delinquency in such payments);

(ii)
all prepayments of principal with respect to such Group II Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the servicer as of the close of business on the last day of the Prepayment Period related to such distribution date; and

(iii)	any Realized Loss thereon incurred prior to or during the related Prepayment Period.

The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

“Stepdown Date” will be the earlier to occur of (i) the distribution date on which the aggregate Certificate Principal Balance of the Group II Senior Certificates has been reduced to zero and (ii) the later to occur of (x) the distribution date in May 2010 and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group II Mortgage Loans, but prior to any distributions to the holders of the Group II Offered Certificates then entitled to distributions of principal on such distribution date) is greater than or equal to approximately 15.70%.

“Subsequent Recoveries” means with respect to the Group II Mortgage Loans the amounts recovered by the servicer (net of reimbursable expenses) with respect to a defaulted Group II Mortgage Loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Group II Mortgage Loan.

“Swap Provider Trigger Event” means the occurrence of an event of default (under the Interest Rate Swap Agreement) with respect to which the Swap Provider is a defaulting party, a Termination Event (under the Interest Rate Swap Agreement) with respect to which the Swap Provider is the sole affected party or an additional termination event (under the Interest Rate Swap Agreement) with respect to which the Swap Provider is the sole affected party.

“Swap Termination Payment” means the payment to be made by the Supplemental Interest Trust to the Swap Provider, or by the Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Interest Rate Swap Agreement upon the occurrence of an early termination.

“Targeted Overcollateralization Amount” with respect to any distribution date prior to the Stepdown Date, approximately 1.10% of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) approximately 2.20% of the Aggregate Loan Balance of the Group II Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period), or (b) 0.35% of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date; with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such distribution date will be equal to the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date.

“Trigger Event” a Trigger Event with respect to the Group II Certificates will occur for any distribution date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 40.00% of the Senior Enhancement Percentage for such distribution date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance of the Group II Mortgage Loans on the Closing Date for such distribution date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
May 2009 - April 2010	0.30%*
May 2010 - April 2011	0.70%*
May 2011 - April 2012	1.20%*
May 2012 - April 2013	1.70%*
May 2013 - April 2014	2.00%*
May 2014 and thereafter	2.05%

*The cumulative loss percentages set forth above are applicable to the first distribution date in the corresponding range of distribution dates. The cumulative loss percentage for each succeeding distribution date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first distribution date in that range and the percentage applicable to the first distribution date in the succeeding range.

Distributions on the Group II Certificates

General. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered on the related record date. For definitions of capitalized terms used with respect to the Group II Certificates, see “—Glossary of Terms -The Group II Certificates” in this prospectus supplement.

The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the Closing Date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Nomura Asset Acceptance Corporation, Series 2007-1, for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class

Distributions of Interest—The Group II Certificates

The amount of interest payable on each distribution date in respect of each class of Group II Offered Certificates will equal the sum of (1) Current Interest for such class and date and (2) any Carryforward Interest for such class and date. All calculations of interest will be made on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period.

With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of Group II Offered Certificates, such class will be entitled to the amount of such Basis Risk Shortfall. Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described in this prospectus supplement under “—Credit Enhancement—The Group II Certificates—Overcollateralization”, from available amounts on deposit in a reserve fund (the “Basis Risk Shortfall Reserve Fund”), if applicable and from Group II Net Swap Payments paid by the Swap Provider and available for this purpose. The source of funds on deposit in the Basis Risk Shortfall Reserve Fund will be limited to amounts in respect of Monthly Excess Cashflow that would otherwise be paid on the Class II-X Certificates. The Class II-A-M Policy will not cover any Basis Risk Shortfalls.

On each distribution date, the Interest Remittance Amount for such distribution date, to the extent of funds in the Distribution Account, will be paid in the following order of priority:

(1) to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

(2) to the Class II-A-M Certificate Insurer, the premium on the Class II-A-M Policy payable to the Class II-A-M Certificate Insurer on such distribution date;

(3) concurrently, to the Group II Senior Certificates, pro rata based on amounts due, Current Interest and Carryforward Interest for such Distribution Date;

(4)  to the Class II-A-M Certificate Insurer, in an amount equal to (i) any amounts reimbursable to the Class II-A-M Certificate Insurer for the interest portion of any related Insured Payments made pursuant to the Insurance Agreement and (ii) any related unpaid premium on the Class II-A-M Policy;

(5) to the Class II-M-1 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(6) to the Class II-M-2 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(7) to the Class II-M-3 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(8) to the Class II-M-4 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(9) to the Class II-M-5 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(10) to the Class II-M-6 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(11) to the Class II-M-7 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(12) to the Class II-M-8 Certificates, Current Interest and Carryforward Interest for such class and distribution date; and

(13) for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—The Group II Certificates—Overcollateralization” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (12) above (such amount, “Monthly Excess Interest”) for such distribution date.

Distributions of Principal—The Group II Certificates

The Principal Payment Amount will be paid on each distribution date as follows:

I.  On each distribution date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

(A)
to the Supplemental Interest Trust any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) to the extent not paid from the Interest Remittance Amount on such distribution date;

(B)	concurrently, to the Group II Senior Certificates as follows:

(i) the Senior Sequential Allocation Percentage of the remaining Principal Payment Amount, sequentially, in the following order of priority:

(1) first, to the Class II-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(2) second, to the Class II-A-2 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(3) third, to the Class II-A-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

(ii) the Class II-A-4 Allocation Percentage of the remaining Principal Payment Amount to the Class II-A-4 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(iii) the Class II-A-M Allocation Percentage of the remaining Principal Payment Amount to the Class II-A-M Certificates, until its Certificate Principal Balance has been reduced to zero;

(C)	to the Class II-M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(D)	to the Class II-M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(E)	to the Class II-M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

(F)	to the Class II-M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

(G)	to the Class II-M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

(H)	to the Class II-M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

(I)	to the Class II-M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

(J)	to the Class II-M-8 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(K)
for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—The Group II Certificates—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses I(A) through (J) above.

II.  On each distribution date (x) on or after the Stepdown Date and (y) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

(A)
to the Supplemental Interest Trust any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such distribution date;

(B)	concurrently to the Group II Senior Certificates, the Senior Principal Payment Amount, in the following order of priority:

(i) the Senior Sequential Allocation Percentage of the Senior Principal Payment Amount, sequentially, in the following order of priority:

(a) to the Class II-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(b) to the Class II-A-2 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(c) to the Class II-A-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

(ii) to the Class II-A-4 Certificates, the Class II-A-4 Allocation Percentage of the Senior Principal Payment Amount, until its Certificate Principal Balance has been reduced to zero; and

(iii) to the Class II-A-M Certificates, the Class II-A-M Allocation Percentage of the Senior Principal Payment Amount, until its Certificate Principal Balance has been reduced to zero;

(C)	to the Class II-M-1 Certificates, the Class II-M-1 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(D)	to the Class II-M-2 Certificates, the Class II-M-2 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(E)	to the Class II-M-3 Certificates, the Class II-M-3 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(F)	to the Class II-M-4 Certificates, the Class II-M-4 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(G)	to the Class II-M-5 Certificates, the Class II-M-5 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(H)	to the Class II-M-6 Certificates, the Class II-M-6 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(I)	to the Class II-M-7 Certificates, the Class II-M-7 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(J)	to the Class II-M-8 Certificates, the Class II-M-8 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero; and

(K)
for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—The Group II Certificates—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses II(A) through (J) above.

Notwithstanding the priority of distributions described in this section with respect to the Group II Senior Certificates, on any distribution date which occurs after the Certificate Principal Balances of the Group II Mezzanine Certificates have been reduced to zero distributions to the Group II Senior Certificates in respect of principal will be allocated concurrently to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-M Certificates on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Credit Enhancement—The Group II Certificates

Credit enhancement for the Group II Offered Certificates consists of the subordination of certain classes of Group II Mezzanine Certificates, the priority of application of Realized Losses and overcollateralization, in each case as described below and with respect to the Class II-A-M Certificates, the Class II-A-M Policy, as described under “The Class II-A-M Policy” in this prospectus supplement.

Subordination

The rights of holders of certain classes of Group II Offered Certificates to receive payments with respect to the Group II Mortgage Loans will be subordinated to such rights of holders of each class of Group II Offered Certificates having a higher priority of payment, as described in this prospectus supplement under “—Distributions of Interest—The Group II Certificates” and “—Distributions of Principal—The Group II Certificates”. This subordination is intended to enhance the likelihood of regular receipt by holders of Group II Offered Certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the Group II Mortgage Loans.

The limited protection afforded to holders of classes of Group II Offered Certificates with a higher priority of payment by means of the subordination of certain classes of Group II Offered Certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of Group II Offered Certificates with a higher priority of payment to receive distributions of interest or principal on any distribution date prior to those classes of Group II Offered Certificates with a lower priority of payment.

Application of Realized Losses

Realized Losses on the Group II Mortgage Loans will have the effect of reducing amounts payable in respect of the Class II-X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

If on any distribution date, after giving effect to all Realized Losses incurred with respect to the Group II Mortgage Loans during the Due Period for such distribution date and all unscheduled collections received during the Prepayment Period for such distribution date and payments of principal on such distribution date, the aggregate Certificate Principal Balance of the Group II Offered Certificates exceeds the Aggregate Loan Balance for such distribution date (such excess, an “Applied Loss Amount”), such amount will be allocated in reduction of the Certificate Principal Balance of first, to the Class II-M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, second, to the Class II-M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class II-M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class II-M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class II-M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class II-M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class II-M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and eighth, to the Class II-M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. In addition, once the Group II Mezzanine Certificates have been reduced to zero, any additional Realized Losses on the Group II Mortgage Loans will be allocated to the Group II Senior Certificates, on a pro rata basis, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, that for so long as the Class II-A-M Certificates remain outstanding, the pro rata allocation to the Class II-A-M Certificates shall be based on the aggregate Certificate Principal Balance of all of the Group II Senior Certificates; provided further that Realized Losses allocated to the Class II-A-M Certificates will be covered by the Class II-A-M Policy.

Overcollateralization

The weighted average Net Mortgage Rate of the Group II Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates of the Group II Offered Certificates plus certain related expenses of the trust and the supplemental interest trust, thus generating certain excess interest collections. Monthly Excess Interest will be applied in reduction of the aggregate Certificate Principal Balance of the Group II Offered Certificates to the extent necessary to restore or maintain the Targeted Overcollateralization Amount. In addition, amounts paid by the Swap Provider under the Interest Rate Swap Agreement may also be paid as principal (to the extent of Realized Losses on the Mortgage Loans) to the Group II Offered Certificates. Such application of interest collections and amounts paid under the Interest Rate Swap Agreement as payments of principal will cause the aggregate Certificate Principal Balance of the Group II Offered Certificates to amortize more rapidly than the aggregate loan balance of the Group II Mortgage Loans. However, Realized Losses on the Group II Mortgage Loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency Amount.

On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority:

(1)
to the Class II-A-M Certificate Insurer, in an amount equal to (i) any amounts reimbursable to the Class II-A-M Certificate Insurer for related Insured Payments made pursuant to the Insurance Agreement and (ii) any related unpaid premium on the Class II-A-M Policy;

(2)
(A)until the aggregate Certificate Principal Balance of the Group II Offered Certificates equals the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) minus the Targeted Overcollateralization Amount for such date, on each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such distribution date, to the Group II Offered Certificates, in the following order of priority:

(i) concurrently, to the Group II Senior Certificates as follows:

(a)  the Senior Sequential Allocation Percentage of the Monthly Excess Cashflow, sequentially, in the following order of priority:

(1) to the Class II-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(2) to the Class II-A-2 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(3) to the Class II-A-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

(b)  to the Class II-A-4 Certificates, the Class II-A-4 Allocation Percentage of the Monthly Excess Cashflow, until its Certificate Principal Balance has been reduced to zero; and

(c)  to the Class II-A-M Certificates, the Class II-A-M Allocation Percentage of the Monthly Excess Cashflow, until its Certificate Principal Balance has been reduced to zero;

(d)  to the Class II-M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(e)  to the Class II-M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(f)  to the Class II-M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

(g)  to the Class II-M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

(h)  to the Class II-M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(i)  to the Class II-M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(j)  to the Class II-M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(k)  to the Class II-M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(B) on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause II under “Distributions of Principal—The Group II Certificates”, after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(3)	concurrently, to the Group II Senior Certificates, any Deferred Amount for such class on a pro rata basis based on the entitlement of each such class;

(4)	to the Class II-M-1 Certificates, any Deferred Amount for such class;

(5)	to the Class II-M-2 Certificates, any Deferred Amount for such class;

(6)	to the Class II-M-3 Certificates, any Deferred Amount for such class;

(7)	to the Class II-M-4 Certificates, any Deferred Amount for such class;

(8)	to the Class II-M-5 Certificates, any Deferred Amount for such class;

(9)	to the Class II-M-6 Certificates, any Deferred Amount for such class;

(10)	to the Class II-M-7 Certificates, any Deferred Amount for such class;

(11)	to the Class II-M-8 Certificates, any Deferred Amount for such class;

(12)
to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Group II Senior Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

(13)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-1 Certificates, any Basis Risk Shortfall for such class;

(14)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-2 Certificates, any Basis Risk Shortfall for such class;

(15)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-3 Certificates, any Basis Risk Shortfall for such class;

(16)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-4 Certificates, any Basis Risk Shortfall for such class;

(17)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-5 Certificates, any Basis Risk Shortfall for such class;

(18)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-6 Certificates, any Basis Risk Shortfall for such class;

(19)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-7 Certificates, any Basis Risk Shortfall for such class;

(20)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-8 Certificates, any Basis Risk Shortfall for such class;

(21)
to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior distribution dates and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

(22)	to the Class II-A-M Certificate Insurer, any remaining amounts owed to the Class II-A-M Certificate Insurer under the Insurance Agreement;

(23)	to the Class II-X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

(24)	to the Residual Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Residual Certificates under this clause (24).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (3) through (20) above on any distribution date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement.

The Class II-P Certificates

On each distribution date, all amounts representing Prepayment Charges in respect of the Group II Mortgage Loans received during the related Prepayment Period will be withdrawn from the related Distribution Account and distributed to the Class II-P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class II-P Certificates.

On the distribution date in May 2012, the securities administrator shall make a payment of principal to the Class II-P Certificates in reduction of the Certificate Principal Balance thereof from amounts on deposit in a separate reserve account established and maintained by the securities administrator for the exclusive benefit of the Class II-P certificateholders.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund, while the Offered Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the Mortgage Loans.

Item	Amount of Fee	Paid To	Paid From	Frequency
Servicing Fee(1)(2)
a weighted average rate equal to approximately 0.298% per annum of the Stated Principal Balance of each Group I Mortgage Loan a weighted average rate equal to approximately 0.250% per annum of the Stated Principal Balance of each Group II Mortgage Loan
		related servicer	related Mortgage Loan interest collections	Monthly
Credit Risk Manager Fee(1)	0.01% per annum of the Scheduled Principal Balance of each Mortgage Loan	credit risk manager	related Mortgage Loan interest collections	Monthly
Lender paid mortgage insurance fee(1)(3)
a weighted average rate equal to approximately 1.436% per annum of the Stated Principal Balance of the Group I Mortgage Loans subject to lender paid mortgage insurance a weighted average rate equal to approximately 0.891% per annum of the Stated Principal Balance of the Group II Mortgage Loans subject to lender paid mortgage insurance
		insurer	related Mortgage Loan interest collections	Monthly
PMI Insurer Fee(1)*	One-twelfth of the applicable PMI Insurer Fee Rate on the Stated Principal Balance of each Group I Mortgage Loan covered by the PMI Policy	PMI Insurer	Group I Mortgage Loan interest collections	Monthly
Premium with respect to Group I Insured Certificates due under the Group I Policy	0.095% per annum of the aggregate Certificate Principal Balance of the Group I Insured Certificates	Group I Certificate Insurer	All Group I Mortgage Loan collections	Monthly
Premium due under the Class II-A-M Policy	0.12% per annum of the Certificate Principal Balance of the Class II-A-M Certificates	Class II-A-M Certificate Insurer	Group II Mortgage Loan interest collections	Monthly
P&I Advances and Servicing Advances	To the extent of funds available, the amount of any advances and servicing advances	related servicer, master servicer or trustee, as applicable
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan
Time to Time
Nonrecoverable Advances and Servicing Advances	The amount of any advances and servicing advances deemed nonrecoverable	related servicer or master servicer, as applicable	All collections on the related Mortgage Loans	Time to Time
Reimbursement for certain expenses, costs and liabilities incurred by the related servicer, the master servicer, the sponsor or the depositor in connection with any legal action relating to the pooling and servicing agreement or the certificates (4)
	The amount of the expenses, costs and liabilities incurred	related servicer, master servicer, sponsor or depositor, as applicable	All collections on the related Mortgage Loans	Time to Time
Indemnification expenses	Amounts for which the servicer, the master servicer, the securities administrator, the custodian, the trustee and the depositor are entitled to indemnification (4)	related servicer, master servicer, securities administrator, custodian, trustee sponsor or depositor, as applicable	All collections on the related Mortgage Loans	Time to Time
Reimbursement for any expenses incurred by the trustee or securities administrator in connection with a tax audit of the trust	The amount incurred by the trustee or securities administrator in connection with a tax audit of the trust	trustee or securities administrator	All collections on the related Mortgage Loans	Time to Time
________________________
(1)        The servicing fee, the credit risk manager’s fee, the PMI Insurer Fee and any fees associated with lender paid mortgage insurance are paid on a first priority basis from collections allocable to interest on the Mortgage Loans in the related loan group, prior to distributions to the certificateholders.

(2)        The servicing fee shown above with respect to the Group I Mortgage Loans is a weighted average servicing fee. The servicing fee rate payable with respect to the Group I Mortgage Loans serviced by GMAC Mortgage, LLC is a per annum rate equal to 0.250%, and the servicing fee rate payable with respect to the Group I Mortgage Loans serviced by Wells Fargo Bank is a per annum rate equal to 0.375%. The servicing fee rate payable with respect to 99.90% of the Group II Mortgage Loans is a per annum rate equal to 0.25% and the servicing fee rate payable with respect to 0.10% of the Group II Mortgage Loans is a per annum rate equal to 0.375%.

(3)        On a weighted average basis of the Stated Principal Balances of the Group I Mortgage Loans or Group II Mortgage Loans, as applicable, subject to lender paid mortgage insurance.

(4)        See “The Master Servicer, Securities Administrator and Custodian” and “The Pooling and Servicing Agreement - The Trustee” in this prospectus supplement.

* PMI Insurer Fee included in weighted average of lender paid mortgage insurance fee.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the Class I-A-1B Certificates and Group II Offered Certificates (other than the first Interest Accrual Period), which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. London time on such interest determination date or an equivalent information system. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. With respect to the first Interest Accrual Period, One-Month LIBOR will be determined two business days prior to the Closing Date.

The Reference Bank Rate with respect to any Interest Accrual Period means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class I-A-1B Certificates or the Group II Offered Certificates, as applicable, for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class I-A-1B Certificates or the Group II Offered Certificates, as applicable, for such Interest Accrual Period. As used in this section, LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,

•	which have been designated as such by the securities administrator, and

•	which are not controlling, controlled by, or under common control with, the depositor or the sponsor.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the Class I-A-1B Certificates and Group II Offered Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Reports to Certificateholders

The securities administrator will make available to each certificateholder, the servicer, the Group I Certificate Insurer, the Class II-A-M Certificate Insurer and the depositor a statement generally setting forth the following information:

1.  the Interest Accrual Periods and general distribution dates;

2.  with respect to the Group I Mortgage Loans and the Group II Mortgage Loans, the total cash flows received and the general sources thereof;

3.  the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.  the amount of the related distribution to holders of the certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.  the amount of such distribution to holders of the certificates (by class) allocable to interest;

6.  with respect to the Group I Certificates, the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts, if any;

7.  with respect to the Group II Certificates, the amount of any Basis Risk Shortfalls and the amount in the Basis Risk Shortfall Reserve Fund after all deposits and withdrawals on such distribution date;

8.  the Certificate Principal Balance of the Offered Certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on the related Mortgage Loans allocated on such distribution date;

9.  the number and aggregate Stated Principal Balance of the Group I Mortgage Loans and the Group II Mortgage Loans for the following distribution date;

10.  the Pass-Through Rate for each class of certificates for such distribution date;

11.  the aggregate amount of P&I advances included in the distributions on the distribution date, the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements to the extent such information is provided by the Servicers, in each case, with respect to the Group I Mortgage Loans and the Group II Mortgage Loans separately;

12.  the number and aggregate principal balance of any Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (not including any Liquidated Mortgage Loans as of the end of the related Prepayment Period) (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three or more scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period; the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period, in each case, with respect to the Group I Mortgage Loans and the Group II Mortgage Loans separately;

13.  with respect to the Group I Certificates, the amount, if any, of excess cashflow or excess spread and the application of such excess cashflow;

14.  with respect to the Group II Certificates, the amount, if any, of Monthly Excess Cashflow and the application of such Monthly Excess Cashflow;

15.  the amounts paid by the Cap Provider pursuant to the Class I-A-1B Cap Agreement;

16.  the amounts paid by the Swap Provider pursuant to the Interest Rate Swap Agreement;

17.  with respect to the Group I Mortgage Loans and Group II Mortgage Loans, in the aggregate, that were liquidated during the preceding calendar month, the aggregate loan number and scheduled principal balance of, and Realized Loss on, the Mortgage Loans in the related loan group as of the end of the related Prepayment Period;

18.  whether any performance, delinquency or loss triggers as more completely described in this prospectus supplement are in effect, in each case, with respect to the Group I Mortgage Loans and the Group II Mortgage Loans separately;

19.  the total number and aggregate principal balance of any real estate owned, or REO, properties in each loan group of the end of the related Prepayment Period, in each case, with respect to the Group I Mortgage Loans and the Group II Mortgage Loans separately;

20.  the cumulative Realized Losses and Subsequent Recoveries for the Group I Mortgage Loans and the Group II Mortgage Loans by each loan group through the end of the preceding month;

21.  the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate scheduled principal balance of the Group I Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the scheduled principal balances of all of the Group I Mortgage Loans;

22.  with respect to the Group II Mortgage Loans, the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Group II Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the Group II Mortgage Loans;

23.  the amount of the Prepayment Charges remitted by the servicers with respect to the Group I Mortgage Loans and the Group II Mortgage Loans; and

24.  the aggregate scheduled principal balance, by each loan group, for each of the Group I Mortgage Loans and Group II Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties.

On each distribution date, the securities administrator will make the monthly statement and, at the securities administrator’s option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator’s internet website. Assistance in using the website service can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed by the securities administrator or furnished by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver, upon request, to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

The depositor makes no representation, and does not guarantee that, the securities administrator will provide such statements to the certificateholders as described above.

THE CLASS I-A-1B CAP AGREEMENT

The trustee will enter into an interest rate cap agreement (the “Class I-A-1B Cap Agreement”) with Nomura Global Financial Products, Inc. (in such capacity the “Cap Provider”) for the benefit of the holders of the Class I-A-1B Certificates. The trustee will appoint the securities administrator pursuant to the pooling and servicing agreement to receive and distribute funds in respect of the Class I-A-1B Cap Agreement. For the avoidance of doubt, the Class I-A-1B Cap Agreement will not be an asset of any REMIC.

The significance percentage of the Class I-A-1B Cap Agreement, as calculated in accordance with Item 1115 of Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”), is less than 10%. The Class I-A-1B Cap Agreement will provide that the Cap Provider may be replaced or the Class I-A-1B Cap Agreement may be terminated in certain circumstances, including if the significance percentage of the Class I-A-1B Cap Agreement is equal to or greater than 10%.

Under the Class I-A-1B Cap Agreement, two business days prior to each distribution date commencing with the distribution date in June 2007 and ending immediately following the distribution date in February 2009, the Cap Provider will be obligated to make a payment for that distribution date equal to the product of (x) the excess, if any, of (i) One-Month LIBOR (subject to a maximum rate of 10.50%), as determined pursuant to the Class I-A-1B Cap Agreement for the related calculation period (as defined in the Class I-A-1B Cap Agreement) over (ii) the Strike Rate for such distribution date set forth below, (y) the Class I-A-1B Cap Agreement Notional Amount (as defined below) for that distribution date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The Class I-A-1B Cap Agreement Notional Amount for each distribution date will be equal to the lesser of (x) Class I-A-1B Cap Agreement Calculation Amount set forth below for such distribution date and (y) the Certificate Principal Balance of the Class I-A-1B Certificates for such distribution date (the “Class I-A-1B Cap Agreement Notional Amount”).

The securities administrator will deposit any amounts received pursuant to the Class I-A-1B Cap Agreement into the Reserve Fund for the benefit of the Class I-A-1B certificateholders.

Distribution Date	Class I-A-1B Cap Agreement Calculation Amount ($)	Strike Rate (%)
May 2007	N/A	N/A
June 2007	175,319,352.64	6.623450
July 2007	167,836,541.25	6.848610
August 2007	159,936,143.10	6.623530
September 2007	151,634,450.58	6.623570
October 2007	142,949,138.87	6.848730
November 2007	133,899,332.47	6.623650
December 2007	124,507,685.81	6.848810
January 2008	114,867,140.24	6.623750
February 2008	105,404,619.35	6.623810
March 2008	96,134,482.73	7.089660
April 2008	87,052,772.18	6.623940
May 2008	78,155,554.32	6.849140
June 2008	69,438,976.86	6.624070
July 2008	60,899,267.00	6.849270
August 2008	52,532,729.70	6.624200
September 2008	44,335,746.14	6.624260
October 2008	36,304,772.11	6.849480
November 2008	28,523,919.75	6.624400
December 2008	21,094,318.80	6.849610
January 2009	13,819,730.49	6.624530
February 2009	6,696,938.60	6.624600
March 2009 and thereafter	N/A	N/A

The Class I-A-1B Cap Agreement will terminate following the last distribution date specified above, unless the Class I-A-1B Cap Agreement is terminated earlier upon the occurrence of a Cap Agreement Event of Default, a Cap Agreement Termination Event or a Cap Agreement Additional Termination Event, each as defined below.

The obligation of the Cap Provider to pay specified amounts due under the Class I-A-1B Cap Agreement (other than Cap Agreement Termination Payments (as defined below)) generally will be subject to the following conditions precedent: (1) no Cap Agreement Event of Default or event that with the giving of notice or lapse of time or both would become a Cap Agreement Event of Default will have occurred and be continuing and (2) no “early termination date” (as defined in the Class I-A-1B Cap Agreement) has occurred or been effectively designated.

Events of default under the Class I-A-1B Cap Agreement (each a “Cap Agreement Event of Default”) include the following:

•	failure to make a payment due under the Class I-A-1B Cap Agreement, after notice of such failure is received and expiration of a specified grace period,

•
failure by the Cap Provider to comply with or perform certain agreements or obligations required under the Class I-A-1B Cap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Cap Provider or any credit support provider of the Cap Provider to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any credit support document and after expiration of a specified grace period,

•	certain representations by the Cap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Cap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the trust and the Cap Provider and specified for this purpose in the Class I-A-1B Cap Agreement,

•
cross-default by the Cap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Class I-A-1B Cap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by the Cap Provider without an assumption of its obligations under the Class I-A-1B Cap Agreement,

each as further described in the Class I-A-1B Cap Agreement.

Termination events under the Class I-A-1B Cap Agreement (each a “Cap Agreement Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Class I-A-1B Cap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Class I-A-1B Cap Agreement, as a result of a change in tax law or in certain circumstances solely with respect to the trust, certain similar events), and

•	tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Class I-A-1B Cap Agreement as a result of a merger or similar transaction),

each as further described in the Class I-A-1B Cap Agreement.

Additional termination events under the Class I-A-1B Cap Agreement (each a “Cap Agreement Additional Termination Event”) include the following:

•
failure of the Cap Provider to comply with the Regulation AB provisions of the Class I-A-1B Cap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Class I-A-1B Cap Agreement), and

•	occurrence of an optional purchase of all of the Group I Mortgage Loans and related REO properties remaining in the trust pursuant to the terms of the pooling and servicing agreement,

each as further described in the Class I-A-1B Cap Agreement.

Upon the occurrence of a Cap Agreement Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Cap Agreement Termination Event or a Cap Agreement Additional Termination Event, an Early Termination Date may be designated by one of the parties (as specified in the Class I-A-1B Cap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Class I-A-1B Cap Agreement to a related entity within a specified period after notice has been given of the Cap Agreement Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer from a replacement cap provider remains capable of acceptance by the offeree, all as set forth in the Class I-A-1B Cap Agreement. The occurrence of an Early Termination Date under the Class I-A-1B Cap Agreement will constitute a “Cap Agreement Early Termination.”

Upon a Cap Agreement Early Termination, the Cap Provider may be liable to make a termination payment (the “Cap Agreement Termination Payment”) to the securities administrator (regardless, if applicable, of which of the parties has caused the termination). The Cap Agreement Termination Payment will be based on the value of the Class I-A-1B Cap Agreement computed in accordance with the procedures set forth in the Class I-A-1B Cap Agreement.

Upon a Cap Agreement Early Termination other than in connection with the optional termination of the trust, the depositor will use reasonable efforts to appoint a successor cap provider to enter into a new cap agreement on terms substantially similar to the Class I-A-1B Cap Agreement, with a successor cap provider meeting all applicable eligibility requirements. The securities administrator will apply any Cap Agreement Termination Payment received from the original Cap Provider in connection with such Cap Agreement Early Termination to the upfront payment required to appoint the successor cap provider. If the depositor is unable to appoint a successor cap provider within 30 days of the Cap Agreement Early Termination, then the securities administrator will deposit any Cap Termination Payment received from the original Cap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the securities administrator by the original Cap Provider calculated in accordance with the terms of the original Class I-A-1B Cap Agreement, and distribute such amount in accordance with the terms of the pooling and servicing agreement.

Upon a Cap Agreement Early Termination in connection with the Optional Termination relating to the Group I Mortgage Loans, if the securities administrator receives a Cap Agreement Termination Payment from the Cap Provider, such Cap Agreement Termination Payment generally will not be available to holders of the Class I-A-1B Certificates; rather, the securities administrator will distribute such Cap Agreement Termination Payment in accordance with the terms of the pooling and servicing agreement.

Distributions pursuant to the Class I-A-1B Cap Agreement will be made following distributions of Net Monthly Excess Cashflow.

The Class I-A-1B Cap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Class I-A-1B Cap Agreement.

THE CAP PROVIDER

The Cap Provider under the Cap Agreement is a Delaware corporation and an indirect, wholly owned subsidiary of Nomura Holdings, Inc. (“NHI”), a Japanese corporation. The Cap Provider is unrated, but its obligations under the Cap Agreement are guaranteed by Nomura Securities Co., Ltd. (“NSC”) a Japanese corporation. NSC is a direct, wholly owned subsidiary of NHI. NSC currently has a long term senior unsecured debt rating of A from Standard & Poor’s and A2 from Moody’s.

The Cap Provider, NHI, NSC and any of their affiliates (with the exception of any other affiliates expressly listed herein), have not been involved in the preparation of, and do not accept any responsibility for, this prospectus supplement or the accompanying prospectus, with the exception that the Cap Provider accepts responsibility for the information provided in the previous paragraph.

The Cap Provider, NHI and NSC are affiliated with the sponsor and the depositor and any profits received by the Cap Provider, NHI or NSC in connection with the Cap Agreement and guarantees are independent of any profits received by the sponsor  and  the depositor.

THE GROUP I CERTIFICATE INSURER AND THE GROUP I POLICY

The Group I Certificate Insurer

The Group I Certificate Insurer does not accept any responsibility for the accuracy or completeness of, has not participated in the preparation of and makes no representation regarding this prospectus supplement or any information contained or incorporated by reference herein, or omitted herefrom, other than the information supplied by the Group I Certificate Insurer and presented under the heading “The Group I Certificate Insurer and the Group I Policy—The Group I Certificate Insurer”. The Group I Certificate Insurer has supplied the following information for inclusion in this prospectus supplement. Neither the Group I Certificate Insurer nor any of its affiliates makes any representation regarding the Offered Certificates or the advisability of investing in the Offered Certificates.

General

Financial Security Assurance Inc. (“FSA” or the “Group I Certificate Insurer”) is a financial guaranty insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in the financial guaranty insurance business in all 50 states of the United States, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments of an issuer’s obligations—thereby enhancing the credit rating of those obligations—in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA’s underwriting criteria.

FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as “Holdings.” Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

The principal executive offices of FSA are located at 31 West 52nd Street, New York, New York, 10019, and its telephone number at that location is (212) 826-0100.

Reinsurance

Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA’s obligations under any financial guaranty insurance policy.

Ratings

FSA’s financial strength is rated “triple-A” by Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s, and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies.

Capitalization

The following table sets forth the capitalization of FSA and its subsidiaries as of December 31, 2006 (audited) on the basis of accounting principles generally accepted in the United States of America:

December 31, 2006 (In thousands) (audited)
Deferred Premium Revenue (net of prepaid reinsurance premiums)	$1,653,607
Surplus Notes	108,850

Shareholder’s Equity:
Common Stock	15,000
Additional Paid-In Capital	743,504
Accumulated Other Comprehensive Income (net of deferred income taxes)	117,087
Accumulated Earnings	2,187,017
Total Shareholder’s Equity	3,062,608

Total Deferred Premium Revenue (net), Surplus Notes and Shareholder’s Equity	$4,825,065

For further information concerning FSA, see the Consolidated Financial Statements of FSA and subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. FSA’s financial statements are included as exhibits to reports filed with the Securities and Exchange Commission by Holdings pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934 and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holdings’ website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

Incorporation of Certain Documents by Reference

The consolidated financial statements of Financial Security Assurance Inc. included in, or as exhibits to, the following documents filed by Holdings with the SEC are hereby incorporated by reference into this prospectus supplement: Annual Report on Form 10-K for the year ended December 31, 2006 (audited).

All financial statements of Financial Security Assurance Inc. included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the filing of the last document referred to above and prior to the termination of the offering of the certificates shall be deemed incorporated by reference into this prospectus supplement.

Insurance Regulation

FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

The Group I Policy

Simultaneously with the issuance of the Group I Insured Certificates, the Group I Certificate Insurer will deliver the Group I Policy to the securities administrator for the benefit of each holder of a Group I Insured Certificate. Under the Group I Policy, the Group I Certificate Insurer unconditionally and irrevocably guarantees to the securities administrator on behalf of the trustee for the benefit of each holder of a Group I Insured Certificate the full and complete payment, without duplication, of (i) with respect to any distribution date, the amount, if any, by which the Interest Remittance Amount available to be distributed to the Group I Insured Certificates pursuant to the priority of payment set forth in the Pooling and Servicing Agreement is less than the Interest Distribution Amount allocable to the Group I Insured Certificates, (ii) with respect to any distribution date, other than the final distribution date, the amount of Realized Losses, if any, allocated to any class of the Group I Insured Certificates and (iii) to the extent unpaid on the final distribution date, after payment of all other amounts due to the Group I Insured Certificates, any remaining Certificate Principal Balance of the Group I Insured Certificates, in each case in accordance with the original terms of the Group I Insured Certificates when issued and without regard to any amendment or modification of the Group I Insured Certificates or the Pooling and Servicing Agreement except amendments or modifications to which the Group I Certificate Insurer has given its prior written consent (clauses (i), (ii) and (ii) collectively, the “Scheduled Payments”). The Group I Certificate Insurer may consent to any amendment of or modification to the Pooling and Servicing Agreement as permitted by the Pooling and Servicing Agreement; provided, however, that no such amendment or modification shall, without the consent of the holder, change the entitlement of the holder to payment under the Group I Policy of any unpaid principal of the Group I Insured Certificates due at final maturity, or any unpaid interest thereon due on any interest distribution date. "Scheduled Payments" will not include, nor shall coverage be provided under the Group I Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a holder, any Interest Shortfalls or Net WAC Rate Carryover Amounts that may be incurred or that may be distributable to the Group I Insured Certificates. Scheduled Payments shall not include payments that become due on an accelerated basis as a result of a default by the Issuing Entity, an election by the Issuing Entity to pay principal on an accelerated basis or any other cause, unless the Group I Certificate Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Group I Certificate Insurer does not so elect, the Group I Policy will continue to guarantee payment on the Group I Insured Certificates in accordance with their original terms. Scheduled Payments shall not include any amounts due in respect of the Group I Insured Certificates attributable to any increase in interest rate, penalty or other sum payable by the Issuing Entity by reason of any default or event of default in respect of the Group I Insured Certificates, or by reason of any deterioration of the creditworthiness of the Issuing Entity.

Payment of claims on the Group I Policy made in respect of Scheduled Payments will be made by the Group I Certificate Insurer following receipt by the Group I Certificate Insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon New York City time, on the second Business Day following receipt of such notice for payment and (2) 12:00 noon New York City time, on the date on which such payment was due on the Group I Insured Certificates.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Group I Policy, the Group I Certificate Insurer shall cause that payment to be made on the later of (a) the date when due to be paid pursuant to the order described below and (b) the first to occur of (1) the fourth Business Day following receipt by the Group I Certificate Insurer from the securities administrator on behalf of the trustee of:

(A) a certified copy of the order (the “Order”) of the court or other governmental body which exercised jurisdiction to the effect that the related holder of a Group I Insured Certificate is required to return principal or interest paid on such certificate during the term of the Group I Policy because those distributions were avoidable as preference payments under applicable bankruptcy law,

(B) a certificate of the related holder of a Group I Insured Certificate that the Order has been entered and is not subject to any stay, and

(C) an assignment duly executed and delivered by the related holder of a Group I Insured Certificate in the form as is reasonably required by the Group I Policy and provided to the related holder of a Group I Insured Certificate by the Group I Certificate Insurer, irrevocably assigning to the Group I Certificate Insurer all rights and claims of the related holder, as applicable, relating to or arising under the Group I Insured Certificates against the trust or otherwise with respect to the preference payment, and (2) the date of receipt by the Group I Certificate Insurer from the securities administrator on behalf of the trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of receipt, the Group I Certificate Insurer shall have received written notice from the securities administrator on behalf of the trustee that the items referred to in clauses (A), (B) and (C) above were to be delivered on that date and that date was specified in the notice. Payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the securities administrator, the trustee or any holder of a Group I Insured Certificate directly, unless such holder has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case the payment shall be disbursed to the securities administrator on behalf of the trustee for distribution to the holder of a Group I Insured Certificate upon proof of payment reasonably satisfactory to the Group I Certificate Insurer. In connection with the foregoing, generally the Group I Certificate Insurer shall have the rights provided pursuant to the Pooling and Servicing Agreement of the holders of the Group I Insured Certificates, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each holder of a Group I Insured Certificate in the conduct of any proceeding with respect to a preference claim.

The terms “receipt” and “received”, with respect to the Group I Policy, shall mean actual delivery to the Group I Certificate Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given under the Group I Policy by the securities administrator on behalf of the trustee is not in proper form or is not properly completed, executed or delivered or contains a misstatement, it shall be deemed not to have been received, and the Group I Certificate Insurer or the fiscal agent shall promptly so advise the securities administrator and the securities administrator on behalf of the trustee may submit an amended notice.

Under the Group I Policy, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York or Delaware or any other location of any successor servicer or successor trustee are authorized or obligated by law, executive order or governmental decree to be closed.

“Term of the Group I Policy” means the period from and including the date of issuance of the Group I Policy to and including the date on which (i) the Certificate Principal Balance of the Group I Insured Certificates is reduced to zero after giving effect to all payments, (ii) any period during which any payment on the Group I Insured Certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

The Group I Certificate Insurer’s obligations under the Group I Policy in respect of Scheduled Payments will be discharged to the extent funds are transferred to the securities administrator on behalf of the trustee as provided in the Group I Policy, whether or not such funds are properly applied by the securities administrator on behalf of the trustee.

The Group I Certificate Insurer shall be subrogated to the rights of the holders of the Group I Insured Certificates to receive payments of principal and interest to the extent of any payment by the Group I Certificate Insurer under the Group I Policy.

Claims under the Group I Policy constitute direct, unsecured and unsubordinated obligations of the Group I Certificate Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Group I Certificate Insurer for borrowed money. Claims against the Group I Certificate Insurer under the Group I Policy and claims against the Group I Certificate Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Group I Certificate Insurer. The terms of the Group I Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Issuing Entity. The Group I Policy may not be canceled or revoked prior to payment in full of all Scheduled Payments with respect to the Group I Insured Certificates.

The Group I Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Group I Policy is governed by the laws of the State of New York.

THE FINAL MATURITY RESERVE ACCOUNT

On the Closing Date, the securities administrator will establish a separate trust under the pooling and servicing agreement (the “Final Maturity Reserve Trust”) which will include a “final maturity reserve account” into which the depositor will make an initial deposit of $1,000. Beginning on the distribution date in March 2027 and on each distribution date up to and including the distribution date in March 2037, if on such distribution date the aggregate principal balance of the Group I Mortgage Loans with 40-year original terms to maturity is greater than the aggregate principal balance for such distribution date set forth in Annex II, which is incorporated by reference into this prospectus supplement, the majority holder of the Class I-X Certificates will deposit the difference, minus any amounts on deposit in the final maturity reserve account, into the final maturity reserve account. If on any such distribution date the aggregate principal balance specified on Annex II attached to this prospectus supplement for such distribution date exceeds the aggregate principal balance of the Group I Mortgage Loans having 40-year original terms to maturity as of the end of the related due period, an amount equal to such excess will be withdrawn by the securities administrator from the final maturity reserve account and remitted to the majority holder of the Class I-X Certificates.

On the earlier of the distribution date in March 2037 and the termination of the trust, all amounts on deposit in the final maturity reserve account will be distributed to holders of the Group I Certificates in the amounts and priorities described below. It is intended that these amounts along with any amounts in the trust relating to the Group I Mortgage Loans will be sufficient to retire the certificates on the last scheduled distribution date, even though the outstanding aggregate principal balance of the Group I Mortgage Loans having 40-year original terms to maturity have not been reduced to zero on the last scheduled distribution date. Any investment earnings on amounts on deposit in the final maturity reserve account will remain in such account and will be distributed as described below.

Amounts on deposit in the final maturity reserve account will constitute an asset of the Final Maturity Reserve Trust but will not be an asset of any REMIC.

Application of Amounts on Deposit in the Final Maturity Reserve Account

On the earlier of the distribution date in March 2037 and the termination of the trust after giving effect to all other distributions, funds on deposit in the final maturity reserve account will be distributed in the following order of priority:

(i) concurrently, to the Group I Senior Certificates, in reduction of their respective Certificate Principal Balances, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero;

(ii) sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(iii) concurrently, to the Group I Senior Certificates, current interest to the extent remaining unpaid following distribution of the Available Distribution Amount;

(iv) sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates, in that order, current interest to the extent remaining unpaid following distribution of the Available Distribution Amount;

(v) to the majority holder of the Class I-X Certificates, any remaining amounts;

THE INTEREST RATE SWAP AGREEMENT

HSBC Bank USA, National Association as trustee (the “Supplemental Interest Trust Trustee”) on behalf of a separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”), with Wachovia Bank, N.A. (the “Swap Provider”) for the benefit of the Group II Certificates. The Interest Rate Swap Agreement will be held in the Supplemental Interest Trust. The Supplemental Interest Trust Trustee will appoint the securities administrator to receive and distribute funds with regard to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, and the Derivative Account will not be assets of any REMIC.

Pursuant to the Interest Rate Swap Agreement, on or before each distribution date commencing on the distribution date occurring in May 2007 and terminating immediately following the distribution date in April 2012 (i) the securities administrator (on behalf of the Supplemental Interest Trust and from funds of such trust related to the Group II Mortgage Loans) will be obligated to pay to the Swap Provider, a fixed amount for that distribution date, or the “Fixed Swap Payment” equal to the product of (x) a fixed rate equal to (A) from the distribution date beginning in May 2007 and ending with the distribution date in April 2009, 5.50% per annum, (B) from the distribution date beginning in May 2009 and ending with the distribution date in April 2010, 5.25% per annum and (C) from the distribution date beginning in May 2010 and ending with the distribution date in April 2012, 5.00% per annum, (y) the Swap Notional Amount (set forth below) for that distribution date and (z) a fraction, the numerator of which is 30 (or, for the first distribution date, the number of days elapsed from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding the first distribution date, determined on an 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the securities administrator (on behalf of the Supplemental Interest Trust) a floating amount for that distribution date, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a “Net Swap Payment”, will be required to be made on or before each applicable distribution date (a) by the securities administrator to the Swap Provider, if the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the securities administrator, if the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the securities administrator is required to make a Net Swap Payment to the Swap Provider, the supplemental interest trust will be required to make a payment to the securities administrator in the same amount prior to distributions to certificateholders.

The “Swap Notional Amount” for each distribution date will be equal to the amount set forth below for such distribution date. The Interest Rate Swap Agreement will terminate immediately following the distribution date in April 2012, unless terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event (each as defined below).

Distribution Date	Swap Notional Amount ($)
May 2007	766,358,000.00
June 2007	736,661,880.95
July 2007	708,366,801.16
August 2007	681,158,531.42
September 2007	654,995,327.52
October 2007	629,837,048.63
November 2007	605,645,095.70
December 2007	582,382,352.30
January 2008	560,013,127.63
February 2008	538,503,101.74
March 2008	517,819,272.94
April 2008	497,929,907.10
May 2008	478,804,489.03
June 2008	460,413,675.59
July 2008	442,729,250.72
August 2008	425,724,082.14
September 2008	409,372,079.70
October 2008	393,648,155.39
November 2008	378,528,184.81
December 2008	363,988,970.19
January 2009	338,693,677.36
February 2009	323,461,791.02
March 2009	311,037,668.88
April 2009	299,090,755.53
May 2009	287,602,721.45
June 2009	276,555,941.16
July 2009	265,933,466.14
August 2009	255,718,998.91
September 2009	245,896,867.94
October 2009	236,452,003.64
November 2009	227,369,915.26
December 2009	218,636,668.63
January 2010	200,665,060.75
February 2010	190,115,572.08
March 2010	182,813,259.55
April 2010	175,791,427.83
May 2010	169,039,303.68
June 2010	162,546,527.67
July 2010	156,303,138.28
August 2010	150,299,556.61
September 2010	144,526,571.67
October 2010	138,975,326.27
November 2010	133,637,303.43
December 2010	128,504,313.30
January 2011	123,568,480.60
February 2011	118,822,232.55
March 2011	114,258,287.22
April 2011	109,869,642.39
May 2011	105,649,564.80
June 2011	101,591,579.79
July 2011	97,689,461.43
August 2011	93,937,222.88
September 2011	90,329,107.29
October 2011	86,859,578.92
November 2011	83,523,314.64
December 2011	80,315,195.81
January 2012	5,287,906.86
February 2012	5,084,799.10
March 2012	4,889,492.68
April 2012	4,701,687.95
May 2012 and thereafter	0.00

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement (other than Swap Termination Payments (as defined below)) will generally be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default, will have occurred and be continuing with respect to the other party and (2) no “Early Termination Date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Interest Rate Swap Agreement,

•	failure by the Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Interest Rate Swap Agreement,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Interest Rate Swap Agreement,

•	certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

•
cross-default by the Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Interest Rate Swap Agreement without an assumption of such party’s obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction);

each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•
failure of the Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Interest Rate Swap Agreement,

•
failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

•	occurrence of the optional purchase of the Group II Mortgage Loans remaining in the trust pursuant to the terms of the pooling and servicing agreement, and

•	amendment of the pooling and servicing agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Interest Rate Swap Agreement, the Swap Provider may be required, at its own expense and in accordance with the requirements of the Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Interest Rate Swap Agreement.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer from a replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the securities administrator or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the securities administrator is required to make a Swap Termination Payment from collections and recoveries on the Group II Mortgage Loans to the Swap Provider, the supplemental interest trust will be required to make a payment to the securities administrator in the same amount (to the extent such Swap Termination Payment has not been paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee). In the case of a Swap Termination Payment from collections and recoveries on the Group II Mortgage Loans not triggered by a Swap Provider Trigger Event (as defined in this prospectus supplement), the supplemental interest trust will be required to make such payment on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders. In the case of a Swap Termination Payment from collections and recoveries on the Group II Mortgage Loans triggered by a Swap Provider Trigger Event, the supplemental interest trust’s obligation to make such payment generally will be subordinated to distributions to the holders of the Offered Certificates to the extent described in the pooling and servicing agreement.

Upon a Swap Early Termination other than in connection with the optional purchase of the Group II Mortgage Loans remaining in the trust, the supplemental interest trust trustee shall, pursuant to the pooling and servicing agreement, use reasonable efforts to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement. If the securities administrator receives a Swap Termination Payment from collections and recoveries on the Group II Mortgage Loans from the Swap Provider in connection with such Swap Early Termination, the securities administrator will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the securities administrator is required to pay a Swap Termination Payment from collections and recoveries on the Group II Mortgage Loans to the Swap Provider in connection with such Swap Early Termination, the securities administrator will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the supplemental interest trust trustee is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the securities administrator will deposit any Swap Termination Payment from collections and recoveries on the Group II Mortgage Loans received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment from collections and recoveries on the Group II Mortgage Loans, if any, that would have been paid to the securities administrator by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the pooling and servicing agreement.

Upon a Swap Early Termination in connection with the optional termination of the trust, if the securities administrator is required to make a Swap Termination Payment from collections and recoveries on the Group II Mortgage Loans to the Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this prospectus supplement. If the securities administrator receives a Swap Termination Payment from collections and recoveries on the Group II Mortgage Loans from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will not be available to certificateholders; rather, the securities administrator will distribute such Swap Termination Payment in accordance with the terms of the pooling and servicing agreement.

A “Swap Provider Trigger Event” will mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The significance percentage of the Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. The Interest Rate Swap Agreement will provide that the Swap Provider may be replaced in certain circumstances, including if the significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10%.

Any Net Swap Payment payable to the securities administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be distributed on the related distribution date as follows:

(i) concurrently, to the Group II Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and distribution date, after giving effect to distributions of such amounts as described under "Description of the Certificates—Distributions of Interest—The Group II Certificates."

(ii) to the Class II-A-M Certificate Insurer, the portion of the unpaid Reimbursement Amount that represents the interest portion of any outstanding Insured Payment, after giving effect to distributions of such amount as described under “Description of the Certificates-Distributions of Interest—The Group II Certificates” and “-Credit Enhancement—The Group II Certificates— Overcollateralization” on such distribution date.

(iii) sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, Current Interest and any Carryforward Interest for each such class and distribution date, after giving effect to distributions of such amounts as described under "Description of the Certificates—Distributions of Interest—The Group II Certificates."

(iv) to the holders of the class or classes of Group II Offered Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause (2) under “Description of the Certificates—Credit Enhancement—The Group II Certificates—Overcollateralization” in the manner and order of priority set forth in clause (2) under “Description of the Certificates—Credit Enhancement—The Group II Certificates—Overcollateralization”;

(v) concurrently to the Group II Senior Certificates, on a pro rata basis based on the entitlement of each such class, any applicable Deferred Amounts, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described under “Description of the Certificates—Credit Enhancement—The Group II Certificates—Overcollateralization” on such distribution date;

(vi) to the Class II-A-M Certificate Insurer, the portion of any unpaid Reimbursement Amount that represents the principal portion of any outstanding Insured Payment, after giving effect to distributions of such amount as described under “Description of the Certificates-Credit Enhancement—The Group II Certificates—Overcollateralization” on such distribution date;

(vii) sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, any applicable Deferred Amounts, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described under “Description of the Certificates—Credit Enhancement—The Group II Certificates—Overcollateralization” on such distribution date;

(viii) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund first, concurrently, to the Group II Senior Certificates, on a pro rata basis, based on the entitlement of each such class and then, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls as described in this prospectus supplement under “Description of the Certificates—Credit Enhancement—The Group II Certificates—Overcollateralization” on such distribution date; and

(ix) to the Class II-X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (ix) above) be made other than to the extent of Realized Losses and Basis Risk Shortfalls.

Amounts payable by the supplemental interest trust to the securities administrator in respect of Net Swap Payments and Swap Termination Payments from collections and recoveries on the Group II Mortgage Loans other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from related available funds from collections and recoveries on the Group II Mortgage Loans before distributions to the holders of the Group II Offered Certificates. On or before each distribution date, such amounts will be distributed by the trust to the securities administrator, and paid by the securities administrator to the Swap Provider as follows:

(i) first to make any Net Swap Payment from collections and recoveries on the Group II Mortgage Loans owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and

(ii) second to make any Swap Termination Payment from collections and recoveries on the Group II Mortgage Loans not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the securities administrator).

The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement.

THE SWAP PROVIDER

The Swap Provider is a national banking association that has, as of the date of this prospectus supplement, long-term debt ratings from S&P, Fitch Ratings and Moody’s of “AA”, “AA-” and “Aa1”, respectively, and short-term debt ratings from S&P, Fitch Ratings and Moody’s of “A-1+”, “F1+” and “P-1”, respectively. The ratings reflect the respective rating agency’s current assessment of the creditworthiness of Wachovia and may be subject to revision or withdrawal at any time by the rating agencies. The Swap Provider will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of the most recent audited annual financial statements of the Wachovia Corporation, the parent company of the Swap Provider. Requests for such information should be directed to Wachovia Corporation - Investor Relations, (704) 374-6782 or in writing at Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

Wachovia has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained in this prospectus supplement, other than the information contained in the immediately preceding paragraph.

THE CLASS II-A-M POLICY

The following summary of the terms of the Class II-A-M Policy does not purport to be complete and is qualified in its entirety by reference to the Class II-A-M Policy.

The Class II-A-M Policy will be issued by the Class II-A-M Certificate Insurer on the Closing Date for the benefit of the Class II-A-M Certificates pursuant to the insurance and indemnity agreement (the “insurance agreement”) to be dated as of the closing date, among the sponsor, the depositor, the servicer, the trustee and the Class II-A-M Certificate Insurer.

The Class II-A-M Policy will irrevocably and unconditionally guarantee payment on each distribution date to the securities administrator for the benefit of the holders of the Class II-A-M Certificates the full and complete payment of Insured Amounts with respect to the Class II-A-M Certificates for that distribution date. An “Insured Amount” for the Class II-A-M Certificates as of any distribution date is any shortfall in the amount available to pay (a) (i) the Guaranteed Principal Payment Amount for the Class II-A-M Certificates for that distribution date and (ii) the Guaranteed Interest Payment for the Class II-A-M Certificates for that distribution date and (b) any Preference Amount that occurs before the related determination date. The effect of the Class II-A-M Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Class II-A-M Certificates. The Class II-A-M Policy does not cover any Basis Risk Shortfalls, prepayment interest shortfalls or shortfalls due to the application of the Relief Act or default interest.

The “Guaranteed Principal Payment Amount” for the last scheduled distribution date for the Class II-A-M Certificates, is the amount needed to pay the outstanding Certificate Principal Balance of the Class II-A-M Certificates and (b) for any other distribution date, the amount of Realized Losses allocated to the Class II-A-M Certificates with respect to such distribution date.

All calculations under the Class II-A-M Policy are after giving effect to all other amounts distributable and allocable to principal on the Class II-A-M Certificates for the distribution date.

The “Guaranteed Interest Payment” is accrued and unpaid interest for each distribution date due on the Class II-A-M Certificates calculated in accordance with the original terms of the Class II-A-M Certificates and the Pooling and Servicing Agreement after giving effect to amendments or modifications to which the Class II-A-M Certificate Insurer has given its written consent; provided, however, that Guaranteed Interest Payments will not include (i) any Basis Risk Shortfalls, (ii) interest shortfalls under the Relief Act or similar state legislation, (iii) default interest or (iv) Prepayment Interest Shortfalls

The Class II-A-M Policy does not insure against losses suffered as a result of a Class II-A-M certificateholder’s inability to sell its certificates.

A “Preference Amount” means any amount previously paid to a Class II-A-M certificateholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final non appealable order of a court having proper jurisdiction in an insolvency proceeding. Payment of claims on the Class II-A-M Policy will be made by the Class II-A-M Certificate Insurer following receipt by the Class II-A-M Certificate Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i) 12:00 Noon, New York City time, on the second business day following receipt of the notice for payment and (ii) 12:00 Noon, New York City time, on the relevant distribution date.

The terms “receipt” and “received,” with respect to the Class II-A-M Policy, means actual delivery to the Class II-A-M Certificate Insurer in the manner required by the Class II-A-M Policy and occurs on the day delivered if delivered before 12:00 Noon, New York City time, on a business day, or on the next business day if delivered either on a day that is not a business day or after 12:00 Noon, New York City time. If any notice given under the Class II-A-M Policy by the securities administrator is not in proper form or is not properly completed, executed or delivered, it is not received, and the Class II-A-M Certificate Insurer will promptly so advise the securities administrator, and the securities administrator may submit an amended notice.

Under the Class II-A-M Policy, “business day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York or the city in which the corporate trust office of the trustee, securities administrator or the principal office of the Class II-A-M Certificate Insurer is located are authorized or obligated by law or executive order to be closed.

The Class II-A-M Certificate Insurer’s obligations under the Class II-A-M Policy with respect to Insured Amounts will be discharged to the extent funds are transferred to the securities administrator as provided in the Class II-A-M Policy, whether or not the funds are properly applied by the securities administrator. The Class II-A-M Certificate Insurer will be subrogated to the rights of each Class II-A-M certificateholder to receive payments of principal and interest, as applicable, on the Class II-A-M Certificates to the extent of any payment by the Class II-A-M Certificate Insurer under the Class II-A-M Policy. The Class II-A-M Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the sponsor, the Depositor or the Issuing Entity. The Class II-A-M Policy by its terms may not be cancelled or revoked. The Class II-A-M Policy is governed by the laws of the State of New York. Insured Amounts will be paid only at the time stated in the Class II-A-M Policy and no accelerated Insured Amounts will be paid regardless of any acceleration of the Class II-A-M Certificates, unless the acceleration is at the sole option of the Class II-A-M Certificate Insurer. The Class II-A-M Policy does not cover shortfalls attributable to the liability of the issuing entity or the securities administrator for withholding taxes, if any (including interest and penalties in respect of any such liability).

Capitalized terms used in the Class II-A-M Policy and not otherwise defined in the Class II-A-M Policy will have the respective meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Class II-A-M Policy, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment has been approved in writing by the Class II-A-M Certificate Insurer in the case of any amendment which affects the rights of the Class II-A-M Certificates or the Class II-A-M Certificate Insurer.

Pursuant to the Pooling and Servicing Agreement, unless a Class II-A-M Certificate Insurer Default exists, the Class II-A-M Certificate Insurer will be treated as a Class II-A-M certificateholder for certain purposes, will be entitled to exercise all rights of the Class II-A-M certificateholders under the Pooling and Servicing Agreement without the consent of the Class II-A-M certificateholders, and the Class II-A-M certificateholders may exercise their rights under the Pooling and Servicing Agreement only with the written consent of the Class II-A-M Certificate Insurer. In addition, the Class II-A-M Certificate Insurer will have certain additional rights as a third party beneficiary to the Pooling and Servicing Agreement.

The Class II-A-M Certificate Insurer will be entitled to receive Reimbursement Amounts under the Pooling and Servicing Agreement and the insurance agreement. A “Reimbursement Amount” means, as of any distribution date, the sum of (x)(i) all Insured Amounts paid by the Class II-A-M Certificate Insurer, but for which the Class II-A-M Certificate Insurer has not been reimbursed prior to such distribution date, plus (ii) interest accrued on such Insured Amounts not previously repaid calculated at the Late Payment Rate (as defined below) from the date the Pooling and Servicing Agreement, or any other person at its direction, received the related Insured Amounts or the date such Insured Amounts were made, and (y) without duplication (i) any amounts then due and owing to the Class II-A-M Certificate Insurer under the Pooling and Servicing Agreement and the insurance agreement, as certified to the securities administrator by the Class II-A-M Certificate Insurer plus (ii) interest on such amounts at the Late Payment Rate.

THE INSURANCE PROVIDED BY THE CLASS II-A-M POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

“Late Payment Rate” will mean for any distribution date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (b) the then applicable highest rate of interest on the Certificates and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

THE CLASS II-A-M CERTIFICATE INSURER

General

Ambac Assurance Corporation (“Ambac”) is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. Ambac is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. Ambac is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. (“Ambac Financial Group”), a 100% publicly-held company. Ambac has earned triple-A financial strength ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, and Fitch, Inc.

Capitalization

The following table sets forth the capitalization of Ambac and subsidiaries as of March 31, 2007, December 31, 2006, and December 31, 2005, in conformity with U. S. generally accepted accounting principles.

Ambac Assurance Corporation and Subsidiaries
CONSOLIDATED CAPITALIZATION TABLE
(Dollars in Millions)

	March 31, 2007	December 31, 2006	December 31, 2005
	(unaudited)
Long-term debt	$0	$0	$0
Stockholder's equity
Common stock	82	82	82
Additional paid-in capital	1,532	1,509	1,453
Accumulated other comprehensive income	134	142	137
Retained earnings	5,434	5,259	4,510
Total stockholder's equity	$7,182	$6,992	$6,182

There has been no material adverse change in the capitalization of Ambac and subsidiaries from March 31, 2007 to the date of this prospectus supplement.

For additional financial information concerning Ambac, see the audited consolidated financial statements of Ambac incorporated by reference herein.

Incorporation of Certain Documents by Reference

The portions of the following documents relating to Ambac, which have been filed with the SEC by Ambac Financial Group, Inc. (Exchange Act registration file No. 1-10777), are incorporated by reference into this prospectus supplement. Any information referenced in this way is considered part of this prospectus supplement.

•	Ambac Financial Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and filed on March 1, 2007; and

•	Ambac Financial Group’s Current Report on Form 8-K dated and filed on April 25, 2007.

Ambac’s consolidated financial statements and all other information relating to Ambac and subsidiaries included in Ambac Financial Group’s periodic reports filed with the SEC subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class II-A-M Certificates shall, to the extent filed (rather than furnished pursuant to Item 9 of Form 8-K), be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such reports.

Any statement contained in a document incorporated in the prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Copies of all information regarding Ambac that is incorporated by reference in this prospectus supplement can be read and copied at the SEC’s website at http://www.sec.gov, the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of Ambac’s annual statement for the year ended December 31, 2006 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Other Information

Ambac makes no representation regarding the Offered Certificates or the advisability of investing in the Offered Certificates. Ambac has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this prospectus supplement, other than the information supplied by Ambac and presented, included or incorporated by reference in this prospectus supplement under the heading “The Class II-A-M Certificate Insurer.”

THE CLASS II-A-M POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of Offered Certificates generally will be directly related to the rate of payment of principal, including prepayments, of the related Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the borrowers’ equity in such properties, and changes in the borrowers’ housing needs, job transfers and employment status. All of the Group I Mortgage Loans are fixed-rate mortgage loans and all of the Group II Mortgage Loans are adjustable-rate mortgage loans. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and the applicable Offered Certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and the applicable Offered Certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the Mortgage Rates on the Mortgage Loans. Prepayments on the Group II Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

The Mortgage Rate applicable to substantially all of the Group II Mortgage Loans and any Adjustment Date will be based on the applicable Index value most recently announced generally as of a date either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date. Thus, if the Index value with respect to a Group II Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases, will, all other things being equal, slow the upward adjustment of the pass-through rate on the related Group II Offered Certificates. In addition, substantially all of the Group II Mortgage Loans have Mortgage Rates which will not adjust for a substantial period of time after origination. See “The Mortgage Pool” in this prospectus supplement.

The rate of principal prepayments may also be affected by whether the Mortgage Loan documents provide for Prepayment Charges. Approximately 63.27% and 66.12% of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, by related aggregate principal balance as of the Cut-off Date, provide for the payment by the borrower of a Prepayment Charge on voluntary prepayments typically made within up to five years from the date of the execution of the related Mortgage Note. These Prepayment Charges, if still applicable and if enforced by the related servicers would typically discourage prepayments on the related Mortgage Loans. There can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the Mortgage Loans. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges may have on the prepayment performance of the Mortgage Loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans in the related loan group the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The Mortgage Loans were underwritten generally in accordance with underwriting standards described in this prospectus supplement under “The Mortgage Pool—The Originators”, “Underwriting Standards of the Sponsor” and “—Modified Standards” and may or may not conform to Fannie Mae or Freddie Mac underwriting guidelines for “A” credit borrowers. Accordingly, the Mortgage Loans may experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the related Offered Certificates.

The weighted average life and yield to maturity of each class of Offered Certificates will also be influenced by the amount of excess interest generated by the related Mortgage Loans and applied in reduction of the Certificate Principal Balances of the related classes of Offered Certificates. The level of excess interest available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates will be influenced by, among other factors,

•
the overcollateralization level of the related Mortgage Loans in the Mortgage Pool at such time, i.e., the extent to which interest on the Group I Mortgage Loans or Group II Mortgage Loans, as applicable, is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related classes of Offered Certificates;

•	the delinquency and default experience of the related Mortgage Loans;

•
the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class I-X, Class I-R, Class I-R-X, Class II-X, Class II-R and Class II-R-X Certificates, as applicable, in each case as provided in the pooling and servicing agreement when the required overcollateralization level with respect to the related Mortgage Loans has been met;

•	with respect to the Group I Certificates, the amount payable to the Group I Certificate Insurer as described under “Description of the Certificates—Distributions—The Group I Certificates; and

•
with respect to the Group II Certificates, the amount payable to the Class II-A-M Certificate Insurer as described under “Description of the Certificates—Distributions of Interest—The Group II Certificates.”

To the extent that greater amounts of excess interest are distributed in reduction of the Certificate Principal Balance of a class of Group I Offered Certificates or Group II Offered Certificates, the weighted average life of such class can be expected to shorten. No assurance, however, can be given as to the amount of excess interest to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates—Allocation of Payments—The Group I Certificates” and “—Excess Spread and Overcollateralization Provisions—The Group I Certificates” and “Description of the Certificates—Distributions of Principal—The Group II Certificates” and “—Credit Enhancement—The Group II Certificates—Overcollateralization” in this prospectus supplement.

The yields to maturity of the Offered Certificates and, in particular the Group I Mezzanine Certificates and the Group II Mezzanine Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related Mortgage Loans. If a Realized Loss is allocated any class of Offered Certificates the Certificate Principal Balance thereof will be reduced by the amount of such Realized Loss and such class will thereafter accrue interest on a reduced Certificate Principal Balance.

Yield Considerations for the Group I Mezzanine Certificates and the Group II Mezzanine Certificates

The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Group I Mezzanine Certificates and the Group II Mezzanine Certificates will be affected by the rate of prepayments on the related Mortgage Loans, as well as the rate of borrower defaults resulting in Realized Losses on the related Mortgage Loans, by the severity of those losses and by the timing thereof. See “Description of the Certificates—Subordination and Allocation of Realized Losses—The Group I Certificates”, “—Credit Enhancement—The Group II Certificates—Subordination” and “—Application of Realized Losses” and in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the Group I Mezzanine Certificates and the Group II Mezzanine Certificates. If the purchaser of a Group I Mezzanine Certificate or Group II Mezzanine Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses on the related Mortgage Loans that is lower than the default rate and the amount of Realized Losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

Prepayments and Yields of the Group I Offered Certificates

The extent to which the yield to maturity of a Group I Offered Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Group I Mortgage Loans. In particular, in the case of a Group I Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Group I Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Group I Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Group I Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The effective yield to the holders of the Group I Offered Certificates (other than the Class I-A-1B Certificates) will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the Group I Mortgage Loans, without any additional distribution of interest or earnings thereon in respect of such delay.

The “last scheduled distribution date” for each class of Group I Offered Certificates is the distribution date in March 2037. The actual final distribution date with respect to each class of Group I Offered Certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof;

•
Excess Spread to the extent available will be applied as an accelerated payment of principal on the Group I Offered Certificates to the extent required to achieve, restore or maintain the Required Overcollateralization Amount as described in this prospectus supplement; and

•
the master servicer may exercise its option to purchase all the Group I Mortgage Loans (and all properties acquired by the trust in respect of the Group I Mortgage Loans) as described under “-Optional Termination” in this prospectus supplement.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the “Prepayment Assumption”, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate (“CPR”) of 10% in the first month of the life of such pool, such rate increasing by an additional approximate 1.0909% CPR (precisely 12%/11) each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 22% CPR for the remainder of the life of such pool.

There is no assurance, however, that prepayments on the Group I Mortgage Loans will conform to any level of the Prepayment Assumption, and no representation is made that the Group I Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the trust consists of 148 Group I Mortgage Loans with the characteristics set forth below;

•	distributions on the Group I Offered Certificates are received, in cash, on the 25th day of each month, commencing in May 2007;

•	the Group I Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the Group I Mortgage Loans occur;

•
none of the master servicer, the trustee, the servicers or any other person purchases from the trust fund any Group I Mortgage Loan under any obligation or option under the pooling and servicing agreement, except as indicated in footnote two in the tables;

•
scheduled payments are assumed to be received on the first day of each month commencing in May 2007, there are no shortfalls in the payment of interest to certificateholders and prepayments represent payment in full of individual Group I Mortgage Loans and are assumed to be received on the last day of each month, commencing in April 2007, and include 30 days’ interest thereon;

•	the scheduled monthly payment for each Group I Mortgage Loan is calculated based on the assumed Group I Mortgage Loan characteristics stated below;

•	the certificates are purchased on May 10, 2007;

•	the level of One-Month LIBOR remains constant at 5.32% per annum; and

•	the Certificate Principal Balance of the Class I-P Certificates is $0.

Assumed Group I Mortgage Loan Characteristics

Mortgage Loan	Current Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Amortization Term (in months)*	Remaining Stated Term (in months)*	Age (in months)	Remaining Prepay Penalty Term (in months)	Remaining Interest Only Term (in months)
1	3,693,566.26	7.0770	6.5549	176	176	4	N/A	N/A
2	147,002.95	8.8750	7.5050	177	177	3	9	N/A
3	585,546.19	7.4658	6.8552	176	176	4	8	N/A
4	177,889.18	7.9500	7.5650	176	176	4	20	N/A
5	203,234.12	6.3750	6.1150	176	176	4	20	N/A
6	131,347.37	8.3173	7.3669	176	176	4	20	N/A
7	406,998.04	7.1889	6.5057	176	176	4	32	N/A
8	708,408.39	7.0799	6.8199	174	174	6	30	N/A
9	172,897.09	7.5883	6.7757	174	174	6	30	N/A
10	4,762,750.98	6.9608	6.1711	173	173	4	32	N/A
11	123,686.75	5.8750	5.6150	177	177	3	57	N/A
12	860,046.31	8.8750	8.6150	355	175	5	7	N/A
13	159,594.42	6.8750	6.6150	357	177	3	33	N/A
14	14,536,306.61	8.0835	7.4740	300	356	4	N/A	56
15	77,566,514.67	7.5965	7.2361	240	356	4	N/A	116
16	216,900.00	9.0000	7.1150	180	355	5	N/A	175
17	735,613.00	8.2083	7.5467	240	356	4	8	116
18	543,000.00	7.5843	7.3243	240	356	4	8	116
19	896,474.34	8.0276	7.7676	240	355	5	7	115
20	715,471.43	7.8750	7.6150	300	356	4	8	56
21	990,650.00	6.7980	6.5380	240	355	5	7	115
22	624,697.04	8.8718	8.6118	240	355	5	7	115
23	324,800.00	9.0000	8.7400	240	354	6	6	114
24	1,549,000.00	7.2402	6.4594	300	355	5	7	55
25	25,370,639.08	7.7669	7.4414	240	356	4	8	116
26	96,200.00	8.7500	6.8650	240	355	5	19	115
27	191,249.90	7.2500	6.9900	240	354	6	18	114
28	214,000.00	8.8750	8.6150	300	356	4	20	56
29	558,129.80	7.8110	7.5510	240	355	5	19	115
30	342,000.00	8.0000	6.1150	300	355	5	19	55
31	171,905.36	8.6250	8.3650	240	355	5	19	115
32	1,616,409.69	7.6792	7.2130	300	356	4	20	56
33	3,506,247.36	7.3506	6.9794	240	357	3	21	117
34	389,000.00	6.8750	6.4900	180	356	4	20	176
35	143,224.99	7.6150	6.8650	240	357	3	33	117
36	426,625.36	8.0312	7.7712	240	357	3	33	117
37	545,999.88	7.7592	6.3182	300	356	4	32	56
38	2,379,555.42	7.4398	7.0596	240	356	4	32	116
39	1,684,261.42	7.0653	6.8053	240	356	4	32	116
40	581,599.90	6.7096	6.4496	240	356	4	32	116
41	102,400.00	8.2500	7.9900	240	352	8	28	112
42	345,988.00	8.6942	8.4342	300	356	4	32	56
43	3,992,702.28	7.6950	7.3404	240	355	5	31	115
44	331,442.00	8.3750	6.4900	300	356	4	32	56
45	166,515.00	8.5000	8.2400	240	352	8	28	112
46	621,075.00	8.2854	7.9004	300	356	4	32	56
47	417,771.53	8.5714	6.5690	240	356	4	32	116
48	164,000.00	7.7500	7.4900	240	357	3	33	117
49	553,846.11	8.2834	8.0234	240	354	6	30	114
50	184,000.00	6.8750	6.6150	240	356	4	32	116
51	1,396,000.00	7.6060	7.3460	240	355	5	31	115
52	14,103,916.17	7.4489	6.8442	300	356	4	32	56
53	49,970,336.99	7.5164	7.1631	240	355	5	31	115
54	358,402.00	7.3750	6.9900	180	356	4	32	176
55	1,099,999.90	8.2091	7.9491	300	356	4	2	56
56	2,181,048.15	7.3700	7.1100	240	356	4	2	116
57	3,906,670.69	7.1165	6.8565	240	356	4	56	116
58	143,620,648.18	7.7052	7.1112	355	355	4	N/A	N/A
59	695,690.30	7.6241	6.9961	357	357	3	9	N/A
60	700,534.94	7.1130	6.8530	357	357	3	9	N/A
61	674,642.95	8.3387	7.8415	356	356	4	8	N/A
62	646,174.52	6.7500	6.4900	355	355	5	7	N/A
63	736,851.02	7.7148	7.4548	357	357	3	9	N/A
64	436,211.57	8.3956	8.1356	355	355	5	7	N/A
65	2,317,524.58	7.6720	7.4120	355	355	5	7	N/A
66	1,818,950.88	7.1959	6.7679	354	354	6	6	N/A
67	554,018.25	8.7533	8.4933	356	356	4	8	N/A
68	750,931.36	9.1478	8.6737	355	355	5	7	N/A
69	783,614.35	7.3231	7.0631	356	356	4	8	N/A
70	20,438,486.74	7.5959	7.2302	354	354	4	8	N/A
71	122,658.04	7.8750	7.6150	356	356	4	14	N/A
72	235,219.43	7.0000	6.7400	356	356	4	20	N/A
73	274,231.79	6.3750	6.1150	357	357	3	21	N/A
74	3,026,289.45	7.6629	6.1358	356	356	4	20	N/A
75	507,953.88	6.0000	5.7400	356	356	4	20	N/A
76	1,535,666.54	8.2756	7.1675	356	356	4	20	N/A
77	3,186,179.18	8.1729	7.0016	356	356	4	20	N/A
78	546,267.06	8.6616	8.4016	355	355	5	19	N/A
79	17,060,183.96	7.5521	6.8784	355	355	4	20	N/A
80	104,402.03	7.7500	7.4900	357	357	3	33	N/A
81	115,606.21	6.8750	6.0250	357	357	3	33	N/A
82	8,112,481.59	7.7507	6.8488	353	353	5	31	N/A
83	775,571.00	7.8767	7.6167	355	355	5	31	N/A
84	3,251,983.37	7.5917	6.9512	356	356	4	32	N/A
85	1,455,761.29	7.2163	6.9004	356	356	4	32	N/A
86	387,920.58	7.0142	6.7542	357	357	3	33	N/A
87	6,193,243.10	7.6131	7.2511	355	355	5	31	N/A
88	5,712,337.18	7.4866	6.4610	356	356	4	32	N/A
89	24,027,310.98	7.9007	6.7085	354	354	5	31	N/A
90	387,821.45	7.4758	7.2158	356	356	4	32	N/A
91	907,295.41	8.2084	7.9484	355	355	5	31	N/A
92	182,723.89	8.7500	8.4900	356	356	4	32	N/A
93	91,904.25	9.2500	8.9900	358	358	2	34	N/A
94	1,776,005.02	7.2927	6.7543	355	355	5	31	N/A
95	295,763.52	7.7483	7.4883	355	355	5	31	N/A
96	146,879,677.66	7.3826	6.7032	355	355	4	32	N/A
97	140,388.45	7.6250	7.3650	356	356	4	44	N/A
98	109,653.60	7.2500	6.9900	356	356	4	2	N/A
99	793,208.58	8.0419	7.7819	356	356	4	2	N/A
100	456,293.37	7.4713	7.2113	356	356	4	56	N/A
101	5,362,123.13	7.2020	6.7670	356	356	4	56	N/A
102	48,170,733.96	7.9242	6.8501	476	356	4	N/A	N/A
103	227,624.25	6.7500	6.4900	476	356	4	8	N/A
104	149,046.97	9.7500	7.7700	476	356	4	8	N/A
105	225,309.28	7.6250	7.3650	476	356	4	8	N/A
106	131,868.23	7.5000	7.2400	477	357	3	9	N/A
107	271,573.47	8.3750	8.1150	474	354	6	6	N/A
108	1,413,161.90	7.2753	7.0153	475	355	5	7	N/A
109	262,844.59	8.2500	7.9900	475	355	5	7	N/A
110	3,451,622.52	7.8295	7.1893	475	355	5	7	N/A
111	86,332.97	8.3750	8.1150	477	357	3	9	N/A
112	5,781,449.87	7.6392	7.0316	476	356	4	8	N/A
113	1,026,261.37	7.5609	6.8744	476	356	4	20	N/A
114	400,306.60	7.7854	7.4900	476	356	4	20	N/A
115	755,205.03	7.8117	6.8019	473	353	7	17	N/A
116	165,767.55	8.3750	6.4900	475	355	5	19	N/A
117	2,730,466.54	8.2137	7.1861	476	356	4	20	N/A
118	8,641,730.94	7.6744	6.8650	476	356	4	20	N/A
119	154,233.35	7.2585	6.9985	477	357	3	33	N/A
120	1,795,467.71	7.7142	6.1734	476	356	4	32	N/A
121	376,190.61	7.2919	7.0319	475	355	5	31	N/A
122	1,722,458.64	7.8442	7.1384	476	356	4	32	N/A
123	216,920.52	6.3750	6.1150	474	354	6	30	N/A
124	649,332.02	7.5657	7.3057	475	355	5	31	N/A
125	975,154.04	7.8162	6.2753	476	356	4	32	N/A
126	9,530,924.26	8.3306	6.9675	476	356	4	32	N/A
127	276,350.12	8.4919	8.2319	475	355	5	31	N/A
128	584,443.16	7.6679	7.4079	477	357	3	33	N/A
129	57,942,964.20	7.4661	6.6197	476	356	4	32	N/A
130	199,732.95	7.5000	7.2400	476	356	4	2	N/A
131	438,828.17	6.5000	6.2400	474	354	6	54	N/A
132	5,832,471.22	7.7867	7.5267	596	356	4	N/A	N/A
133	275,806.20	7.7500	7.4900	595	355	5	7	N/A
134	570,077.47	7.0000	6.7400	596	356	4	8	N/A
135	287,941.64	9.6250	9.3650	597	357	3	9	N/A
136	1,166,030.96	8.2172	7.9572	597	357	3	9	N/A
137	239,805.17	6.7500	6.4900	596	356	4	20	N/A
138	399,776.01	7.7500	7.4900	596	356	4	32	N/A
139	323,685.00	6.8750	6.6150	595	355	5	31	N/A
140	379,690.63	8.2500	7.9900	595	355	5	31	N/A
141	3,327,458.98	7.4664	7.2064	596	356	4	32	N/A
142	6,678,559.67	7.5010	7.1005	477	477	3	N/A	N/A
143	2,790,192.16	7.5192	7.2592	477	477	3	9	N/A
144	140,828.96	8.6350	6.6150	475	475	5	19	N/A
145	1,130,299.41	6.9415	6.6815	477	477	3	21	N/A
146	483,360.69	6.5000	6.2400	477	477	3	33	N/A
147	6,361,803.30	6.7270	6.4409	477	477	3	33	N/A
148	1,390,182.69	6.7196	6.3606	477	477	3	57	N/A
*Any Interest Only Loans will not amortize until after the remaining interest-only term with respect to such Interest Only Loan.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption
	Class I-A-1A
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	82	69	55	42	29	15	0
April 25, 2009	66	40	16	0	0	0	0
April 25, 2010	51	15	0	0	0	0	0
April 25, 2011	37	0	0	0	0	0	0
April 25, 2012	25	0	0	0	0	0	0
April 25, 2013	13	0	0	0	0	0	0
April 25, 2014	2	0	0	0	0	0	0
April 25, 2015	0	0	0	0	0	0	0
April 25, 2016	0	0	0	0	0	0	0
April 25, 2017	0	0	0	0	0	0	0
April 25, 2018	0	0	0	0	0	0	0
April 25, 2019	0	0	0	0	0	0	0
April 25, 2020	0	0	0	0	0	0	0
April 25, 2021	0	0	0	0	0	0	0
April 25, 2022	0	0	0	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0
April 25, 2024	0	0	0	0	0	0	0
April 25, 2025	0	0	0	0	0	0	0
April 25, 2026	0	0	0	0	0	0	0
April 25, 2027	0	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	3.26	1.71	1.17	0.89	0.72	0.60	0.46
Weighted Average Life (in years)(1)(2)	3.26	1.71	1.17	0.89	0.72	0.60	0.46
_________________
(1)The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)Assumes that the master servicer exercises its option to purchase the Group I Mortgage Loans (and all properties acquired in respect of the Group I Mortgage Loans) on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-1B
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	82	69	55	42	29	15	0
April 25, 2009	66	40	16	0	0	0	0
April 25, 2010	51	15	0	0	0	0	0
April 25, 2011	37	0	0	0	0	0	0
April 25, 2012	25	0	0	0	0	0	0
April 25, 2013	13	0	0	0	0	0	0
April 25, 2014	2	0	0	0	0	0	0
April 25, 2015	0	0	0	0	0	0	0
April 25, 2016	0	0	0	0	0	0	0
April 25, 2017	0	0	0	0	0	0	0
April 25, 2018	0	0	0	0	0	0	0
April 25, 2019	0	0	0	0	0	0	0
April 25, 2020	0	0	0	0	0	0	0
April 25, 2021	0	0	0	0	0	0	0
April 25, 2022	0	0	0	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0
April 25, 2024	0	0	0	0	0	0	0
April 25, 2025	0	0	0	0	0	0	0
April 25, 2026	0	0	0	0	0	0	0
April 25, 2027	0	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	3.26	1.71	1.17	0.89	0.72	0.60	0.46
Weighted Average Life (in years)(1)(2)	3.26	1.71	1.17	0.89	0.72	0.60	0.46
_________________
(1)The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)Assumes that the master servicer exercises its option to purchase the Group I Mortgage Loans (and all properties acquired in respect of the Group I Mortgage Loans) on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-2
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	24
April 25, 2009	100	100	100	49	0	0	0
April 25, 2010	100	100	0	0	0	0	0
April 25, 2011	100	58	0	0	0	0	0
April 25, 2012	100	0	0	0	0	0	0
April 25, 2013	100	0	0	0	0	0	0
April 25, 2014	100	0	0	0	0	0	0
April 25, 2015	65	0	0	0	0	0	0
April 25, 2016	13	0	0	0	0	0	0
April 25, 2017	0	0	0	0	0	0	0
April 25, 2018	0	0	0	0	0	0	0
April 25, 2019	0	0	0	0	0	0	0
April 25, 2020	0	0	0	0	0	0	0
April 25, 2021	0	0	0	0	0	0	0
April 25, 2022	0	0	0	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0
April 25, 2024	0	0	0	0	0	0	0
April 25, 2025	0	0	0	0	0	0	0
April 25, 2026	0	0	0	0	0	0	0
April 25, 2027	0	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	8.28	4.06	2.68	2.00	1.58	1.30	0.96
Weighted Average Life (in years)(1)(2)	8.28	4.06	2.68	2.00	1.58	1.30	0.96
_________________
(1)The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)Assumes that the master servicer exercises its option to purchase the Group I Mortgage Loans (and all properties acquired in respect of the Group I Mortgage Loans) on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-3
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	74	36	0
April 25, 2010	100	100	95	43	0	0	0
April 25, 2011	100	100	50	5	0	0	0
April 25, 2012	100	82	20	0	0	0	0
April 25, 2013	100	55	0	0	0	0	0
April 25, 2014	100	35	0	0	0	0	0
April 25, 2015	100	24	0	0	0	0	0
April 25, 2016	100	12	0	0	0	0	0
April 25, 2017	89	0	0	0	0	0	0
April 25, 2018	75	0	0	0	0	0	0
April 25, 2019	62	0	0	0	0	0	0
April 25, 2020	50	0	0	0	0	0	0
April 25, 2021	39	0	0	0	0	0	0
April 25, 2022	27	0	0	0	0	0	0
April 25, 2023	16	0	0	0	0	0	0
April 25, 2024	6	0	0	0	0	0	0
April 25, 2025	0	0	0	0	0	0	0
April 25, 2026	0	0	0	0	0	0	0
April 25, 2027	0	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	13.13	6.60	4.14	3.00	2.30	1.88	1.36
Weighted Average Life (in years)(1)(2)	13.13	6.60	4.14	3.00	2.30	1.88	1.36
_________________
(1)The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)Assumes that the master servicer exercises its option to purchase the Group I Mortgage Loans (and all properties acquired in respect of the Group I Mortgage Loans) on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-4
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	35
April 25, 2010	100	100	100	100	94	8	0
April 25, 2011	100	100	100	100	32	0	0
April 25, 2012	100	100	100	46	0	0	0
April 25, 2013	100	100	92	3	0	0	0
April 25, 2014	100	100	53	0	0	0	0
April 25, 2015	100	100	35	0	0	0	0
April 25, 2016	100	100	14	0	0	0	0
April 25, 2017	100	99	0	0	0	0	0
April 25, 2018	100	74	0	0	0	0	0
April 25, 2019	100	49	0	0	0	0	0
April 25, 2020	100	27	0	0	0	0	0
April 25, 2021	100	7	0	0	0	0	0
April 25, 2022	100	0	0	0	0	0	0
April 25, 2023	100	0	0	0	0	0	0
April 25, 2024	100	0	0	0	0	0	0
April 25, 2025	90	0	0	0	0	0	0
April 25, 2026	69	0	0	0	0	0	0
April 25, 2027	48	0	0	0	0	0	0
April 25, 2028	29	0	0	0	0	0	0
April 25, 2029	10	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	19.96	12.04	7.44	5.00	3.76	2.75	1.94
Weighted Average Life (in years)(1)(2)	19.96	12.04	7.44	5.00	3.76	2.75	1.94
_________________
(1)The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)Assumes that the master servicer exercises its option to purchase the Group I Mortgage Loans (and all properties acquired in respect of the Group I Mortgage Loans) on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-5
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	4
April 25, 2011	100	100	100	100	100	75	2
April 25, 2012	100	100	100	100	80	40	0
April 25, 2013	100	100	100	100	55	23	0
April 25, 2014	100	100	100	79	39	15	0
April 25, 2015	100	100	100	72	38	15	0
April 25, 2016	100	100	100	60	31	14	0
April 25, 2017	100	100	94	48	24	11	0
April 25, 2018	100	100	79	38	17	6	0
April 25, 2019	100	100	65	29	12	3	0
April 25, 2020	100	100	54	23	8	1	0
April 25, 2021	100	100	44	17	5	0	0
April 25, 2022	100	91	36	13	3	0	0
April 25, 2023	100	79	29	9	1	0	0
April 25, 2024	100	68	23	6	0	0	0
April 25, 2025	100	58	19	4	0	0	0
April 25, 2026	100	49	15	2	0	0	0
April 25, 2027	100	42	12	1	0	0	0
April 25, 2028	100	35	9	0	0	0	0
April 25, 2029	100	29	6	0	0	0	0
April 25, 2030	94	24	4	0	0	0	0
April 25, 2031	81	19	2	0	0	0	0
April 25, 2032	68	15	1	0	0	0	0
April 25, 2033	56	12	0	0	0	0	0
April 25, 2034	44	8	0	0	0	0	0
April 25, 2035	33	5	0	0	0	0	0
April 25, 2036	22	2	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	26.50	19.87	14.41	10.52	7.67	5.58	2.61
Weighted Average Life (in years)(1)(2)	24.74	16.69	11.65	8.34	6.13	4.75	2.61
_________________
(1)The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)Assumes that the master servicer exercises its option to purchase the Group I Mortgage Loans (and all properties acquired in respect of the Group I Mortgage Loans) on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-6
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	97	94	91	90	89	90	98
April 25, 2012	94	88	83	80	77	75	56
April 25, 2013	88	78	71	65	59	54	31
April 25, 2014	81	69	59	50	42	36	17
April 25, 2015	64	46	33	23	16	16	8
April 25, 2016	49	31	18	10	6	5	2
April 25, 2017	38	21	10	4	2	1	0
April 25, 2018	29	14	5	2	1	*	0
April 25, 2019	23	9	3	1	*	*	0
April 25, 2020	18	6	2	*	*	*	0
April 25, 2021	14	4	1	*	*	0	0
April 25, 2022	11	2	*	*	*	0	0
April 25, 2023	8	2	*	*	*	0	0
April 25, 2024	6	1	*	*	0	0	0
April 25, 2025	5	1	*	*	0	0	0
April 25, 2026	3	*	*	*	0	0	0
April 25, 2027	2	*	*	*	0	0	0
April 25, 2028	2	*	*	0	0	0	0
April 25, 2029	1	*	*	0	0	0	0
April 25, 2030	1	*	*	0	0	0	0
April 25, 2031	*	*	*	0	0	0	0
April 25, 2032	*	*	*	0	0	0	0
April 25, 2033	*	*	0	0	0	0	0
April 25, 2034	*	*	0	0	0	0	0
April 25, 2035	*	*	0	0	0	0	0
April 25, 2036	*	*	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	9.81	8.13	7.23	6.71	6.40	6.24	5.58
Weighted Average Life (in years)(1)(2)	9.81	8.11	7.19	6.59	6.01	5.31	4.04
_________________
*If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)Assumes that the master servicer exercises its option to purchase the Group I Mortgage Loans (and all properties acquired in respect of the Group I Mortgage Loans) on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-1
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	97	74	56	41	21
April 25, 2012	100	100	80	57	40	27	12
April 25, 2013	100	96	66	44	29	18	6
April 25, 2014	100	85	55	34	21	12	0
April 25, 2015	100	74	45	26	15	8	0
April 25, 2016	100	65	37	20	11	5	0
April 25, 2017	100	57	31	16	8	0	0
April 25, 2018	96	50	25	12	5	0	0
April 25, 2019	89	43	20	9	1	0	0
April 25, 2020	82	38	17	7	0	0	0
April 25, 2021	75	33	13	4	0	0	0
April 25, 2022	69	28	11	1	0	0	0
April 25, 2023	63	24	9	0	0	0	0
April 25, 2024	57	21	7	0	0	0	0
April 25, 2025	52	18	6	0	0	0	0
April 25, 2026	47	15	3	0	0	0	0
April 25, 2027	42	13	*	0	0	0	0
April 25, 2028	37	11	0	0	0	0	0
April 25, 2029	33	9	0	0	0	0	0
April 25, 2030	29	7	0	0	0	0	0
April 25, 2031	25	6	0	0	0	0	0
April 25, 2032	21	3	0	0	0	0	0
April 25, 2033	17	*	0	0	0	0	0
April 25, 2034	13	0	0	0	0	0	0
April 25, 2035	10	0	0	0	0	0	0
April 25, 2036	7	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	19.11	12.46	8.70	6.52	5.25	4.53	4.02
Weighted Average Life (in years)(1)(2)	18.58	11.59	7.98	5.94	4.79	4.16	3.75
_________________
*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)Assumes that the master servicer exercises its option to purchase the Group I Mortgage Loans (and all properties acquired in respect of the Group I Mortgage Loans) on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-2
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	97	74	56	41	21
April 25, 2012	100	100	80	57	40	27	12
April 25, 2013	100	96	66	44	29	18	5
April 25, 2014	100	85	55	34	21	12	0
April 25, 2015	100	74	45	26	15	8	0
April 25, 2016	100	65	37	20	11	0	0
April 25, 2017	100	57	31	16	8	0	0
April 25, 2018	96	50	25	12	0	0	0
April 25, 2019	89	43	20	9	0	0	0
April 25, 2020	82	38	17	7	0	0	0
April 25, 2021	75	33	13	0	0	0	0
April 25, 2022	69	28	11	0	0	0	0
April 25, 2023	63	24	9	0	0	0	0
April 25, 2024	57	21	7	0	0	0	0
April 25, 2025	52	18	0	0	0	0	0
April 25, 2026	47	15	0	0	0	0	0
April 25, 2027	42	13	0	0	0	0	0
April 25, 2028	37	11	0	0	0	0	0
April 25, 2029	33	9	0	0	0	0	0
April 25, 2030	29	7	0	0	0	0	0
April 25, 2031	25	1	0	0	0	0	0
April 25, 2032	21	0	0	0	0	0	0
April 25, 2033	17	0	0	0	0	0	0
April 25, 2034	13	0	0	0	0	0	0
April 25, 2035	10	0	0	0	0	0	0
April 25, 2036	7	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	19.09	12.39	8.63	6.46	5.19	4.45	3.81
Weighted Average Life (in years)(1)(2)	18.58	11.59	7.98	5.94	4.78	4.12	3.57
_________________
(1)The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)Assumes that the master servicer exercises its option to purchase the Group I Mortgage Loans (and all properties acquired in respect of the Group I Mortgage Loans) on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-3
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	97	74	56	41	21
April 25, 2012	100	100	80	57	40	27	12
April 25, 2013	100	96	66	44	29	18	0
April 25, 2014	100	85	55	34	21	12	0
April 25, 2015	100	74	45	26	15	5	0
April 25, 2016	100	65	37	20	11	0	0
April 25, 2017	100	57	31	16	4	0	0
April 25, 2018	96	50	25	12	0	0	0
April 25, 2019	89	43	20	9	0	0	0
April 25, 2020	82	38	17	1	0	0	0
April 25, 2021	75	33	13	0	0	0	0
April 25, 2022	69	28	11	0	0	0	0
April 25, 2023	63	24	8	0	0	0	0
April 25, 2024	57	21	2	0	0	0	0
April 25, 2025	52	18	0	0	0	0	0
April 25, 2026	47	15	0	0	0	0	0
April 25, 2027	42	13	0	0	0	0	0
April 25, 2028	37	11	0	0	0	0	0
April 25, 2029	33	8	0	0	0	0	0
April 25, 2030	29	2	0	0	0	0	0
April 25, 2031	25	0	0	0	0	0	0
April 25, 2032	21	0	0	0	0	0	0
April 25, 2033	17	0	0	0	0	0	0
April 25, 2034	13	0	0	0	0	0	0
April 25, 2035	10	0	0	0	0	0	0
April 25, 2036	1	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	19.05	12.31	8.56	6.40	5.14	4.39	3.72
Weighted Average Life (in years)(1)(2)	18.58	11.59	7.98	5.94	4.78	4.09	3.50
_________________
(1)The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)Assumes that the master servicer exercises its option to purchase the Group I Mortgage Loans (and all properties acquired in respect of the Group I Mortgage Loans) on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-4
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	97	74	56	41	21
April 25, 2012	100	100	80	57	40	27	12
April 25, 2013	100	96	66	44	29	18	0
April 25, 2014	100	85	55	34	21	12	0
April 25, 2015	100	74	45	26	15	0	0
April 25, 2016	100	65	37	20	10	0	0
April 25, 2017	100	57	31	16	0	0	0
April 25, 2018	96	50	25	12	0	0	0
April 25, 2019	89	43	20	0	0	0	0
April 25, 2020	82	38	17	0	0	0	0
April 25, 2021	75	33	13	0	0	0	0
April 25, 2022	69	28	11	0	0	0	0
April 25, 2023	63	24	0	0	0	0	0
April 25, 2024	57	21	0	0	0	0	0
April 25, 2025	52	18	0	0	0	0	0
April 25, 2026	47	15	0	0	0	0	0
April 25, 2027	42	13	0	0	0	0	0
April 25, 2028	37	10	0	0	0	0	0
April 25, 2029	33	0	0	0	0	0	0
April 25, 2030	29	0	0	0	0	0	0
April 25, 2031	25	0	0	0	0	0	0
April 25, 2032	21	0	0	0	0	0	0
April 25, 2033	17	0	0	0	0	0	0
April 25, 2034	13	0	0	0	0	0	0
April 25, 2035	6	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	18.99	12.20	8.46	6.32	5.06	4.33	3.61
Weighted Average Life (in years)(1)(2)	18.58	11.59	7.98	5.94	4.76	4.08	3.43
_________________
(1)The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)Assumes that the master servicer exercises its option to purchase the Group I Mortgage Loans (and all properties acquired in respect of the Group I Mortgage Loans) on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-5
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	97	74	56	41	21
April 25, 2012	100	100	80	57	40	27	4
April 25, 2013	100	96	66	44	29	18	0
April 25, 2014	100	85	55	34	21	6	0
April 25, 2015	100	74	45	26	15	0	0
April 25, 2016	100	65	37	20	0	0	0
April 25, 2017	100	57	31	16	0	0	0
April 25, 2018	96	50	25	6	0	0	0
April 25, 2019	89	43	20	0	0	0	0
April 25, 2020	82	38	17	0	0	0	0
April 25, 2021	75	33	13	0	0	0	0
April 25, 2022	69	28	1	0	0	0	0
April 25, 2023	63	24	0	0	0	0	0
April 25, 2024	57	21	0	0	0	0	0
April 25, 2025	52	18	0	0	0	0	0
April 25, 2026	47	15	0	0	0	0	0
April 25, 2027	42	10	0	0	0	0	0
April 25, 2028	37	0	0	0	0	0	0
April 25, 2029	33	0	0	0	0	0	0
April 25, 2030	29	0	0	0	0	0	0
April 25, 2031	25	0	0	0	0	0	0
April 25, 2032	21	0	0	0	0	0	0
April 25, 2033	17	0	0	0	0	0	0
April 25, 2034	13	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	18.92	12.08	8.36	6.24	5.00	4.27	3.56
Weighted Average Life (in years)(1)(2)	18.58	11.59	7.98	5.94	4.76	4.08	3.42
_________________
(1)The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)Assumes that the master servicer exercises its option to purchase the Group I Mortgage Loans (and all properties acquired in respect of the Group I Mortgage Loans) on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-6
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	97	74	56	41	21
April 25, 2012	100	100	80	57	40	27	0
April 25, 2013	100	96	66	44	29	18	0
April 25, 2014	100	85	55	34	21	0	0
April 25, 2015	100	74	45	26	6	0	0
April 25, 2016	100	65	37	20	0	0	0
April 25, 2017	100	57	31	9	0	0	0
April 25, 2018	96	50	25	0	0	0	0
April 25, 2019	89	43	20	0	0	0	0
April 25, 2020	82	38	13	0	0	0	0
April 25, 2021	75	33	0	0	0	0	0
April 25, 2022	69	28	0	0	0	0	0
April 25, 2023	63	24	0	0	0	0	0
April 25, 2024	57	21	0	0	0	0	0
April 25, 2025	52	18	0	0	0	0	0
April 25, 2026	47	7	0	0	0	0	0
April 25, 2027	42	0	0	0	0	0	0
April 25, 2028	37	0	0	0	0	0	0
April 25, 2029	33	0	0	0	0	0	0
April 25, 2030	29	0	0	0	0	0	0
April 25, 2031	25	0	0	0	0	0	0
April 25, 2032	21	0	0	0	0	0	0
April 25, 2033	15	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	18.79	11.89	8.20	6.12	4.90	4.16	3.45
Weighted Average Life (in years)(1)(2)	18.58	11.59	7.98	5.94	4.76	4.05	3.37
_________________
(1)The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)Assumes that the master servicer exercises its option to purchase the Group I Mortgage Loans (and all properties acquired in respect of the Group I Mortgage Loans) on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Class I-A-6 Certificates Yield Considerations

Investors in the Class I-A-6 Certificates should be aware that the Class I-A-6 Certificates will not receive any payments of principal prior to the distribution date occurring in May 2010, and will receive a disproportionately small portion of principal payments prior to the distribution date occurring in May 2013 with respect to the Mortgage Loans unless the Certificate Principal Balances of the Senior Certificates (other than the Class I-A-6 Certificates) have been reduced to zero. As a result, the weighted average life of the Class I-A-6 Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class I-A-6 Certificates of changes in market interest rates or market yields for similar securities may be greater than for other classes of Senior Certificates entitled to principal distributions. On or after the distribution date in May 2016, if the Certificate Principal Balance of the Class I-A-6 Certificates has not been reduced to zero, a disproportionately large portion of principal payments, including borrower prepayments, on the Mortgage Loans will be allocated to the Class I-A-6 Certificates.

Prepayments and Yields of the Group II Offered Certificates

The extent to which the yield to maturity of a Group II Offered Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Group II Mortgage Loans. In particular, in the case of a Group II Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Group II Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Group II Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of the Group II Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The “last scheduled distribution date” for each class of Group II Offered Certificates is the distribution date in April 2037. The actual final distribution date with respect to each class of Group II Offered Certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof;

•
Monthly Excess Interest to the extent available will be applied as an accelerated payment of principal on the Group II Offered Certificates to the extent required to restore or maintain the Targeted Overcollateralization Amount as described in this prospectus supplement; and

•	the master servicer may exercise its option to purchase all assets of the trust with respect to the Group II Mortgage Loans as described under “-Optional Termination” in this prospectus supplement.

There is no assurance, however, that prepayments on the Group II Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the trust contains Group II Mortgage Loans having the characteristics described in the table set forth below;

•
distributions on the Group II Offered Certificates are received, in cash, on the 25th day of each month, commencing in May 2007, in accordance with the payment priorities described in this prospectus supplement;

•	the Group II Mortgage Loans prepay at the indicated percentages of CPR;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the Group II Mortgage Loans occur;

•	none of the depositor, the master servicer or any other person purchases from the trust fund any Group II Mortgage Loan under any obligation or option under the pooling and servicing agreement;

•
scheduled payments are assumed to be received on the first day of each month commencing in May 2007, there are no shortfalls in the payment of interest to certificateholders and prepayments represent payment in full of individual Group II Mortgage Loans and are assumed to be received on the last day of each month, commencing in April 2007, and include 30 days’ interest thereon;

•
scheduled payments of principal and interest on the Group II Mortgage Loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the Group II Mortgage Loans will fully amortize by their remaining amortization terms;

•	the Group II Offered Certificates are purchased on May 10, 2007;

•	the level of One-Month LIBOR remains constant at 5.32% per annum;

•	the level of Six-Month LIBOR remains constant at 5.37% per annum;

•	the level of One-Year LIBOR remains constant at 5.32% per annum; and

•	the Certificate Principal Balance of the Class II-P Certificates is assumed to be zero.

ASSUMED GROUP II MORTGAGE LOANS
Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)*	Age (Months)	Original Interest Only (Months)	Index Type	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Adjustment Rate Frequency (Months)
666,114.12	6.990	6.707	353	240	7	120	LIBOR_6MO	2.365	12.990	2.365	1.000	1.000	5	6
635,500.00	7.456	7.071	354	240	6	120	LIBOR_6MO	2.705	13.003	2.705	1.906	1.000	4	6
1,281,512.95	6.874	6.614	356	356	4	0	LIBOR_6MO	2.250	12.874	2.250	6.000	2.000	20	6
4,537,087.54	8.191	7.620	354	354	6	0	LIBOR_6MO	3.436	14.308	3.601	3.551	1.213	18	6
853,011.69	7.794	7.534	354	474	6	0	LIBOR_6MO	5.213	14.424	5.617	3.000	1.630	18	6
3,831,500.00	7.464	7.204	358	300	2	60	LIBOR_6MO	3.776	12.846	3.776	3.000	1.000	22	6
3,098,300.00	7.912	7.652	357	300	3	60	LIBOR_6MO	4.920	13.883	6.193	3.183	1.000	21	6
12,571,280.63	7.218	6.918	355	240	5	120	LIBOR_6MO	2.768	13.162	2.768	3.932	1.311	19	6
1,683,125.00	6.036	5.776	356	324	4	36	LIBOR_1YR	2.250	12.036	2.250	4.485	2.000	32	12
135,200.00	7.125	6.865	355	240	5	120	LIBOR_1YR	2.250	13.125	2.250	2.000	2.000	31	12
603,854.97	7.054	6.794	356	356	4	0	LIBOR_6MO	2.446	12.790	2.446	4.427	1.476	32	6
1,011,958.41	7.299	6.786	355	475	5	0	LIBOR_6MO	3.041	13.299	3.041	4.313	1.438	31	6
3,798,562.23	7.406	7.115	356	356	4	0	LIBOR_6MO	3.724	13.275	3.724	3.950	1.317	32	6
3,539,092.09	7.357	6.928	355	475	5	0	LIBOR_6MO	3.078	13.357	3.078	5.848	1.949	31	6
594,000.00	6.875	6.615	355	324	5	36	LIBOR_6MO	2.250	12.875	2.250	3.000	1.000	31	6
2,093,642.00	6.481	6.221	356	324	4	36	LIBOR_6MO	2.475	11.481	2.475	3.000	1.000	32	6
258,000.00	6.375	6.115	357	300	3	60	LIBOR_6MO	2.500	11.375	2.500	3.000	1.000	33	6
2,032,000.00	6.793	6.533	358	300	2	60	LIBOR_6MO	2.868	11.926	2.868	3.000	1.000	34	6
4,528,608.97	6.812	6.545	355	240	5	120	LIBOR_6MO	2.533	12.771	2.564	3.602	1.251	31	6
26,224,911.59	7.070	6.803	355	240	5	120	LIBOR_6MO	3.089	12.773	3.093	4.996	1.658	31	6
11,731,052.95	7.235	6.965	355	355	5	0	LIBOR_1YR	2.250	12.260	2.250	5.025	2.000	55	12
657,361.51	6.637	6.377	356	356	4	0	LIBOR_1YR	2.250	11.637	2.250	5.000	2.000	56	12
7,186,453.09	6.610	6.350	354	300	6	60	LIBOR_1YR	2.267	11.680	2.267	5.070	2.000	54	12
1,057,102.45	6.745	6.485	356	300	4	60	LIBOR_1YR	2.250	12.139	2.278	5.394	2.000	56	12
60,874.58	6.500	6.240	357	276	3	84	LIBOR_1YR	2.250	11.500	2.250	5.000	2.000	57	12
19,752,133.03	6.948	6.681	355	240	5	120	LIBOR_1YR	2.257	11.995	2.257	5.047	2.000	55	12
2,220,198.64	7.151	6.891	356	240	4	120	LIBOR_1YR	2.250	12.671	2.250	5.520	1.816	56	12
25,818,872.78	7.468	7.186	356	356	4	0	LIBOR_6MO	2.900	12.662	2.966	5.193	1.193	56	6
6,749,636.44	7.802	7.374	355	475	5	0	LIBOR_6MO	2.927	12.990	2.927	5.188	1.188	55	6
31,645,132.60	7.542	7.206	356	356	4	0	LIBOR_6MO	3.029	12.994	3.087	5.436	1.429	56	6
16,560,636.56	7.505	6.961	355	475	5	0	LIBOR_6MO	3.243	13.252	3.243	5.736	1.769	55	6
281,808.00	7.500	7.240	356	324	4	36	LIBOR_6MO	2.500	12.500	2.500	3.000	1.000	56	6
18,418,855.38	7.370	7.100	357	300	3	60	LIBOR_6MO	3.027	12.415	3.027	5.045	1.045	57	6
60,149,147.26	7.305	7.045	357	300	3	60	LIBOR_6MO	2.992	12.502	3.015	5.197	1.199	57	6
340,000.00	6.875	6.615	357	276	3	84	LIBOR_6MO	2.500	11.875	2.500	5.000	1.000	57	6
142,587,986.99	7.261	6.984	356	240	4	120	LIBOR_6MO	2.759	12.476	2.790	5.211	1.210	56	6
306,934,700.86	7.267	6.990	356	240	4	120	LIBOR_6MO	2.688	12.623	2.745	5.341	1.353	56	6
1,092,591.46	6.968	6.708	350	350	10	0	LIBOR_1YR	2.348	11.968	2.348	5.000	2.000	74	12
1,176,441.06	6.240	5.980	351	276	9	84	LIBOR_1YR	2.250	11.631	2.250	5.391	2.000	75	12
162,950.00	7.125	6.865	356	276	4	84	LIBOR_1YR	2.250	12.125	2.250	5.000	2.000	80	12
*Remaining amortization term for Interest Only Loans will begin after the remaining interest only period.

ASSUMED GROUP II MORTGAGE LOANS
Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)*	Age (Months)	Original Interest Only (Months)	Index Type	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Adjustment Rate Frequency (Months)
2,560,949.99	7.371	7.111	353	240	7	120	LIBOR_1YR	2.273	12.371	2.273	5.000	2.000	77	12
202,741.98	7.952	7.692	356	356	4	0	LIBOR_6MO	2.373	12.952	2.373	5.000	1.000	80	6
746,181.81	6.877	6.617	359	359	1	0	LIBOR_6MO	2.563	11.877	2.563	5.000	1.000	83	6
449,177.62	6.375	6.115	356	476	4	0	LIBOR_6MO	2.250	12.375	2.250	6.000	2.000	80	6
1,170,000.00	6.246	5.986	357	300	3	60	LIBOR_6MO	2.500	11.246	2.500	5.000	1.000	81	6
359,896.28	6.875	6.615	347	276	13	84	LIBOR_6MO	2.250	11.875	2.250	5.000	1.000	71	6
2,507,299.99	6.676	6.416	357	276	3	84	LIBOR_6MO	2.500	11.676	2.500	5.000	1.000	81	6
5,251,000.00	7.135	6.875	356	240	4	120	LIBOR_6MO	2.410	12.359	2.428	5.223	1.136	80	6
16,284,350.85	6.851	6.591	357	240	3	120	LIBOR_6MO	2.620	11.946	2.628	5.095	1.095	81	6
774,464.86	8.537	8.277	357	357	3	0	LIBOR_1YR	2.750	14.375	2.750	5.838	2.000	117	12
1,799,149.48	6.557	6.297	357	240	3	120	LIBOR_1YR	2.250	11.557	2.250	5.000	2.000	117	12
1,083,149.98	8.229	7.969	356	240	4	120	LIBOR_1YR	2.659	14.046	2.659	5.817	2.000	116	12
1,071,739.66	6.750	6.490	358	358	2	0	LIBOR_6MO	2.500	11.750	2.500	5.000	1.000	118	6
494,656.81	6.361	6.101	358	358	2	0	LIBOR_6MO	2.371	11.361	2.371	5.000	1.000	118	6
2,135,359.97	6.724	6.464	357	240	3	120	LIBOR_6MO	2.551	11.724	2.551	5.000	1.000	117	6
9,431,252.24	6.577	6.317	358	240	2	120	LIBOR_6MO	2.454	11.939	2.454	5.363	1.363	118	6

*Remaining amortization term for Interest Only Loans will begin after the remaining interest only period.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-A-1
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	82	64	47	29	11
April 25, 2009	66	36	9	0	0
April 25, 2010	51	13	0	0	0
April 25, 2011	38	0	0	0	0
April 25, 2012	26	0	0	0	0
April 25, 2013	16	0	0	0	0
April 25, 2014	7	0	0	0	0
April 25, 2015	0	0	0	0	0
April 25, 2016	0	0	0	0	0
April 25, 2017	0	0	0	0	0
April 25, 2018	0	0	0	0	0
April 25, 2019	0	0	0	0	0
April 25, 2020	0	0	0	0	0
April 25, 2021	0	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	3.35	1.60	1.00	0.70	0.51
Weighted Average Life in Years (1)(2)	3.35	1.60	1.00	0.70	0.51
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.
(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-A-2
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	49	0
April 25, 2010	100	100	38	0	0
April 25, 2011	100	90	0	0	0
April 25, 2012	100	45	0	0	0
April 25, 2013	100	9	0	0	0
April 25, 2014	100	0	0	0	0
April 25, 2015	98	0	0	0	0
April 25, 2016	74	0	0	0	0
April 25, 2017	52	0	0	0	0
April 25, 2018	30	0	0	0	0
April 25, 2019	10	0	0	0	0
April 25, 2020	0	0	0	0	0
April 25, 2021	0	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	10.12	4.93	3.00	2.01	1.48
Weighted Average Life in Years (1)(2)	10.12	4.93	3.00	2.01	1.48
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.
(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-A-3
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	83
April 25, 2010	100	100	100	67	22
April 25, 2011	100	100	98	53	22
April 25, 2012	100	100	68	32	13
April 25, 2013	100	100	48	19	6
April 25, 2014	100	85	33	11	2
April 25, 2015	100	68	23	6	*
April 25, 2016	100	54	16	3	0
April 25, 2017	100	43	11	1	0
April 25, 2018	100	33	7	0	0
April 25, 2019	100	26	5	0	0
April 25, 2020	94	20	3	0	0
April 25, 2021	82	16	1	0	0
April 25, 2022	72	12	*	0	0
April 25, 2023	62	9	0	0	0
April 25, 2024	54	7	0	0	0
April 25, 2025	46	5	0	0	0
April 25, 2026	39	3	0	0	0
April 25, 2027	33	2	0	0	0
April 25, 2028	28	1	0	0	0
April 25, 2029	23	*	0	0	0
April 25, 2030	19	0	0	0	0
April 25, 2031	15	0	0	0	0
April 25, 2032	12	0	0	0	0
April 25, 2033	9	0	0	0	0
April 25, 2034	5	0	0	0	0
April 25, 2035	3	0	0	0	0
April 25, 2036	*	0	0	0	0
April 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	18.47	10.35	6.62	4.51	3.02
Weighted Average Life in Years (1)(2)	16.69	8.84	5.60	3.75	2.54
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.
(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-A-4
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	89	78	67	57	46
April 25, 2009	79	61	45	30	19
April 25, 2010	70	47	29	15	5
April 25, 2011	62	37	22	12	5
April 25, 2012	55	30	15	7	3
April 25, 2013	49	24	11	4	1
April 25, 2014	43	19	7	3	*
April 25, 2015	39	15	5	1	*
April 25, 2016	35	12	4	1	0
April 25, 2017	31	10	3	*	0
April 25, 2018	27	7	2	0	0
April 25, 2019	24	6	1	0	0
April 25, 2020	21	5	1	0	0
April 25, 2021	18	4	*	0	0
April 25, 2022	16	3	*	0	0
April 25, 2023	14	2	0	0	0
April 25, 2024	12	2	0	0	0
April 25, 2025	10	1	0	0	0
April 25, 2026	9	1	0	0	0
April 25, 2027	7	*	0	0	0
April 25, 2028	6	*	0	0	0
April 25, 2029	5	*	0	0	0
April 25, 2030	4	0	0	0	0
April 25, 2031	3	0	0	0	0
April 25, 2032	3	0	0	0	0
April 25, 2033	2	0	0	0	0
April 25, 2034	1	0	0	0	0
April 25, 2035	1	0	0	0	0
April 25, 2036	*	0	0	0	0
April 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	7.85	4.10	2.58	1.76	1.23
Weighted Average Life in Years (1)(2)	7.45	3.77	2.36	1.60	1.13
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.
(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-A-M
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	89	78	67	57	46
April 25, 2009	79	61	45	30	19
April 25, 2010	70	47	29	15	5
April 25, 2011	62	37	22	12	5
April 25, 2012	55	30	15	7	3
April 25, 2013	49	24	11	4	1
April 25, 2014	43	19	7	3	*
April 25, 2015	39	15	5	1	*
April 25, 2016	35	12	4	1	0
April 25, 2017	31	10	3	*	0
April 25, 2018	27	7	2	0	0
April 25, 2019	24	6	1	0	0
April 25, 2020	21	5	1	0	0
April 25, 2021	18	4	*	0	0
April 25, 2022	16	3	*	0	0
April 25, 2023	14	2	0	0	0
April 25, 2024	12	2	0	0	0
April 25, 2025	10	1	0	0	0
April 25, 2026	9	1	0	0	0
April 25, 2027	7	*	0	0	0
April 25, 2028	6	*	0	0	0
April 25, 2029	5	*	0	0	0
April 25, 2030	4	0	0	0	0
April 25, 2031	3	0	0	0	0
April 25, 2032	3	0	0	0	0
April 25, 2033	2	0	0	0	0
April 25, 2034	1	0	0	0	0
April 25, 2035	1	0	0	0	0
April 25, 2036	*	0	0	0	0
April 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	7.85	4.10	2.58	1.76	1.23
Weighted Average Life in Years (1)(2)	7.45	3.77	2.36	1.60	1.13
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.
(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-1
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	100
April 25, 2011	100	81	48	26	56
April 25, 2012	100	65	33	15	6
April 25, 2013	100	52	23	9	0
April 25, 2014	94	41	16	6	0
April 25, 2015	85	33	11	0	0
April 25, 2016	76	26	8	0	0
April 25, 2017	68	21	5	0	0
April 25, 2018	59	16	0	0	0
April 25, 2019	52	13	0	0	0
April 25, 2020	46	10	0	0	0
April 25, 2021	40	8	0	0	0
April 25, 2022	35	6	0	0	0
April 25, 2023	30	1	0	0	0
April 25, 2024	26	0	0	0	0
April 25, 2025	22	0	0	0	0
April 25, 2026	19	0	0	0	0
April 25, 2027	16	0	0	0	0
April 25, 2028	14	0	0	0	0
April 25, 2029	11	0	0	0	0
April 25, 2030	9	0	0	0	0
April 25, 2031	7	0	0	0	0
April 25, 2032	6	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.66	7.22	4.84	4.05	4.11
Weighted Average Life in Years (1)(2)	12.88	6.61	4.43	3.75	3.29
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.
(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-2
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	100
April 25, 2011	100	81	48	26	12
April 25, 2012	100	65	33	15	4
April 25, 2013	100	52	23	9	0
April 25, 2014	94	41	16	*	0
April 25, 2015	85	33	11	0	0
April 25, 2016	76	26	8	0	0
April 25, 2017	68	21	*	0	0
April 25, 2018	59	16	0	0	0
April 25, 2019	52	13	0	0	0
April 25, 2020	46	10	0	0	0
April 25, 2021	40	8	0	0	0
April 25, 2022	35	2	0	0	0
April 25, 2023	30	0	0	0	0
April 25, 2024	26	0	0	0	0
April 25, 2025	22	0	0	0	0
April 25, 2026	19	0	0	0	0
April 25, 2027	16	0	0	0	0
April 25, 2028	14	0	0	0	0
April 25, 2029	11	0	0	0	0
April 25, 2030	9	0	0	0	0
April 25, 2031	7	0	0	0	0
April 25, 2032	1	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.62	7.18	4.79	3.94	3.85
Weighted Average Life in Years (1)(2)	12.88	6.61	4.42	3.66	3.29
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.
(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-3
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	100
April 25, 2011	100	81	48	26	12
April 25, 2012	100	65	33	15	0
April 25, 2013	100	52	23	9	0
April 25, 2014	94	41	16	0	0
April 25, 2015	85	33	11	0	0
April 25, 2016	76	26	7	0	0
April 25, 2017	68	21	0	0	0
April 25, 2018	59	16	0	0	0
April 25, 2019	52	13	0	0	0
April 25, 2020	46	10	0	0	0
April 25, 2021	40	5	0	0	0
April 25, 2022	35	0	0	0	0
April 25, 2023	30	0	0	0	0
April 25, 2024	26	0	0	0	0
April 25, 2025	22	0	0	0	0
April 25, 2026	19	0	0	0	0
April 25, 2027	16	0	0	0	0
April 25, 2028	14	0	0	0	0
April 25, 2029	11	0	0	0	0
April 25, 2030	9	0	0	0	0
April 25, 2031	3	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.57	7.13	4.74	3.87	3.68
Weighted Average Life in Years (1)(2)	12.88	6.61	4.40	3.62	3.29
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.
(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-4
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	100
April 25, 2011	100	81	48	26	12
April 25, 2012	100	65	33	15	0
April 25, 2013	100	52	23	7	0
April 25, 2014	94	41	16	0	0
April 25, 2015	85	33	11	0	0
April 25, 2016	76	26	0	0	0
April 25, 2017	68	21	0	0	0
April 25, 2018	59	16	0	0	0
April 25, 2019	52	13	0	0	0
April 25, 2020	46	10	0	0	0
April 25, 2021	40	0	0	0	0
April 25, 2022	35	0	0	0	0
April 25, 2023	30	0	0	0	0
April 25, 2024	26	0	0	0	0
April 25, 2025	22	0	0	0	0
April 25, 2026	19	0	0	0	0
April 25, 2027	16	0	0	0	0
April 25, 2028	14	0	0	0	0
April 25, 2029	11	0	0	0	0
April 25, 2030	6	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.50	7.07	4.70	3.80	3.57
Weighted Average Life in Years (1)(2)	12.88	6.61	4.40	3.58	3.29
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.
(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-5
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	100
April 25, 2011	100	81	48	26	12
April 25, 2012	100	65	33	15	0
April 25, 2013	100	52	23	0	0
April 25, 2014	94	41	16	0	0
April 25, 2015	85	33	9	0	0
April 25, 2016	76	26	0	0	0
April 25, 2017	68	21	0	0	0
April 25, 2018	59	16	0	0	0
April 25, 2019	52	13	0	0	0
April 25, 2020	46	1	0	0	0
April 25, 2021	40	0	0	0	0
April 25, 2022	35	0	0	0	0
April 25, 2023	30	0	0	0	0
April 25, 2024	26	0	0	0	0
April 25, 2025	22	0	0	0	0
April 25, 2026	19	0	0	0	0
April 25, 2027	16	0	0	0	0
April 25, 2028	14	0	0	0	0
April 25, 2029	8	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.42	7.00	4.64	3.75	3.47
Weighted Average Life in Years (1)(2)	12.88	6.61	4.39	3.57	3.29
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.
(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-6
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	100
April 25, 2011	100	81	48	26	3
April 25, 2012	100	65	33	15	0
April 25, 2013	100	52	23	0	0
April 25, 2014	94	41	16	0	0
April 25, 2015	85	33	0	0	0
April 25, 2016	76	26	0	0	0
April 25, 2017	68	21	0	0	0
April 25, 2018	59	16	0	0	0
April 25, 2019	52	5	0	0	0
April 25, 2020	46	0	0	0	0
April 25, 2021	40	0	0	0	0
April 25, 2022	35	0	0	0	0
April 25, 2023	30	0	0	0	0
April 25, 2024	26	0	0	0	0
April 25, 2025	22	0	0	0	0
April 25, 2026	19	0	0	0	0
April 25, 2027	16	0	0	0	0
April 25, 2028	9	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.29	6.90	4.55	3.66	3.38
Weighted Average Life in Years (1)(2)	12.88	6.61	4.37	3.52	3.28
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.
(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-7
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	100
April 25, 2011	100	81	48	26	0
April 25, 2012	100	65	33	4	0
April 25, 2013	100	52	23	0	0
April 25, 2014	94	41	8	0	0
April 25, 2015	85	33	0	0	0
April 25, 2016	76	26	0	0	0
April 25, 2017	68	21	0	0	0
April 25, 2018	59	8	0	0	0
April 25, 2019	52	0	0	0	0
April 25, 2020	46	0	0	0	0
April 25, 2021	40	0	0	0	0
April 25, 2022	35	0	0	0	0
April 25, 2023	30	0	0	0	0
April 25, 2024	26	0	0	0	0
April 25, 2025	22	0	0	0	0
April 25, 2026	19	0	0	0	0
April 25, 2027	8	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.11	6.77	4.46	3.59	3.28
Weighted Average Life in Years (1)(2)	12.88	6.61	4.37	3.51	3.23
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.
(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-8
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	100
April 25, 2011	100	81	48	17	0
April 25, 2012	100	65	33	0	0
April 25, 2013	100	52	12	0	0
April 25, 2014	94	41	0	0	0
April 25, 2015	85	33	0	0	0
April 25, 2016	76	19	0	0	0
April 25, 2017	68	6	0	0	0
April 25, 2018	59	0	0	0	0
April 25, 2019	52	0	0	0	0
April 25, 2020	46	0	0	0	0
April 25, 2021	40	0	0	0	0
April 25, 2022	35	0	0	0	0
April 25, 2023	28	0	0	0	0
April 25, 2024	18	0	0	0	0
April 25, 2025	10	0	0	0	0
April 25, 2026	2	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	12.63	6.45	4.25	3.42	3.15
Weighted Average Life in Years (1)(2)	12.62	6.45	4.25	3.42	3.15
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.
(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

THE SPONSOR

Nomura Credit & Capital, Inc., the sponsor, is a Delaware corporation whose principal offices are located in New York, New York. The sponsor has a book value of approximately $302 million as of March 31, 20207, is an indirect subsidiary of Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings, Inc., a global investment banking and securities firm having a market capitalization of approximately $40.26 billion. The sponsor is a HUD approved mortgagee primarily engaged in the business of originating, purchasing and selling commercial mortgage loans, purchasing and selling residential mortgage loans and engaging in various asset backed warehouse and repurchase financings of non-securities. The sponsor is also an affiliate of Nomura Asset Acceptance Corporation, the depositor for this transaction. The sponsor was incorporated in the State of Delaware on June 24, 1998. The sponsor maintains its principal office at Two World Financial Center, Building B, New York, New York 10281. Its telephone number is (212) 667-9300.

Since 2002 the sponsor has been purchasing residential mortgage loans, comprised primarily of newly originated, conforming and non-conforming balance, Alt-A, first-lien, fixed and adjustable rate mortgages, as well as second-lien and subprime mortgages, in excess of $33.35 billion as of February 28, 2007. The sponsor is responsible for pooling the mortgage loans to be securitized by the depositor, negotiating the principal securitization transaction documents and participating with the underwriters in the structuring of such transactions. The sponsor also sells residential mortgage loans and related servicing rights to third-party investors.

The sponsor has been actively securitizing residential mortgage loans since April 2003. The following table describes the size (at issuance), composition and growth of the sponsor’s total portfolio of assets it has publicly securitized as of the dates indicated. As of the date of this prospectus supplement, none of the securitization transactions sponsored by the sponsor through February 2007 and involving the depositor have defaulted or experienced a trigger event that is material to the certificateholders.

	Year ended December 31, 2004		Year ended December 31, 2005		Year ended December 31, 2006		March 31, 2007
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	6,360	$1,595,220,173	11,166	$3,096,819,467	7,778	$2,551,409,012	1,751	$600,038,528
Alt-A Fixed	3,823	$773,581,361	6,798	$1,387,201,153	8,202	$1,932,941,952	1,745	$423,073,670
Seconds	N/A	N/A	12,142	$685,450,460	0	N/A	0	N/A
SubPrime	N/A	N/A	10,278	$2,080,121,500	29,333	$5,586,310,350	5,136	$930,628,229

STATIC POOL INFORMATION

Static pool information material to this offering may be found at http://www.nomuradeals.com/NAAC+2007-1.

Information provided through the Internet address above will not be deemed to be a part of the prospectus or the depositor’s registration statement to the extent that such information relates to (a) any issuing entity that was established before January 1, 2006 and (b) any information relating to the assets of the Issuing Entity for periods prior to January 1, 2006.

ISSUING ENTITY

Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-1 (the “Issuing Entity”) is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, the servicer, the master servicer, the securities administrator and the trustee, dated as of April 1, 2007 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “Description of the Agreements — Amendment” in the prospectus.

The assets of the Issuing Entity will consist of the Mortgage Loans and certain related assets.

The Issuing Entity’s fiscal year end is December 31.

THE DEPOSITOR

Nomura Asset Acceptance Corporation., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 8, 1992. The principal executive offices of the depositor are located at Two World Financial Center, Building B, New York, New York 10281. Its telephone number is (212) 667-9300. The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

The depositor has been actively serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. Since that time it has been involved in the issuance of public securities backed by residential mortgage loans in excess of $13.5 billion as of February 28, 2007.

After issuance and registration of the securities contemplated in this prospectus supplement, the depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

All of the shares of capital stock of the depositor are held by Nomura America Mortgage Finance, LLC, a Delaware limited liability company.

SERVICING

Primary servicing of approximately 61.99% of the Group I Mortgage Loans, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date, and all of the Group II Mortgage Loans will be provided by GMAC Mortgage, LLC pursuant to the Pooling and Servicing Agreement. GMAC Mortgage, LLC will continue to service the GMAC Mortgage, LLC Mortgage Loans until it is terminated by the sponsor as described under “—Servicing and Other Compensation and Payment of Expenses” below or otherwise terminated under the Pooling and Servicing Agreement.

Primary servicing of approximately 38.01% of the Group I Mortgage, by aggregate principal balance of the Group I Mortgage Loans by aggregate principal balance as of the Cut-off Date (the “Wells Fargo Mortgage Loans”), will be provided by Wells Fargo Bank, N.A. (“Wells Fargo Bank” ) pursuant to the Seller’s Warranties and Servicing Agreement, dated as of January 1, 2007, between Wells Fargo Bank and the sponsor, Nomura Credit & Capital, Inc. as modified by the Assignment, Assumption and Recognition Agreement, dated as of April 1, 2007, among Wells Fargo Bank, the sponsor, the depositor, the master servicer and the trustee (together, the “Servicing Agreement”). Wells Fargo Bank will continue to service the Wells Fargo Mortgage Loans until it is terminated under the Servicing Agreement.

GMAC Mortgage, LLC

General

GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC (“GMAC”).

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of December 31, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,219,029 of residential mortgage loans having an aggregate unpaid principal balance of approximately $276 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $203.9 billion, $32.2 billion, $18.8 billion and $21.0 billion during the year ended December 31, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO ($ IN MILLIONS) For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans No. of Loans	1,455,919	1,392,870	1,323,249	1,308,284	1,418,843

Dollar Amount of Loans	$203,894	$186,364	$165,521	$153,601	$150,421

Percentage Change from Prior Year	9.41%	12.59%	7.76%	2.11%	N/A

Prime non-conforming mortgage loans No. of Loans	67,462	69,488	53,119	34,041	36,225

Dollar Amount of Loans	$32,220	$32,385	$23,604	$13,937	$12,543

Percentage Change from Prior Year	(0.51)%	37.20%	69.36%	11.12%	N/A

Government mortgage loans No. of Loans	181,563	181,679	191,844	191,023	230,085

Dollar Amount of Loans	$18,843	$18,098	$18,328	$17,594	$21,174

Percentage Change from Prior Year	4.12%	(1.25)%	4.17%	(16.91)%	N/A

Second lien mortgage loans No. of Loans	514,085	392,261	350,334	282,128	261,416

Dollar Amount of Loans	$20,998	$13,034	$10,374	$7,023	$6,666

Percentage Change from Prior Year	61.10%	25.64%	47.71%	5.36%	N/A

Total mortgage loans serviced No. of Loans	2,219,029	2,036,298	1,918,546	1,815,476	1,946,569

Dollar Amount of Loans	$275,955	$249,881	$217,827	$192,155	$190,804

Percentage Change from Prior Year	10.43%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

Wells Fargo Bank, N.A.

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience. Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974 and has been servicing subprime residential mortgage loans since 1996. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Alt A Minus Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of Alt-A Minus Loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs, or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

	As of		As of		As of
	December 31, 2004		December 31, 2005		December 31, 2006
Asset Type	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
Alt-A Minus Loans	**	**	**	**	62,351	$11,088,435,185
_____________________

** Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans.

Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank’s collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank’s Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank’s automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank’s loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

(i) For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned.  The incomplete reporting only affected securitizations that included delinquent loans.  Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided.  Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

(ii) Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose.  While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney.  A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

Servicing and Other Compensation and Payment of Expenses

Each servicer will provide the servicing functions with respect to the related Mortgage Loans serviced by such servicer as set forth in the Pooling and Servicing Agreement or the Servicing Agreement, as applicable. Among other things, each servicer will be obligated, except under certain circumstances described herein, to make P&I Advances with respect to the Mortgage Loans serviced by such servicer. In managing the liquidation of defaulted Mortgage Loans, each servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders with respect to Mortgage Loans serviced by such servicer including, without limitation, selling defaulted Mortgage Loans and REO Properties as described in the Pooling and Servicing Agreement or the Servicing Agreement, as applicable. Pursuant to the terms of the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, the related servicer will be entitled to reimbursement for P&I Advances, servicing advances, servicing fees and applicable expenses on a priority basis from, among other things, late recoveries of principal and/or interest, Liquidation Proceeds and Insurance Proceeds from the Mortgage Loans. The master servicer will be required to monitor the performance of GMAC Mortgage, LLC under the Pooling and Servicing Agreement and Wells Fargo Bank under the Servicing Agreement and, if a servicer fails to make a required P&I Advance, the master servicer or the trustee, in the case of a failure by Wells Fargo Bank as servicer, as successor servicer shall make such P&I Advance, subject to its determination of recoverability.

The sponsor has the right to hire a special servicer with respect to the Mortgage Loans serviced by GMAC Mortgage, LLC or to terminate GMAC Mortgage, LLC as the servicer of such Mortgage Loans, without cause, subject to certain conditions set forth in the Pooling and Servicing Agreement, including payment of unreimbursed P&I Advances, servicing advances, servicing fees and applicable expenses of GMAC Mortgage, LLC in connection with the transfer of such Group I Mortgage Loans to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac and, with respect to the Group I Mortgage Loans, subject to the approval of the Group I Certificate Insurer and with respect to the Group II Mortgage Loans, subject to the consent of the Class II-A-M Certificate Insurer. The appointment of any special servicer or successor servicer requires the consent of the master servicer, which consent may not be unreasonably withheld, and the receipt of confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses; provided, however, no such confirmation from the rating agencies will be required if (a) the proposed successor servicer is (1) an affiliate of the master servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) a servicer having a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s, and (b) the proposed successor servicer has a net worth of at least $25,000,000 (“Minimum Servicing Requirements”). See “Risk Factors—The transfer of servicing of the Mortgage Loans serviced by GMAC Mortgage, LLC may result in higher delinquencies and defaults and may adversely affect the yield on your certificates” in this prospectus supplement.

The principal compensation to be paid to each servicer in respect of the servicing activities of the Group I Mortgage Loans performed by it will be a weighted average servicing fee rate of 0.298% per annum (the “Group I Servicing Fee Rate” or “Servicing Fee Rate”) on the Stated Principal Balance of each Group I Mortgage Loan (the “Group I Servicing Fee” or “Servicing Fee”). The principal compensation to be paid to GMAC Mortgage, LLC in respect of the servicing activities performed by it with respect to the Group II Mortgage Loans will be based on a weighted average servicing fee equal to 0.250% per annum (the “Group II Servicing Fee Rate” or “Servicing Fee Rate”) on the Stated Principal Balance of each Group II Mortgage Loan (the “Group II Servicing Fee” or “Servicing Fee). In light of the sponsor’s continued ownership of the servicing rights with respect to the Mortgage Loans serviced by GMAC Mortgage, LLC, GMAC Mortgage, LLC and the sponsor will be parties to a side letter relating to the servicing of such Mortgage Loans pursuant to which, among other things, a portion of the Servicing Fee due GMAC Mortgage, LLC will be payable to the sponsor and the sponsor will be obligated to reimburse GMAC Mortgage, LLC for certain servicer payment obligations. As a result of the side letter, GMACM’s net compensation for performing the servicing activities for the related Mortgage Loans will resemble that of a subservicer. If GMAC Mortgage, LLC and the sponsor agree to terminate the side letter or if GMAC Mortgage, LLC is terminated as servicer, the servicing fee payable to GMAC Mortgage, LLC or any successor servicer would not be in excess of the Servicing Fee due to GMAC Mortgage, LLC under the Pooling and Servicing Agreement. Notwithstanding the existence of the side letter, GMAC Mortgage, LLC has agreed, pursuant to the Pooling and Servicing Agreement, to service and administer the related Mortgage Loans in accordance with the terms and conditions of the Pooling and Servicing Agreement.

As additional servicing compensation, each servicer is entitled to retain all assumption fees, late payment charges, and other miscellaneous servicing fees in respect of the Mortgage Loans serviced by such servicer, to the extent collected from the borrowers, together with any interest or other income earned on funds held in the custodial account and any escrow accounts maintained by such servicer.

In general, each servicer will be obligated to offset any Prepayment Interest Shortfall resulting from prepayments in full on any distribution date, with Compensating Interest on such distribution date; provided however that the obligation of GMAC Mortgage, LLC with respect to the payment of Compensating Interest will be limited to one half of the aggregate Servicing Fee payable to it for such month and the obligation of Wells Fargo Bank in its capacity as a servicer with respect to the payment of Compensating Interest will be limited to the aggregate Servicing Fee payable to it for such month. Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans serviced by it and incurred by such servicer in connection with its responsibilities under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, and is entitled to reimbursement for these expenses as provided in the Pooling and Servicing Agreement or the Servicing Agreement, as applicable.

Payments on Mortgage Loans; Deposits to Custodial Accounts

Each servicer shall establish and maintain or cause to be maintained a separate trust account (each, a “Custodial Account”) for the Group I Mortgage Loans and the Group II Mortgage Loans, as applicable, serviced by such servicer for the benefit of the related certificateholders and, with respect to the Group I Mortgage Loans, the Group I Certificate Insurer and, with respect to the Group II Mortgage Loans, the Class II-A-M Certificate Insurer. The Custodial Accounts will be Eligible Accounts (as defined in the Pooling and Servicing Agreement or the Servicing Agreement, as applicable). Within two (2) business days of receipt by a servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for P&I Advances and servicing advances and Insurance Proceeds to be applied to the restoration or repair of a related Mortgaged Property or similar items), such servicer will deposit such amounts in the related Custodial Account. Amounts so deposited may be invested in Permitted Investments maturing no later than one Business Day prior to the Servicer Remittance Date. All investment income on funds in a Custodial Account shall be for the benefit of related servicer.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the related certificateholders will be considered a Permitted Investment (each a “Permitted Investment”):

(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vii)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(viii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(ix)  interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(x)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(xi)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency and, with respect to any Custodial Account related to the Group I Mortgage Loans, with the consent of the Group I Certificate Insurer and with respect to any Custodial Account related to the Group II Mortgage Loans, with the consent of the Class II-A-M Certificate Insurer.

Prepayment Interest Shortfalls and Compensating Interest

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act and similar state or local laws to any Mortgage Loan could adversely affect, for an indeterminate period of time, the ability of the related servicer to collect full amounts of interest on such Mortgage Loans. Neither the Group I Policy nor the Class II-A-M Policy will cover prepayment interest shortfalls or shortfalls resulting from the application of the Relief Act.

Each servicer will be obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments in full by the mortgagors on the Mortgage Loans serviced by such servicer and received (i) with respect to the Mortgage Loans serviced by GMAC Mortgage, LLC, from the 14th day of the month prior to the month of the related distribution date to the last day of such prior month with respect to prepayments in full and (ii) with respect to the Mortgage Loans serviced by Wells Fargo Bank, during the related Prepayment Period; provided, however that the obligation of GMAC Mortgage, LLC to remit the amount of any shortfall in interest resulting from a principal prepayment on a Mortgage Loan serviced by GMAC Mortgage, LLC shall be limited to one-half of the aggregate Servicing Fee (as defined in this prospectus supplement) payable to GMAC Mortgage, LLC for the related Due Period and the obligation of Wells Fargo Bank in its capacity as a servicer to remit the amount of any shortfall in interest resulting from a principal prepayment on a Mortgage Loan serviced by Wells Fargo Bank shall be limited to the aggregate Servicing Fee payable to Wells Fargo Bank for the related Due Period. No servicer will remit any shortfalls in interest attributable to the application of the Relief Act. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the related servicer are required to be paid by the master servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation payable to the master servicer for the applicable distribution date; provided, however that the master servicer’s obligation in respect of such interest shortfalls will be limited to the aggregate master servicing compensation with respect to the loan group to which such interest shortfalls relate. Accordingly, the effect of interest shortfalls resulting from principal prepayments in full or in part, as applicable, on the Mortgage Loans (each, a “Prepayment Interest Shortfall”) to the extent that they exceed any payments by the master servicer or the related servicer (“Compensating Interest”) or any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to the related certificateholders. Any such shortfalls will be allocated among the Group I Certificates as provided under “Description of the Certificates—” and “— Excess Spread and Overcollateralization Provisions—The Group I Certificates” in this prospectus supplement and among the Group II Certificates as provided under “Description of the Certificates—Credit Enhancement—The Group II Certificates in this prospectus supplement. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

P&I Advances

Subject to the limitations set forth in the following paragraph, if a scheduled payment on a Mortgage Loan which was due on a related due date and is delinquent (other than as a result of application of the Relief Act), the related servicer will be required to remit to the securities administrator for deposit in the related Distribution Account from its own funds or from funds available in the related Custodial Account relating to a subsequent due date, or some combination of its own funds and such amounts on the servicer remittance date, an amount equal to such delinquency, net of the Servicing Fee (any such remittance, a “P&I Advance”).

P&I Advances are required to be made only to the extent they are deemed by the related servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the related servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the servicer out of any funds in the related Custodial Account prior to distributions on the related certificates. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No servicer will be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the related Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

Failure of a servicer to make any required P&I Advance, which failure goes unremedied for the days specified in the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, would constitute an event of default under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable. Such event of default would obligate the master servicer, with respect to a default by GMAC Mortgage, LLC, or the trustee, with respect to a default by Wells Fargo Bank, N.A., in its capacity as a servicer, as successor servicer, or any other successor servicer appointed by the master servicer or the trustee, as applicable, to make such P&I Advance subject to its determination of recoverability from related late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loan. Any P&I Advance made by the master servicer, the trustee or any other successor servicer will be required to be made on or before the distribution date on which such P&I Advance is required to be distributed to the related certificateholders.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interest of the related certificateholders and, in the case of a Group I Mortgage Loan, the Group I Certificate Insurer and, in the case of a Group II Mortgage Loan, the Class II-A-M Certificate Insurer, such servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure; provided, however that any modification to a Group I Mortgage Loan covered by the PMI Policy will be subject to the consent of the PMI Insurer. However, the related servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan. All capitalizations are to be implemented in accordance with the related servicer’s standards and may be implemented only by such servicer for that purpose. The final maturity of any Mortgage Loan will not be extended beyond the assumed final distribution date. No servicing modification with respect to a Mortgage Loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the Cut off Date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all Group I Mortgage Loans or Group II Mortgage Loans, as applicable, subject to modifications can be no more than five percent (5%) of the aggregate principal balance of Group I Mortgage Loans or Group II Mortgage Loans, as applicable, as of the Cut-off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and net mortgage rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the amount of current interest payable on the related Offered Certificates as described in this prospectus supplement will not be affected by the servicing modification.

Evidence as to Compliance

The Pooling and Servicing Agreement and the Servicing Agreement will provide that not later than March 15 of each year, beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function will provide to the depositor and the master servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement and the Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement and the Servicing Agreement will also provide for delivery to the master servicer and the securities administrator, not later than March 15 of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the related servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement, as applicable.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth under “The Master Servicer, Securities Administrator and Custodian” in this prospectus supplement. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND CUSTODIAN

General

The information set forth in the following paragraphs has been provided by the master servicer.

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as master servicer and securities administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the servicers and the sponsor may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Master Servicer. Wells Fargo Bank acts as master servicer pursuant to the Pooling and Servicing Agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of the Pooling and Servicing Agreement or Servicing Agreement, as applicable. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the related servicer. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement or Servicing Agreement, as applicable. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement or Servicing Agreement, as applicable, the master servicer will be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Securities Administrator. Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Custodian. Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the custodial agreement to be entered into among HSBC Bank USA, National Association, as trustee, Wells Fargo Bank, N.A., as custodian and the servicers. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the master servicer in respect of its master servicing activities for the certificates will be interest or other income earned on funds held in the Distribution Accounts (the “Master Servicing Compensation”), as set forth in the Pooling and Servicing Agreement. The Master Servicing Compensation includes securities administrator, custodian, paying agent and certificate registrar fees.

The monthly fee payable to the trustee for the performance of its obligations under the Pooling and Servicing Agreement will be paid by the master servicer from the Master Servicing Compensation. The expenses of the custodian and the trustee will be paid out of the trust fund from collections and recoveries on the Mortgage Loans to which such expenses relate prior to making payments to the related certificateholders.

In the event that a servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any distribution date, the master servicer shall pay such amount up to the aggregate Master Servicing Compensation payable to the master servicer with respect to the loan group to which such Prepayment Interest Shortfall relates on such distribution date.

The master servicer shall not resign except upon a determination that the master servicer’s duties are no longer permissible under applicable law. The master servicer may sell and assign its rights and delegate its duties and obligations subject to the conditions set forth in the Pooling and Servicing Agreement.

The Distribution Accounts

The securities administrator will establish a non-interest bearing trust account with respect to the Group I Mortgage Loans (the “Group I Distribution Account”) and a non-interest bearing trust account with respect to the Group II Mortgage Loans (the “Group II Distribution Account”; and together with the Group I Distribution Account, the “Distribution Accounts”). The Distribution Accounts will be Eligible Accounts (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in Permitted Investments (as defined under “Servicing - Payments on Mortgage Loans; Deposits to Custodial Accounts” in this prospectus supplement) maturing on or before the business day prior to the related distribution date unless such Permitted Investments are invested in investments managed or advised by the securities administrator or an affiliate thereof, in which case such Permitted Investments may mature on the related distribution date. All investment income on funds in the Distribution Accounts shall be for the benefit of the master servicer. Any losses resulting from such investments are required to be reimbursed to the related Distribution Account by the master servicer out of its own funds.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement with the consent of the Group I Certificate Insurer and the Class II-A-M Certificate Insurer; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the master servicer under the Pooling and Servicing Agreement (a) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (c) shall execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement; (ii) each rating agency shall be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates, without regard to the Group I Policy, with respect to the Group I Insured Certificates or the Class II-A-M Policy, with respect to the Class II-A-M Certificates) in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee; and (iii) the master servicer assigning and selling the master servicing shall deliver to the trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the master servicer arising out of acts or omissions prior to the effective date thereof.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement, dated as of April 1, 2007, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related Mortgage Notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the cut-off date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these Mortgaged Properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement and the Servicing Agreement; (v) the rights of the depositor under the mortgage loan purchase agreement and the Servicing Agreement; (vi) the Class I-A-1B Cap Agreement and (vii) the Interest Rate Swap Agreement. Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement, the Servicing Agreement and the Offered Certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to Nomura Asset Acceptance Corporation, Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

On the Closing Date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan (other than the servicing rights with respect to the Mortgage Loans which shall be retained by the sponsor), the related Mortgage Note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the outstanding principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or the custodian, as the trustee’s agent for such purpose) the Mortgage Notes endorsed to the trustee on behalf of the related certificateholders, the Group I Certificate Insurer or the Class II-A-M Certificate Insurer, as applicable, and the Related Documents. In lieu of delivery of original mortgages or Mortgage Notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost Mortgage Note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the Closing Date, the custodian on behalf of the trustee will review the Mortgage Loans and the Related Documents pursuant to the custodial agreement to be entered into among the custodian, the servicers and the trustee, and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured by the sponsor within 90 days following notification thereof to the sponsor by the custodian or the related servicer, the sponsor will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan (as defined below); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus 30 days’ accrued interest thereon and all costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law prior to such purchase, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed P&I Advances and servicing advances made by the servicer or the master servicer. The Purchase Price will be required to be remitted to the related servicer for deposit in the related Custodial Account on or prior to the next succeeding determination date after such obligation arises. The obligation of the sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined below) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the sponsor will be required to remit to the related servicer for deposit in the related Custodial Account on or prior to the next succeeding determination date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the outstanding principal balance of the related Deleted Mortgage Loan over the outstanding principal balance of such Qualified Substitute Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) have the same due date as the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the mortgage loan purchase agreement (deemed to be made as of the date of substitution); (vi) be of the same or better credit quality as the Mortgage Loan being replaced; and (vii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each Mortgage Loan. In addition, the sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the depositor, the sponsor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable local, state and federal laws including, but not limited to all applicable predatory and abusive lending laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a “high cost”, “covered” or “predatory” loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia or North Carolina, or the City of New York; (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan; and (v) to the best of the sponsor’s knowledge, the servicer has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the related certificateholders or, in the case of a Group I Mortgage Loan, the Group I Certificate Insurer, or, in the case of a Group II Mortgage Loan, the Class II-A-M Certificate Insurer, in the Mortgage Loan and Related Documents, the sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the sponsor will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the mortgage loan purchase agreement that materially and adversely affects the interests of the related certificateholders or the Group I Certificate Insurer or the Class II-A-M Certificate Insurer, as applicable. The depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement with the Securities and Exchange Commission in a Current Report on Form 8-K.

Mortgage Loans required to be transferred to the sponsor as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Amendment

The Pooling and Servicing Agreement may be amended by the sponsor, the depositor, the master servicer, the securities administrator, the credit risk manager, GMAC Mortgage, LLC as a servicer, Wells Fargo, as a servicer (or any successor servicer under the Pooling and Servicing Agreement) and the trustee, with the consent of the Group I Certificate Insurer in the case of an amendment which affects the Group I Insured Certificates, the Group I Mortgage Loans or the Group I Certificate Insurer and with the consent of the Class II-A-M Certificate Insurer (in the case of any amendment which affects the Class II-A-M Certificates, the Group II Mortgage Loans or the Class II-A-M Certificate Insurer) and the Swap Provider (in the case of an amendment which affects the Swap Provider) (with respect to the Swap Provider, such consent not to be unreasonably withheld) but without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein,

•	to make any revisions with respect to the provisions relating to the requirements of Regulation AB, or

•	to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

In addition, the Pooling and Servicing Agreement may be amended with the consent of the Group I Certificate Insurer in the case of an amendment which affects the Group I Insured Certificates or the Group I Certificate Insurer and with the consent of the Class II-A-M Certificate Insurer in the case of any amendment which affects the Class II-A-M Certificates or the Class II-A-M Certificate Insurer, but without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the sponsor, the depositor, the master servicer, the credit risk manager, the related servicers (or any successor servicer under the Pooling and Servicing Agreement), the securities administrator and the trustee, with the consent of the Group I Certificate Insurer (in the case of an amendment which affects the Group I Insured Certificates, the Group I Mortgage Loans or the Group I Certificate Insurer) and the Class II-A-M Certificate Insurer (in the case of any amendment which affects the Class II-A-M Certificates, the Group II Mortgage Loans or the Class II-A-M Certificate Insurer) and the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

•	reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

•	cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes;

•	reduce the percentage of the holders of the certificates the affected class which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund’s REMIC elections to fail to qualify as REMICs for federal tax purposes.

Voting Rights

At all times, voting rights will be allocated (i) 98% to the certificates (other than the Class I-X, Class I-P, Class II-X, Class II-P and the Residual Certificates) pro rata in accordance with their outstanding certificate principal balances and (ii) 0.5% to each of the Class I-X, Class I-P, Class II-X and Class II-P Certificates. However, unless a Group I Certificate Insurer Default exists and is continuing, on any date on which any of the Group I Insured Certificates are outstanding or any amounts are owed to the Group I Certificate Insurer, the Group I Certificate Insurer will have certain rights of the Group I Insured Certificates, including voting rights that the Group I Insured Certificates are entitled to under the Pooling and Servicing Agreement and the other transaction documents as further described therein. In addition, unless a Class II-A-M Certificate Insurer Default exists and is continuing, on any date on which any of the Class II-A-M Certificates are outstanding or any amounts are owed to the Class II-A-M Certificate Insurer, the Class II-A-M Certificate Insurer will have certain rights of the Class II-A-M Certificates, including voting rights that the Class II-A-M Certificates are entitled to under the Pooling and Servicing Agreement and the other transaction documents as further described therein. Voting rights will be allocated among the certificates of each such class in accordance with their respective Percentage Interests as defined in the Pooling and Servicing Agreement. The Residual Certificates will not be allocated any voting rights.

Optional Purchase of Certain Mortgage Loans

As to any Mortgage Loan which is delinquent in payment by 91 days or more, the sponsor may, at its option, purchase such Mortgage Loan at a price equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of such purchase plus (ii) 30 days’ interest thereon at the applicable Net Mortgage Rate, plus any portion of the servicing fee, servicing advances and P&I Advances payable to the servicer, of the Mortgage Loan, plus (iii) any costs and damages of the trust incurred in connection with any violation by such Mortgage Loan of any abusive or predatory lending law, including any expenses incurred by the trustee with respect to such Mortgage Loan prior to the purchase thereof.

In addition, the sponsor will, at its option, purchase any Mortgage Loan from the trust if the first scheduled payment due subsequent to the Cut-off Date is not made within thirty (30) days of the related due date. Such purchase will be made at a price equal to the purchase price described in the prior paragraph.

Optional Termination

The master servicer will have the right to purchase all remaining Group I Mortgage Loans and related REO Properties and thereby effect early retirement of all of the Group I Certificates on any distribution date if on such distribution date the aggregate Stated Principal Balance of the Group I Mortgage Loans and related REO Properties remaining in the trust fund is reduced to less than or equal to 10% of the aggregate outstanding principal balance of the Group I Mortgage Loans as of the Cut-off Date, provided that the Group I Certificate Insurer’s consent will be required in connection with such purchase if the exercise of such purchase option would cause a draw on the Group I Policy or result in any amounts owed to the Group I Certificate Insurer remaining unreimbursed. In the event that the master servicer exercises such option it will effect such purchase at a price equal to the sum of

•	100% of the Stated Principal Balance of each Group I Mortgage Loan, other than in respect of any related REO Property, plus 30 days’ accrued interest thereon at the applicable Net Mortgage Rate,

•	the appraised value of any related REO Property, up to the Stated Principal Balance of the Group I Mortgage Loan, plus accrued interest thereon at the applicable Net Mortgage Rate,

•
any unreimbursed costs and expenses of the trustee, securities administrator, the custodian, the servicers and the master servicer and the principal portion of any unreimbursed advances previously incurred by the servicer or the master servicer in the performance of their servicing obligations, and

•	any amounts due the Group I Certificate Insurer in respect of unpaid premiums and unpaid reimbursement amounts.

Notwithstanding the foregoing, the master servicer shall not be entitled to exercise its optional termination right to the extent that the depositor enters into a net interest margin transaction which includes the Class I-X Certificates or Class I-P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the master servicer intends to exercise its optional termination right.

The master servicer will have the right to purchase all remaining Group II Mortgage Loans and related REO Properties and thereby effect early retirement of all of the Group II Certificates on any distribution date if on such distribution date the aggregate Stated Principal Balance of the Group II Mortgage Loans and related REO Properties remaining in the trust fund is reduced to less than or equal to 10% of the aggregate outstanding principal balance of the Group II Mortgage Loans as of the Cut-off Date, provided that the Class II-A-M Certificate Insurer’s consent will be required in connection with such purchase if the exercise of such purchase option would cause a draw on the Class II-A-M Policy or result in any amounts owed to the Class II-A-M Certificate Insurer remaining unreimbursed. In the event that the master servicer exercises such option it will effect such purchase at a price equal to the sum of

•	100% of the Stated Principal Balance of each Group II Mortgage Loan, other than in respect of any related REO Property, plus 30 days’ accrued interest thereon at the applicable Mortgage Rate,

•	the appraised value of any related REO Property, up to the Stated Principal Balance of the Group II Mortgage Loan, plus accrued interest thereon at the applicable Mortgage Rate, and

•
any unreimbursed costs and expenses of the trustee, securities administrator, the custodian, the servicer and the master servicer and the principal portion of any unreimbursed advances previously incurred by the servicer or the master servicer in the performance of their servicing obligations and any Swap Termination Payment payable to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee; and

•	any amounts due to the Class II-A-M Certificate Insurer in respect of unpaid premiums and unpaid Reimbursement Amounts.

Notwithstanding the foregoing, the master servicer shall not be entitled to exercise its optional termination right to the extent that the depositor enters into a net interest margin transaction which includes the Class II-X Certificates or Class II-P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the master servicer intends to exercise its optional termination right.

Proceeds from any of such purchases will be distributed to the related certificateholders in the priority described herein under “Description of the Certificates.” The proceeds from any such distribution may not be sufficient to distribute the full amount to which each such class of certificates is entitled if the purchase price is based in part on the appraised value of any related REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Group I Mortgage Loans or Group II Mortgage Loans and related REO Properties will result in an early retirement of the related certificates.

The securities administrator will be required to give notice of any termination to the related certificateholders and, in the case of a termination with respect to the Group I Mortgage Loans, the Group I Certificate Insurer and, in the case of a termination with respect to the Group II Mortgage Loans, the Class II-A-M Certificate Insurer, upon which the certificateholders shall surrender their certificates to the securities administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the distribution date upon which final payment of the related certificates will be made upon presentation and surrender of such certificates at the office of the securities administrator therein designated, (ii) the amount of any such final payment and (iii) that the record date otherwise applicable to such distribution date is not applicable, payments being made only upon presentation and surrender of the certificates at the office of the securities administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Group I Mortgage Loans or Group II Mortgage Loans by the master servicer, the master servicer will be required to deliver to the securities administrator for deposit in the related Distribution Account not later than the Business Day prior to the distribution date on which the final distribution on the related certificates an amount in immediately available funds equal to the related termination price described above. The securities administrator will be required to remit to the servicers, the master servicer, the trustee and the custodian from such funds deposited in the related Distribution Account (i) any amounts which the master servicer or the servicers would be permitted to withdraw and retain from the related Distribution Account or the related Custodial Account, as applicable, as if such funds had been deposited therein (including all unpaid Servicing Fees and all outstanding P&I Advances and Servicing Advances), (ii) any other amounts otherwise payable by the securities administrator to the master servicer, the trustee, the custodian and the servicers from amounts on deposit in the related Distribution Account pursuant to the terms of the Pooling and Servicing Agreement and (iii) from the Group II Distribution Account only, any Swap Termination Payment payable to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee prior to making any final distributions. Upon certification to the trustee by the securities administrator of the making of such final deposit, the trustee will be required to promptly release or cause to be released to the master servicer the related Mortgage Files for the remaining Group I Mortgage Loans or Group II Mortgage Loans, as applicable, and the trustee will surrender all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the related certificates by the certificateholders on the final distribution date, the securities administrator will be required to distribute to each certificateholder so presenting and surrendering its certificates the amount otherwise distributable on such distribution date in respect of the certificates so presented and surrendered. Any funds not distributed to any certificateholder(s) being retired on such distribution date because of the failure of such certificateholders to tender their certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering certificateholders. If any certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the securities administrator shall mail a second notice to the remaining non-tendering certificateholders to surrender their certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such certificates shall not have been surrendered for cancellation, the securities administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering certificateholders concerning surrender of their certificates. The costs and expenses of maintaining the funds in trust and of contacting such certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such certificates shall not have been surrendered for cancellation, the securities administrator shall pay to the depositor all such amounts, and all rights of non-tendering certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any certificateholder on any amount held in trust by the securities administrator as a result of such certificateholder’s failure to surrender its certificate(s) on the related final distribution date for final payment thereof. Any such amounts held in trust by the securities administrator shall be held uninvested in an Eligible Account.

In the event that the master servicer purchases the Group I Mortgage Loans or Group II Mortgage Loans at a time when no other Mortgage Loans or related REO Properties are remaining in the trust, or the final payment on or other liquidation of the last Mortgage Loan, the trust fund will be terminated in accordance with the following additional requirements:

(i) The securities administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the master servicer;

(ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the outstanding certificates, the trustee shall sell all of the assets of the related REMIC to the master servicer for cash; and

(iii) At the time of the making of the final payment on the outstanding certificates, the securities administrator shall distribute or credit, or cause to be distributed or credited, to the holders of the residual certificates all cash on hand in the trust fund (other than cash retained to meet claims), and the trust fund shall terminate at that time.

At the expense of the master servicer (or, if the trust fund is being terminated as a result of the last scheduled distribution date, at the expense of the trust fund), the master servicer shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each related REMIC.

By their acceptance of certificates, the holders thereof hereby agree to authorize the securities administrator to specify the 90-day liquidation period for each REMIC, which authorization shall be binding upon all successor certificateholders.

Events of Default

Events of default with respect to a servicer under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable include, without limitation:

•
any failure by such servicer (or any successor servicer) to remit to the securities administrator any payment, including an advance required to be made by such servicer under the terms of the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, which continues unremedied for two business days after the day on which such payment or advance was required to be made by such servicer (or any successor servicer);

•
any failure by such servicer (or any successor servicer) to observe or perform in any material respect any other of its covenants or agreements, which continues unremedied for thirty days after the giving of written notice of such failure to such servicer (or any successor servicer) by the trustee, the master servicer, the Group I Certificate Insurer (in the event such default relates to the Group I Mortgage Loans) or the Class II-A-M Certificate Insurer (in the event such default relates to the Group II Mortgage Loans) or the depositor, or to such servicer (or any successor servicer) and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
such servicer (or any successor servicer) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

•
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against such servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

•	such servicer fails to deliver the annual compliance statements and accountant’s report as required pursuant to the Pooling and Servicing Agreement or the Servicing Agreement, as applicable.

Events of default with respect to the master servicer under the Pooling and Servicing Agreement include, without limitation:

•
any failure on the part of the master servicer to observe or perform in any material respect any of the covenants or agreements on the part of the master servicer contained in this Pooling and Servicing Agreement, or the breach by the master servicer of any representation and warranty contained in the pooling and servicing agreement, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the depositor, the Group I Insurer (in the event such default relates to the Group I Mortgage Loans) or the trustee or to the master servicer, the depositor and the trustee by the holders of certificates entitled to at least twenty-five percent (25%) of the voting rights evidenced by the certificates; or

•
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

•
the master servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

•	the master servicer fails to deliver the any statements or reports with respect to the requirements of Regulation AB as required pursuant to the Pooling and Servicing Agreement; or

•
the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Rights Upon Event of Default

Upon the occurrence and continuance of an event of default with respect to the payment obligations of GMAC Mortgage, LLC under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, the master servicer shall terminate all the rights and obligations of GMAC Mortgage, LLC under the Pooling and Servicing Agreement and in and to the related Mortgage Loans. Upon the occurrence and continuance of an event of default with respect to the payment obligations of Wells Fargo under the Servicing Agreement, the trustee will be required to terminate all the rights and obligations of Wells Fargo under the Servicing Agreement, and in and to the related Mortgage Loans. In addition, upon the occurrence and continuance of any other event of default with respect to GMAC Mortgage, LLC under the Pooling and Servicing Agreement, the master servicer may, and at the direction of the holders of certificates representing not less than 25% of the voting rights of the certificates affected thereby or, with respect to the Group I Mortgage Loans, at the direction of the Group I Certificate Insurer, shall terminate all the rights and obligations of such servicer under the Pooling and Servicing Agreement and in and to the related Mortgage Loans. Upon the occurrence and continuance of any other event of default with respect to Wells Fargo under the Servicing Agreement, the trustee may, and at the direction of the Group I Certificate Insurer or the holders of certificates representing not less than 25% of the voting rights of the certificates affected thereby will be required to, terminate all the rights and obligations of Wells Fargo under the Servicing Agreement, and in and to the related Mortgage Loans. Upon the termination of a servicer under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, the master servicer or the trustee, as applicable, shall succeed to all of the responsibilities and duties of the terminated servicer under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, including the obligation to make any P&I Advance required to be made by the terminated servicer on the distribution date immediately following the occurrence of such event of default with respect to the terminated servicer subject to applicable law and the master servicer’s or the trustee’s determination of recoverability thereof; provided, however, that neither the master servicer nor the trustee shall have any obligation whatsoever with respect to any liability incurred by the terminated servicer at or prior to the termination of such servicer with respect to any default, and there will be a period of transition, not to exceed 90 days, before the servicing functions can be transferred to a successor servicer. As compensation therefor, the master servicer or the trustee, as applicable, shall be entitled to all funds relating to the Mortgage Loans which the terminated servicer would have been entitled to retain if the terminated servicer had continued to act as such, except for those amounts due the terminated servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the master servicer or the trustee, as applicable may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the terminated servicer under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, in the assumption of all or any part of the responsibilities, duties or liabilities of the terminated servicer under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable. Pending appointment of a successor to the terminated servicer under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, the master servicer or the trustee, as applicable, shall act in such capacity as provided under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable. In connection with such appointment and assumption, the master servicer or the trustee, as applicable, may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee specified in the Pooling and Servicing Agreement or the Servicing Agreement, as applicable. No assurance can be given that termination of the rights and obligations of the terminated servicer under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of the related Mortgage Loans. The costs and expenses of the trustee and the master servicer in connection with the termination of the terminated servicer, appointment of a successor servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated servicer, will be paid by the trust fund from amounts available in the related Distribution Account as provided in the Pooling and Servicing Agreement.

Upon the occurrence and continuance of an event of default with respect to the master servicer, the depositor or the trustee may, and at the written direction of the Group I Certificate Insurer or the Class II-A-M Certificate Insurer, as applicable, holders of certificates evidencing ownership of not less than 51% of the affected certificates, the trustee shall terminate the master servicer in its capacity as master servicer with respect to the related Mortgage Loans and the proceeds thereof under the Pooling and Servicing Agreement, to the extent permitted by law. The trustee shall automatically succeed to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement with respect to the related Mortgage Loans. Notwithstanding the foregoing, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the Pooling and Servicing Agreement with respect to the related Mortgage Loans. The costs and expenses of the trustee in connection with the termination of the terminated master servicer, will be paid by the trust fund from amount available in the Group I Distribution Account as provided in the Pooling and Servicing Agreement.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee indemnity satisfactory to it and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

HSBC Bank USA, National Association, a national banking association, will be the trustee under the Pooling and Servicing Agreement. The depositor, the servicer, the master servicer and securities administrator may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: CTLA—Structured Finance—NAAC 2007-1 or at such other address as the trustee may designate from time to time. The Trustee can be contacted by telephone at (212) 525-1367.

HSBC Bank USA, National Association has been, and currently is, serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

The trustee, prior to the occurrence of an Event of Default with respect to the master servicer and after the curing or waiver of all Events of Default with respect to the master servicer which may have occurred will undertake to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee (or its custodian, if applicable) shall examine them to determine whether they are in the required form; provided, however, that the trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
The trustee shall promptly remit to the related servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the trustee at its corporate trust office, (ii) contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The trustee shall have no duty hereunder with respect to any notice it may receive or which may be alleged to have been delivered to or served upon it unless such notice is delivered to it or served upon it at its corporate trust office and such notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.
Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default with respect to the master servicer has occurred and has not been cured or waived, the trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

1.
Execute and deliver, on behalf of the master servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

2.
The trustee shall automatically become the successor in all respects to the master servicer after the master servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the Pooling and Servicing Agreement. Notwithstanding the foregoing, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the Pooling and Servicing Agreement.

3.
Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the certificate register and to the rating agencies.

For further discussion of the duties of the trustee, please see “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the prospectus.

The master servicer will pay the trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the trustee in the ordinary course of the trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the certificates or the Custodial Agreement, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of a servicer under the Pooling and Servicing Agreement or the Servicing Agreement (for which the trustee receives indemnity from the servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement, the certificates or the Custodial Agreement or by reason of reckless disregard, of the trustee’s obligations and duties under the Pooling and Servicing Agreement, the certificates or the Custodial Agreement.

The trustee will also act as Supplemental Interest Trust Trustee.

THE CREDIT RISK MANAGER

Wells Fargo Bank, N.A. will act as credit risk manager for the trust (the “Credit Risk Manager”). As Credit Risk Manager, Wells Fargo Bank, N.A. will monitor the performance of and make recommendations to the servicers regarding certain delinquent and defaulted Mortgage Loans and will report on the performance of such Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the servicers and the master servicer in performing its advisory and monitoring functions. The fee payable to the Credit Risk Manager will be equal to one-twelfth of the product of 0.01% multiplied by the Scheduled Principal Balance of each Mortgage Loan.

USE OF PROCEEDS

After deducting expenses of approximately $1,317,000, the depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Thacher Proffitt & Wood llp, counsel to the depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Residual Certificates will represent the sole class of “residual interests” in the related REMICs elected by the trust and (ii) Group I Offered Certificates (exclusive of any payments received from a reserve fund or, in the case of the Class I-A-1B Certificates, a supplemental interest trust), the Group II Offered Certificates (exclusive of any payments received from a reserve fund or a supplemental interest trust, or the obligation to make payments to a supplemental interest trust), the Class I-X Certificates and Class II-X Certificates (exclusive of the obligations to make payments to a reserve Fund, a Supplemental Interest Trust, in the case of the Class II-X Certificates, or the Final Maturity Reserve Account, in the case of the Class I-X Certificates) and the Class I-P Certificates and Class II-P Certificates will represent beneficial ownership of “regular interests” in, and will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences-REMICs” in the prospectus.

For federal income tax purposes, the Class I-M-2, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will be, the Class I-A-1A, the Class I-A-1B, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-M, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates may be and the remaining classes of Offered Certificates will not be, treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Group I Mortgage Loans and Group II Mortgage Loans will prepay at a rate equal to 100% of the related prepayment assumption described in this prospectus supplement. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences-General” and “-REMICs-Sales of REMIC Certificates” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Class I-A-1B Certificates and the Group II Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class I-A-1B and Group II Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

If the method for computing original issue discount described above results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences- REMICs” in the prospectus.

Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from a reserve fund and, in the case of the Class I-A-1B Certificates and the Group II Offered Certificates, the Supplemental Interest Trusts in respect of any Basis Risk Shortfall or Net WAC Rate Carryover Amounts, as applicable, or the obligation to make payments to the Supplemental Interest Trust, in the case of the Group II Offered Certificates, (collectively, the “Carryover Certificates”). The Basis Risk Shortfall Reserve Fund, the Reserve Fund, Class I-A-1B Cap Agreement, the Interest Rate Swap Agreement, the Supplemental Interest Trusts and the Final Maturity Reserve Fund are not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) with respect to the Group II Offered Certificates the maximum interest rate of that REMIC regular interest will equal the Net Funds Cap or the Class II-A-M Net Funds Cap, as applicable, computed for this purpose by limiting the Swap Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Group II Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificates.

The treatment of amounts received by a holder of a Carryover Certificate under such holder’s right to receive any Basis Risk Shortfall or Net WAC Rate Carryover Amounts (referred to in this section as “Carryover Amounts”), will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Carryover Certificate must allocate its purchase price for the Carryover Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments in respect of any Carryover Amounts in accordance with the relative fair market values of each property right. The Securities Administrator will, as required, treat payments made to the holders of the Carryover Certificates with respect to any Carryover Amounts, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the right to receive payments in respect of Carryover Amounts with respect to the Carryover Certificates may be treated as having more than a de minimis value as provided in the Pooling and Servicing Agreement. Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest and the right to receive payments in respect of any Carryover Amounts as discrete property rights. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Carryover Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Securities Administrator’s treatment of payments of any Carryover Amounts is respected, ownership of the right to any Carryover Amounts will entitle the owner to amortize the price paid for the right to any Carryover Amounts under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of a Carryover Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to any Carryover Amounts should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Offered Certificate will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Carryover Amounts would be subject to the limitations described above.

Upon the sale of a Carryover Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments in respect of any Carryover Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Carryover Certificate, as the case may be. A holder of a Carryover Certificate will have gain or loss from such a termination of the right to receive Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of any Carryover Amounts.

Gain or loss realized upon the termination of the right to receive payments in respect of any Carryover Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Carryover Amounts could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Carryover Amounts. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Carryover Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Carryover Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Carryover Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Carryover Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because any Carryover Amounts are treated as separate rights of the Carryover Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Basis Risk Shortfall Reserve Fund, the Reserve Fund and the Supplemental Interest Trust will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a “Plan”), or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of a Plan, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates by or on behalf of, or with Plan assets of, a Plan may qualify for exemptive relief under the Underwriters’ Exemption, as currently in effect and as described under “ERISA Considerations” in the prospectus. The Department of Labor has granted to the Underwriters a Prohibited Transaction Exemption (“PTE”) which was amended by PTE 2007-05 at 72 F.R. 13130 (March 20, 2007) (the “Underwriters’ Exemption”). However, the Underwriters’ Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the Offered Certificates be rated at least “BBB-” (or its equivalent) by Fitch Ratings, Moody’s, Standard & Poor’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) (each, an “Exemption Rating Agency”) at the time of the Plan’s purchase and that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Underwriters’ Exemption will be satisfied with respect to the certificates.

The Group I Mortgage Loans and the Group II Mortgage Loans shall be deemed to be held in separate subtrusts for purposes of ERISA.

For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust or Final Maturity Reserve Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust or the Final Maturity Reserve Trust and, separately, the right to receive payments from the Supplemental Interest Trust or the Final Maturity Reserve Trust, as applicable. The Underwriters’ Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust or the Final Maturity Reserve Trust. In addition, while the Supplemental Interest Trust or the Final Maturity Reserve Trust is in existence, it is possible that not all of the requirements for the Underwriters’ Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust (in the case of a Group II Offered Certificate) or the Final Maturity Reserve Trust (in the case of a Group I Offered Certificate) is in existence, unless (1) such Plan is an accredited investor within the meaning of the Underwriters’ Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust (in the case of a Group II Offered Certificate) or the Final Maturity Reserve Trust (in the case of a Group I Offered Certificate) is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Underwriters’ Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust or the Final Maturity Reserve Trust, as applicable, are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust (which holds the Interest Rate Swap Agreement) (in the case of a Group II Offered Certificate) or the Final Maturity Reserve Trust (in the case of a Group I Offered Certificate) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificate in reliance on the Underwriters’ Exemption, and that it understands that there are certain conditions to the availability of the Underwriters’ Exemption, including that the subordinated certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Offered Certificate or any interest therein is acquired or held in violation of the conditions described in this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Offered Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in this section shall indemnify and hold harmless the depositor, the trustee, the securities administrator, the master servicer, the servicer and the trust fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Underwriters’ Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan assets of any Plan should consult with its counsel with respect to: (i) whether, with respect to the Offered Certificates, the specific and general conditions and the other requirements in the Underwriters’ Exemption would be satisfied and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See “ERISA Considerations” in the prospectus.

The sale of any of the Offered Certificates to a Plan is in no respect a representation by the depositor or the underwriter that an investment in the Offered Certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the Offered Certificates is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The Group I Senior Certificates, Class I-M-1 Certificates, Class I-M-2 Certificates and Group II Offered Certificates (other than the Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will constitute “mortgage related securities” for purposes of SMMEA. The remaining Classes of Group I Mezzanine Certificates and the Class I-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all Depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a Depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of Depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement dated as of May 4, 2007 among the depositor, the sponsor, Greenwich Capital Markets, Inc. and Bear, Stearns and Co. Inc. (the “Underwriters”) and the terms agreement to be entered into among the depositor and the Underwriters on or prior to the Closing Date (collectively, the “Underwriting Agreement”), the depositor has agreed to sell the Offered Certificates (other than Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates) (the “Underwritten Certificates”) to the Underwriters, and each Underwriter has severally agreed to purchase from the depositor the initial Certificate Principal Balance of each class of Underwritten Certificates set forth under its name below.

Class	Certificate Principal Balance ($)	Greenwich Capital Markets, Inc. ($)	Bear, Stearns and Co. Inc. ($)
I-A-1A	$115,000,000	$103,500,000	$ 11,500,000
I-A-1B	$182,765,000	$164,488,500	$ 18,276,500
I-A-2	$ 44,485,000	$ 40,036,500	$ 4,448,500
I-A-3	$161,506,000	$145,355,400	$ 16,150,600
I-A-4	$ 74,936,000	$ 67,442,400	$ 7,493,600
I-A-5	$ 99,429,000	$ 89,486,100	$ 9,942,900
I-A-6	$ 68,000,000	$ 61,200,000	$ 6,800,000
I-M-1	$ 30,662,000	$ 27,595,800	$ 3,066,200
I-M-2	$ 6,541,000	$ 5,886,900	$ 654,100
II-A-1	$232,347,000	$ 23,234,700	$209,112,300
II-A-2	$ 63,472,000	$ 6,347,200	$ 57,124,800
II-A-3	$ 84,812,000	$ 8,481,200	$ 76,330,800
II-A-4	$190,612,000	$ 19,061,200	$171,550,800
II-A-M	$142,811,000	$ 14,281,100	$128,529,900
II-M-4	$ 5,424,000	-	$ 5,424,000
II-M-5	$ 5,037,000	-	$ 5,037,000
II-M-6	$ 4,262,000	-	$ 4,262,000
II-M-7	$ 3,874,000	-	$ 3,874,000
II-M-8	$ 6,199,000	-	$ 6,199,000

There is no underwriting arrangement for the Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates.

The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of their respective Underwritten Certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The depositor has been advised by the Underwriters that they intend to make a market in the classes of Underwritten Certificates purchased by them but none of the Underwriters has an obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates (or any particular class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders. The Underwritten Certificates will not be listed on any securities exchange.

The depositor has been advised by the Underwriters that they propose initially to offer the Underwritten Certificates to the public at the public offering price determined by the Underwriters and set forth on the cover page of this prospectus supplement.

After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

Until the distribution of the Underwritten Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the depositor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the depositor nor the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The proceeds to the depositor from the sale of the Underwritten Certificates and the underwriting discount are set forth on the cover page of this prospectus supplement.

LEGAL MATTERS

The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood llp, New York, New York. Thacher Proffitt & Wood llp, New York, New York, will also pass upon certain legal matters on behalf of the depositor. Orrick, Herrington & Sutcliffe LLP, New York, New York, will pass upon certain legal matters on behalf of the Underwriters.

EXPERTS

The consolidated balance sheets of Financial Security Assurance Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flow for each of the three years in the period ended December 31, 2006, incorporated by reference in this prospectus supplement, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2006, in Ambac Assurance Corporation’s methods of accounting for variable interest entities and stock-based compensation.

RATINGS

It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates be assigned at least the ratings designated below by S&P and Moody’s.

Class	S&P	Moody’s
I-A-1A	AAA	Aaa
I-A-1B	AAA	Aaa
I-A-2	AAA	Aaa
I-A-3	AAA	Aaa
I-A-4	AAA	Aaa
I-A-5	AAA	Aaa
I-A-6	AAA	Aaa
I-M-1	AA	Aa2
I-M-2	AA-	Aa3
I-M-3	A	A2
I-M-4	A-	A3
I-M-5	BBB+	Baa1
I-M-6	BBB	Baa2
II-A-1	AAA	Aaa
II-A-2	AAA	Aaa
II-A-3	AAA	Aaa
II-A-4	AAA	Aaa
II-A-M	AAA	Aaa
II-M-1	AA+	Aa1
II-M-2	AA+	Aa2
II-M-3	AA	Aa3
II-M-4	AA	A1
II-M-5	A+	A2
II-M-6	A+	A3
II-M-7	A	Baa1
II-M-8	BBB+	Baa3

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the anticipated yields in light of prepayments. In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfalls, as applicable.

The depositor has not requested ratings of the Offered Certificates by any rating agency other than S&P and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the sponsor, the depositor, the trustee, the issuing entity, the master servicer, the servicers, the securities administrator, the custodian, First National Bank of Nevada, Silver State Financial Services, Inc., MGIC, Wells Fargo Bank as originator, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, the depositor and the Cap Provider are affiliates. There are no affiliations between the sponsor, the depositor, the Cap Provider or the issuing entity and any of the master servicer, the securities administrator, Wells Fargo Bank as servicer, the credit risk manager, the custodian, the trustee, GMAC Mortgage, LLC, the Swap Provider, the principal originators or MGIC. There are no affiliations among the master servicer, the securities administrator, Wells Fargo Bank as servicer, the credit risk manager or the custodian and the trustee, GMAC Mortgage, LLC, the Swap Provider, the principal originators or MGIC. There are no affiliations between the trustee and any of the servicers, the Swap Provider, the principal originators or MGIC. There are no affiliations between any of the principal originators or MGIC. There are no affiliations between the servicers and any of the principal originators or MGIC. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the second sentence hereof, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549. Copies of the material can also be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to certificateholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the securities as will have been filed by the securities administrator with the Securities and Exchange Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the website is: http://www.ctslink.com.

REPORTS TO CERTIFICATEHOLDERS

So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Security Administrator’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing — Evidence as to Compliance” and “Description of the Certificates—Reports to Certficateholders” in this prospectus supplement.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Nomura Asset Acceptance Corporation, Two World Financial Center, Building B, New York, New York, 10281, or by telephone at (212) 667-9300. The depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

INDEX OF DEFINED TERMS

AB Servicing Criteria
Adjustment Date
Aggregate Loan Balance
ALTA
Alt-A Coverage Percentage
Alt-A Minus
Alt-A Minus Adjustable-Rate Loan
Alt-A Minus Fixed-Rate Loans
Alt-A Minus Loans
Alt-A Minus Mortgage Loans
Alt-A Prime Mortgage Loans
Applied Loss Amount
April Guideline Changes
Available Distribution Amount
Balloon Loans
Basis Risk Shortfall
Basis Risk Shortfall Reserve Fund
Cap Agreement Additional Termination Event
Cap Agreement Early Termination
Cap Agreement Event of Default
Cap Agreement Termination Event
Cap Agreement Termination Payment
Cap Provider
Cap Rate
Carryforward Interest
Carryover Amounts
Carryover Certificates
Category I Alt-A Mortgage Loans
Category II Alt-A Mortgage Loans
Certificate Margin
Certificate Principal Balance
Class I-A-1B Cap Agreement
Class I-A-1B Cap Agreement Notional Amount
Class I-A-6 Lockout Distribution Percentage
Class I-A-6 Lockout Principal Distribution Amount
Class II-A-4 Allocation Percentage
Class II-A-M Allocation Percentage
Class II-A-M Net Funds Cap
Class II-M-1 Principal Payment Amount
Class II-M-2 Principal Payment Amount
Class II-M-3 Principal Payment Amount
Class II-M-4 Principal Payment Amount
Class II-M-5 Principal Payment Amount
Class II-M-6 Principal Payment Amount
Class II-M-7 Principal Payment Amount
Class II-M-8 Principal Payment Amount
Class I-M-1 Principal Distribution Amount
Class I-M-2 Principal Distribution Amount
Class I-M-3 Principal Distribution Amount
Class I-M-4 Principal Distribution Amount
Class I-M-5 Principal Distribution Amount
Class I-M-6 Principal Distribution Amount
Clearstream
Compensating Interest
Correspondent Loans
Correspondents
CPR
Credit Enhancement Percentage
Credit Risk Manager
Credit Scores
CSSF
Current Interest
Custodial Account
Deferred Amount
Deficient Valuation
Delegated Underwriting
Delinquency Rate
DTC
Due Date
Due Period
Early Termination Date
EFA Program
ERISA
Euroclear
Excess Spread
Expense Fee Rate
Extra Principal Distribution Amount
February Guideline Changes
FHA
Final Maturity Reserve Trust
Financial Intermediary
Fixed Swap Payment
Floating Swap Payment
Foreign National Loans
FSA
Full Documentation
Full Documentation Loans
Global Securities
GMAC
Gross Margin
Group I Certificate Insurer
Group I Certificates
Group I Insured Certificates
Group I Mezzanine Certificates
Group I Mortgage Loans
Group I Non-Offered Certificates
Group I Offered Certificates
Group I Overcollateralization Amount
Group I Policy
Group I Residual Certificates
Group I Senior Certificates
Group I Servicing Fee
Group I Servicing Fee Rate
Group II Certificates
Group II Mezzanine Certificates
Group II Mortgage Loans
Group II Mortgage Rate
Group II Non-Offered Certificates
Group II Offered Certificates
Group II Residual Certificates
Group II Senior Certificates
Group II Servicing Fee
Group II Servicing Fee Rate
Guaranteed Interest Payments
Guaranteed Principal Payment Amount
Illegality
Index
Insurance Proceeds
Interest Accrual Period
Interest Carry Forward Amount
Interest Distribution Amount
Interest Only Loans
Interest Rate Swap Agreement
Interest Remittance Amount
Interest Shortfall
IRS
ISDA Master Agreement
Issuing Entity
Joint Ventures
Late Payment Rate
LIBOR Rate
Liquidated Loan
Liquidated Mortgage Loan
Liquidation Proceeds
Master Servicing Compensation
Maximum Interest Rate
Maximum Mortgage Rate
MGIC
MGIC Investment
Minimum Mortgage Rate
Minimum Servicing Requirements
Monthly Excess Cashflow
Monthly Excess Interest
Moody’s
Mortgage Loan Schedule
Mortgage Loans
Mortgage Pool
Mortgage Rate
Mortgaged Properties
Net Funds Cap
Net Interest Shortfalls
Net Liquidation Proceeds
Net Monthly Excess Cashflow
Net Mortgage Rate
Net Mortgage Rate
Net Swap Payment
Net WAC Pass-Through Rate
Net WAC Rate Carryover Amount
No Documentation
No Documentation Loans
No Ratio
No Ratio Loans
Notices
Notional Principal Contract Regulations
Offered Certificates
OID Regulations
One-Month LIBOR
Optimal Interest Remittance Amount
Overcollateralization Amount
Overcollateralization Deficiency Amount
Overcollateralization Increase Amount
Overcollateralization Reduction Amount
Overcollateralization Release Amount
P&I Advance
Parity Act
Pass-Through Rate
Payahead
Periodic Rate Cap
Permitted Investment
Plan
PMI Insurer
PMI Mortgage Loan
PMI Policy
Policy
Pooling and Servicing Agreement
Preference Amount
Prepayment Charge
Prepayment Interest Shortfall
Prepayment Period
Principal Distribution Amount
Principal Funds
Principal Payment Amount
Principal Remittance Amount
PTCE
PTE
Purchase Price
Qualified Substitute Mortgage Loan
Radian
Realized Loss
Reference Banks
Regulation AB
Reimbursement Amount
Related Documents
Relevant Implementation Date
Relevant Member State
Relief Act
Relief Act
RELS
REO Property
Required Overcollateralization Amount
ResCap
Reserve Fund
Residual Certificates
Retail Loans
Rolling Three Month Delinquency Rate
Rules
S&P
Scheduled Swap Notional Amount
SEC
Securities Act
Senior Enhancement Percentage
Senior Interest Distribution Amount
Senior Principal Distribution Amount
Senior Principal Payment Amount
Senior Sequential Allocation Percentage
Servicer Remittance Date
Servicing Agreement
Servicing Fee
Servicing Fee Rate
Silver State
SMMEA
Stated
Stated Loans
Stated Principal Balance
Stated Reduced
Stated Reduced Loans
Stepdown Date
Subsequent Recoveries
Substitution Shortfall Amount
Supplemental Interest Trust
Supplemental Interest Trust Trustee
Swap Additional Termination Event
Swap Early Termination
Swap Event of Default
Swap Notional Amount
Swap Provider
Swap Provider Trigger Event
Swap Termination Event
Swap Termination Payment
Targeted Overcollateralization Amount
Tax Event
Tax Event Upon Merger
Trigger Event
Underwriters
Underwriting Agreement
VA
VRU
Wells Fargo Bank
WFHM
Wholesale Loans

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
PROCEDURES

Except under limited circumstances, the globally offered Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2007-1 (the “Global Securities”) will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31% ) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

•	U.S. Person. As used herein the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

As used in this herein, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

FINAL MATURITY RESERVE SCHEDULE

Distribution Date	Aggregate Principal Balance ($)
March 25, 2027	608,203.93
April 25, 2027	598,880.26
May 25, 2027	589,690.69
June 25, 2027	580,633.35
July 25, 2027	571,706.39
August 25, 2027	562,907.99
September 25, 2027	554,236.37
October 25, 2027	545,689.74
November 25, 2027	537,266.37
December 25, 2027	528,964.54
January 25, 2028	520,782.54
February 25, 2028	512,718.71
March 25, 2028	504,771.39
April 25, 2028	496,938.95
May 25, 2028	489,219.79
June 25, 2028	481,612.32
July 25, 2028	474,114.98
August 25, 2028	466,726.24
September 25, 2028	459,444.56
October 25, 2028	452,268.46
November 25, 2028	445,196.45
December 25, 2028	438,227.07
January 25, 2029	431,358.89
February 25, 2029	424,590.50
March 25, 2029	417,920.48
April 25, 2029	411,347.47
May 25, 2029	404,870.10
June 25, 2029	398,487.04
July 25, 2029	392,196.95
August 25, 2029	385,998.53
September 25, 2029	379,890.50
October 25, 2029	373,871.58
November 25, 2029	367,940.53
December 25, 2029	362,096.11
January 25, 2030	356,337.11
February 25, 2030	350,662.31
March 25, 2030	345,070.55
April 25, 2030	339,560.65
May 25, 2030	334,131.45
June 25, 2030	328,781.83
July 25, 2030	323,510.66
August 25, 2030	318,316.84
September 25, 2030	313,199.28
October 25, 2030	308,156.90
November 25, 2030	303,188.65
December 25, 2030	298,293.48
January 25, 2031	293,470.36
February 25, 2031	288,718.27
March 25, 2031	284,036.21
April 25, 2031	279,423.19
May 25, 2031	274,878.24
June 25, 2031	270,400.39
July 25, 2031	265,988.71
August 25, 2031	261,642.24
September 25, 2031	257,360.08
October 25, 2031	253,141.31
November 25, 2031	248,985.03
December 25, 2031	244,890.36
January 25, 2032	240,856.43
February 25, 2032	236,882.38
March 25, 2032	232,967.36
April 25, 2032	229,110.53
May 25, 2032	225,311.07
June 25, 2032	221,568.17
July 25, 2032	217,881.02
August 25, 2032	214,248.83
September 25, 2032	210,670.82
October 25, 2032	207,146.23
November 25, 2032	203,674.29
December 25, 2032	200,254.25
January 25, 2033	196,885.38
February 25, 2033	193,566.96
March 25, 2033	190,298.25
April 25, 2033	187,078.56
May 25, 2033	183,907.19
June 25, 2033	180,783.45
July 25, 2033	177,706.66
August 25, 2033	174,676.15
September 25, 2033	171,691.26
October 25, 2033	168,751.35
November 25, 2033	165,855.77
December 25, 2033	163,003.88
January 25, 2034	160,195.06
February 25, 2034	157,428.71
March 25, 2034	154,704.21
April 25, 2034	152,020.96
May 25, 2034	149,378.37
June 25, 2034	146,775.86
July 25, 2034	144,212.87
August 25, 2034	141,688.81
September 25, 2034	139,203.14
October 25, 2034	136,755.30
November 25, 2034	134,344.76
December 25, 2034	131,970.97
January 25, 2035	129,633.42
February 25, 2035	127,331.57
March 25, 2035	125,064.92
April 25, 2035	122,832.96
May 25, 2035	120,635.20
June 25, 2035	118,471.14
July 25, 2035	116,340.29
August 25, 2035	114,242.18
September 25, 2035	112,176.34
October 25, 2035	110,142.30
November 25, 2035	108,139.60
December 25, 2035	106,167.80
January 25, 2036	104,226.45
February 25, 2036	102,315.10
March 25, 2036	100,433.32
April 25, 2036	98,580.69
May 25, 2036	96,756.79
June 25, 2036	94,961.20
July 25, 2036	93,193.50
August 25, 2036	91,453.31
September 25, 2036	89,740.21
October 25, 2036	88,053.82
November 25, 2036	86,393.75
December 25, 2036	84,759.62
January 25, 2037	83,151.05
February 25, 2037	81,567.66
March 25, 2037	80,009.11

The date of this prospectus is November 17, 2006.

PROSPECTUS

Mortgage Backed Certificates

Mortgage Backed Notes
(Issuable in Series)

Nomura Asset Acceptance Corporation
Depositor

The Trust Funds:

Each trust fund will be established to hold assets transferred to it by Nomura Asset Acceptance Corporation. The assets in each trust fund will generally consist of one or more of the following:

•	mortgage loans secured by one- to four-family residential properties;

•	unsecured home improvement loans;

•	manufactured housing installment sale contracts;

•	mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•	previously issued asset-backed or mortgage-backed securities backed by mortgage loans secured by residential properties or participations in those types of loans.

The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

The Securities:

Nomura Asset Acceptance Corporation will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Description of the Trust Funds
Use of Proceeds
Yield Considerations
Static Pool Information
Description of the Securities
Description of the Agreements
Description of Credit Support
Derivatives Related to the Securities
Certain Legal Aspects of Mortgage Loans
Material Federal Income Tax Consequences
ERISA Considerations
Legal Investment
Methods of Distribution
Additional Information
Incorporation of Certain Documents by Reference
Legal Matters
Financial Information
Rating
Reports To Securityholders
Index of Defined Terms

  Description of the Trust Funds

Assets

The primary assets of each trust fund (the “Assets”) will include some or all of the following types of assets:

•	mortgage loans on residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus);

•	home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

•	manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

•
any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by the Government National Mortgage Association (“Ginnie Mae”), guaranteed mortgage pass-through securities issued by Fannie Mae (“Fannie Mae”) and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) (collectively, “Agency Securities”);

•
previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, “Mortgage Securities”) evidencing interests in, or collateralized by, mortgage loans or Agency Securities;

•	a combination of mortgage loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities; or

•	reinvestment income, reserve funds, cash accounts, swaps and other derivatives that are described in this prospectus.

The mortgage loans will not be guaranteed or insured by Nomura Asset Acceptance Corporation or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an “Asset Seller”), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The Assets included in the trust fund for your series may be subject to various types of payment provisions:

•
“Level Payment Assets,” which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•	“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

•
“Buydown Assets,” which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers’ monthly payments during the early period after origination of those Assets;

•	“Increasing Payment Asset,” as described below;

•	“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable on these Assets;

•
“GEM Assets,” which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

•
“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

•	“Step-up Rate Assets” which provide for interest rates that increase over time;

•	“Balloon Payment Assets;”

•
“Convertible Assets” which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

•	“Bi-weekly Assets,” which provide for payments to be made by borrowers on a bi-weekly basis.

An “Increasing Payment Asset” is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower’s monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower’s monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower’s monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

The Notes or Certificates, as applicable, will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

Mortgage Loans

General

Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a “Single Family Property”) or (2) a primarily residential property that consists of five or more residential dwelling units, referred to as a multifamily property, which may include limited retail, office or other commercial space (“Multi Family Property” and together with Single Family Property, “Mortgaged Properties”). The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

The Mortgaged Properties may also include:

•	Apartment buildings owned by cooperative housing corporations (“Cooperatives”); and

•
Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

The principal balance of mortgage loans secured by Mortgaged Property consisting of Multi Family Property or apartment buildings owned by Cooperatives shall not exceed 5% of the principal balance of all mortgage loans conveyed to the trust fund.

The mortgage loans may include:

•	Closed-end and/or revolving home equity loans or balances of these home equity loans (“Home Equity Loans”);

•	Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

•
Mortgage loans evidenced by contracts (“Land Sale Contracts”) for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the “Mortgages”) creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the “FHA”) or partially guaranteed by the Veteran’s Administration (the “VA”). See “—FHA Loans and VA Loans” below.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Loan-to-Value Ratio

The “Loan-to-Value Ratio” of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The “Value” of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. “Refinance Loans” are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in the Prospectus Supplements

Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

•
the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the “Cut-off Date”);

•	the type of property securing the mortgage loans;

•	the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

•	the range of maturity dates of the mortgage loans;

•	the range of the Loan-to-Value Ratios at origination of the mortgage loans;

•	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

•	the state or states in which most of the Mortgaged Properties are located;

•	information regarding the prepayment provisions, if any, of the mortgage loans;

•
for mortgage loans with adjustable mortgage rates (“ARM Loans”), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan. The index with respect to an ARM Loan will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement;

•	information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

•	the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

•	the material underwriting standards used for the mortgage loans.

If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) within fifteen days after that initial issuance. The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the mortgage loans that are described in the prospectus supplement. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The prospectus supplement will specify whether the mortgage loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

Payment Provisions of the Mortgage Loans

All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a “Lockout Period” and, the date of expiration thereof, a “Lock-out Date”) or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See “—Assets” above.

Revolving Credit Line Loans

As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans (“Revolving Credit Line Loans”). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Unsecured Home Improvement Loans

The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

Unsecured Home Improvement Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

•	the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

•	the earliest and latest origination date and maturity date of the unsecured home improvements loans;

•	the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

•	the state or states in which most of the unsecured home improvement loans were originated.

•	information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

•
with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

•	information regarding the payment characteristics of the unsecured home improvement loans;

•	the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

•	the material underwriting standards used for the unsecured home improvement loans.

If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance.

Contracts

General

To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

Contract Information in Prospectus Supplements

Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

•	whether the manufactured homes were new or used as of the origination of the related contracts;

•	the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

•	the range of maturity dates of the contracts;

•	the range of the Loan-to-Value Ratios at origination of the contracts;

•	the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

•	the state or states in which most of the manufactured homes are located at origination;

•	information regarding the prepayment provisions, if any, of the contracts;

•
for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

•	the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

•	information regarding the payment characteristics of the contracts; and

•	the material underwriting standards used for the contracts.

If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the trust fund.

Payment Provisions of the Contracts

All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

Agency Securities

The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

Ginnie Mae

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the “Housing Act”), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates

Each Ginnie Mae certificate will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller- servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder’s proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates’ interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder’s proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the “Charter Act”). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder- owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates

Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder’s proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the “Freddie Mac Certificate Group”). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

(1) foreclosure sale;

(2) payment of the claim by any mortgage insurer; and

(3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Stripped Agency Securities

The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates (“Stripped Agency Securities”) that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

Mortgage Securities

The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities. The Mortgage Securities will have been

(1) issued by an entity other than the depositor or its affiliates;

(2) acquired in bona fide secondary market transactions from persons other than the issuer of the Mortgage Securities or its affiliates; and

(3) (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus. However, any Mortgage Securities included in a trust fund will (1) either (a) be exempt from registration under the Securities Act, (b) have been previously registered under the Securities Act, or (c) be eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. Alternatively, the offering of the Mortgage Securities will be registered in accordance with Rule 190 under the Securities Act.

The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms “mortgage loans,” unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA Loans and VA Loans

FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended (the “Servicemen’s Readjustment Act”). The Servicemen’s Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

Pre-Funding Accounts

To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a “Pre-Funding Account”). In that case, the depositor will be obligated to sell at a predetermined price—and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase—additional Assets (the “Subsequent Assets”) from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the “Pre-Funding Period”) after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount”) for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the proceeds of the offering of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See “ERISA Considerations—Pre-Funding Accounts” for additional information regarding Pre-Funding Accounts.

Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. The related pooling and servicing agreement or other agreement providing for the transfer of Subsequent Assets will generally provide that the transfers must be made within up to three months (with respect to any series of Notes or Certificates) or up to, but not in excess of, one year (with respect to any series of Notes or Certificates) after the Closing Date, and that any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the “Capitalized Interest Account”) for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

Accounts

Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.” Such accounts will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Such accounts shall be maintained as Eligible accounts, and the funds held therein may be held as cash or invested in Permitted Investments. The person designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in such accounts will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a such accounts may contain funds relating to more than one series of Certificates and may contain other funds representing payments on mortgages owned by the related master servicer or serviced by it on behalf of others.

Credit Support

If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as “credit support”). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See “Description of Credit Support.”

  Use of Proceeds

The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

  Yield Considerations

General

The yield on any Offered Security will depend on the price paid by the securityholder, the interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

Interest Rate

Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an “Accrual Period”), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a “Distribution Date”), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under “—Interest Rate,” if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets. See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Offered Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable. It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. There can be no assurance as to the respective rates of prepayment of these mortgage loans in either stable or changing interest rate environments.

Type of Asset

If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower’s financial situation, prevailing mortgage loan interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted. Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate or contract rate in effect at origination. The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to temporary buydown plans (“Buydown Mortgage Loans”) pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the “Buydown Period”). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued. Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

Termination

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein. See “Description of the Securities—Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

Refinancing

At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

Due-on-Sale Clauses

Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include “due-on-sale clauses” that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements” and “Underlying Servicing Agreements—Due-on-Sale Provisions.”

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home. In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause.

  Static Pool Information

For each mortgage pool, the issuer will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

  Description of the Securities

General

The Asset-backed certificates (the “Certificates”) of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. The Asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”), will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Notes or Certificates, as applicable, will consist of one or more of the following classes of Notes or Certificates:

Accretion Directed                                      A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual                                                           A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion                                                     A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component                                                     A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate                                                       A class with an interest rate that is fixed throughout the life of the class.

Floating Rate                                                 A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.

Interest Only or IO                                      A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate                                 A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.

Lock Out                                                          A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual                                             A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only                                               A class of securities which is not entitled to interest payments.

Planned Amortization Class                      A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal                                     A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support                                              A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay                                              Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior                                                  A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization                                     A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate                                                 A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an “Asset Group”). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the “Offered Notes” and the “Offered Certificates,” respectively, and together, the “Offered Securities”) will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form (“Definitive Notes” or “Definitive Certificates,” and collectively, “Definitive Securities”) or in book-entry form (“Book-Entry Notes” or “Book-Entry Certificates,” and collectively, “Book-Entry Securities”), as provided in the prospectus supplement. See “Description of the Securities—Book-Entry Registration and Definitive Securities.” Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Distributions

Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the “Determination Date”). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the “Available Distribution Amount” for each Distribution Date equals the sum of the following amounts:

(1)  the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

(a)  all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a “Due Period” for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b)  all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds”), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund (“Liquidation Proceeds”), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

(c)  all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

(d)  all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

(2)  if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account;

(3)  all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

(4)  if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)  to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable, (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

Distributions of Interest on the Securities

Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the “Interest Rate” in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See “Yield Considerations.”

Distributions of Principal of the Securities

The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a “Security Balance” which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

•	to the extent of distributions of principal on that Security from time to time and

•	if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

The outstanding Security Balance of a Security:

•	may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

•	in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a “Revolving Period”, which will be followed by an “Amortization Period”, during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

Components

To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under “—General” above. To that extent, the descriptions set forth under “Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of the component class of Notes or Certificates, as applicable. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See “Description of Credit Support” for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer’s (or another entity’s) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

Reports to Securityholders

With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

(1)  the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

(2)  the total cash flows received and the general sources thereof;

(3)  the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

(4)  the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

(5)  the amount of that distribution allocable to Prepayment Premiums;

(6)  the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

(7)  the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

(8)  the total principal balance of the Assets at the close of business on that Distribution Date;

(9)  the number and total principal balance of mortgage loans in respect of which

(a)  one scheduled payment is delinquent,

(b)  two scheduled payments are delinquent,

(c)  three or more scheduled payments are delinquent, and

(d)  foreclosure proceedings have begun;

(10)  for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

(11)  with respect to collateral acquired by the trust fund through foreclosure or otherwise (an “REO Property”) relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

(12)  for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

(a)	the book value,

(b)
the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

(c)	the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

(d)	if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

(13)  for any REO Property sold during the related Due Period

(a)	the total amount of sale proceeds,

(b)	the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

(c)	the amount of any loss to securityholders in respect of the related mortgage loan;

(14)  the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable, (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

(15)  the total amount of principal prepayments made during the related Due Period;

(16)  the amount deposited in the reserve fund, if any, on that Distribution Date;

(17)  the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

(18)  the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

(19)  in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

(20)  in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

(21)  as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

(22)  during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

(23)  during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

(24)  the total amount of payments by the borrowers of

(a)	default interest,

(b)	late charges and

(c)	assumption and modification fees collected during the related Due Period.

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information.”

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable, (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates). In the event that any series of certificates or notes which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the certificates or notes will use the word “Callable” in their title.

Optional Purchases

Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party’s option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or any other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

Book-Entry Registration and Definitive Securities

General

If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”). Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth below under “—Definitive Securities.” Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations (“Participants”) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (“UCC”) and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Luxembourg

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream”. With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”. This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, (“CSSF”), which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear

Euroclear was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in multiple currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator” ), under contract with Euroclear Clearance System plc, a United Kingdom corporation (the “Euroclear Clearance System”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System.  The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear Participants .  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator is registered as a bank in Belgium, and as such is subject to the supervision of the National Bank of Belgium and the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book-Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only “securityholder” of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders” as that term is used in any Agreement, nor “Noteholders” as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants. While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see “Material Federal Income Tax Consequences” in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, crossmarket transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—REMICs” in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable. In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable. If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

(1)
if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

(2)	if the depositor, at its option, elects to end the book-entry system through DTC, or

(3)	in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

  Description of the Agreements

Agreements Applicable to a Series

REMIC Securities, Grantor Trust Securities

Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code (“REMIC Securities”) or Grantor Trust Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the “pooling and servicing agreement”) among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement. Forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The summaries included herein describe provisions that may appear in a pooling and servicing agreement with respect to a series of Certificates or in either the servicing agreement or indenture with respect to a series of Notes. The prospectus supplement for a series of securities will describe material provisions of the related agreements that differ from the description thereof set forth below. The depositor will provide a copy of each agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”. As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Notes

A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an “Agreement”). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term “Security” refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to Nomura Asset Acceptance Corporation, Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

Assignment of Assets; Repurchases

At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

(1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

(2) in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

(3) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the “Purchase Price”) or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

Representations and Warranties; Repurchases

To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the “Warranting Party”) covering, by way of example, the following types of matters:

•	the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

•
in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

•	the authority of the Warranting Party to sell the Asset;

•	the payment status of the Asset;

•
in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

•	the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See “Events of Default” and “Rights Upon Event of Default.”

Collection Account and Related Accounts

General. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account”), which must be an account or accounts that either:

•
are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

•	are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments”). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

Deposits. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

(1)  all payments on account of principal, including principal prepayments, on the Assets;

(2)  all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

(3)  Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

(4)  any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under “Description of Credit Support;”

(5)  any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies;”

(6)  all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities—Termination;”

(7)  any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under “—Retained Interest; Servicing Compensation and Payment of Expenses;”

(8)  to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(9)  all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies;”

(10)  any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

(11)  any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

Withdrawals. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

(12)  to make distributions to the securityholders on each Distribution Date;

(13)  to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

(14)  to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

(15)  to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

(16)  if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

(17)  to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor;”

(18)  if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(19)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding the Trustee;”

(20)  to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(21)  to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

(22)  to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

(23)  if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—REMICs” or in the prospectus supplement, respectively;

(24)  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

(25)  to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

(26)  to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(27)  to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(28)  to make any other withdrawals permitted by the related Agreement; and

(29)  to clear and terminate the Collection Account at the termination of the trust fund.

Other Collection Accounts. If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under “Deposits” above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under “—Withdrawals” above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

Collection and Other Servicing Procedures. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

(1)
the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under “Description of Credit Support,”

(2)	applicable law and
(3)	the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the “Servicing Standard”).

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See “Description of Credit Support.”

The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

In the case of multifamily loans, a borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under “—Representations and Warranties; Repurchases.”

If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer’s judgment, is imminent.

If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See “Certain Legal Aspects of Mortgage Loans—Foreclosure.”

If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See “Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Mortgage Loans. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

Contracts. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home’s location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower’s obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower’s interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

FHA Insurance and VA Guarantees

FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development (“HUD”) or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

VA loans will be partially guaranteed by the VA under the Serviceman’s Readjustment Act (a “VA Guaranty Policy”). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

Due-on-Sale Clauses

The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

•	adversely affect or jeopardize coverage under any applicable insurance policy or

•	materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.”

The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer’s then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

Retained Interest, Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A “Retained Interest” in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

The servicer’s primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer’s primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

•
The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

•
Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

•
Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

(1)
specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

(2)	incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;
(3)	incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;
(4)	incurred in connection with any violation of any state or federal securities law; or
(5)	imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.
•
Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

Special Servicers

If and to the extent specified in the prospectus supplement, a special servicer (a “Special servicer”) may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

Events of Default under the Agreement

Events of default under the related Agreement will generally include:

•
any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

•
any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

•
any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

•
some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under “Events of Default under the Agreements” may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

Amendment

In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

(1) cure any ambiguity or mistake;

(2) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

(3) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

(4) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

The Trustee

The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

If an Event of Default shall occur, the trustee shall, at the direction of 51% of the holders of the Certificates, by notice in writing to the master servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as Master Servicer under the related pooling and servicing agreement, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the mortgage loans or otherwise including, without limitation, the compensation payable to the master servicer under the related pooling and servicing agreement, shall pass to and be vested in the trustee, and, without limitation, the trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an event of default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the mortgage loans in accordance with the related pooling and servicing agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee shall be entitled to reimbursement of such costs and expenses from the distribution account.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee’s

(1)	enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,
(2)	defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,
(3)	being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or
(4)
acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less a majority of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the distribution account by the Paying Agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to Nomura Asset Acceptance Corporation, Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

Events of Default

Events of default under the indenture for each series of Notes will generally include:

•
a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

•
failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

•
any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

•	specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

•	any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

(1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

(2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

(3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

Discharge of Indenture

The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

  Description of Credit Support

General

For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets. Credit support may be in the form of:

•	the subordination of one or more classes of Notes or Certificates, as applicable;

•	letters of credit;

•	insurance policies;

•	guarantees;

•	the establishment of one or more reserve funds; or

•	any combination of the foregoing.

Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable, (each, a “Covered Trust”), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

(a)	the nature and amount of coverage under that credit support,

(b)	any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

(c)	the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

(d)	the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

(1)	a brief description of its principal business activities,

(2)	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(3)	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

(4)	its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

Subordinate Securities

One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement. The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable. The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Limited Guarantee

If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement. As further described in the prospectus supplement, such financial guaranty insurance policy or surety bond will typically guarantee payment of timely interest and ultimate principal on the securities covered thereby and will cover certain shortfalls in payments to such securities.

Letter of Credit

Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

Pool Insurance Policies

If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Primary Mortgage Insurance

To the extent provided in the prospectus supplement, some of the Mortgage Loans may be insured by primary mortgage insurance.

A primary mortgage insurance policy generally insures against default on the subject mortgage loan up to an amount set forth therein, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than 78%. However, the foregoing standard may vary significantly depending on the characteristics of the subject mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary mortgage insurance policy was obtained at origination but the mortgage loan has amortized to a 78% or less loan-to-value ratio level as of the Cut-off Date. In most cases, the related Servicer will have the ability to cancel any primary mortgage insurance policy if the loan-to-value ratio of the subject Mortgage Loan is reduced to 78% or less, or a lesser specified percentage, based on an appraisal of the Mortgaged Property after the Closing Date or as a result of principal payments that reduce the principal balance of the subject Mortgage Loan after the Closing Date.

Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to request the cancellation of any primary mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 78% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor’s right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for primary mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of these cancellation rights at the origination of the mortgage loans.

If the requirement for primary mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan’s amortization period, if, on that date, the borrower is current on the payments required by the terms of the mortgage loan. The mortgagee’s or servicer’s failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating primary mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

Mortgage loans which are subject to negative amortization will only be covered by a primary mortgage insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan’s loan-to-value ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination. Primary mortgage insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

While the terms and conditions of primary mortgage insurance policies issued by one primary mortgage insurer will usually differ from those in primary mortgage insurance policies issued by other primary mortgage insurers, each primary mortgage insurance policy generally will pay either:

• the insured percentage of the loss on the related mortgaged property;

• the entire amount of the loss, after receipt by the primary mortgage insurer of good and merchantable title to, and possession of, the mortgaged property; or

• at the option of the primary mortgage insurer under certain primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

•  rents or other payments received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property;

•  hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

•  amounts expended but not approved by the primary mortgage insurer;

•  claim payments previously made on the mortgage loan; and

•  unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•  advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary mortgage insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•  in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

•  tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

Special Hazard Insurance Policies

A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

Borrower Bankruptcy Bond

Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

Reserve Funds

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable. This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable. This acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

  Derivatives Related to the Securities

If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the related prospectus supplement. The derivative products will be limited to interest rate swaps, market value swaps, interest rate caps, floors, collars, corridors, other purchase obligations or financial arrangements to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities. These arrangements as well as the derivative product provider related to a series of securities will be described in the accompanying prospectus supplement.

Swaps and Yield Supplement Agreements

The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors, corridors and collars to minimize the risk of securityholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure will only provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. A market value swap will only be used in conjunction with a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to protect against interest rate moves may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement related to a series of securities and any counterparties will be described in the accompanying prospectus supplement for that series.

There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so. Moreover, the ability of the trustee to make distributions on the related securities to protect against interest rate moves will be subject to the credit risk of the counterparty to the derivative product. Although there will generally be a mechanism in place to facilitate replacement of the derivative product upon the default or credit impairment of the counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement derivative product.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events. A purchase obligation is a form of credit enhancement intended to guarantee the maturity of a class or classes of securities. As more particularly described in the accompanying prospectus supplement, a purchase obligation may be part of a transaction where the asset pool includes adjustable-rate mortgage loans that are fixed for a certain number of years following origination. The Issuing Entity may require a mandatory auction of certain classes of securities at the end of the fixed rate period. In order to guarantee that securityholders receive the full amount of their remaining principal balance, the Issuing Entity would enter into a swap whereby the swap provider agrees to pay the full principal balance of the related securities in exchange for any amounts in excess thereof received at auction.

A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company but in no event will such purchase obligation be an obligation or right of the holder of an offered class. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

General

Single Family Loans, Multifamily Loans and Home Equity Loans.

The loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperative Loans.

Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Manufactured Housing Contracts.

Each Manufactured Housing Contract evidences both

•	the obligation of the borrower to repay the loan it represents, and

•	the grant of a security interest in a manufactured home to secure repayment of the loan.

The Manufactured Housing Contracts generally are “chattel paper” as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee’s ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee’s security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

Foreclosure

Single Family Loans, Multi-Family Loans and Home Equity Loans.

Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See “—Junior Mortgages, Rights of Senior Mortgages” below.

Cooperative Loans.

Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Repossession of Manufactured Homes

Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor’s abandonment or with the obligor’s consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

Rights of Redemption

Single Family Loans, Multifamily Loans and Home Equity Loans.

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Manufactured Housing Contracts.

While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Anti-Deficiency Legislation and Other Limitations on Lenders

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Soldiers’ and Sailors’ Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor’s principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

•
reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

•	reduce the monthly payments due under the mortgage loan,

•	change the rate of interest of the mortgage loan, and

•	alter the mortgage loan repayment schedule.

The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the mortgage loans either against the originators or assignees.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under theses provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interests rate or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could included monetary penalties, recession and defenses to foreclosure action or an action to collect.

Some of the mortgage loans in a mortgage pool may be “home loans” and also may be “covered home loans” under the Georgia Fair Lending Act, or Georgia Act. The Georgia Act applies to any mortgage loan which is secured by a property located in the State of Georgia that is the borrower’s principal residence, and which has a principal amount not in excess of the conforming loan balance limit established by Fannie Mae. These loans are referred to under the Georgia Act as “home loans.” Certain home loans, which are referred to as “covered home loans” have met certain fee and finance-charge criteria. Certain covered home loans, which are referred to as “Georgia high-cost home loans,” have met higher limits regarding fees and finance charges. The Georgia Act prohibits certain activities and charges in connection with home loans. Additional prohibitions apply to cover home loans and further prohibitions apply to Georgia high-cost home loans.

Purchasers or assignees of a Georgia high-cost home loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the home loan. Purchasers or assignees of a covered home loan, including the related trust, could be subject to defenses to prevent a foreclosure or action to collect or counterclaims of a borrower if the loan is in violation of the Georgia Act. Remedies available to a borrower include actual, statutory and punitive damages, costs and attorneys’ fees, rescission rights and other unspecified equitable remedies. No maximum penalty has been set with respect to violations of the Georgia Act, and courts have been given discretion under the statute to fashion equitable remedies as they deem appropriate.

There are some uncertainties in making a determination as to whether a particular Georgia loan is a covered home loan or a Georgia high-cost home loan, and in determining whether a loan complies with all of the provisions of the Georgia Act.

The Georgia Act was amended on March 7, 2003. Mortgage loans originated on or after that date are subject to a less stringent version of the Georgia Act.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower’s obligation to make the required payments under the Manufactured Housing Contract.

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

•	the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

•
the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

Due-on-Sale Clauses

Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 (“Garn-St. Germain”) permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted “due-on-sale” restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

Prepayment Charges; Late Fees

Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act, formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status, unless a court orders otherwise upon application of the lender. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender’s inability to realize upon the mortgaged property in a timely fashion.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the United States Environmental Protection Agency (“EPA”) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an “owner” or “operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all “responsible parties,” including owners or operators. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest but does not “participate in the management” of the property. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a property so that the lender would lose the protection of the secured creditor exclusion referred to in the preceding paragraph, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower’s business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to the related securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

The Asset Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the trust fund generally does in connection with the loans. However, the Asset Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties”, including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the trust fund, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

The pooling and servicing agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

The Home Improvement Contracts

General.

The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements.

The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements.

So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Installment Contracts

Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

General.

Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

There are two basic methods of lending or originating such loans which include a “direct loan” or a “dealer loan”. With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower’s creditworthiness which support approval of the loan.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans.

The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage.

Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender’s insurance coverage reserve account.

Claims Procedures Under Title I.

Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. The “claimable amount” means an amount equal to 90% of the sum of:

•	the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

•
the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

•	the uncollected court costs;

•	the attorney’s fees not to exceed $500; and

•	the expenses for recording the assignment of the security to the United States.

The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

  Material Federal Income Tax Consequences

•  The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar, and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to herein, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC, Grantor Trust Fund, or other Issuing Entity should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

•  is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

•  is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.” Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

The following discussion addresses securities of three general types:

•
REMIC certificates representing interests in a trust that the Trustee will elect to have treated as a “real estate mortgage investment conduit,” or REMIC, under Sections 860A through 860G of the Code, or the REMIC Provisions,

•	Notes representing indebtedness of the Issuing Entity for federal income tax purposes

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICs

The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the servicer or trustee, as applicable, will covenant to elect to have treated as a REMIC under the REMIC Provisions. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a “certificateholder” or a “holder” are to the beneficial owner of a certificate.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 of the Code and in the Treasury regulations issued thereunder, or the OID regulations, and in part upon the REMIC Provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

Classification of REMICs

Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood llp, McKee Nelson llp or such other counsel to the depositor as specified in the related prospectus supplement (“Tax Counsel”), will deliver an opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of “regular interests,” or REMIC regular certificates or “residual interests,” or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

In general, the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC regular certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The servicer or securities administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a “reverse mortgage,” is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, and (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the related prospectus supplement.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including additional collateral loans or pledged asset mortgage loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include additional collateral loans or pledged asset mortgage loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including additional collateral loans or pledged asset mortgage loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Tax Counsel will deliver an opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

Original Issue Discount

Some REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the servicer or securities administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the servicer, the securities administrator or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the servicer, the securities administrator or trustee, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of that election under the OID regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any payments other than qualified stated interest made during the accrual period prior to that day with respect to the certificate.

Market Discount

A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium.” Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder’s option:

•	on the basis of a constant yield method,

•
in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

•
in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount.” The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. It is possible that the use of the assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless—until its outstanding principal balance has been reduced to zero—and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention, unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in “—Taxable Income of the REMIC” and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual certificate is transferred to the taxpayer. Holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders—under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis in the mortgage loan, determined as described in the second preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting “regular interests” in the REMIC not offered by this prospectus, described therein will not apply.

If a class of REMIC regular certificates is issued at an issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder’s adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Code, as to which the certificateholders are encouraged consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. A holder of a REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which its basis in the REMIC residual certificate will not be sufficiently large that distributions will be treated as nontaxable returns of capital. A holder’s basis in the REMIC residual certificate will initially equal the amount paid for the REMIC residual certificate and will be increased by its allocable shares of taxable income of the trust. However, a holder’s basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholder. To the extent the REMIC residual certificateholder’s initial basis is less than the distributions to the REMIC residual certificateholder, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholder on those distributions and will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See “—Sales of REMIC Certificates.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see “Taxation of Owners of REMIC Regular Certificates—General.”

Excess Inclusions

Any “excess inclusions” with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the “daily accruals”, as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and

•
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, “—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Effective August 1, 2006, temporary regulations issued by the IRS (the “Temporary regulations”) have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. The Temporary regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

Noneconomic REMIC Residual Certificates

Under the REMIC regulations, transfers of “noneconomic” REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered “noneconomic” residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered “noneconomic” will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates” for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “Pass-Through Entity” beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and (ii) the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a “Pass-Through Entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

•  the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

•  the highest marginal federal income tax rate applicable to corporations.

•  The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•  residual interests in the entity are not held by disqualified organizations; and

•  information necessary for the application of the tax described herein will be made available.

•  Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

•  requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a disqualified organization and is not acquiring the REMIC residual certificate on behalf of a disqualified organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

•  providing that any transfer of a REMIC residual certificate to a disqualified organization shall be null and void; and

•  granting to the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a disqualified organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass- Through Entity (i) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an “electing large partnership,” all interests in such partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the “applicable federal rate”, which is generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate”, which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool”, as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates. For example, losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. There are significant penalties for failure to comply with these disclosure requirements. Investors in REMIC residual certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

Prohibited Transactions and Other Possible REMIC Taxes

The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer or the trustee in either case out of its own funds, provided that the servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

As noted above, on May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder’s adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity identified as the securities administrator in the related pooling and servicing agreement will prepare the REMIC federal income tax returns and will be designated as and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

As the tax matters person, the securities administrator will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the securities administrator, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder’s return. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are generally required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the securities administrator will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the securities administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person, unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

Upon the issuance of each series of Notes, Tax Counsel will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the indenture, trust agreement and related documents, (a) the Notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and (b) the issuer, as created under the terms and conditions of the trust agreement, will not be characterized as an association, or publicly traded partnership within the meaning of Code section 7704, taxable as a corporation or as a taxable mortgage pool within the meaning of Code section 7701(i).

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans ... secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC regular certificates, as described above, except that (i) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise use the accrual method, (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes and (iii) the character and timing of any loss as a result of defaults and delinquencies on the mortgage loans will be determined under the worthless security rules of Code section 165(g) rather than the bad debt rules of Code section 166 in the case where the issuer of the Notes is an entity whose existence separate from a corporation is disregarded for United States federal income tax purposes. See “REMICs—Taxation of Owners of REMIC Regular Certificates” and “REMICs—Sales of REMIC Certificates”. Except as otherwise stated in the related prospectus supplement, the Notes will not be issued with original issue discount since the principal amount of the Notes will not exceed their issue price by more than a de minimis amount. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount”. Also, interest paid on a Note to Noteholder that is not a United States person will normally qualify for the exception from United States withholding tax described in “REMICs—Foreign Investors in REMIC Certificates” except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

Grantor Trust Funds

Classification of Grantor Trust Funds

Upon the issuance of each series of Grantor Trust Certificates, Tax Counsel will deliver an opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates

In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, Tax Counsel will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. In addition, Tax Counsel will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Certain Grantor Trust Funds may hold Buydown Assets. The characterization of an investment in Buydown Assets will depend upon the precise terms of the related buydown agreement, but to the extent that the Buydown Assets are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Assets. Accordingly, holders of Grantor Trust Certificates are encouraged to consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that holds Buydown Assets.

Grantor Trust Strip Certificates

Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Tax Counsel will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The reduction provided by Section 68 of the Code is scheduled to be phased out beginning in 2006. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply

If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than its principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply

Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders, on the use of a prepayment assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount

If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium

If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates

The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules

The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates

Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting

The servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the servicer and subservicer (if any) and any other customary factual information as the servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the servicer or the trustee.

Backup Withholding

In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors

In general, the discussion with respect to REMIC regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

  ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested and on persons who bear specified relationships to these types of plans or arrangements (“Parties in Interest”) or are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as “Plans.” Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. However, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

The DOL issued regulations concerning the definition of what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Section 3(42) of ERISA also describes what constitutes the assets of a Plan. Under this Plan Assets Regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

The Plan Assets Regulation and Section 3(42) of ERISA provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a “publicly-offered security”, or if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors”. In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Benefit plan investors include benefit plans described in and subject to Title I of ERISA or described in and subject to Section 4975 of the Code, as well as entities whose underlying assets include assets of a Plan by reason of a Plan’s investment in the entity.

If no exception under the Plan Assets Regulation or Section 3(42) of ERISA applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer’s assets could be deemed to be Parties in Interest with respect to investing Plans; this would subject the master servicer and such other persons to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets, and to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the issuer’s assets. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust to a Plan might be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Insurance Company General Accounts

The United States Department of Labor (“DOL”) has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan’s investment in such a policy.

Prohibited Transaction Class Exemption (“PTCE”) 83-1

Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of a Plan or with Plan assets should consult with its counsel on the potential applicability of ERISA and the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of securities representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

Class Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by an independent “qualified professional asset manager”.

•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•	PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by certain “in-house investment managers”.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuer cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the trust.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

•	PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Statutory "Service Provider" Exemption

Section 408(b)(17) of ERISA may provide exemptive relief from certain prohibited transactions. These include prohibitions against sales, exchanges or leasing of property or extensions of credit between an ERISA plan and a party in interest and transfers of ERISA plan assets to, or use of ERISA plan assets by or for the benefit of, a party in interest. Section 408(b)(17) of ERISA would provide exemptive relief if these restrictions would otherwise apply merely because a person is deemed to be a party in interest with respect to an ERISA plan investing in the securities (whether directly or through an entity holding ERISA plan assets) as a result of its or its affiliate’s status as a service provider with respect to that ERISA plan (or those ERISA plan assets). However, Section 408(b)(17) would not provide exemptive relief if the party in interest is or is an affiliate of a fiduciary with respect to the ERISA plan assets being invested in the securities or, in connection with that investment, the ERISA plan (or entity holding ERISA plan assets) receives less, or pays more, than adequate consideration.

Underwriter Exemption

The DOL issued to Nomura Securities International Inc. an administrative exemption (PTE 93-32, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of “securities” that are obligations of an issuer containing certain receivables, loans and other obligations, with respect to which Nomura Securities International Inc. is the underwriter, manager or co-manager of an underwriting syndicate.

The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

•  the investment pool consists only of assets of a type which have been included in other investment pools;

•  securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan’s acquisition of securities pursuant to the exemption; and

•  securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be “subordinated” to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets and the loan-to-value ratio is 100% or less at the closing date or the issuance of the securities. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or Fitch Ratings, Inc. (“Rating Agencies”) except that the rating must be in the top two highest rating categories in the loan-to-value ratio is greater than 100%. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the “Restricted Group” (defined below), other than the underwriter. The sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith. The Exemption stipulates that any Plan investing in the securities must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended, which each purchaser of a security will be deemed to represent. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

If an issuer holds obligations that have high loan-to-value ratios of 125% or less, the Exemption may apply to the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one of the Rating Agencies if both of the following conditions are met:

•  the obligations are residential or home equity loans, and

•  the fair market value of the real property collateral securing the loan on the closing date of the issuance of the securities is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•  in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

•  the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

•  the Plans’ investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

•  immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

The Exemption provides only limited relief to Plans sponsored by the “Restricted Group”, which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA, and the excise taxes imposed by Sections 4975 of the Code for transactions in connection with the servicing, management and operation of the trust fund.

If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the “DOL Pre-Funding Period”).

•  First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the Securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).

•  Second, all loans transferred after the closing date (the “Additional Loans”) must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency.

•  Third, the transfer of such Additional Loans to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

•  Fourth, solely as a result of the use of the pre-funding, the weighted average annual percentage interest rate (the “Average Interest Rate”) for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the trust fund on the closing date.

•  Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus or related prospectus supplement or agreement.

•  Sixth, the DOL Pre-Funding Period must generally end no later than three months or 90 days after the closing date.

•  Seventh, amounts transferred to any Pre-Funding Account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption rating agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Exemption rating agency.

•  Eighth, certain disclosure requirements must be met.

The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the underwriter exemption, securities of that class will no longer be eligible for relief under the underwriter exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an appropriate rating would not be required by the underwriter exemption to dispose of it). Each purchaser should ascertain the rating of the security at the time of purchase.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the exemption will apply. In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel to the trustee for the benefit of the trustee, the depositor and the servicer, which opinion of counsel will not be at the expense of the trustee or depositor or servicer, satisfactory to the trustee that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law, will not give rise to a non-exempt prohibited transaction and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

Revolving pool features.

The Exemption only covers certificates backed by “fixed” pool of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

ERISA Considerations Relating to Notes

Under the Plan Assets Regulation, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the Plan Assets Regulation or Section 3(42) of ERISA is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a Party in Interest with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a Party in Interest with respect to a Plan that acquires notes.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Section 408(b)(17) of ERISA (available to certain “service providers” to Plans), PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by certain “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in Section 408(b)(17) of ERISA or these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

  Legal Investment

The prospectus supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be “mortgage related securities” for purposes of SMMEA.

Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with general standards concerning “safety and soundness” and retention of credit information in 12 C.F.R. §1.5), some “Type IV securities,” defined in 12 C.F.R. §1.2(l) to include some “residential mortgage related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA. The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the “investment pilot program” described in 12 C.F.R. §703.140. Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the “OTS”) should consider the OTS’ Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” before investing in any of the Offered Notes or Offered Certificates, as applicable.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletins 73a, entitled “Investing in Complex Securities” (“TB 73a”), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

If specified in the prospectus supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute “mortgage related securities” under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying,” and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as “mortgage related securities,” no representation is made as to the proper characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable,) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

  Methods of Distribution

The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Nomura Securities International, Inc. (the “Underwriter”) acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

As to any offering of securities, in additions to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by the Underwriter acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase. If the Underwriter acts as agent in the sale of Notes or Certificates, as applicable, the Underwriter will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement. To the extent that the Underwriter elects to purchase Notes or Certificates, as applicable, as principal, the Underwriter may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

The depositor will indemnify the Underwriter and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter and any other underwriters may be required to make in respect of these civil liabilities.

In the ordinary course of business, the Underwriter and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable. The Underwriter performs management services for the depositor.

The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors. Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable. Securityholders are encouraged to consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

  Additional Information

The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable, (the “Registration Statement”). This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

The Commission also maintains a site on the world wide web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities - Reports to Securityholders” and “Description of the Agreements - Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 80K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the sponsor’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.nomuradeals.com.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the sponsor’s website referenced above as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Description of the Agreements - Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

  Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

  Legal Matters

Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by Thacher Proffitt & Wood llp, New York, New York, McKee Nelson llp, New York, New York, or such other counsel for the depositor as specified in the related prospectus supplement.

  Financial Information

A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

  Rating

As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

  Reports To Securityholders

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the sponsor’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of Mortgage Loans — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

  Index of Defined Terms

1998 Policy Statement
Accrual Period
Accrued Security Interest
Additional Loans
Adjustable Rate Assets
Agency Securities
Agreement
ARM Loans
Asset Group
Asset Seller
Assets
Available Distribution Amount
Average Interest Rate
Balloon Payment Assets
Beneficial Owner
Bi-weekly Assets
Book-Entry Certificates
Book-Entry Notes
Book-Entry Securities
Buydown Assets
Buydown Mortgage Loans
Buydown Period
Capitalized Interest Account
CERCLA
Certificates
Charter Act
CI
Clearstream Luxembourg
Clearstream, Luxembourg Participants
Code
Collection Account
Commission
Committee Report
Convertible Assets
Cooperatives
Covered Trust
CPR
CSSF
Cut-off Date
DBC
Definitive Certificates
Definitive Notes
Definitive Securities
Determination Date
Distribution Date
DOL
DOL Pre-Funding Period
DTC
Due Period
EDGAR
eligible counterparty
eligible swap
eligible yield supplement agreement
EPA
ERISA
Euroclear
Euroclear Clearance System
Euroclear Operator
Euroclear Participants
European Depositaries
Exchange Act
Exemption
EYS Agreement
Fannie Mae
FDIC
FFIEC
FHA
Financial Intermediary
Freddie Mac
Freddie Mac Act
Freddie Mac Certificate Group
Garn-St. Germain
GEM Assets
Ginnie Mae
GPM Assets
Home Equity Loans
Housing Act
HUD
Increasing Payment Asset
Indirect Participants
Insurance Proceeds
Interest Rate
Interest Reduction Assets
Land Sale Contracts
Level Payment Assets
Liquidation Proceeds
Loan-to-Value Ratio
Lock-out Date
Lockout Period
Mortgage Securities
Mortgaged Properties
Mortgages
Multi Family Property
Multifamily Properties
NCUA
New CI
Non-ratings dependent swaps
Nonrecoverable Advance
Notes
OCC
Offered Certificates
Offered Notes
Offered Securities
OTS
Participants
Parties in Interest
Permitted Investments
Plans
Pre-Funded Amount
Pre-Funding Account
Pre-Funding Limit
Pre-Funding Period
Prepayment Premium
PTCE
Purchase Price
QPAM
qualified plan investor
Rating Agencies
ratings dependent swaps
Record Date
Refinance Loans
Registration Statement
Related Proceeds
Relevant Depositary
REMIC Securities
REO Property
Retained Interest
Revolving Credit Line Loans
Rules
Securities
Security
Security Balance
Servicemen’s Readjustment Act
Servicing Standard
Single Family Property
SMMEA
SPA
Special servicer
Step-up Rate Assets
Stripped Agency Securities
Subsequent Assets
swap
swap agreement
TB 13a
UCC
Underwriter
VA
VA Guaranty Policy
Value
Warranting Party

$1,576,665,000
(Approximate)

Mortgage Pass-Through Certificates, Series 2007-1

Nomura Asset Acceptance Corporation,
Alternative Loan Trust, Series 2007-1
Issuing Entity

Nomura Credit & Capital, Inc.
Sponsor

Nomura Asset Acceptance Corporation
Depositor
GMAC Mortgage, LLC
Wells Fargo Bank, N.A.
Servicers

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Mortgage Pass-Through Certificates, Series 2007-1 in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates, Series 2007-1 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Mortgage Pass-Through Certificates, Series 2007-1 will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

May 10, 2007